    As filed with the Securities and Exchange Commission on October 13, 2004
                                                     Registration No. 333-103799
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                                   ----------

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
               (Address, including zip code, and telephone number,
              including, area code of principal executive offices)

                                   ----------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
          (Name and address, including zip code, and telephone number, including area code of agent for service)

                                   ----------

                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                                DUANE MORRIS LLP
                             227 WEST MONROE STREET
                                   SUITE 3400
                             CHICAGO, ILLINOIS 60606
                                 (312) 499-6700

--------------------------------------------------------------------------------
================================================================================

This Post-Effective Amendment No. 6 consists of the following:

1. Supplement No. 37 dated October 13, 2004 to the Registrant's Prospectus dated September 15, 2003, included herewith, which will be delivered as an unattached document along with the Prospectus dated September 15, 2003.

2. The Registrant's final form of Prospectus dated September 15, 2003, previously filed pursuant to Rule 424(b)(1) on September 15, 2003 and refiled herewith.

3. Part II, included herewith.

4. Signatures, included herewith.

                                SUPPLEMENT NO. 37
                             DATED OCTOBER 13, 2004
                   TO THE PROSPECTUS DATED SEPTEMBER 15, 2003
                OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 37 to you in order to supplement our prospectus. This supplement updates information in the sections of our prospectus noted in the table of contents below. This Supplement No. 37 supplements, modifies or supersedes certain information contained in our prospectus, and prior Supplements No. 1 through 36 (dated October 23, 2003 through October 8, 2004) and must be read in conjunction with our prospectus.

                                TABLE OF CONTENTS

                                                             Supplement No.     Prospectus
                                                                Page No.         Page No.
                                                             -------------------------------
Prospectus Summary                                                 1                16
Risk Factors                                                       4                12
Conflicts of Interest                                              5                36
Compensation Table                                                 5                40
Prior Performance of Our Affiliates                                7                47
Management                                                         24               68
Principal Stockholders                                             30               85
Investment Objectives and Policies                                 31               88
Real Property Investments                                          33               98
Management's Discussion and Analysis of Our Financial
 Condition and Results of Operations                              133              105
Plan of Distribution                                              152              148
How to Subscribe                                                  153              157
Experts                                                           155              172

                               PROSPECTUS SUMMARY

THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE.

THE FOURTH PARAGRAPH UNDER THIS SECTION ON "THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE", WHICH STARTS ON PAGE 1 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

The geographic focus of our portfolio continues to be western U.S. markets; yet, at the present time, we believe that properties available for sale east of the Mississippi River are offering more favorable investment returns. Our objective continues to be to acquire properties primarily for income as distinguished from primarily for capital gain. As a result, many of our recently acquired properties are located in eastern U.S. markets. However, over the long-term, we expect the portfolio to consist of properties located primarily west of the Mississippi River. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP.

THE LAST PARAGRAPH UNDER THIS SECTION ON THE "OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP" WHICH STARTS ON PAGE 2 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland Western Management Corp., Inland Northwest Property Management Corp., Inland Southwest Property Management Corp. and Inland Pacific Property Management Corp., our property managers, are entities owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, and our advisor are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. The principal executive offices of our property managers are located at 2907 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

ORGANIZATIONAL CHART

THE ORGANIZATIONAL CHART UNDER THIS SECTION; WHICH IS LISTED ON PAGE 3 OF OUR PROSPECTUS IS SUPERCEDED WITH THE FOLLOWING:

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                   ||
                       ====================================================================
                                                          ||
                                               -----------------------
                                               THE INLAND GROUP, INC.*
                                               -----------------------
                                                          ||
                                                          ||
        =======================================================================================================================
        ||                                    ||                                       ||                         ||         ||
        ||                                    ||                                       ||                         ||         ||
--------------------- -------------------------------------------------  ------------------------------  ------------------  ||
The Inland Services           The Inland Property Management                      Inland Real               Inland Real      ||
    Group, Inc.                         Group, Inc.                      Estate Investment Corporation   Estate Transaction  ||
                                                                                  (our sponsor)              Group, Inc.     ||
--------------------- -------------------------------------------------  ------------------------------  ------------------  ||
        ||                                      ||                                             ||        ||                  ||
        ||             ==============================================================          ||        ||                  ||
        ||             ||                  ||                 ||                    ||         ||        ||                  ||
        ||             ||                  ||                 ||                    ||         ||        ||                  ||
--------------- ------------------ ------------------ ------------------- ---------------------||        ||                  ||
Inland Risk and   Inland Western    Inland Northwest    Inland Southwest     Inland Pacific    ||        ||                  ||
   Insurance        Management         Management     Property Management Property Management  ||        ||                  ||
  Management           Corp.              Corp.             Corp.                Corp.         ||        ||                  ||
 Services, Inc. (property manager) (property manager) (property manager)  (property manager)   ||        ||                  ||
--------------- ------------------ ------------------ ------------------- ---------------------||        ||                  ||
         |              |                  |                   |                     |         ||        ||                  ||
         |              |                  |                   |                     |         ||        ||                  ||
         |              ==============================================================         ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |              ========================================================      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |       Inland Securities   Inland Western Retail Real   Inland Partnership  ||     Inland Mortgage
         |                  |          Corporation    Estate Advisory Services, Inc.   Property Sales    ||  Investment Corporation
         |                  |                                 (our advisor)             Corporation      ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |          |                 |                                               ||              ||
         |                  |          |                 |         ========================================        ============
         |                  |          |                 |         ||           ||                       ||        ||         ||
         |                  |          |                 |    -----------   -----------   ------------------ ----------- ----------
    ------------            |          |                 |    Inland Real   Inland Real       Inland Real      Inland      Inland
      Insurance             |          |                 |      Estate        Estate            Estate        Mortgage    Mortgage
      Services              |          |                 |    Sales, Inc.   Development   Acquisitions, Inc. Corporation  Servicing
    ------------            |          |                 |    -----------   -----------   ------------------ ----------- Corporation
         |                  |          |                 |         |             |                 |              |      -----------
         |                  |          |                 |         |             |                 |              |            |
         |                  |          |                 |         |             |                 |              |            |
         |                  |          |                 |    -----------        |                 |              |            |
         |                  |          |                 |    Real Estate        |                 |              |            |
         |  -----------------------    |                 |    -----------        |                 |              |            |
         |  Property Management and    |                 |         |             |                 |              |            |
         |      Related Services       |                 |         |             |                 |              |            |
         |  -----------------------    |                 |         |             |                 |              |            |
         |                  |          |                 |         |             |                 |              |            |
         |                  |          |                 |         |             |                 |              |            |
         |                  | ----------------  -----------------  |     ----------------      -----------  ---------    ---------
         |                  | Securities Sales    Organization,    |     Construction and       Property    Mortgage     Mortgage
         |                  |                   Advisory and Real  |        Development        Acquisition  Brokerage      Loan
         |                  |                    Estate Services   |         Services           Services    Services     Servicing
         |                  | ----------------  -----------------  |     ----------------      -----------  ---------    ---------
         |                  |          |                 |         |             |                 |              |            |
         |                  |          |                 |         |             |                 |              |            |
         |                  |          |                 |         |             |                 |              |            |
  --------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
              We will be principally owned by public investors. Ownership is represented by shares of our common stock
  --------------------------------------------------------------------------------------------------------------------------------

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

Solid lines indicate 100% ownership.
Broken lines indicate service.

CONFLICTS OF INTEREST

THE SECOND BULLET POINT UNDER THIS SECTION UNDER "CONFLICTS OF INTEREST" ON PAGE 5 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

          - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc., Inland Western Management Corp., Inland Northwest Property Management Corp., Inland Southwest Property Management Corp. and Inland Pacific Property Management Corp. for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

THE DISCUSSION UNDER THIS SECTION ON THE "ACQUISITION EXPENSES", WHICH STARTS ON PAGE 6 OF OUR PROSPECTUS, SHOULD READ:

We will reimburse Inland Real Estate Acquisitions, Inc. for costs incurred, on our behalf, in connection with the acquisition of properties. We will pay an amount, estimated to be up to 0.5% of the total of (1) the gross offering proceeds from the sale of 250,000,000 shares, (2) the gross proceeds from the sale of up to 20,000,000 shares pursuant to the distribution reinvestment programs. The acquisition expenses for any particular property will not exceed 6% of the gross purchase price of the property.

THE DISCUSSION UNDER THIS SECTION ON THE "INCENTIVE ADVISORY FEE", WHICH STARTS ON PAGE 7 OF OUR PROSPECTUS, SHOULD READ:

After our stockholders have first received a 10% cumulative, non-compounded return and a return of their net investment, an incentive advisory fee equal to 15% on net proceeds from the sale of a property will be paid to our advisor.

                                  RISK FACTORS

THE LAST SENTENCE OF THE FIRST PARAGRAPH ON PAGE 12, UNDER THIS HEADING, IS MODIFIED TO READ AS FOLLOWS:

We will be acquiring properties that are located primarily west of the Mississippi River and single user net lease properties located anywhere in the United States and therefore our geographic diversity will be limited.

THE SECOND PARAGRAPH ON PAGE 13, UNDER THIS HEADING, IS DELETED.

THE SECOND TO LAST SENTENCE OF THE THIRD PARAGRAPH ON PAGE 19, UNDER THIS HEADING IS MODIFIED TO READ AS FOLLOWS:

Our advisor receives fees based on the book value including acquired intangibles of the properties under management.

THE FIFTH SENTENCE OF THE FIRST PARAGRAPH ON PAGE 20, UNDER THIS HEADING IS MODIFIED TO READ AS FOLLOWS:

Our advisor received fees based on the book value including acquired intangibles of the properties under management.

                              CONFLICTS OF INTEREST

THE LAST SENTENCE OF THE FOURTH PARAGRAPH ON PAGE 36, UNDER THIS HEADING, IS MODIFIED TO READ AS FOLLOWS:

If Inland Retail Real Estate Trust, Inc., does not purchase the prospective property, it will then be offered to us.

THE SIXTH SENTENCE OF THE FIFTH PARAGRAPH ON PAGE 37, UNDER THIS HEADING IS MODIFIED TO READ AS FOLLOWS:

Our advisor received fees based on the book value including acquired intangibles of the properties under management.

                               COMPENSATION TABLE

THE DISCUSSION UNDER THIS SECTION "NONSUBORDINATED PAYMENTS - OFFERING STAGE" ON THE MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE PAID TO THE MANAGING DEALER AND SOLICITING DEALERS, WHICH STARTS ON PAGE 40 OF OUR PROSPECTUS, SHOULD READ AS FOLLOWS:

          TYPE OF COMPENSATION                                                                 ESTIMATED MAXIMUM
              AND RECIPIENT                        METHOD OF COMPENSATION                        DOLLAR AMOUNT
--------------------------------------------------------------------------------------------------------------------------
Marketing contribution and due diligence   We will pay an amount equal to 2.5% of   The actual amount depends on the
expense allowance paid to the managing     the gross offering proceeds to the       number of shares. If there are no
dealer and soliciting dealers.             managing dealer, all or a portion of     special sales, approximately the
                                           which may be passed on to soliciting     following amounts will be paid for the
                                           dealers, in lieu of reimbursement of     marketing contribution and the due
                                           specific expenses associated with        diligence expense allowance:
                                           marketing. We may pay an additional
                                           0.5% of the gross offering proceeds to   -  $60,000 if we sell the minimum
                                           the managing dealer, which may be           number of shares; or
                                           passed on to the soliciting dealers,
                                           for due diligence expenses. We will      -  $75,000,000 if we sell the maximum
                                           not pay the marketing contribution and      number of shares.
                                           due diligence expense allowance in
                                           connection with any special sales,
                                           except those receiving volume
                                           discounts and those described in "Plan
                                           of Distribution - Volume Discounts."

THE DISCUSSION UNDER THIS SECTION "SUBORDINATED PAYMENTS - OPERATIONS STAGE" ON THE ADVISOR ASSET MANAGEMENT FEE PAID TO OUR ADVISOR, WHICH STARTS ON PAGE 43 OF OUR PROSPECTUS, SHOULD READ AS FOLLOWS:

     TYPE OF COMPENSATION AND                                                                 ESTIMATED MAXIMUM
            RECIPIENT                             METHOD OF COMPENSATION                        DOLLAR AMOUNT
--------------------------------------------------------------------------------------------------------------------------
                                                    OPERATIONAL STAGE
Advisor asset management fee payable to    We pay an annual advisor asset           The actual amounts to be received
our advisor.                               management fee of not more than 1% of    depend upon the sale price of our
                                           our average assets. Our average assets   properties and, therefore, cannot be
                                           means the average of the total book      determined at the present time. If we
                                           value including acquired intangibles     acquire the advisor, the advisor asset
                                           of our real estate assets plus the       management fee will cease.
                                           total value of our loans receivables
                                           secured by real estate, before
                                           reserves for depreciation or bad debts
                                           or other similar non-cash reserves. We
                                           will compute our average assets by
                                           taking the average of these values at
                                           the end of each month during the
                                           quarter for which we are calculating
                                           the fee. The fee is payable quarterly
                                           in an amount equal to 1/4of 1% of
                                           average assets as of the last day of
                                           the immediately preceding quarter. For
                                           any year in which we qualify as a
                                           REIT, our advisor must reimburse us
                                           for the following amounts if any:

                                             (1) the amounts by which our total
                                                 operating expenses, the sum of
                                                 the advisor asset management fee
                                                 plus other operating expenses,
                                                 paid during the previous fiscal
                                                 year exceed the greater of:

                                                 -  2% of our average assets for
                                                    that fiscal year, or

                                                 -  25% of our net income for
                                                    that fiscal year.

                                             (2) plus an amount, which will not
                                                 exceed the advisor asset
                                                 management fee for that year,
                                                 equal to any difference between
                                                 the total amount of
                                                 distributions to stockholders
                                                 for that year and the 6% annual
                                                 return on the net investment of
                                                 stockholders.

                                             Items such as organization and
                                             offering expenses, property
                                             expenses, interest payments, taxes,
                                             non-cash expenditures, the
                                             incentive advisory fee and
                                             acquisition expenses are excluded
                                             from the definition of total
                                             operating expenses.

                                             See "Management -- Our Advisory
                                             Agreement" for an explanation of
                                             circumstances where the excess
                                             amount specified in clause (1) may
                                             not need to be reimbursed.

THE DISCUSSION UNDER THIS SECTION "COMPENSATION TO OFFICERS AND DIRECTORS" ON THE DIRECTOR FEES, WHICH STARTS ON PAGE 45 OF OUR PROSPECTUS SHOULD READ AS
FOLLOWS:

      TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
             RECIPIENT                     METHOD OF COMPENSATION                               DOLLAR AMOUNT
--------------------------------------------------------------------------------------------------------------------------
Director fees                              Independent directors receive an         We will pay the five independent
                                           annual fee of $5,000 (increasing to      directors $25,000 in the aggregate
                                           $10,000 effective October 1, 2004) and   (increasing to $50,000 effective
                                           a fee of $500 for attending each         October 1, 2004), plus fees for
                                           meeting of the board or one of its       attending meetings. As of June 30,
                                           committees in person and $350 for        2004 our five independent directors
                                           attending a meeting via the telephone.   were paid fees in the aggregate of
                                           Our officers who are also our            $69,250. The actual amounts to be
                                           directors do not receive director        received for future meetings depends
                                           fees.                                    upon the number of meetings and their
                                                                                    attendance and, therefore, cannot be
                                                                                    determined at the present time.

THE DISCUSSION UNDER THIS SECTION ON THE "NONSUBORDINATED PAYMENTS - OPERATIONAL STAGE", WHICH STARTS ON PAGE 41 OF OUR PROSPECTUS, IS MODIFIED AS FOLLOWS:

The last entry "Advisor asset management fee" at the bottom of the page is deleted.

THE LAST SENTENCE OF THE DISCUSSION ON "ESTIMATED MAXIMUM DOLLAR AMOUNT" UNDER THIS SECTION ON THE "SUBORDINATED PAYMENTS - OPERATIONAL STAGE", WHICH STARTS ON PAGE 43 OF OUR PROSPECTUS, IS MODIFIED AS FOLLOWS:

If we acquire the advisor, the advisor asset management fee will cease.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending June 30, 2004, The Inland Group and its affiliates have sponsored two other REITs and 25 real estate exchange private placements, which altogether have raised more than $3,093,000,000 from over 75,000 investors. During that period, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,959,000,000 from over 75,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this Post-effective amendment as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2004, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in APPENDIX A of this post-effective amendment. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                                      INLAND RETAIL REAL   INLAND REAL ESTATE    INLAND REAL ESTATE
                                                      ESTATE TRUST, INC.       CORPORATION        EXCHANGE PRIVATE
                                                            REIT                  REIT                PLACEMENT
                                                        PROGRAM AS OF         PROGRAM AS OF       OFFERINGS AS OF
                                                        JUNE 30, 2004         JUNE 30, 2004        JUNE 30, 2004
--------------------------------------------------------------------------------------------------------------------
Number of programs sponsored                                           1                     1                    25
Aggregate amount raised from investors               $     2,262,634,000           696,827,000           133,628,000
Approximate aggregate number of
 investors                                                        59,000                16,000                   343
Number of properties purchased                                       271                   146                    25
Aggregate cost of properties                         $     4,016,367,000         1,276,000,000           294,864,000
Number of mortgages/notes                                              0                     0                     0
Principal amount of mortgages/notes                  $                 0                     0                     0
Principal of properties (based on cost)
 that were:
Commercial--
 Retail                                                            90.00%                86.00%                44.82%
 Single-user retail net-lease                                      10.00%                14.00%                 9.10%
 Nursing homes                                                      0.00%                 0.00%                 0.00%
 Offices                                                            0.00%                 0.00%                30.22%
 Industrial                                                         0.00%                 0.00%                15.86%
 Health clubs                                                       0.00%                 0.00%                 0.00%
 Mini-storage                                                       0.00%                 0.00%                 0.00%
  Total commercial                                                100.00%               100.00%                100.0%
Multi-family residential                                            0.00%                 0.00%                 0.00%
Land                                                                0.00%                 0.00%                 0.00%

Percentage of properties (based on cost)
 that were:
Newly constructed (within a year of
 acquisition)                                                      36.00%                40.00%                60.00%
Existing construction                                              64.00%                60.00%                40.00%

Number of properties sold in whole or in
 part                                                                  0                     8                     0

Number of properties exchanged                                         0                     0                     0

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 99% of the aggregate number of investors, approximately 95% of the properties purchased, and approximately 95% of the aggregate cost of the properties.

     During the three years prior to June 30, 2004, Inland Real Estate Corporation purchased 24 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 249 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our post-effective amendment.. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITS

     INLAND REAL ESTATE CORPORATION. Through a total of four public offerings, the last of which was completed in 1999, Inland Real Estate Corporation sold a total of 51,642,397 shares of common stock. In addition, as of June 30, 2004, Inland Real Estate Corporation issued 13,937,881 shares of common stock through its distribution reinvestment program. As of June 30, 2004, Inland Real Estate Corporation repurchased

5,256,435 shares of common stock through its share repurchase program for an aggregate amount of $49,159,202. As a result, Inland Real Estate Corporation has realized total gross offering proceeds of approximately $696,827,000 as of June 30, 2004. On June 9, 2004, Inland Real Estate Corporation listed its shares on the New York Stock Exchange and began trading under the ticker "IRC".

     Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2004, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of June 30, 2004, Inland Real Estate Corporation owned 138 properties for a total investment of approximately $1,276,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2004, Inland Real Estate Corporation financed approximately $642,783,000 on its properties and had $110,000,000 outstanding through an unsecured line of credit.

     On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

     INLAND RETAIL REAL ESTATE TRUST, INC. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc. sold a total of 213,699,534 shares of its common stock. In addition, as of June 30, 2004, Inland Retail Real Estate Trust, Inc. issud 16,028,707 shares through its distribution reinvestment program, and has repurchased a total of 2,246,611 shares through the share reinvestment program. As a result, Inland Retail Real Estate Trust Inc. has realized total gross offering proceeds of approximately $2,262,634,000 as of June 30, 2004.

     Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2004, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly.

     As of June 30, 2004, Inland Retail Real Estate Trust, Inc. owned 271 properties for a total investment of approximately $4,016,368,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2004, Inland Retail Real Estate Trust, Inc. financed approximately $2,246,899,000 on its properties.

     The following table summarizes distributions for each of the publicly registered REITS through June 30,2004:

                                REIT PERFORMANCE

                       Distributions through June 30, 2004

                              INLAND REAL ESTATE CORPORATION
                                  OFFERING COMPLETED 1999
       ----------------------------------------------------------------------------------------
                                                                     Average         Average
                                                                   Annualized      Annualized
                                                                  Distribution    Distribution
                                                                  for Purchases   for Purchases
           Total       Ordinary     Non taxable    Capital Gain    at $10 per      at $11 per
       Distribution     Income      Distribution   Distribution       Share           Share
           ($)          ($) *          ($) **        ($) ***           ($)             ($)
       ----------------------------------------------------------------------------------------
1995        736,627       694,213         42,414              -        7.6             N/A
1996      3,704,943     3,093,525        611,418              -        8.1             N/A
1997     13,127,597     9,739,233      3,388,364              -        8.6             N/A
1998     35,443,213    27,015,143      8,428,070              -        8.8             7.9
1999     48,379,621    35,640,732     12,738,889              -        8.9             8.0
2000     52,964,010    40,445,730     12,518,280              -        9.0             8.1
2001     58,791,604    45,754,604     12,662,414        374,586        9.3             8.4
2002     60,090,685    41,579,944     18,315,640        195,101        9.4             8.5
2003     61,165,608    47,254,096     13,577,679        333,833        9.4             8.6
2004     30,897,781    30,897,781               *             -        9.4             8.6
       ----------------------------------------------------------

        365,301,689   282,115,001     82,283,168        903,520
       ==========================================================

               INLAND RETAIL REAL ESTATE TRUST, INC.
                       OFFERING COMPLETED 2003
       --------------------------------------------------------
                                                      Average
          Total        Ordinary     Non Taxable     Annualized
       Distribution     Income      Distribution   Distribution
           ($)           ($) *        ($) **           (%)
       --------------------------------------------------------
1999      1,396,861       318,484      1,078,377       7.2
2000      6,615,454     3,612,577      3,002,877       7.7
2001     17,491,342    10,538,534      6,952,808       8.0
2002     58,061,491    36,387,136     21,674,355       8.2
2003    160,350,811    97,571,099     62,779,712       8.3
2004     93,266,206    93,266,206               *      8.3
       ------------------------------------------

        337,182,165   241,694,036     95,488,129
       ==========================================

ON JUNE 9, 2004 INLAND REAL ESTATE CORPORATION LISTED ITS SHARES ON THE NEW YORK STOCK EXCHANGE AND BEGAN TRADING UNDER THE SYMBOL "IRC."

 * The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
 ** Represents a return of capital for federal income tax purposes. *** Represents a capital gain distribution for federal income tax purposes.

PRIVATE PARTNERSHIPS

     Since our inception and through June 30, 2004, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 475 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

     From July 1, 1995 through June 30, 2004, investors in The Inland Group private partnerships have received total distributions in excess of $271,882,700, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

     Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

     Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

     Inland Real Estate Investment Corporation is the general partner of twenty-seven private limited partnerships and one public limited partnership that own interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the fifteen is as follows:

     - CATEGORY 1 - The leases of nine of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

     - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's. The lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

     - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining four property leases, one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

     IREIC, the General Partner has agreed with the note holders who own the loan to conduct a liquidation of the 14 properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl's, was sold on February 19, 2004. As of June 30, 2004, three of the Category 1 K-Mart properties have been sold. Offers have been received on the remaining six, five of which are under contract. One of the Category 3 properties has been sold, one is under contract and two have offers pending as of June 30, 2004.

     - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The general partner plans to either re-tenant or sell this facility.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

     In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The main objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2004, IREX offered the sale of twenty-five properties with a total property value of $294,474,000.

     LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

     SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

     PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

     1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

     LANSING SHOPPING CENTER, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 1001 when the maximum offering amount was raised.

     INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

     TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

     BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

     BELL PLAZA 1031, LLC. REHAB ASSOCIATES XIII, INC., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

     INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

     COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

     DEERE DISTRIBUTION FACILITY IN JANESVILLE, WISCONSIN. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     DEERE DISTRIBUTION FACILITY IN DAVENPORT, IOWA. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $28,200,000, consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

     GRAND CHUTE DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350 which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

     MACON OFFICE DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000 which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

     WHITE SETTLEMENT ROAD INVESTMENT, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

     PLAINFIELD MARKETPLACE. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, IL on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $24,400,000, consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, 1% of which was required by the lender to be retained by Plainfield1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses.

     PIER 1 RETAIL CENTER. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $8,150,000, consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses.

     LONG RUN 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,960,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $9,660,000 consisted of $4,700,000 in debt assumption and $4,960,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,660,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses.

     FORESTVILLE 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property's developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $3,900,000000 consisted of $1,793,630 in debt assumption and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses.

     BED BATH & BEYOND RETAIL CENTER. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $12,605,000, consisted of $6,905,000 in debt assumption and $5,700,000 in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses.

     CROSS CREEK COMMONS SHOPPING CENTER. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. Total price, $12,078,762, consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses.

     BJ'S SHOPPING CENTER EAST SYRACUSE, NEW YORK. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of the purchase was $15,850,000. Total price, $15,850,000, consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses.

     BARNES & NOBLE RETAIL CENTER CLAY, NEW YORK. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $7,145,000, consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.

     The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                             Sentry                                      Lansing      Inland 220
                                             Landings        Office                        1031          Shopping     Celebration
                                           of Sarasota      Building     Pets Bowie     Chattanooga       Center         Place
                                               DBT            DBT            DBT            DBT            DBT            DBT
                                          ----------------------------------------------------------------------------------------
Commissions & Fees(1)                        Up to 8.5%     Up to 8.5%     Up to 8.5%     Up to 8.5%     Up to 8.5%     Up to 8.5%
Selling Commission To 3rd Party
Reps                                              6.00%          6.00%          6.00%          6.00%          6.00%          6.00%
Due Diligence Fee                                 0.50%          0.50%          0.50%          0.50%          0.50%          0.50%
Marketing Expenses                                1.00%          1.50%          1.50%          1.50%          1.50%          1.00%
Offering & Organization                           1.00%          0.50%          0.50%          0.50%          0.50%          1.00%
Mortgage Broker Fee (IMC)(2)                      0.50%          0.50%          0.50%          0.50%          0.50%          0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                                    N/A           0.71%          0.77%          0.90%          0.88%          1.18%
Bridge Financing Fees                              N/A            N/A           1.49%          0.50%          0.20%          0.10%
Total Load(4)                             11.25%-12.75%         14.23%         13.68%         14.39%         13.68%         13.23%
Asset Management Fees(5)                           N/A           0.75%          1.00%          0.56%          0.55%          0.52%
                                                                             Paid by
Property Management Fees(6)                        4.5%           5.0%    Asset Mgr.            5.0%           5.0%           4.5%
Backend Sales Commission                           3.5%           3.5%           3.5%           3.5%           3.5%           N/A

                                                                                                                       Janesville
                                                                                         Inland 210     CompUSA          Deere
                                             Taunton        Broadway                    Celebration      Retail       Distribution
                                             Circuit        Commons       Bell Plaza       Place        Building        Facility
                                               DBT            DBT          1031 LLC         DBT            LLC           1031 LLC
                                          -----------------------------------------------------------------------------------------
Commissions & Fees(1)                        Up to 8.0%    Up to 8.77%    Up to 9.19%    Up to 5.27%    Up to 8.56%      Up to 8.6%
Selling Commission To 3rd Party
Reps                                              6.00%          6.00%          6.00%          3.81%          6.00%           6.00%
Due Diligence Fee                                 0.50%          0.50%          0.50%          0.00%          0.50%           0.50%
Marketing Expenses                                1.00%          1.00%          1.00%          0.50%          1.00%           1.00%
Offering & Organization                           0.50%          1.27%          1.69%          0.96%          1.06%           1.10%
Mortgage Broker Fee (IMC)(2)                      0.61%          0.50%          0.50%          0.50%          0.50%           0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                                   0.69%          0.75%           N/A           0.89%          0.82%           0.87%
Bridge Financing Fees                             0.07%          0.23%           N/A           0.23%          0.23%           0.23%
Total Load(4)                                    11.89%         12.98%         23.02%         10.52%         14.93%          13.93%
Asset Management Fees(5)                          0.57%           N/A           0.53%          0.53%          0.63%           0.49%
Property Management Fees(6)                        4.0%           5.0%           5.0%           4.5%           4.5%            4.5%
Backend Sales Commission                           N/A            N/A            3.5%           N/A            N/A             N/A

                                                           Davenport                                      White
                                              Fleet          Deere                                      Settlement
                                              Office      Distribution       Grand          Macon          Road        Plainfield
                                             Building       Facility         Chute         Office       Investment     Marketplace
                                             1031 LLC       1031 LLC          DST           DST             LLC         1031 LLC
                                          -----------------------------------------------------------------------------------------
Commissions & Fees(1)                       Up to 8.52%     Up to 8.42%    Up to 8.82%    Up to 8.52%    Up to 8.52%    Up to 8.76%
Selling Commission To 3rd Party
Reps                                              6.00%           6.00%          6.00%          6.00%          7.04%          6.00%
Due Diligence Fee                                 0.50%           0.50%          0.50%          0.50%          0.60%          0.50%
Marketing Expenses                                1.00%           1.00%          1.00%          1.00%          1.16%          1.00%
Offering & Organization                           1.02%           0.92%          1.32%          1.02%          1.66%          1.26%
Mortgage Broker Fee (IMC)(2)                      0.50%           0.71%          0.50%          0.50%          0.97%          0.57%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                                   0.85%           0.77%          0.84%          0.72%          8.99%          3.89%
Bridge Financing Fees                             0.35%           0.72%          0.13%          0.81%          0.12%          0.92%
Total Load(4)                                    14.57%          13.18%         12.96%         14.24%         30.90%          6.56%
Asset Management Fees(5)                          0.49%           0.50%          0.66%          0.66%          0.00%          0.04%
Property Management Fees(6)                        4.5%            4.5%           5.0%           4.5%           5.0%           5.0%
Backend Sales Commission                           N/A              NA             NA             NA             NA             NA

                                              Pier 1                                                     Cross
                                              Retail                                   Bed, Bath &       Creek
                                              Center        Long Run    Forestville       Beyond        Commons
                                             1031 LLC       1031 LLC      1031 LLC       1031 LLC      1031 LLC
                                          ------------------------------------------------------------------------
Commissions & Fees(1)                       Up to 8.73%    Up to 8.37%   Up to 8.40%    Up to 8.70%    Up to 8.64%
Selling Commission To 3rd Party
Reps                                              6.00%          5.84%         5.54%          6.00%          6.00%
Due Diligence Fee                                 0.50%        0..49%          0.46%          0.50%          0.50%
Marketing Expenses                                1.00%          0.97%         0.93%          1.00%          1.00%
Offering & Organization                           1.23%          1.07%         1.46%          1.20%          1.14%
Mortgage Broker Fee (IMC)(2)                      0.50%          0.47%         0.43%          0.55%          0.40%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                                   4.29%          5.31%         5.00%          5.15%          5.04%
Bridge Financing Fees                             0.94%
Total Load(4)                                     8.28%         22.38%        21.34%         23.13%         22.99%
Asset Management Fees(5)                          0.06%          0.20%         0.00%          0.15%          0.11%
Property Management Fees(6)                        5.0%           5.0%          5.0%           5.0%           5.0%
Backend Sales Commission                            NA             NA            NA            N/A             NA

                                               BJ's        Barnes &
                                             Shopping    Noble Retail
                                              Center       Center
                                             1031 LLC     1031 LLC
                                          ----------------------------
Commissions & Fees(1)                       Up to 8.59%    Up to 8.69%
Selling Commission To 3rd Party
Reps                                              6.00%          6.00%
Due Diligence Fee                                 0.50%          0.50%
Marketing Expenses                                1.00%          1.00%
Offering & Organization                           1.09%          1.19%
Mortgage Broker Fee (IMC)(2)                      0.50%          0.40%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                                   5.00%          5.00%
Bridge Financing Fees
Total Load(4)                                    26.04%         23.80%
Asset Management Fees(5)                          0.12%          0.13%
Property Management Fees(6)                        5.0%           5.0%
Backend Sales Commission                            NA             NA

(1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

(2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

(3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6) Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each deal:

     Loan Servicing Fee - IMSC will be compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 1/8% then divided by 12. This figure, however, shall never exceed $10,000, nor be less than $1,200 monthly.

     Termination Fees - (i) MASTER LEASE: 8.333% of the last 12 Months of NOI less Rent payments for the same 12 months multiplied by the number of months remaining on the then-current term of the Master Lease and (ii) ASSET & PROPERTY MANAGEMENT AGREEMENTS: The sum of the current monthly AM & PM fees times the number of months remaining on the term.

     The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering Projects through June 30, 2004:

                            1031 EXCHANGE PERFORMANCE
                       DISTRIBUTIONS THROUGH JUNE 30, 2004

                                                                                            2001          2002         2003
                                      Number     Offering     Offering   Distributions     Annual        Annual        Annual
                                        of        Equity      Completed     To Date     Distribution  Distribution  Distribution
Name of Entity                       Investors      ($)          ($)          ($)            (%)           (%)           (%)
--------------------------------------------------------------------------------------------------------------------------------
Landings of Sarasota DBT                 9         4,000,000   05/ 2002        807,036      8.00           8.00          8.07
Sentry Office Building DBT               7         3,500,000   04/ 2002        676,396                     8.20          8.73
Pets Bowie DBT                           7         2,600,000   07/ 2002        463,278                     8.89          8.89
1031 Chattanooga DBT                     9         1,900,000   05/ 2002        317,728                     8.19          8.26
Lansing Shopping Center DBT              5         5,000,000   09/ 2001        742,590                     8.47          8.29
Inland 220 Celebration Place DBT        35        15,800,000   09/ 2003      1,821,875                     8.08          8.10
Taunton Circuit DBT                      1         3,750,000   09/ 2002        522,750                     8.22          8.31
Broadway Commons DBT                    32         8,400,000   12/ 2003        645,185                     8.14          8.22
Bell Plaza 1031, LLC                     1           890,000   11/ 2003        183,074                    13.53         14.67
Inland 210 Celebration Place DBT         1         6,300,000   01/ 2003        762,125                                   8.23
CompUSA Retail Building, LLC            11         3,950,000   02/ 2004        226,939                                   8.05
Janesville Deere Distribution
Facility 1031, LLC                      35        10,050,000   01/ 2004        489,369                                   7.23
Fleet Office Building 1031, LLC         30        10,000,000   01/ 2004        440,971                                   7.19
Davenport Deere Distribution
Facility 1031, LLC                      35        15,700,000   04/ 2004        492,322                                   7.36
Grand Chute DST                         29         5,370,000   03/ 2004        129,906                                   8.48
Macon Office DST                        29         6,600,000   03/ 2004        245,266                                   8.20
White Settlement Road Investment,
LLC                                      1         1,420,000   12/ 2003         55,849
Plainfield Marketplace 1031, LLC        31        12,475,000   06/ 2004          1,163
Pier 1 Retail Center 1031, LLC          22         4,300,000   06/ 2004              -
Long Run 1031, LLC                       1         4,935,000   05/ 2004              -
Forestville 1031, LLC                    1         3,900,000   05/ 2004         12,918

Bed, Bath & Beyond 1031, LLC             0         6,633,000           *             -
Cross Creek Commons 1031, LLC           11         6,930,000           *             -
BJ's Shopping Center 1031, LLC           0         8,365,000           *             -
Barnes & Noble Retail Center 1031,
LLC                                      0         3,930,000           *             -
                                                 -----------                 ----------
                                                 156,698,000                 9,036,740
                                                 ===========                 ==========

                                       2004
                                      Annual
                                   Distribution
Name of Entity                          (%)
-----------------------------------------------
Landings of Sarasota DBT                8.39
Sentry Office Building DBT              9.25
Pets Bowie DBT                          9.12
1031 Chattanooga DBT                    8.26
Lansing Shopping Center DBT             8.96
Inland 220 Celebration Place DBT        8.10
Taunton Circuit DBT                     8.31
Broadway Commons DBT                    8.26
Bell Plaza 1031, LLC                   16.05
Inland 210 Celebration Place DBT        8.23
CompUSA Retail Building, LLC            8.17
Janesville Deere Distribution
Facility 1031, LLC                      7.35
Fleet Office Building 1031, LLC         7.19
Davenport Deere Distribution
Facility 1031, LLC                      7.36
Grand Chute DST                         8.49
Macon Office DST                        8.20
White Settlement Road Investment,
LLC                                     8.34
Plainfield Marketplace 1031, LLC        7.09
Pier 1 Retail Center 1031, LLC             -
Long Run 1031, LLC                         -
Forestville 1031, LLC                   7.55

Bed, Bath & Beyond 1031, LLC               -
Cross Creek Commons 1031, LLC              -
BJ's Shopping Center 1031, LLC             -
Barnes & Noble Retail Center 1031,
LLC                                        -

*  Offering was not complete as of June 30, 2004

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 64 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

     Inland Western Management Corporation, Inland Northwest Property Management Corp., Inland Southwest Property Management Corp. and Inland Pacific Property Management Corp., our management companies, were formed to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management companies are responsible for collecting rent, leasing, and maintaining the retail properties they manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management companies are owned primarily by individuals who are affiliates of Inland.

OUR DIRECTORS AND EXECUTIVE OFFICERS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 68 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Effective April 1, 2004, Catherine L. Lynch resigned from her position as Treasurer of our advisor. Effective April 30, 2004, Kelly E. Tucek resigned from her position as our Treasurer, Principal Accounting Officer and Principal Financial Officer. Steven P. Grimes has been appointed as our Treasurer and Principal Financial Officer, and Lori Foust has been appointed as our Principal Accounting Officer.

COMPENSATION OF DIRECTORS AND OFFICERS

THE DISCUSSION UNDER THIS SECTION WHICH IS LOCATED ON PAGE 71 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

     We pay our independent directors an annual fee of $5,000 (increasing to $10,000 effective October 1, 2004) plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

OUR ADVISOR

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 73 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION:

Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. Our advisor/business manager reviews and updates our mission statement, determines our businesses' direction, selects the criteria for acquisitions and financing, adjusts the demographic and geographic parameters, analyzes strategic alternatives, adjusts our rate of growth to maximize shareholder value, and updates our business plan that is performed by Inland employees on our behalf involving the combined efforts of highly skilled technical people with many years of experience.

Mr. Steven Grimes (age 37) joined our advisor as its Chief Financial Officer on February 18, 2004. He is responsible for our finances and borrowings. Prior to joining the advisor, Mr. Grimes was a director with Cohen Financial and was a senior manager with Deloitte and Touche. Mr. Grimes received his B.S. Degree in Accounting from Indiana University.

Ms. Lori Foust (age 39) joined our advisor as Vice President on November 17, 2003. Ms. Foust is responsible for our financial and SEC reporting. Prior to joining the advisor, Ms. Foust was a senior manager in the real estate division with Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from University of Central Florida.

Ms. Debra J. Randall (age 48) joined our advisor as assistant vice president on January 30, 2004. Ms. Randall is responsible for our financial and SEC reporting. Prior to joining the advisor, Ms. Randall was a corporate controller for a privately held real estate company and has over 10 years of real estate experience at several public accounting firms. She received her B.A. Degree in Liberal Arts and is in the process of completing her M.A. Degree from DePaul University. She is a certified public accountant and a member of the Illinois CPA Society.

The Property Manager and the Management Agreement.

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 77 OF OUR PROSPECTUS IS DELETED IN ITS ENTIRETY AND SUPPLEMENTED BY THE FOLLOWING:

THE PROPERTY MANAGERS AND THE MANAGEMENT AGREEMENTS

     Our present property managers provide property management services to us under the terms of the management agreements. The property managers provide services in connection with the rental, leasing, operation and management of the properties. Our property managers are each Delaware corporations, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property managers a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the relevant management agreement, from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate each property managers if it provides us with services other than those specified in the management agreement. There is a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement is subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property managers may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property managers may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

     Our property manager, Inland Western Management Corp., Inland Northwest Management Corp., Inland Southwest Property Management Corp, and Inland Pacific Property Management Corp, conduct their activities at their principal executive office at 2907 Butterfield Road in Oak Brook, Illinois.

     See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

     The following sets forth information with respect to the executive officers and directors of Inland Western Management Corp.

                                                   POSITION AND OFFICE WITH
     NAME                       AGE*            INLAND WESTERN MANAGEMENT CORP.
     ----                       ----            -------------------------------
     Thomas P. McGuinness       47       President and director
     Robert M. Barg             50       Senior vice president/treasurer, secretary and director
     James H. Neubauer          62       Senior vice president and director
     Linda Centanni             49       Vice president
     Elizabeth D. McNeely       49       Vice president
     Frank Natanek              36       Vice president
     Lawrence R. Sajdak, Jr.    24       Assistant vice president
     Matthew G. Fiascone        40       Director
     Alan F. Kremin             57       Director

----------
     *As of January 1, 2004

     THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

     ROBERT M. BARG joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp. In July 2004 he became a director of Inland Western Management Corp. as well as a senior vice president , secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp., and Inland Southwest Management Corp. He is also a director, senior vice president, and treasurer of Mid-America Management Corp., and secretary and treasurer of Inland Southern Management Corp. He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Masters Degree from Western Illinois University. Mr. Barg is a certified public accountant and is a member of the Illinois CRP Society.

     JAMES H. NEUBAUER joined Inland Property Management in 1978 as an on-site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on-site property manager and, in 1984, he became the president of Inland Western Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left Inland in 1996 to pursue other opportunities and rejoined Inland Southeast Property Management Corp. in 1999 as senior vice president and in May 2002 was promoted to president. In June 2004, he became a senior vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. He is a licensed real estate broker in Florida and holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

     LINDA CENTANNI joined Mid-America Management Corp. in 1978 in the business office and in 1979 she began working in the accounting department specializing in the area of property management accounts receivable. In 1997 she was promoted to assistant vice president. Her current responsibilities include supervision of 12 people as department head of both accounts receivable and records. In July 2004 she was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Ms. Centanni holds an Illinois real estate salesperson license.

     ELIZABETH D. MCNEELEY joined Inland Southeast Property Management as a property accountant in January of 2002. In January of 2003 she was promoted to senior property accountant for Inland Western Management Corp., and in July of 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland , Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the Middle School and Jr. College level. Ms. McNeeley holds a BA from North Central College and an MA from DePaul University. She is a licensed Real Estate Sales Agent.

     FRANK NATANEK joined The Inland Group in July 2004 as a vice president of Inland Northwest Property Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Mr. Natanek worked for the Hallmark Greeting Card Company from October 2002 to March 2004. Mr. Natanek has a degree from St. Xavier, and a law degree from Loyola University. In addition Mr. Natanek holds an MBA from the University of Chicago.

     LAWRENCE R. SAJDAK. Mr. Sajdak joined The Inland Group in September 1998 as a college intern, working every summer and holiday season. He started in the marketing department and soon became proficient in other departments in management. He has degrees in chemistry and business from North Central College. Prior to joining Inland he was employed Cintas Corporation. Mr. Sajdak returned to Inland in December 2002 as a department head in the business management department, and subsequently became a property manager. In July 2004 Mr. Sajdak was promoted to an assistant vice president of Inland Western Property Management Corp. and an assistant vice president of Inland Northwest Property Management Corp. He is a member of the International Council of Shopping Centers.

     MATTHEW G. FIASCONE joined The Inland Group in January 1986 and is currently senior vice president and a director of Inland Real Estate Development Corporation. In that position, Mr. Fiascone is responsible for the purchase, entitlement, development and sale of land owned by investment programs sponsored by Inland Real Estate Investment Corporation and corporate owned land. He holds a B.S. degree in economics from Bradley University where as an alumnus he was named the 2002 Outstanding Young Graduate. Real Estate Chicago magazine named him to their inaugural "40 under 40" list of the most influential people in Chicago real estate under 40. He has testified as an expert in the field of land use and zoning and is a member of the Northern Illinois Commercial Association of Realtors, the Village of Hinsdale Zoning Board of Appeals, The Urban Land Institute and is a licensed real estate broker in the state of Illinois.

     ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, cash budgeting and corporate taxes for the consolidated group and serving as a director for various Inland Group subsidiaries and outside affiliated entities, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. In November 2002, he became a director of Mid-Atlantic Management, LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, where he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

     The following sets forth information with respect to the executive officers and directors of Inland Northwest Management Corp.

                                                      POSITION AND OFFICE
                                                     WITH INLAND NORTHWEST
       NAME                       AGE*                  MANAGEMENT CORP.
       ----                       ----                  ----------------
       Thomas P. McGuinness       47       President and director
       Robert M. Barg             50       Senior vice president/treasurer, secretary and
                                           director
       James H. Neubauer          62       Senior vice president
       Linda Centanni             49       Vice President
       Elizabeth D. McNeely       49       Vice President
       Frank Natanek              30       Vice President
       Lawrence R. Sajdak, Jr.    24       Assistant vice president
       Steven Yee                 37       Assistant vice president
       Anthony A. Casaccio        48       Director
       Alan F. Kremin             57       Director
       Pamela C. Stewart          47       Director

----------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek, Mr. Sajdak and Mr. Kremin are set forth above.

     STEVEN YEE joined The Inland Group in February of 2004 as a senior property manager, and in July 2004, Mr. Yee was promoted to assistant vice president of Inland Northwest Property Management Corp. Prior to joining Inland he worked for Manulife Financial. His was also the director of operations for MB real estate and a retail property manager for Trammel Crow. His real estate experience includes managing and leasing retail shopping centers in the greater Chicagoland area. Mr. Yee attended DePaul University, receiving a degree in real estate finance. He is a licensed real estate broker, and a member of the International Council of Shopping Centers, and holds CPM and CCIM designations.

     ANTHONY A. CASACCIO joined The Inland Group in 1984 working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, and in 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the DuPage Association of Realtors, the National Association of Realtors, Northern Illinois Commercial Association of Realtors, the National Home Builders Association, the Realtor Association of the Western Suburbs, The Urban Land Institute and the Oswego Economic Development Corporation. Mr. Casaccio is a licensed real estate broker in the state of Illinois.

     PAMELA C. STEWART joined Midwest Real Estate Equities, Inc., an affiliate of The Inland Group in 1995 as an acquisition specialist. Prior to joining Midwest Equities, Ms. Stewart worked for another affiliate company, New Directions Housing Corporation (NDHC), a not-for-profit organization that develops affordable housing. In 2002, Ms. Stewart became an assistant vice president and in 2004, she was promoted to vice president of Midwest Real Estate Equities, Inc. Ms. Stewart is responsible for acquiring commercial real estate properties for the company's portfolio and investing corporate funds into redevelopment projects, including rental properties, shopping centers, office buildings and industrial buildings. Ms. Stewart is also the corporate asset management director for The Inland Real Estate Group of Companies. Ms. Stewart has a B.A. degree in Marketing from Roosevelt University. She is a member of the National Association of Realtors, the Northern Illinois Commercial Association of Realtors and she is a Certified Commercial Investment Member (CCIM) and Candidate. She holds a real estate broker's license in the state of Illinois.

     The following sets forth information with respect to the executive officers and directors of Inland Pacific Management Corp.

                                                   POSITION AND OFFICE WITH
       NAME                       AGE*           INLAND PACIFIC MANAGEMENT CORP.
       ----                       ----           -------------------------------
       Thomas P. McGuinness       47       President and director
       Robert M. Barg             50       Senior vice president/treasurer, secretary and
                                           director
       James H. Neubauer          62       Senior vice president and director
       Linda Centanni             49       Vice President
       Elizabeth D. McNeely       49       Vice President
       Frank Natanek              30       Vice President
       David M. Benjamin          49       Director
       Alan F. Kremin             57       Director

----------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

     DAVID M. BENJAMIN joined The Inland Group in 1983 in the accounting department and is controller of The Inland Real Estate Group. Mr. Benjamin has spent his entire accounting career in the real estate industry, working for American Invesco and Draper and Kramer before coming to Inland. Mr. Benjamin is responsible for the accounting and corporate income tax preparation of various Inland entities and he assists in the day to day oversight of The Inland Real Estate Group accounting department. Mr. Benjamin is a CPA.

     The following sets forth information with respect to the executive officers and directors of Inland Southwest Management Corp.

                                                     POSITION AND OFFICE
                                                    WITH INLAND SOUTHWEST
       NAME                       AGE*                 MANAGEMENT CORP.
       ----                       ----                 ----------------
       Thomas P. McGuinness       47       President and director
       Robert M. Barg             50       Senior vice president/treasurer, secretary and
                                           director
       James H. Neubauer          62       Senior vice president
       Linda Centanni             49       Vice President
       Elizabeth D. McNeely       49       Vice President
       Frank Natanek              30       Vice President
       Alan F. Kremin             57       Director
       Ulana B. Horalewskyj       57       Director
       Frances C. Panico          54       Director

----------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

     ULANA B. HORALEWSKYJ joined The Inland Group in 1990 and is currently treasurer of Inland Real Estate Exchange Corporation, vice president of Inland Real Estate Investment Corporation and president of Partnership Ownership Corporation. In her capacity as vice president of Inland Real Estate Investment Corporation, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. Prior to joining Inland, she spent four years working for an accounting firm and 10 years in the banking industry. Ms. Horalewskyj received her B.A. from Roosevelt University in Chicago.

     FRANCES C. PANICO joined The Inland Group in 1972 and is president of Inland Mortgage Servicing Corporation and senior vice president of Inland Mortgage Corporation and Inland Mortgage Investment Corporation. Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $4,200,000,000. She previously supervised the origination, processing and underwriting of single-family mortgages, and she packaged and sold mortgages to secondary markets. Ms. Panico's other primary duties for The Inland Group have included coordinating collection procedures and overseeing the default analysis and resolution process. Ms. Panico received her BA Degree in Business and Communication from Northern Illinois University.

Inland Securities Corporation

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 80 OF OUR PROSPECTUS IS SUPPLEMENTED BY THE FOLLOWING INFORMATION:

     ROBERT J. BABCOCK (age 28) joined Inland Securities Corporation as a vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999. He received his bachelor's degree from Gustavus Adolphus College. Mr. Babcock holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     FRANK V. PINELLI (age 57) joined Inland Securities Corporation in 2004 as a vice president. He was previously employed with The Inland Group from 1973-1983 where he worked in property management, real estate sales, and real estate acquisitions. Prior to rejoining the Inland staff, from 1984-2003 Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization. Mr. Pinelli is a graduate of Southern Illinois University. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc and also is licensed as a real estate broker in Illinois and Oregon.

     MATTHEW PODOLSKY (age 32) joined Inland Securities Corporation as a vice president in April 2003. Mr. Podolsky started his career in real estate in 1994 on the commercial sales and leasing side with Cushman and Wakefield of California, Inc. Prior to joining Inland Securities Corporation he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona with a B.S. in Regional Development/Urban Planning. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and a real estate license in the state of California.

     DARRELL RAU (age 48) joined Inland Securities Corporation in 2004 as a vice president of the midwest region where he develops sales and new broker/dealer relationships. Prior to joining Inland in 2004, Mr. Rau was vice president of developing markets at CTE Pension Advisors. Mr. Rau graduated magna cum laude from Northwood University in Midland, Michigan with a degree in Business Administration. He holds Series 6,7,62 and 63 licenses with the National Association of Securities Dealers, Inc.

THE SUBSECTION BELOW IS ADDED UNDER THE MANAGEMENT SECTION AND WILL START ON PAGE 82 IN THE PROSPECTUS AND IS INCLUDED IN ITS ENTIRETY:

COMPLIANCE AND GOVERNANCE

On October 12, 2004, our board of directors unanimously adopted a Code of Business Conduct and Ethics, Nonretaliation Policy, and Complaint Procedures for Accounting and Auditing Matters.

                             PRINCIPAL STOCKHOLDERS

THE FOLLOWING REPLACES THE INFORMATION CONTAINED ON PAGE 85 OF OUR PROSPECTUS UNDER THE HEADING "PRINCIPAL STOCKHOLDERS".

The following table provides information as of October 7, 2004 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of October 7 2004, no stockholder beneficially owned more than 5% of our outstanding shares. As of October 7, 2004, we had approximately 41,000 stockholders of record and approximately 152,126,358 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                                                  NUMBER OF SHARES        PERCENTAGE OF
                           BENEFICIAL OWNER                      BENEFICIALLY OWNED           CLASS
Robert D. Parks                                                         96,843.8258(1)            *
Roberta S. Matlin                                                          174.8127               *
Scott W. Wilton                                                                   0              0
Steven P. Grimes                                                                  0              0
Lori J. Foust                                                                     0              0
Brenda G. Gujral                                                                  0              0
Frank A. Catalano, Jr.                                                        2,000(2)            *
Kenneth H. Beard                                                              2,000(2)            *
Paul R. Gauvreau                                                       113,731.8436(2)            *
Gerald M. Gorski                                                         3,979.4431(2)            *
Barbara A. Murphy                                                             2,000(2)            *

All directors and executive officers as a group (12 persons)           220,729.9252(1)            *

*Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.
(2) Includes 2,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                       INVESTMENT OBJECTIVES AND POLICIES

DISTRIBUTIONS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 88 OF OUR PROSPECTUS, IS SUPPLEMENTED BY THE FOLLOWING:

At the March 19, 2004 regularly scheduled Board meeting, the Board of Directors unanimously approved a resolution to delegate to our management committee the authority to make monthly distributions to stockholders on our common stock in an amount between 6.0% and 7.25% on an annualized basis, for the remainder of the 2004 calendar year.

Our Board of Directors approved the following distributions payable to holders of our common stock:

     - $.30 per share per annum for the stockholders of record on October 31, 2003, payable on November 10, 2003
     - $.50 per share per annum for the stockholders of record on November 30, 2003, payable on December 10, 2003
     - $.70 per share per annum for the stockholders of record on December 31, 2003, payable on January 10, 2004
     - $.70 per share per annum for the stockholders of record on January 31, 2004, payable on February 10, 2004
     - $.70 per share per annum for the stockholders of record on February 29, 2004, payable on March 10, 2004
     - $.70 per share per annum for the stockholders of record on March 31, 2004, payable on April 10, 2004
     - $.67 per share per annum for the stockholders of record on April 30, 2004, payable on May 10, 2004
     - $.675 per share per annum for the stockholders of record on May 31, 2004, payable on June 10, 2004
     - $.675 per share per annum for the stockholders of record on June 30, 2004, payable on July 10, 2004
     - $.65 per share per annum for the stockholders of record on July 31, 2004, payable on August 10, 2004
     - $.65 per share per annum for the stockholders of record on August 31, 2004, payable on September 10, 2004; and
     - $.65 per share per annum for the stockholders of record on September 30, 2004, payable on October 10, 2004.

BORROWING

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 91 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING OUR BORROWING POLICIES.

Our board of directors unanimously approved that consistent with our borrowing policies, we may commit up to the aggregate of $25 million in cash for letters of credit in order to obtain financing for properties.

Our board of directors adopted a policy to delegate to management the ability to obtain unsecured general financing facilities up to $150,000,000 requiring a deposit not to exceed 3% of the facility amount without prior approval by the board of directors. These facilities would then be matched with specific properties, which would secure the amounts due under the specific financings.

OTHER INVESTMENTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 93 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Our advisor has informed our board of directors that it is increasingly concerned about the potential that mortgage interest rates we can borrow at will increase during 2004. Our board of directors, including all of the independent directors, unanimously approved a resolution for the following:

We may invest in interest rate futures, an interest rate hedging strategy designed to offset the risks of potential interest rate increases on our long-term borrowings. Should conditions warrant, this interest rate hedging strategy will be implemented over a period of time. We intend to invest in up to $100 million in interest rate futures, both five and seven year treasuries, with maturities of 90 days. Our initial cash outlay in this interest rate hedging strategy is expected to be between 1 to 2% of the value of our investment in the interest rate futures. Risks associated with this interest rate hedging strategy are primarily associated with declines in interest rates. As rates decline, we risk having to increase our initial cash outlay, and may incur losses on our investments in interest rate futures.

1) An affiliate of our advisor, Inland Investment Advisors, Inc., the investment advisor, will be managing this interest rate hedging strategy. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

2) We may also retain the investment advisor to invest up to $10 million of our cash in publicly traded investment securities. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

3) We may enter into an initial $50 million (which could increase to $100 million) twelve month credit facility with an affiliate of our advisor, Inland Real Estate Exchange Corporation (IREX) for its 1031 exchange program. IREX will use the funds to purchase real estate investments that meet the criterion consistent with our real estate investment policies.

                            REAL PROPERTY INVESTMENTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 98 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING PROPERTIES WE HAVE ACQUIRED OR INTEND TO ACQUIRE.

BED, BATH & BEYOND PLAZA, MIAMI, FLORIDA

On October 5, 2004, we purchased a shopping center newly constructed during 2003 and 2004 known as Bed, Bath & Beyond Plaza, containing 97,447 gross leasable square feet. This center has entered into a 65-year ground lease with the owner of the real property. We are not acquiring the underlying real property but only the buildings on the real property and will continue to be under a 65 year ground lease. The center is located at Northwest 107th Avenue and Northwest 19th Street in Miami, Florida.

We purchased this center from an unaffiliated third party. Our total acquisition cost was approximately $20,350,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $209 per square foot of leasable space.

We purchased this center with our own funds. However, we expect to place financing on the center at a later date.

We do not intend to make significant repairs and improvements to this center over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Bed, Bath & Beyond, Office Depot, Pier 1 Imports and Party City, will lease more than 10% of the total gross leasable area of the center. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                      Base Rent
                           Approximate               Per Square
                           GLA Leased    % of Total   Foot Per         Lease  Term
Lessee                      (Sq. Ft.)       GLA       Annum ($)    Beginning       To
---------------------------------------------------------------------------------------
Bed, Bath & Beyond           28,053          29         14.80        03/04        01/20

Office Depot                 16,175          17         23.32        08/04        08/09

Pier 1 Imports               10,582          11         27.65        11/03        02/14

Party City                   10,930          11         18.12        12/03        08/14

For federal income tax purposes, the depreciable basis in this center will be approximately $15,263,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bed, Bath & Beyond Plaza is a newly constructed center completed during 2003 and 2004. As of September 1, 2004, the property was 100% leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                 Current  Base Rent Per
                               GLA Leased                  Annual   Square Foot
         Lessee                 (Sq. Ft.)   Lease Ends    Rent ($)  Per Annum ($)
----------------------------------------------------------------------------------
Sally Beauty Supplies               1,368     05/09        40,632      29.70
A+ Nails                            1,301     05/09        41,333      31.77
Bo Concept                          5,100     06/09        69,193      13.57
Office Depot                       16,175     08/09       377,201      23.32
Young Eye Associates                1,299     08/09        36,372      28.00
Cold Stone Creamery                 1,592     09/09        48,556      30.50
Pier 1 Imports                     10,582     02/14       292,621      27.65
Starbucks                           1,402     03/14        55,382      39.50
Sprint PCS                          3,622     12/10       118,657      32.76
Moe's Southwestern Grill            2,400     05/14        72,072      30.03
Doral Dentist Partners              1,707     07/14        25,523      14.95
Party City                         10,930     08/14       198,052      18.12
Bed, Bath & Beyond                 28,053     01/20       415,184      14.80
Fuddruckers                         6,000         *       192,444      32.07
Quiznos                             1,360         *        38,082      28.00
Cargo Kids!                         4,556         *       129,406      28.40

* Lease term information is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GMAC INSURANCE OFFICE BUILDING, WINSTON-SALEM, NORTH CAROLINA

On September 29, 2004, we purchased a commercial office complex, containing approximately 501,064 of gross leasable square feet. The property is comprised of an 18-story office building, a six-story office building and various parcels of land that are used as surface and deck parking lots. The complex is located at 500 West 5th Street in Winston-Salem, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $60,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $120 per square foot of leasable space.

We purchased this property with our own funds. On September 29, 2004, we obtained financing in the amount of $33,000,000. The loan requires interest only payments at an annual interest rate of 4.61% and matures October 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, GMAC Insurance, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next ten years.

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
GMAC Insurance                      501,064          100        10.31        10/04        09/09
                                                                10.51        10/09        09/10
                                                                10.72        10/10        09/11
                                                                10.93        10/11        09/12
                                                                11.14        10/12        09/13
                                                                11.36        10/13        09/14

For federal income tax purposes, the depreciable basis in this property is approximately $45,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

BOULEVARD AT THE CAPITAL CENTRE, LANDOVER, MARYLAND

On September 8, 2004, we entered into a joint venture with the current owners of a newly constructed shopping center known as Boulevard at the Capital Centre, containing 482,377 gross leasable square feet. The center is located on the Washington D.C. Beltway (I-495 and I-95), in Landover, Maryland. The property is on a long term ground lease with the Revenue Authority of Prince George's County for approximately 70 years.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $121,000,000 to this joint venture and received an equity interest representing a majority ownership and operating control of the joint venture.

We made our capital contribution to the joint venture with our own funds. On September 8, 2004, we obtained financing in the amount of $71,500,000. The loan requires interest only payments at an annual rate of 5.12% and matures October 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Lowe's Theaters Magic Johnson, will lease more than 10% of the total gross leasable area of the property. The lease term has been projected in accordance with the tenant's lease commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Lowe's Theaters Magic
  Johnson*                           52,500           11        22.00        10/04        09/24

For federal income tax purposes, the depreciable basis in this property will be approximately $90,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Boulevard at the Capital Centre was newly constructed in 2004. The property has been in a leasing up phase and nine tenants have executed leases for retail space within the shopping center whose leases have not yet commenced. As of September 1, 2004, this property was 73% occupied with a total of 352,804 square feet occupied by 57 tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                 Current  Base Rent Per
                               GLA Leased                  Annual   Square Foot
         Lessee                 (Sq. Ft.)  Lease Ends     Rent ($) Per Annum ($)
----------------------------------------------------------------------------------
EB Game World                       1,200    11/08         40,800      34.00
Claire's Boutique                   1,166    11/08         34,980      30.00
Sprint Spectrum                     1,965    11/08         49,161      25.02
Nextel                              1,871    11/08         74,840      40.00
Kay Jewelers                        1,552    12/08         60,000      38.66
Cold Stone Creamery                 1,157    02/09         42,809      37.00
Capital Nails                       1,500    02/09         60,000      40.00
Sweet Tooth Cakes & Pastries        1,400    02/09         49,000      35.00
Casual Male Big & Tall              3,500    03/09         84,000      24.00
The Classic Woman                   2,200    04/09         63,800      29.00
Next Day Blinds *                   3,000    09/09         93,000      31.00
Head 2 Head                         2,568    12/10         65,484      25.50
Oxford Street                       3,400    12/10         85,000      25.00
T-Mobile                            1,800    01/11         72,000      40.00
Jilliano Shoes                      1,998    01/11         40,955      20.50
Gallery of African Wildlife         2,000    03/11         58,000      29.00
Qdoba Mexican Grill                 3,000    11/13         97,500      32.50
LensCrafters                        4,653    11/13        139,590      30.00
Pier 1 Imports                     10,000    11/13        181,224      18.12
Foot Locker                         3,433    11/13         99,557      29.00
Yankee Candle Company               2,000    11/13         48,000      24.00
Men's Wearhouse                     6,400    11/13        147,200      23.00
Changes at Capital Centre           4,000    12/13        104,000      26.00
Lucaya                              3,000    12/13         63,000      21.00
Quiznos                             1,562    12/13         51,546      33.00
Panda Express                       2,100    11/13         73,500      35.00
Footaction USA                      3,500    11/13         98,000      28.00
Drake's Place                       2,000    11/13         48,000      24.00
Penner Clothing                     5,194    11/13        142,835      27.50
Shoe City                           7,700    11/13        180,950      23.50
Teaming Up/Expressions              3,103    12/13         40,339      13.00
Total Sport                         3,756    01/14        103,553      27.57
The Big Screen Store                4,500    01/14        103,500      23.00
Cambridge Beauty Supply             2,900    01/14         75,400      26.00
Payless Shoesource                  2,800    01/14         78,400      28.00
The Children's Place                6,000    01/14        132,012      22.00
Lane Bryant                         5,000    01/14        120,000      24.00
Starbucks                           1,250    02/14         37,500      30.00
Mattress Warehouse                  4,112    02/14        102,800      25.00
Honeycomb Hideout                   2,500    02/14         68,750      27.50
Technicolor Salon & Spa             4,413    03/14        110,325      25.00
Five Guys Restaurant                1,500    03/14         48,000      32.00
African Stargina                    1,500    03/14         47,250      31.50
Babalu/Carraba's Glory Days*        6,085    04/14        146,040      24.00
Kobe Japanese Steakhouse*           7,520    04/14        172,960      23.00
McHunu House of Style               2,900    04/14         76,850      26.50

                              Approximate                 Current  Base Rent Per
                               GLA Leased                  Annual   Square Foot
         Lessee                 (Sq. Ft.)  Lease Ends     Rent ($) Per Annum ($)
----------------------------------------------------------------------------------
Reggiano's *                        2,000    05/14         50,000      25.00
DSW Shoe Warehouse                 25,000    07/14        331,250      13.25
Stonefish Grill                     6,085    08/14        212,975      35.00
Red Star Tavern                     7,661    08/14        268,135      35.00
Soul Fixins'*                       2,085    08/14         62,550      30.00
Infusions Cafe*                     3,350    09/14         83,750      25.00
Anne Taylor Loft                    5,471    01/15         75,000      13.71
Linens 'N Things                   34,440    01/15        430,512      12.50
Sports Authority                   40,500    01/15        506,250      12.50
Pizzeria Uno                        5,719    10/18        110,000      19.23
Bugaboo Creek Steakhouse            6,400    11/18        110,000      17.19
Provident Bank of Maryland          3,215    11/18         95,000      29.55
Borders Books & Music              22,915    11/18        441,801      19.28
Chuck E Cheese                     11,300    02/19         95,000       8.41
Office Depot*                      18,000    07/19        234,000      13.00
Blu Bambu*                          4,050    09/19        113,250      27.96
Circuit City                       33,828    01/20        490,506      14.50
Chick-Fil-A                         4,250    11/23         85,000      20.00
Golden Corral                      11,967    12/23        112,500       9.40
Lowe's Theaters Magic
  Johnson*                         52,500    09/24      1,155,000      22.00

* As of September 1, 2004, the tenant's lease term had not yet commenced.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HARRIS TEETER STORE #158, WILMINGTON, NORTH CAROLINA

On September 8, 2004, we purchased a freestanding retail building leased to a Harris Teeter grocery store, containing 57,230 gross leasable square feet. The center is located at Wilshire Boulevard and Kerr Avenue in Wilmington, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $126 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

One tenant, Harris Teeter Store #158, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Harris Teeter Store # 158            57,230          100         9.76        05/95        05/15

For federal income tax purposes, the depreciable basis in this property will be approximately $5,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

HARVEST TOWNE CENTER, KNOXVILLE, TENNESSEE

On September 8, 2004, we purchased an existing shopping center known as Harvest Towne Center, containing 32,965 gross leasable square feet. The center is located at 4824 N. Broadway Street in Knoxville, Tennessee.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,950,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $272 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, CVS Drug Store, Pet Supplies Plus, Northside Properties and Ross the Boss, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
---------------------------------------------------------------------------------------------------
CVS Drug Store                       10,125           31        24.50        09/99        01/20

Pet Supplies Plus                     8,120           25        14.08        02/96        02/06

Northside Properties                  3,480           11         7.64        08/01     Month-to-
                                                                                         Month

Ross the Boss                         4,104           12        14.50        10/01        10/06

For federal income tax purposes, the depreciable basis in this property will be approximately $6,713,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Harvest Towne Center was built in 1996 to 1999. As of September 1, 2004, this property was 100% occupied, with a total 32,965 square feet leased to nine tenants and three ground lease tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                      Current  Base Rent Per
                               GLA Leased                       Annual   Square Foot
         Lessee                 (Sq. Ft.)      Lease Ends      Rent ($) Per Annum ($)
---------------------------------------------------------------------------------------
Northside Properties                3,480    Month-to-Month      26,587       7.64
Krispy Creme Donuts (Ground Lease)       *   06/05               47,600        N/A
Pet Supplies Plus                   8,120    02/06              114,365      14.08
Vacuums Unlimited                     986    05/06               11,832      12.00

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Ross the Boss                       4,104    10/06               59,508      14.50
Stuart R. Humberg D.C               1,000    11/06               15,815      15.82
US Cleaners, Inc.                   1,427    11/07               20,691      14.50
Beneficial Tennessee, Inc.          1,670    07/08               23,380      14.00
Briano's Pizza                      2,053    01/08               29,769      14.50
Ruby Tuesday (Ground Lease)              *   12/12               59,400        N/A
Taco Bell (Ground Lease)                 *   11/14               39,996        N/A
CVS Drug Store                     10,125    01/20              248,063      24.50

* The ground lease square footage is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LINCOLN PARK, DALLAS, TEXAS

On September 7, 2004, we purchased an existing shopping center known as Lincoln Park, containing 148,806 gross leasable square feet. The center is located at 7700 W. Northwest Highway in Dallas, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $47,550,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $320 per square foot of leasable space.

We purchased this property with our own funds. On October 8, 2004, we obtained financing int he amount of $26,153,000. The loan requires interest only payments at an annual rate of 4.61% and matures in November 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Tom Thumb, Barnes & Noble and The Container Store, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Tom Thumb                            50,000           34        11.50        08/98        07/23

Barnes & Noble                       29,485           20        21.00        05/98        01/09

The Container Store                  25,000           17        29.00        02/00        01/15

For federal income tax purposes, the depreciable basis in this property will be approximately $35,663,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lincoln Park was built in 1998. As of September 1, 2004, this property was 100% occupied, with a total 148,806 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                 Current    Base Rent Per
                               GLA Leased                  Annual     Square Foot
         Lessee                 (Sq. Ft.)  Lease Ends     Rent ($)   Per Annum ($)
------------------------------------------------------------------------------------
Marvin Brown                        4,408    05/05        141,000        31.99
T-Mobile                            1,402    10/05         68,698        49.00
Maggie Moo's Ice Cream              1,375    12/07         48,125        35.00
Romies Nail Boutique                1,098    12/07         40,626        37.00
Mother's Work                       4,012    03/08        144,432        36.00
Blue Mesa Grill                     8,250    12/08        235,950        28.60
Elizabeth Arden                     6,058    12/08        151,450        25.00
Eyemasters                          3,000    12/08        134,400        44.80
Barnes & Noble                     29,485    01/09        619,185        21.00
Up in Smoke                         1,164    01/09         58,200        50.00
Bag N Baggage                       3,554    04/09        106,620        30.00
The Container Store                25,000    01/15        725,000        29.00
Cheesecake Factory                 10,000    09/18        347,500        34.75
Tom Thumb                          50,000    07/23        575,000        11.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SAUCON VALLEY SQUARE, BETHLEHEM, PENNSYLVANIA

On September 7, 2004, we purchased an existing shopping center known as Saucon Valley Square, containing 80,695 gross leasable square feet. The center is located on I-78 and Rouse 378 in Bethlehem, Pennsylvania.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $16,092,600. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $199 per square foot of leasable space.

We purchased this property with our own funds. On September 7, 2004, we obtained financing in the amount of $8,850,900. The loan requires interest only payments at an annual rate of 5.115% and matures in October 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Super Fresh Food Market, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Super Fresh Food
 Market                              47,827           59        13.75        01/99        12/18

For federal income tax purposes, the depreciable basis in this property will be approximately $12,069,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Saucon Valley Square was built in 1999. As of September 1, 2004, this property was 99% occupied, with a total 79,495 square feet leased to 13 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                              Approximate                 Current  Base Rent Per
                               GLA Leased                  Annual   Square Foot
         Lessee                 (Sq. Ft.)  Lease Ends     Rent ($) Per Annum ($)
----------------------------------------------------------------------------------
Lafayette Ambassador                2,800    03/08         42,900      15.32
Adam's Outdoor Advertising
 (Ground Lease)                       N/A    07/08          3,750        N/A
Kiki Rio's Restaurant               6,208    12/08         88,000      14.18
Holiday Hair                        1,200    01/09         20,790      17.33
Casa Mia Pizzeria                   2,000    01/09         24,650      12.33
Subway                              1,200    02/09         22,050      18.38
Foxes Hallmark                      5,200    02/09         96,200      18.50
Blockbuster Video                   5,140    03/09        103,468      20.13
No. 1 Chinese Restaurant            1,200    03/09         25,080      20.90
Radio Shack                         2,320    03/09         36,800      15.86
Buena Bistro                        1,600    05/09         29,840      18.65
Werkheiser Jewelers                 1,200    12/13         20,790      17.33
Saucon Valley Cleaners              1,600    01/14         27,720      17.33
Super Fresh Food Market            47,827    12/18        657,621      13.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

QUAKERTOWN SHOPPING CENTER, QUAKERTOWN, PENNSYLVANIA

We anticipate purchasing a newly constructed shopping center known as Quakertown Shopping Center, containing 61,832 gross leasable square feet (which includes 3,500 of ground leased space). The center is located at Route 309 and Tollgate Road in Quakertown, Pennsylvania.

On August 25, 2004, we funded the initial installment of a $12,664,794 first mortgage in the amount of $11,398,314. The remaining $1,266,480 is expected to be funded in 2004. The interest rate of this first mortgage is 7.5573% and it matures in August 2005. We anticipate purchasing the center when the mortgage matures for approximately $12,665,000. We will use the funds from repayment of the first mortgage towards our purchase price.

One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Giant Food Stores                    54,332           88        15.86        05/04        02/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,499,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Quakertown Shopping Center was constructed in 2004. As of September 1, 2004, this property was 100% occupied, with a total 61,832 (including ground leased space) square feet leased to five tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                 Current    Base Rent Per
                              GLA Leased                   Annual     Square Foot
         Lessee                (Sq. Ft.)   Lease Ends     Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------
Best Cuts                           1,200    02/09         25,200        21.00
Electronics Boutique                1,200    02/14         25,200        21.00
Dry Cleaner Drop Off                1,600    02/14         33,600        21.00
Giant Food Stores                  54,332    02/24        861,706        15.86
Perkasie Bank (Ground Lease)        3,500    02/24         90,000          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE COLUMNS SHOPPING CENTER, JACKSON, TENNESSEE

On August 24, 2004, we purchased 128,600 square feet of a 173,587 square foot newly constructed shopping center known as The Columns Shopping Center, consisting of three phases. The center is located at 1300 Vann Drive in Jackson, Tennessee.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,770,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $162 per square foot of leasable space.

We purchased this property with our own funds. On October 5, 2004, we obtained financing in the amount of $11,423,300. The loan requires interest only payments at an annual rate of 4.91% and matures November 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Best Buy, Ross Dress for Less, Marshalls and Bed, Bath & Beyond, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            Base Rent
                                        Approximate                         Per Square
                                        GLA Leased       % of Total          Foot Per            Lease Term
Lessee                                   (Sq. Ft.)          GLA              Annum ($)       Begnning       To
----------------------------------------------------------------------------------------------------------------
Best Buy                                  30,000             17               16.00           08/03        09/08
                                                                              16.50           10/08        01/14

Ross Dress for Less*                      30,187             17                9.75             *            *

Marshalls                                 28,000             16                7.75          10/03         10/08
                                                                               8.10          11/08         10/13

Bed, Bath & Beyond                        20,000             12                9.75          11/03         01/14

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

For federal income tax purposes, the depreciable basis in this property will be approximately $15,578,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Columns Shopping Center was constructed in 2003/2004. As of September 1, 2004, the property was 100% leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                                              Base Rent Per
                              GLA Leased     Lease      Renewal      Current Annual       Square Foot
        Lessee                 (Sq. Ft.)      Ends      Options         Rent ($)         Per Annum ($)
-----------------------------------------------------------------------------------------------------
Best Buy                           30,000    01/14      4/5 yr          480,000            16.00
Old Navy*                          14,800      *          --            186,480            12.60
Ross Dress for Less*               30,187      *          --            294,323             9.75
Bed, Bath & Beyond                 20,000    01/14      3/5 yr          195,000             9.75
Books A Million                    12,500     1/09      4/3 yr          134,375            10.75
Dress Barn                          7,700    12/08      3/4 yr          102,795            13.35
Rack Room Shoes                     6,000    03/09      3/5 yr           85,500            14.25
Spoil Me Rotten                     2,000    03/09        --             31,000            15.50
Rue 21                              4,000    12/09      2/4 yr           60,000            15.00
Don Panchos Restaurant              4,000    04/09      1/5 yr           60,000            15.00
Grass Monkey                        1,600    03/09      1/5 yr           24,000            15.00
Wells Fargo                         2,400    05/09      1/5 yr           37,200            15.50
Oreck Vacuums                       1,600    11/08      1/5 yr           24,800            15.50
Quizno's                            1,600    03/14      2/5 yr           28,800            18.00
Shop Space*                         7,200     --         --             115,200            16.00
Marshalls                          28,000    10/13      3/5 yr          217,000             7.75

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MITCHELL RANCH PLAZA, NEW PORT RICHEY, FLORIDA

On August 23, 2004, we purchased 200,404 square feet of a portion of a 324,108 square foot newly constructed shopping center known as Mitchell Ranch Plaza. The center is located at State Road 54 and Little Road in New Port Richey, Florida.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $34,003,300. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $170 per square foot of leasable space.

We purchased this property with our own funds. On September 2, 2004, we obtained financing in the amount of $18,700,000. The loan requires interest only payments at an annual rate of 4.53% and matures October 2007.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Publix, Marshalls and Ross Dress for Less, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Publix                               44,840           22         9.85        07/03        07/23

Marshalls                            30,000           15         7.95        07/03        07/13

Ross Dress for Less                  30,176           15         9.75        07/03        01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $25,503,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Mitchell Ranch Plaza was constructed in 2003. As of September 1, 2004, this property was 93% occupied, with a total 185,873 square feet leased to 35 tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                 Current    Base Rent Per
                              GLA Leased                   Annual     Square Foot
         Lessee                (Sq. Ft.)   Lease Ends     Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------
Cottage Florist                     1,200    08/06         22,212        18.51
Cruise Warehouse                      900    08/06         18,228        20.25
Pocket Change                       1,200    08/06         26,400        22.00
Vitamin Tree                        1,200    09/06         22,800        19.00
Tampa Bay Insurance                   900    09/06         16,656        18.51
Curves for Women                    1,200    09/06         21,900        18.25
Brazilian Tan                       1,800    10/06         32,856        18.25
Charles Pope Cellular               1,200    08/08         22,380        18.65
Magic Touch Cleaners                  900    08/08         22,800        25.33
La Bebe's Salon                       900    08/08         16,428        18.25
Working Cow                         1,200    08/08         22,200        18.50
Cellular                            1,200    08/08         22,116        18.43
Christos                            2,400    09/08         43,200        18.00
Great Clips                         1,000    09/08         19,248        19.25
Payless Shoesource                  2,400    09/08         60,000        25.00
Aspasia Nails                       1,200    09/08         22,200        18.50
Sally Beauty Supply                 1,200    09/08         21,300        17.75
George Josef Salon                  1,200    09/08         21,900        18.25
China Express                       1,200    10/08         23,100        19.25
Trinity Spirits                     3,950    10/08         53,280        13.49
American Family Dentist             1,200    10/08         21,780        18.15
VIP Martial Arts                    4,050    12/08         67,836        16.75
Carlucci's                          3,600    12/08         64,800        18.00
EB Games                            1,200    01/09         26,400        22.00
Hallmark Gold Crown                 3,950    01/09         65,172        16.50
Beefs O'Brady's                     2,800    02/09         50,400        18.00
The Mattress Firm                   3,000    02/09         72,300        24.10
The UPS Store                       1,200    02/09         21,600        18.00
Cingular Wireless                     900    04/09         27,000        30.00
Marshalls                          30,000    07/13        238,500         7.95

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Ross Dress for Less                30,176           01/14        294,216         9.75
Starbucks                           1,500           01/14         42,000        28.00
Pier 1 Imports                     10,000           02/14        161,796        16.18
PETsMART                           19,107           01/19        211,128        11.05
Publix                             44,840           07/23        441,672         9.85

* Lease renewal information not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GOVERNOR'S MARKETPLACE SHOPPING CENTER, TALLAHASSEE, FLORIDA

On August 17, 2004, we purchased an existing shopping center known as Governor's Marketplace Shopping Center, containing 265,541 gross leasable square feet. The center is located on Governor's Square Boulevard, in Tallahassee, Florida.

We purchased this property from an unaffiliated third party with our own funds. Our total acquisition cost was approximately $32,654,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $123 per square foot of leasable space.

On August 17, 2004, we obtained financing on the property in the amount of $20,625,000. The loan requires interest only payments at an annual rate of 5.185% and matures in September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Bed, Bath & Beyond, Sports Authority and Marshalls, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Bed, Bath & Beyond                   35,000           13        10.50        07/00        01/12
                                                                11.00        02/12        01/17

Sports Authority                     34,775           13            0        08/03        01/04
                                                                11.91        01/04        08/08

Marshalls                            30,000           11         7.75        05/01        05/06
                                                                 8.25        06/06        05/11

For federal income tax purposes, the depreciable basis in this property will be approximately $24,491,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Governor's Marketplace was built in 2001. As of September 1, 2004, this property was 84% occupied, with a total 223,902 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                Current     Base Rent Per
                                   GLA Leased                   Renewal        Annual      Square Foot
        Lessee                      (Sq. Ft.)    Lease Ends     Options       Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Famous Footwear                         10,070      07/06        2/5 yr.         156,085       15.50
Student Body                             3,721      08/06        1/5 yr.          81,321       21.85
Old Navy                                20,000      09/06        2/5 yr.         230,000       11.50
Clark's Maytag                           3,466      05/07        2/5 yr.          67,587       19.50
Life's Uniforms                          1,217      06/07        1/5 yr.          26,774       22.00
Cingular Wireless                        1,200      06/07        2/5 yr.          30,600       25.50
Sprint PCS                               4,206      12/07        1/5 yr.          75,708       18.00
Sports Authority                        34,775      08/08        5/5 yr.         414,170       11.91
Nextel Communications                    1,443      09/08        1/5 yr.          36,075       25.00
ALLTEL                                   2,000      04/09        1/5 yr.          48,000       24.00
Michaels                                23,965      02/11        4/5 yr.         251,633       10.50
Marshalls                               30,000      05/11        2/5 yr.         232,500        7.75
Lifeway Christian                        6,324      09/11        2/5 yr.         132,804       21.00
Atlanta Bread Company                    4,000      11/11        2/5 yr.          94,520       23.63
Boston Market                            3,800      11/12        4/5 yr.          60,000       15.79
David's Bridal                           9,000      05/13        2/5 yr.         133,200       14.80
Petco                                   13,750      05/13        3/5 yr.         212,025       15.42
Bombay Company                           8,500      08/13        1/5 yr.         208,250       24.50
Qdoba                                    2,000      04/14        2/5 yr.          42,000       21.00
Cargo Kids                               5,465      08/14          -             124,602       22.80
Bed, Bath & Beyond                      35,000      01/17        3/5 yr.         367,500       10.50

* The tenant is currently in bankruptcy proceedings and the space has not been re-leased.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANCHESTER MEADOWS, TOWN AND COUNTRY, MISSOURI

On August 12, 2004, we purchased an existing shopping center known as Manchester Meadows, containing 454,172 gross leasable square feet (which includes 3,412 square feet of ground lease space). The center is located at 13901 Manchester Road in Town and Country, Missouri.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $56,481,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $124 per square foot of leasable space.

We purchased this property with our own funds. On August 23, 2004, we obtained financing in the amount of $31,064,550. The loan requires interest only payments at an annual rate of 4.48% and matures September 2007.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Wal-Mart and Home Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease   Term
Lessee                              (Sq. Ft.)         GLA       Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Wal-Mart                            154,717           34         7.00        04/95        04/15

Home Depot                          111,175           24         7.47        11/94        11/19

For federal income tax purposes, the depreciable basis in this property will be approximately $42,361,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Manchester Meadows was built in 1994 and 1995. As of September 1, 2004, this property was 96% occupied, with a total 434,772 square feet leased to 22 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                        Renewal           Annual      Square Foot
        Lessee                      (Sq. Ft.)     Lease Ends         Options          Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Sears Portrait Studio                    2,123      03/05             -                   39,063       18.40
Linens 'N Things                        34,917      01/05           3/5 yr.              340,441        9.75
HobbyTown USA                            2,450      07/05             -                   44,100       18.00
Chic Nails                               1,400      05/06             -                   28,000       20.00
Town & Country Tobacco                   1,400      01/07             -                   26,600       19.00
Fast Track Fitness                       3,000      02/07             -                   54,000       18.00
St. Louis Playscapes                     3,000      04/07             -                   54,000       18.00
United States Postal Service             3,570      04/07           1/5 yr.               63,225       17.71
Cobblestone Shoe Repairs                 1,400      04/07             -                   27,300       19.50
3 Day Blinds                             4,550      03/08           1/5 yr.              104,640       23.00
Art & Frame                              1,400      11/08             -                   28,000       20.00
St. Louis Playscapes                     7,500      12/08           1/5 yr.              150,000       20.00
99 Cent Only Store                       3,000      01/09           1/5 yr.               49,500       16.50
Great Clips                              1,400      04/09             -                   29,400       21.00
Memories Unlimited                       2,500      04/09             -                   43,750       17.50
OfficeMax                               23,920      11/09           3/5 yr.              239,200       10.00
PETsMART                                27,438      03/10           4/5 yr.              240,083        8.75
The Sports Authority                    40,500      11/14           10/5 yr.             324,000        8.00
Wal-Mart                               154,717      04/15           6/5 yr.            1,083,018        7.00
Home Depot                             111,175      11/19           10/5 yr.             830,088        7.47
Boston Chicken (Ground Lease)            3,412      08/05           7/5 yr.               79,200         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE VILLAGE SHOPPES AT SIMONTON, LAWRENCEVILLE, GEORGIA

On August 9, 2004, we purchased a newly constructed shopping center known as The Village Shoppes at Simonton, containing 66,415 gross leasable square feet. The center is located at New Hope Road and Simonton Road in Lawrenceville, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,749,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,561,700. The loan requires interest only payments at an annual rate of 4.96% and matures October 2009. We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, will lease more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per        Lease   Term
Lessee                              (Sq. Ft.)         GLA       Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Publix                               44,271           67        10.95        05/04        05/24

For federal income tax purposes, the depreciable basis in this property will be approximately $10,312,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Village Shoppes at Simonton was newly constructed in 2004. As of September 1, 2004, this property was 85% occupied with a total of 56,615 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current    Base Rent Per
                                   GLA Leased                       Renewal      Annual     Square Foot
        Lessee                      (Sq. Ft.)      Lease Ends       Options     Rent ($)   Per Annum ($)
----------------------------------------------------------------------------------------------------------
Subway Real Estate Corp.                 1,400        04/09         3/5 yr.      32,900         23.50
Dollar Store                             2,644        06/09         1/5 yr.      60,812         23.00
South Eastern Dry Cleaners               1,500        07/09         1/5 yr.      42,000         28.00
Pak Mail Center                          1,400        07/09         1/5 yr.      35,000         25.00
Nails and Tanning                        1,200        07/09         1/5 yr.      30,000         25.00
Pizza Hut of America                     1,400        07/10             *        32,900         23.50
Supercuts                                1,400        08/09         1/5 yr.      33,600         24.00
New China                                1,400        08/09             *        32,200         23.00
Publix                                  44,271        05/24             *       484,767         10.95

* Lease renewal option information not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

REISTERSTOWN ROAD PLAZA, BALTIMORE, MARYLAND

On August 4, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Reisterstown Road Plaza, containing 779,397 gross leasable square feet. The center is located at 6500-6512 Reisterstown Road, Baltimore, Maryland

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $88,500,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On August 11,2004, we obtained financing in the amount of $49,650,000. The loan requires interest only payments at an annual rate of 5.30% and matures September 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Home Depot, Public Safety Service and National Wholesale Liquidators, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                     Base Rent
                                     Approximate                     Per Square
                                     GLA Leased     % of Total        Foot Per            Lease Term
Lessee                                (Sq. Ft.)        GLA            Annum ($)      Beginning       To
---------------------------------------------------------------------------------------------------------
Home Depot                             115,289          15               5.20          11/02        01/33

Public Safety Service                  107,705          14              12.00          01/98        04/11

National Wholesale Liquidators          91,129          12               4.00          05/00        01/11

For federal income tax purposes, the depreciable basis in this property will be approximately $66,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Reisterstown Road Plaza was built in 1986 and renovated in 2004. As of September 1, 2004, this property was 86% occupied, with a total 668,369 square feet leased to 72 tenants. The following table sets forth certain information with respect to those leases:

                                         Approximate                      Current     Base Rent Per
                                          GLA Leased                      Annual       Square Foot
             Lessee                       (Sq. Ft.)       Lease Ends      Rent ($)    Per Annum ($)
---------------------------------------------------------------------------------------------------
African Art and Craft                            222    Month To Month      10,800        48.65
Shingar                                        2,250         09/04          41,333        18.37
Perfumery International, Inc.                    200         01/05          16,000        80.00
Injury Treatment Center                        3,501         03/05          50,660        14.47
Hip Hop One Stop                                 238         06/05          10,800        45.38
Baltimore City Community College
  (BCCC)                                      14,620         05/06         189,329        12.95
Royal Gems & Jewelry                             330         09/06          13,530        41.00
Time and More                                    787         09/06          13,355        16.97
Changes                                        4,500         09/06          27,720         6.16
Burlington Coat Factory                       60,000         10/06         342,000         5.70
Gifts and Balloons                               238         12/06          12,000        50.42
Avenue                                         5,000         01/07          71,250        14.25

                                           Approximate                    Current     Base Rent Per
                                            GLA Leased                    Annual       Square Foot
             Lessee                         (Sq. Ft.)     Lease Ends      Rent ($)    Per Annum ($)
---------------------------------------------------------------------------------------------------
Popeyes                                        3,523         01/07          59,891        17.00
Bank of America                                5,250         01/07          77,976        14.85
Payless Shoes                                  4,985         07/07          43,519         8.73
Sally Beauty Supply                            1,500         11/07          27,000        18.00
Power Gamer                                    1,902         12/07          31,954        16.80
Nuvo                                           2,017         12/07          25,213        12.50
Furniture Palace                              39,243         12/07         247,231         6.30
Accent Hair                                    1,690         01/08          35,152        20.80
Rent-A-Center                                  4,300         01/08          73,100        17.00
Juvenile Justice                               7,291         01/08          98,428        13.50
Revelations Shoe Shop                            845         03/08          11,314        13.39
Jackson Hewitt Tax Service                     1,217         04/08          30,425        25.00
Gallo                                          5,143         04/08          42,790         8.32
Vogue Hair Supply                              1,050         05/08          20,066        19.11
Park West Medical                              7,783         06/08          92,229        11.85
Thi Delight                                      588         08/08          17,640        30.00
Economy Shoes                                  3,293         09/08          32,930        10.00
Vital Records                                 11,500         11/08         154,675        13.45
Sepia Sand & Sable                             1,267         12/08          20,272        16.00
Shoe Crazy                                     4,655         02/09          93,100        20.00
An Angel's Touch                               1,598         02/09          19,751        12.36
Board of Nursing                              15,232         02/09         195,731        12.85
Dollar City                                    5,181         04/09          51,810        10.00
Curves For Women                               1,600         06/09          22,400        14.00
His and Hers                                   3,478         06/09          76,516        22.00
The Great Cookie                                 751         06/09          14,344        19.10
Chic Nails                                       839         08/09          17,770        21.18
New Direction Barber Shop                      1,086         12/09          22,372        20.60
Gold Lagoon                                      839         03/10          13,827        16.48
Provident Bank                                 2,593         11/10          57,046        22.00
National Wholesale Liquidators                91,129         01/11         364,516         4.00
Public Safety Service                        107,705         04/11       1,292,400        12.00
Subway                                           250         05/12          27,000       108.00
Vision Beauty Supply                           2,832         07/12          43,896        15.50
All Eyes                                       1,857         07/12          28,691        15.45
Plaza Podiatry                                 1,964         08/12          39,280        20.00
DHMN State (BCCC)                             23,250         10/12         290,625        12.50
Mattress Warehouse                             4,000         11/12          76,000        19.00
Mall Spirits                                   2,236         01/13          27,637        12.36
Footlocker                                     3,000         03/13          54,000        18.00
Square Circle                                    651         03/13          10,416        16.00
KS Alterations                                   500         03/13          15,750        31.50
Cobblers And Cleaners                          1,374         04/13          27,480        20.00
Social Security Administration                14,885         06/13         145,873         9.80
Evergreen Cafe                                   835         07/13          25,050        30.00
Sausage Plus                                     386         07/13           8,492        22.00
Steak Busters                                    855         07/13          34,200        40.00
Harbor City Bake Shop                          1,061         05/13          25,464        24.00
Blackstone Men's Wear                          3,540         07/13          46,020        13.00
Lot Stores                                     5,335         07/13          34,678         6.50
Pick-A-Pretzel                                   318         07/13           7,950        25.00

                                           Approximate                    Current     Base Rent Per
                                            GLA Leased                    Annual       Square Foot
             Lessee                         (Sq. Ft.)     Lease Ends      Rent ($)    Per Annum ($)
---------------------------------------------------------------------------------------------------
Burgundy Park Seafood                            544         07/13          26,112        48.00
Total Health Center                            1,050         09/13          15,750        15.00
Metro II                                       1,453         10/13          24,701        17.00
Shoe City                                      6,740         01/14          89,979        13.35
Marshalls                                     28,500         04/14         299,607        10.50
Original Mamma Lucia                           1,695         05/14          59,325        35.00
Baltimore City Community College
WBJC Radio Station                             5,010         06/14          64,629        12.90
Applebee's Neighborhood Grill & Bar            6,000         02/18          88,020        14.67
Home Depot                                   115,289         01/33         600,000         5.20

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, JONESBORO, ARKANSAS

On August 4, 2004, we purchased an existing freestanding retail center known as Wal-Mart Supercenter, containing 149,704 gross leasable square feet. The center is located at 1911 West Parker Road in Jonesboro, Arkansas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,853,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $72 per square foot of leasable space.

We purchased this property with our own funds. On August 6, 2004, we obtained financing in the amount of $6,088,500. The loan requires interest only payments at an annual rate of 5.085% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wal-Mart Supercenter, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                     Approximate                      Current          Per Square
                     GLA Leased      % of Total        Annual           Foot Per          Renewal          Lease Term
Lessee                (Sq. Ft.)          GLA          Rent ($)          Annum ($)         Options      Beginning      To
--------------------------------------------------------------------------------------------------------------------------
Wal-Mart
  Supercenter            149,704         100          808,402              5.40           5/5 yr.        10/97       10/17

For federal income tax purposes, the depreciable basis in this property will be approximately $8,140,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

ACADEMY SPORTS & OUTDOORS, HOUMA, LOUISIANA

On July 30, 2004, we purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 60,001 gross leasable square feet. The center is located at 1777 Martin Luther King Boulevard in Houma, Louisiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,250,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $88 per square foot of leasable space.

We purchased this property with our own funds. On August 4, 2004, we obtained financing for this property in the amount of $2,920,000. The loan requires interest only payments at an annual rate of 5.12% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            Base Rent
                           Approximate                      Current        Per Square
                           GLA Leased       % of Total       Annual         Foot Per         Renewal
Lessee                      (Sq. Ft.)          GLA          Rent ($)        Annum ($)        Options       Lease  Term
-----------------------------------------------------------------------------------------------------------------------
Academy Sports
  & Outdoors                  60,001            100         420,000            7.00           4/5 yr.      07/04  07/14
                                                                               7.70                        08/14  07/24

For federal income tax purposes, the depreciable basis in this property will be approximately $3,937,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

FORKS TOWN CENTER, EASTON, PENNSYLVANIA

On July 27, 2004, we purchased an existing shopping center known as Forks Town Center, containing 92,660 gross leasable square feet (which includes 5,100 square feet of ground lease space). The center is located at 301 Town Center Boulevard in Easton, Pennsylvania.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,198,700. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $196 per square foot of leasable space.

We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $10,395,000. The loan requires interest only payments at an annual rate of 4.97% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                              Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                 Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning       To
-------------------------------------------------------------------------------------------------------
Giant Food Stores            54,300             59               16.04                08/02       08/12

                                                                 17.04                09/12       08/17
                                                                 18.04                09/17       08/22

For federal income tax purposes, the depreciable basis in this property will be approximately $13,649,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Forks Town Center was built in 2002. As of September 1, 2004, this property was 96% occupied, with a total 88,660 square feet leased to 14 tenants and ground lease space leased to two tenants. The following table sets forth certain information with respect to those leases:

                                    Approximate                                               Current       Base Rent Per
                                    GLA Leased                            Renewal              Annual       Square Foot
             Lessee                  (Sq. Ft.)        Lease Ends          Options             Rent ($)      Per Annum ($)
-------------------------------------------------------------------------------------------------------------------------
Movie Gallery                             3,200          08/07             3/5 yr.              44,800          14.00
Vista Bank United Trust                   2,500          12/07             3/5 yr.              50,000          20.00
Subway                                    1,600          11/07             1/5 yr.              28,000          17.50
H & R Block                               1,600          01/08             1/3 yr.              30,400          19.00
Hollywood Tans                            2,400          02/08             1/5 yr.              49,416          20.59
PL Nails                                  1,200          04/08             1/5 yr.              21,600          18.00
China Moon                                3,200          04/08             1/5 yr.              48,000          15.00
Catanzaretti's Pizza                      2,400          05/08                -                 43,200          18.00
Something Different                       1,600          09/08             1/5 yr.              32,000          20.00
Holiday Hair                              1,600          09/08                -                 33,600          21.00
D & J Cleaners                            1,200          11/08             1/5 yr.              19,200          16.00
Data Danz Wireless                        1,360          03/09                -                 20,400          15.00
Fox Hallmark                              5,400          08/09             2/5 yr.             129,600          24.00
Giant Food Stores                        54,300          08/22             8/5 yr.             870,972          16.04
Giant Gas Station (Ground Lease)          2,400          01/23             8/5 yr.              12,500            N/A
Dunkin Donuts (Ground Lease)              2,700          08/13        3/5 yr. & 1/4 yr.         40,000            N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLAZA AT MARYSVILLE, MARYSVILLE, WASHINGTON

On July 26, 2004, we purchased an existing shopping center known as Plaza at Marysville, containing 115,656 gross leasable square feet and one ground lease space. The center is located at State Avenue and Grove Street, in Marysville, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $21,266,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $184 per square foot of leasable space.

We purchased this property with our own funds. On July 30, 2004, we obtained financing in the amount of $11,800,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Safeway, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                       Base Rent
                     Approximate                       Per Square
                     GLA Leased       % of Total        Foot Per              Lease Term
Lessee                (Sq. Ft.)           GLA           Annum ($)       Beginning         To
---------------------------------------------------------------------------------------------
Safeway                53,850              47             11.00           07/01         07/21

For federal income tax purposes, the depreciable basis in this property will be approximately $15,950,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Marysville was built in 1995. As of September 1, 2004, this property was 95% occupied, with a total 110,356 square feet leased to 24 tenants and one ground lease space. The following table sets forth certain information with respect to those leases:

                                        Approximate                                    Current      Base Rent Per
                                        GLA Leased                       Renewal       Annual       Square Foot
            Lessee                       (Sq. Ft.)      Lease Ends       Option        Rent ($)     Per Annum ($)
-----------------------------------------------------------------------------------------------------------------
Alderwood Auto Glass                          1,500       07/05             -            20,112        13.41
Northwest Credit Union                        1,300       11/05          1/2 yr.         24,050        18.50
Supercuts                                     1,300       11/05          2/5 yr.         24,696        19.00
GNC                                           1,422       01/06             -            25,344        17.82
Marysville Daycare                            7,345       01/06             -            97,321        13.25
Alta's Pet Gallery                            3,375       05/06          1/5 yr.         45,563        13.50
Papa Murphy's                                 1,300       07/06          1/5 yr.         26,004        20.00
Safeway District Office                         901       07/06          2/5 yr.         12,468        13.84
Mail Box Junction                               904       09/06             -            16,272        19.00
Alpha Denture Clinic                            904       10/06             -            17,172        19.00
Hi-Tek Nails                                    863       11/06          1/5 yr.         18,120        21.00
Play It Again Sports                          3,000       11/06          1/5 yr.         49,173        16.39
Fowlds Cleaners                               1,500       12/06          1/5 yr.         24,000        16.00
Sally Beauty Supplies                         1,300       01/07          1/5 yr.         24,696        19.00
The Everett Clinic                            1,200       03/07             -            24,600        20.50
Cigar Land                                    1,050       03/07          1/5 yr.         22,281        21.22
Check into Cash                               1,546       07/07          1/3 yr.         30,920        20.00
Edward Jones                                  1,500       07/08          1/5 yr.         27,750        18.50
Rent-A-Center                                 3,961       09/08             -            51,492        13.00
The Sun Factory                               1,803       09/08          1/5 yr.         32,454        18.00
Hollywood Video                               6,540       08/09          2/5 yr.         98,100        15.00
Party City                                    7,992       01/10          2/5 yr.        107,892        13.50
Safeway Fuel Site (Ground
  Lease)                                        N/A       01/11         10/5 yr.         50,000          N/A
Home Street Bank                              4,000       12/20             -            80,004        20.00
Safeway                                      53,850       07/21          8/5 yr.        592,356        11.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WRANGLER COMPANY, WESTERN HEADQUARTERS AND DISTRIBUTION FACILITY, EL PASO, TEXAS

On July 22, 2004, we purchased an existing freestanding office and distribution center leased to Wrangler Company, containing 316,800 gross leasable square feet. The center is located at 12173 Rojas Drive in El Paso, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,476,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $58 per square foot of leasable space.

We purchased this property with our own funds. On July 26, 2004, we obtained financing in the amount of $11,300,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wrangler Company, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                       Base Rent
                        Approximate                    Current        Per Square
                        GLA Leased     % of Total       Annual         Foot Per        Renewal         Lease Term
Lessee                   (Sq. Ft.)         GLA         Rent ($)        Annum ($)       Options     Beginning      To
----------------------------------------------------------------------------------------------------------------------
Wrangler Company          316,800          100        1,504,800          4.75          3/7 yr.       11/93       11/13

For federal income tax purposes, the depreciable basis in this property will be approximately $13,858,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY PLAZA SHOPPING CENTER, SOUTHLAKE, TEXAS

On July 21, 2004, we purchased an existing shopping center known as Gateway Plaza Shopping Center, containing 358,501 gross leasable square feet. The center is located on State Highway 114 and Southlake Boulevard, in Southlake, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,025,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $92 per square foot of leasable space.

We purchased this property with our own funds. On September 1, 2004, we obtained financing in the amount of $18,163,000. The loan requires interest only payments at an annual rate of 5.10% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kohl's, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                       Base Rent
                   Approximate                         Per Square
                   GLA Leased       % of Total          Foot Per               Lease Term
Lessee              (Sq. Ft.)          GLA              Annum ($)          Beginning      To
---------------------------------------------------------------------------------------------
Kohl's               87,423             24                5.74              08/00       01/21

For federal income tax purposes, the depreciable basis in this property will be approximately $24,769,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Gateway Plaza Shopping Center was built in 2000. As of September 1, 2004, this property was 90% occupied, with a total 324,240 square feet leased to 25 tenants. The following table sets forth certain information with respect to those leases:

                                 Approximate                                       Current      Base Rent Per
                                 GLA Leased                         Renewal         Annual       Square Foot
           Lessee                 (Sq. Ft.)        Lease Ends       Options        Rent ($)     Per Annum ($)
-------------------------------------------------------------------------------------------------------------
Cool Cuts for Kids                     1,194          09/05          1/5 yr.         28,656          24.00
Old Navy                              25,000          09/05          3/5 yr.        225,000           9.00
Mattress Firm                          4,008          09/05          2/5 yr.         88,176          22.00
Rack Room                              7,996          09/05          2/5 yr.        147,926          18.50
Carpet Mills of America                3,493          11/05          1/5 yr.         76,846          22.00
Dress Barn                             8,127          12/05          3/5 yr.        121,905          15.00
Baker Brothers                         3,000          12/05             -            75,000          25.00
Calico Corners                         5,278          12/05          2/5 yr.        126,672          24.00
Chipotle Mexican Grill                 2,432          12/05          3/5 yr.         59,025          24.27
Fitness Headquarters                   2,500          01/06          2/5 yr.         62,500          25.00
Home Theater Store                     6,000          02/08          1/6 mo.        156,000          26.00
Shogun Shushi                          4,253          05/09          2/5 yr.        114,831          27.00
Michaels                              23,838          02/10          4/5 yr.        262,218          11.00
T.J. Maxx                             30,600          08/10          3/5 yr.        267,750           8.75
Ultra Cosmetics & Salon               11,250          10/10          3/5 yr.        202,500          18.00
Thomasville Home Furniture            18,615          12/10          2/5 yr.        252,792          13.58
Bed Bath & Beyond                     30,000          01/11          4/5 yr.        330,000          11.00
Anamia's Retail                        5,058          02/11          2/5 yr.        126,450          25.00
Aaron Brothers Art & Frame             6,500          02/11          2/5 yr.        143,000          22.00
Starbucks                              1,830          03/11          2/5 yr.         54,900          30.00
Pearle Vision                          3,027          10/12          2/5 yr.         71,437          23.60
Zales                                  3,587          11/13          3/5 yr.         60,979          17.00
OfficeMax                             23,801          01/16          4/5 yr.        261,250          10.98
Bank of America                        5,430          12/20          3/5 yr.        190,000          34.99
Kohl's                                87,423          01/21          6/5 yr.        502,187           5.74

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, BLYTHEVILLE, ARKANSAS

On July 21, 2004, we purchased an existing retail store known as Wal-Mart Supercenter, containing 183,211 gross leasable square feet. The store is located at 3700 Highway 18, in Blytheville, Arkansas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $12,935,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $71 per square foot of leasable space.

We purchased this property with our own funds. On August 31, 2004, we obtained financing in the amount of $7,100,000. The loan requires interest only payments at an annual rate of 4.39% and matures September 2007.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wal-Mart Supercenter, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                       Base Rent
                          Approximate                    Current      Per Square
                          GLA Leased      % of Total      Annual       Foot Per       Renewal         Lease Term
Lessee                     (Sq. Ft.)          GLA        Rent ($)      Annum ($)      Options     Beginning      To
---------------------------------------------------------------------------------------------------------------------
Wal-Mart Supercenter        183,211           100        902,422         4.93         6/5 yr.       04/99       04/19

For federal income tax purposes, the depreciable basis in this property will be approximately $9,701,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY VILLAGE, ANNAPOLIS, MARYLAND

On July 21, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Gateway Village, containing 273,788 gross leasable square feet. The center is located at Housley Road and Defense Highway in Annapolis, Maryland.

We entered into a joint venture agreement with the current owners of this property who are unaffiliated third parties. We made a capital contribution in the amount of $49,513,455 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $31,458,000. The first loan requires interest only payments on $27,233,000 at an annual rate of the three month LIBOR Rate and 113 basis points and matures July 2009. The second loan requires interest only payments on $4,225,000 at an annual interest rate of the three month LIBOR Rate and 200 basis points and matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

Three tenants, Safeway, Burlington Coat Factory and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                     Base Rent
                                 Approximate                         Per Square
                                 GLA Leased       % of Total          Foot Per               Lease Term
Lessee                            (Sq. Ft.)          GLA              Annum ($)         Beginning        To
--------------------------------------------------------------------------------------------------------------
Safeway                            53,000             19               10.00             06/02          06/22

Burlington Coat Factory            68,400             25                6.00             03/99          02/04
                                                                        6.29             03/04          02/09

Best Buy                           58,000             21               16.00             04/96          04/01
                                                                       17.00             05/01          04/06
                                                                       18.00             05/06          04/11

For federal income tax purposes, the depreciable basis in this property will be approximately $37,135,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Gateway Village was built in 1996. As of September 1, 2004, this property was 100% occupied, with a total 273,788 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                 Approximate                                            Current      Base Rent Per
                                 GLA Leased                              Renewal         Annual       Square Foot
          Lessee                  (Sq. Ft.)          Lease Ends          Options        Rent ($)     Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Rugged Wearhouse                       9,981            01/05            2/5 yr.         129,753         13.00
Big Screen Store                       3,525            10/05            2/5 yr.          88,125         25.00
Regional Acceptance Corp               2,000            02/06            1/5 yr.          41,524         20.76
Career Partners                        1,600            02/06            1/5 yr.          36,716         22.95
Chesapeake Open MRI                    3,000            04/06            1/5 yr.          72,120         24.04
Annapolis Hair                         6,400            03/07               -             92,383         14.43
US Army                                2,877            04/07            1/5 yr.          63,294         22.00
Standard Carpet                        3,975            08/07            1/5 yr.         113,279         28.50
Burlington Coat Factory               68,400            02/09            4/5 yr.         430,543          6.29
Jenny Craig                            3,200            03/09            1/5 yr.          51,200         16.00
Best Buy                              58,000            04/11            3/5 yr.         986,000         17.00
Staples                               24,491            08/11            3/5 yr.         404,101         16.50
Sakura                                 4,600            12/11            2/5 yr.          82,800         18.00
PETsMART                              25,416            01/12            5/5 yr.         419,364         16.50
Safeway                               53,000            06/22            6/5 yr.         530,000         10.00
Beneficial Maryland                    3,323       Month To Month           -             63,137         19.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOWSON CIRCLE, TOWSON, MARYLAND

On July 21, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Towson Circle, containing 116,366 gross leasable square feet of which 8,838 is a ground lease. The center is located at York, Dulaney Valley and Joppa Roads, in Towson, Maryland.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $28,450,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $19,197,500. The first loan requires interest only payments on $15,647,500 at an annual rate of 5.10% and matures July 2009. The second loan requires interest only payments on $3,550,000 at an annual rate of 3.60% for the first ninety days and thereafter at the three month LIBOR Rate and 200 basis points. The loan matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Barnes & Noble, Trader Joe's East, Bally Total Fitness and Pier 1 Imports, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                  Base Rent
                                Approximate                       Per Square
                                GLA Leased       % of Total        Foot Per             Lease Term
Lessee                           (Sq. Ft.)          GLA           Annum ($)         Beginning        To
---------------------------------------------------------------------------------------------------------
Barnes & Noble                    31,222             27             20.42             11/98         01/14

Trader Joe's East                 11,875             10                  *            09/00         09/10

Bally Total Fitness               21,713             19             20.50             12/99         12/04
                                                                    21.50             01/05         12/09
                                                                    22.50             01/10         12/14

Pier 1 Imports                    12,252             10             17.06             12/98         12/03
                                                                    19.62             01/04         12/08

* This tenant's lease pays percentage rent only on a monthly basis.

For federal income tax purposes, the depreciable basis in this property will be approximately $21,338,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Towson Circle was built in 1998. As of September 1, 2004, this property was 92% occupied, with a total 106,621 square feet leased to 13 tenants. The following table sets forth certain information with respect to those leases:

                                Approximate                                  Current      Base Rent Per
                                GLA Leased                      Renewal       Annual      Square Foot
         Lessee                  (Sq. Ft.)      Lease Ends      Options      Rent ($)     Per Annum ($)
-------------------------------------------------------------------------------------------------------
Mattress Discounters                  2,518        05/05        1/5 yr.        62,950         25.00
T-Mobile                              1,996        09/05        1/5 yr.        52,346         26.23
Hollywood Tanning System              2,087        09/07        1/5 yr.        53,740         25.75
Nextel                                  400        03/08        3/5 yr.        24,720         61.80
Sprint PCS                            3,128        11/08           -           86,250         27.57
Pier 1 Imports                       12,252        12/08        2/5 yr.       240,350         19.62
Storehouse, Inc.                      6,345        09/09           -          155,453         24.50
Country Curtains                      4,000        07/10        1/5 yr.        80,000         20.00
Trader Joe's East                    11,875        09/10        2/5 yr.          *             N/A
Barnes & Noble                       31,222        01/14        3/5 yr.       637,553         20.42
Bally Total Fitness                  21,713        12/14        2/5 yr.       445,116         20.50
ATM Machines                            247        04/15           -            5,400         21.86
Bahama Breeze Restaurant
  (Ground Lease)                      8,838        09/18        3/5 yr.       238,336          N/A

* This tenant's lease pays percentage rent only on a monthly basis.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOLLGATE MARKETPLACE, BEL AIR, MARYLAND

On July 19, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Tollgate Marketplace, containing 392,587 gross leasable square feet. The center is located at Route 24 and Route 1, in Bel Air, Maryland.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $72,100,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the amount of $39,765,000. The loan requires interest only payments at an annual rate of 2.80% for the first ninety days and thereafter at the three month LIBOR Rate and 120 basis points. The loan matures July 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Giant Food and Jo Ann Fabrics, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                        Base Rent
                      Approximate                       Per Square
                      GLA Leased       % of Total        Foot Per                Lease Term
Lessee                 (Sq. Ft.)          GLA            Annum ($)         Beginning         To
-------------------------------------------------------------------------------------------------
Giant Food              40,400             10              4.36             11/79           10/09

Jo Ann Fabrics          46,000             12             11.00             07/98           01/09

For federal income tax purposes, the depreciable basis in this property will be approximately $54,225,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Tollgate Marketplace was built in 1979 and renovated in 1994. As of September 1, 2004, this property was 100% occupied, with a total 392,587 square feet leased to 34 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                     Current       Base Rent Per
                               GLA Leased                       Renewal         Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Sylvan Learning Center               3,900         06/05         1/5 yr.         75,335          19.32
AT & T Wireless                      2,000         09/05         1/5 yr.         63,999          32.00
Carvel Ice Cream                     1,250         10/05         1/5 yr.         31,250          25.00
Foto Image 1 Hour                    1,600         11/05            -            35,200          22.00
Outback Steakhouse                   6,200         12/05         3/5 yr.         77,000          12.42

                                  Approximate                                   Current       Base Rent Per
                                   GLA Leased                    Renewal         Annual        Square Foot
         Lessee                    (Sq. Ft.)     Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Factory Card Outlet                 11,500         12/05         2/5 yr.        149,500          13.00
T.J. Maxx                           27,769         01/06            -           242,978           8.75
Dubinclipped                         1,230         06/06         2/5 yr.         33,495          27.23
Rockway Bedding                      3,200         08/06         1/5 yr.         74,400          23.25
Starbucks Coffee                     1,200         09/06         2/5 yr.         33,732          28.11
Hollywood Tanning System             3,000         03/07         1/5 yr.         89,115          29.71
Only Nails                           1,230         06/07         1/5 yr.         39,147          31.83
Standard Carpet                      3,500         07/07         1/5 yr.         92,829          26.52
Rack Room Shoes                      6,980         11/07         1/5 yr.        127,385          18.25
JoAnn Fabrics                       46,000         01/09         3/5 yr.        506,000          11.00
Red Lobster                          8,355         01/09         3/5 yr.         88,563          10.60
Giant Food                          40,400         10/09         3/5 yr.        176,341           4.36
Boston Markets                       5,200         12/09            -            95,000          18.27
Staples                             20,285         12/09         3/5 yr.        303,260          14.95
Pier 1 Imports                       9,920         10/10         2/5 yr.        200,681          20.23
Toys "R" Us                         30,000         11/10        10/5 yr.        137,499           4.58
TGI Fridays                          7,041         12/10         4/5 yr.        151,381          21.50
Petco                               12,000         01/11         2/5 yr.        222,000          18.50
The Men's Wearhouse                  6,906         02/11         2/5 yr.        151,932          22.00
Joo Dry Cleaners                     1,500         03/11            -            31,827          21.22
Sakura                               5,380         06/11         2/5 yr.        114,648          21.31
Barnes & Noble Superstores          23,115         01/12         3/5 yr.        369,840          16.00
Michaels                            35,000         01/12         3/5 yr.        349,999          10.00
Baja Fresh                           3,000         04/12         2/5 yr.         84,000          28.00
First Union Bank                     6,050         10/12         2/5 yr.        138,000          22.81
Bassett Furniture                   14,144         12/13         2/5 yr.        169,728          12.00
Tollgate Liquors                     4,282         04/14         2/5 yr.         51,384          12.00
Pizzeria Uno's                       6,360         11/14         4/5 yr.         77,020          12.11
Circuit City                        33,090         11/15         4/5 yr.        390,828          11.81

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DORMAN CENTER, SPARTANBURG, SOUTH CAROLINA

On July 16, 2004, we purchased the second phase of Dorman Center, containing 37,200 gross leasable square feet for approximately $7,082,000. We acquired the first phase of Dorman Center, containing 350,994 gross leaseable square feet on March 4, 2004 for approximately $43,118,000. The center is located at Blackstock Road and W.L. Ezell Road, in Spartanburg, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $50,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $123 per square foot of leasable space for Phase I and $190 for per square foot of leasable space for Phase II.

We purchased this property with our own funds. On April 20, 2004, we obtained financing in the amount of $27,610,000. The loan requires interest only payments at an annual rate of 4.18% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wal-Mart Supercenter, leases more than 10% of the combined total gross leasable area of the Phase I and Phase II properties. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Wal-Mart Supercenter         219,622             57                7.45                08/03           08/23

For federal income tax purposes, the total depreciable basis in this property will be approximately $25,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Dorman Center Phase I was built in 2003 and Dorman Center Phase II was newly constructed in 2004. As of September 1, 2004, this property was 94% occupied, with a total 365,394 square feet leased to 23 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                             Current       Base Rent Per
                               GLA Leased                         Renewal               Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends        Options              Rent ($)      Per Annum ($)
------------------------------------------------------------------------------------------------------------------
DORMAN CENTER I
Happy Nails                          2,000         08/06           1/3 yr.               38,000           19.00
Pilgrim's Pathway                    2,000         09/06           1/3 yr.               32,000           16.00
Alltel                               2,500         09/06           2/3 yr.               45,000           18.00
Payless Shoe Source                  2,800         08/08           3/5 yr.               47,600           17.00
Your Dollar Store                    5,000         08/08           2/5 yr.               77,500           15.50
JD's Fashion                         3,500         08/08           1/5 yr.               63,000           18.00
Lee Jewelers                         1,700         09/08           2/5 yr.               33,150           19.50
Catherine's                          4,000         09/08           3/5 yr.               69,000           17.25
Super Tans                           2,500         10/08           2/3 yr.               42,500           17.00
Pier 1 Imports                      10,800         07/13           3/5 yr.              199,800           18.50
Michaels                            23,885         09/13           4/5 yr.              249,459           10.44
McAllister's Deli                    4,000         10/13           2/5 yr.               66,000           16.50
Moe's Southwestern                   3,000         01/14           2/5 yr.               45,000           15.00
Linens 'N Things                    25,000         01/14           3/5 yr.              252,050           10.08
Ross Dress for Less                 30,187         01/14           4/5 yr.              332,057           11.00
Wal-Mart Supercenter               219,622         08/23      15/5 yr. & 1/4 yr.      1,636,184            7.45

DORMAN CENTER II
American Cash Advance                1,400         04/07           1/3 yr.               24,500           17.50
Cingular Wireless                    1,600         05/07           2/2 yr.               28,000           17.50
Aim Mail Center                      1,600         06/09              -                  28,000           17.50
Sally Beauty Supply                  1,400         04/09           2/5 yr.               25,200           18.00
Cost Cutters                         1,400         05/09           1/5 yr.               25,900           18.50
American's Home Place                3,500         06/09           2/3 yr.               57,225           16.35
America's Best *                     3,000         09/09           1/5 yr.               46,500           15.50
Italian Pie *                        3,200         07/14           2/5 yr.               52,800           16.50
Shoe Carnival                       12,000         03/14           2/5 yr.              156,000           13.00

*  Lease term had not commenced as of September 1, 2004

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CRANBERRY SQUARE, CRANBERRY TOWNSHIP, PENNSYLVANIA

On July 14, 2004, we purchased an existing shopping center known as Cranberry Square, containing 195,566 gross leasable square feet. The center is located on U.S. Route 19 in Cranberry Township, Pennsylvania.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,220,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $103 per square foot of leasable space.

We purchased this property with our own funds. On July 16, 2004, we obtained financing for this property in the amount of $10,900,000. The loan requires interest only payments at an annual rate of 4.975% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

All five tenants, Barnes & Noble, Dick's Sporting Goods, Best Buy, OfficeMax and Toys "R" Us, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Barnes & Noble                25,200             13                12.50                11/96          10/06
                                                                   15.00                11/06          10/11

Dick's Sporting Goods         50,000             26                10.25                02/97          01/12

Best Buy                      37,005             19                12.25                11/02          01/08
                                                                   13.25                02/08          01/13

OfficeMax                     23,380             12                10.10                10/96          09/01
                                                                   10.60                10/01          09/06
                                                                   10.80                10/06          09/11

Toys "R" Us                   45,000             23                 3.78                11/96          01/07
                                                                    4.16                02/07          01/12

For federal income tax purposes, the depreciable basis in this property will be approximately $15,165,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Cranberry Square was built in 1996. As of September 1, 2004, this property was 92% occupied, with a total 180,585 square feet leased to five tenants. The following table sets forth certain information with respect to those leases:

                                Approximate                                          Current      Base Rent Per
                                GLA Leased                           Renewal         Annual        Square Foot
          Lessee                 (Sq. Ft.)        Lease Ends         Options         Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------------------
OfficeMax                            23,380         09/11             3/5 yr.         247,828         10.60
Barnes & Noble                       25,200         10/11             2/5 yr.         315,000         12.50
Toys "R" Us                          45,000         01/12             6/5 yr.         170,100          3.78
Dick's Sporting Goods                50,000         01/12             3/5 yr.         512,500         10.25
Best Buy                             37,005         01/13             4/5 yr.         453,311         12.25

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

KOHL'S/WILSHIRE PLAZA III, KANSAS CITY, MISSOURI

On July 13, 2004, we funded $5,750,000 which represents a portion of the purchase price of a free standing retail center under construction to be known as Kohl's/Wilshire Plaza III to contain 88,248 gross leasable square feet. The center is located at I-35 and Highway 152 in Kansas City, Missouri.

We are purchasing this property from an unaffiliated third party. Our total acquisition cost will be approximately $9,850,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost will be approximately $112 per square foot of leasable space.

In accordance with the terms of the lease agreement with Kohl's, we will reimburse them for the construction of their retail building in two installments. We will receive a 7% return on the original amount funded of $5,750,000 and construction advances to Kohl's until such time as Kohl's lease commences.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kohl's, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Kohl's                       88,248             100                8.37                11/04           01/24

For federal income tax purposes, the depreciable basis in this property will be approximately $7,387,500. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

SHOPPES OF DALLAS, DALLAS, GEORGIA

On July 2, 2004, we purchased a newly constructed shopping center known as Shoppes of Dallas, containing 70,610 gross leasable square feet. The center is located at Highway 381 and East Paulding Drive, in Dallas, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,052,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $185 per square foot of leasable space.

We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,178,700. The loan requires interest only payments at an annual rate of 4.96% and matures April 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                 Lease  Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning  End
------------------------------------------------------------------------------------------------------
Publix                       44,840              64                10.25                  03/04  03/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,789,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shoppes of Dallas was newly constructed in 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. As of September 1, 2004, this property was 81% occupied, with a total of 57,440 square feet leased to 11 tenants. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. The following table sets forth certain information with respect to those leases:

                               Approximate                                     Current       Base Rent Per
                               GLA Leased                       Renewal         Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Creative Tan                         1,200        04/07         1/3 yr.          24,000          20.00
Ladies Fitness Express               1,200        04/07         1/3 yr.          19,800          16.50
Verizon                                900        04/07         1/3 yr.          15,300          17.00
Evan Blake Salon                     1,200        04/07         1/3 yr.          21,000          17.00
Dollar Train                         2,100        06/07         1/3 yr.          36,750          17.50
USA Nails                            1,200        03/09         2/5 yr.          28,800          24.00
Great Clips                          1,200        04/09         2/5 yr.          26,400          22.00
China Fun                            1,200        05/09         2/5 yr.          25,200          21.00
Dry Clean USA                        1,200        06/09         2/5 yr.          28,800          24.00
Subway                               1,200        07/09         2/5 yr.          22,800          19.00
Publix                              44,840        03/24         6/5 yr.         459,600          10.25

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT BOARDWALK, KANSAS CITY, MISSOURI

On July 1, 2004, we purchased a newly constructed shopping center known as The Shops at Boardwalk, containing 122,413 gross leasable square feet. The center is located at North Boardwalk Avenue and Ambassador Drive in Kansas City, Missouri.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $36,642,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $299 per square foot of leasable space.

We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $20,150,000. The loan requires interest only payments at an annual rate of 4.13% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Borders Books, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Borders Books                19,000              16               13.95                 09/02          08/08
                                                                  14.65                 09/08          08/13
                                                                  15.38                 09/13          08/18
                                                                  16.11                 09/18          01/24

For federal income tax purposes, the depreciable basis in this property will be approximately $27,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Shops at Boardwalk was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of September 1, 2004, this property was 70% occupied, with a total of 85,924 square feet leased to twenty tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                             Current       Base Rent Per
                               GLA Leased                             Renewal           Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends            Options          Rent ($)      Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Coldwater Creek *                    4,620    Month To Month           2/5 yr.          110,880          24.00
Nextel Communications                2,004         05/08               2/5 yr.           54,108          27.00
Electronic Boutique                  2,195         06/08               1/5 yr.           60,582          27.60
Chicos                               2,735         07/08               2/5 yr.           68,375          25.00
Planet Sub                           3,147         07/08          1/3 yr. & 1/2 yr.      84,969          27.00
Jos. A. Banks                        4,200         08/08               1/5 yr.           92,400          22.00
Claire's Boutique                    1,200         08/08               1/1 yr.           36,000          30.00
Maurices                             3,781         08/08               2/3 yr.           94,525          25.00
Noggin Noodle                        2,390         10/08               1/5 yr.           62,140          26.00
Select Comfort                       2,158         12/08          1/3 yr. & 1/2 yr.      64,740          30.00
Archivers                            5,957         01/09               1/5 yr.          119,140          20.00

                                  Approximate                                          Current       Base Rent Per
                                  GLA Leased                          Renewal           Annual        Square Foot
         Lessee                   (Sq. Ft.)     Lease Ends            Options          Rent ($)      Per Annum ($)
------------------------------------------------------------------------------------------------------------------
2nd Swing                            3,580         04/09                  -              93,080          26.00
J. Jill                              4,040         07/13                  -             121,200          30.00
Chipolte Mexican Grill               2,801         07/13               2/5 yr.           78,428          28.00
Yankee Candle                        2,000         07/13               1/5 yr.           50,000          25.00
Red Star Tavern                      7,200         08/13               2/5 yr.          209,061          29.00
Christopher & Banks                  3,500         08/13                  -              91,000          26.00
Kirklands                            4,915         01/14                  -             108,130          22.00
Talbots                              4,501         01/16               2/4 yr.          117,026          26.00
Borders Books                       19,000         01/24               4/5 yr.          265,050          13.95

*  Renewal negotiations in progress

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES OF PROMINENCE POINT, CANTON, GEORGIA

On June 30, 2004, we purchased a newly constructed shopping center known as Shoppes of Prominence Point, containing 78,058 gross leasable square feet. The center is located at Interstate 575 and State Route 5, in Canton, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,099,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $232 per square foot of leasable space.

We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $9,954,300. The loan requires interest only payments at an annual rate of 5.235% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Publix                        44,840             51               10.80                03/04           03/24

For federal income tax purposes, the depreciable basis in this property will be approximately $13,574,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shoppes of Prominence Point was newly constructed in 2004. As of September 1, 2004, this property was 89% occupied, with a total of 69,358 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                     Current       Base Rent Per
                               GLA Leased                       Renewal         Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
World Wireless                       1,050        03/07         1/3 yr.          21,000          20.00
World Dollar Store                   1,610        04/07         1/3 yr.          30,590          19.00
Curves                               1,400        04/07         1/3 yr.          27,300          19.50
Prominence Chiropractic              1,400        05/07         1/3 yr.          26,600          19.00
Oceanside Tanning                    1,400        04/08         1/4 yr.          32,200          23.00
Bowen's TaeKwonDo Plus               2,450        04/08         1/4 yr.          47,775          19.50
Blockbuster Video                    5,268        01/09         4/5 yr.          92,190          17.50
Holly Nails                          1,050        04/09         1/4 yr.          25,200          24.00
Yoon Sushi Restaurant                1,400        05/09         1/5 yr.          25,900          18.50
Great Clips                          1,400        05/09         2/5 yr.          30,800          22.00
The UPS Store                        1,400        05/09         1/5 yr.          26,600          19.00
Mui Lan Restaurant                   2,100        05/09         1/5 yr.          40,950          19.50
Beef O'Brady's                       2,590        05/12         1/8 yr.          46,620          18.00
Publix                              44,840        03/24         6/5 yr.         484,272          10.80

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DAVIS TOWNE CROSSING, NORTH RICHLAND HILLS, TEXAS

On June 30, 2004, we purchased a newly constructed shopping center known as Davis Towne Crossing, containing 41,349 gross leasable square feet of which 4,000 is a ground lease. The center is located at Davis Boulevard and Precinct Line Road in North Richland Hills, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $9,755,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $236 per square foot of leasable space.

We purchased this property with our own funds. On August 9, 2004, we obtained financing in the amount of $5,365,200. The loan requires interest only payments at an annual rate of 5.185% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Lady USA Fitness and Cotton Patch Cafe', each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Lady USA Fitness              6,000              14                17.00                10/03          10/08

Cotton Patch Cafe             4,400              11                20.00                12/03          11/08

For federal income tax purposes, the depreciable basis in this property will be approximately $7,316,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Davis Towne Crossing was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of September 1, 2004, this property was 82% occupied with 34,091 square feet leased to 13 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                     Current       Base Rent Per
                               GLA Leased                       Renewal         Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
H & R Block                          2,264         05/07        1/3 yr.          45,280          20.00
The Scrapbook Palace                 3,000         10/07        1/2 yr.          57,000          19.00
RadioShack                           2,400         08/08        3/5 yr.          48,000          20.00
Sport Clips                          1,440         08/08        2/5 yr.          28,800          20.00
EB Games                             1,500         09/08        2/5 yr.          31,500          21.00
Luxury Nails                         1,400         09/08        1/5 yr.          29,400          21.00
Friedman's Jewelers                  1,727         10/08        3/3 yr.          32,813          19.00
Lady USA Fitness                     6,000         10/08        2/5 yr.         102,000          17.00
Cotton Patch Cafe                    4,400         11/08        1/5 yr.          88,000          20.00
The UPS Store                        1,360         02/09        1/5 yr.          25,840          19.00
Payless Shoes                        3,000         07/13        2/5 yr.          54,000          18.00
Quiznos Subs                         1,600         11/13        1/5 yr.          30,400          19.00
Washington Mutual (Ground
  Lease)                             4,000         08/28        4/5 yr.          85,000            N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FULLERTON METROCENTER, FULLERTON, CALIFORNIA

On June 30, 2004, we purchased an existing shopping center known as Fullerton Metrocenter, containing 253,296 gross leasable square feet. The center is located at Harbor Boulevard and Orangethorpe Avenue, in Fullerton, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $51,275,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $202 per square foot of leasable space.

We purchased this property with our own funds. On July 9, 2004, we obtained financing in the amount of $28,050,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Sportmart and Henry's Marketplace, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Sportmart                     43,660             18                8.25                 10/88          10/93
                                                                   9.10                 11/93          10/03
                                                                   9.95                 11/03          02/06

Henry's Marketplace (Wild
  Oats) *                     28,092             12               16.89                 09/04          08/19

For federal income tax purposes, the depreciable basis in this property will be approximately $38,456,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Fullerton Metrocenter was built in 1988. As of September 1, 2004, this property was 82% occupied, with a total 208,174 square feet leased to 40 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                     Current       Base Rent Per
                               GLA Leased                       Renewal         Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
H & R Block                          5,250         09/04           -            141,816          27.01
Sportmart                           43,660         02/06        3/5 yr.         434,334           9.95
La Caffepia                          1,245         03/06           -             36,708          29.48
Washington Mutual                    1,560         05/06           -             35,604          22.82
Kentucky Fried Chicken               2,304         05/06           -            100,800          43.75
AT & T Wireless Services             2,775         10/06        1/5 yr.          75,980          27.38
Payless Shoes                        2,525         10/06        1/5 yr.          49,768          19.71
Jenny Craig                          1,900         02/07           -             53,656          28.24
RadioShack                           2,050         04/07        1/3 yr.          47,970          23.40
Party America                        9,610         05/07           -            128,064          13.33
Adelphia Communications              1,515         06/07        1/5 yr.          41,465          27.37
Quizno's Subs                        1,400         08/07        1/5 yr.          40,460          28.90
Brite Dental                         2,250         08/07        2/5 yr.          43,920          19.52
Lilacs Flowers and Gifts             1,200         11/07        1/5 yr.          36,408          30.34
GameStop                             1,550         12/07           -             36,900          23.81
Ruby's Diner                         3,592         02/08           -            106,320          29.60
Pop's Unfinished Furniture           6,650         04/08        2/5 yr.         101,745          15.30
Burger King (Ground Lease)           2,874         04/08        2/5 yr.         130,968            N/A
Wherehouse Entertainment             6,350         06/08        2/5 yr.          99,920          15.74
GMP Vitamin                          1,020         07/08                         30,681          30.08
Beneficial Finance                   1,775         10/08           -             49,956          28.14
Fantastic Sams                       1,170         11/08           -             34,728          29.68
Beauty Avenue                        5,400         11/08           -            110,808          20.52
Jewelry Mart                         7,000         12/08        1/5 yr.         273,432          39.06
Tilly's                              6,040         12/08        1/5 yr.         132,276          21.90
Sylvan Learning Center               3,648         05/09           -             71,646          19.64
Miry Collection                      4,350         05/09           -            109,260          25.12
Vans                                 1,650         06/09           -             46,348          28.09
Super Mex Restaurants                5,500         10/09           -            155,556          28.28
Kim Sun Young Salon                  1,280         10/09           -             36,732          28.70
Metro Dry Cleaning                   1,950         11/09        1/5 yr.          52,332          26.84
Tip Top Nails                          900         01/10        1/5 yr.          36,468          40.52
Matsunoya                            2,900         06/10           -             75,132          25.91
Baskins-Robbins                      1,275         10/10        1/5 yr.          38,052          29.84

                                  Approximate                                  Current       Base Rent Per
                                  GLA Leased                    Renewal         Annual        Square Foot
         Lessee                   (Sq. Ft.)      Lease Ends     Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
China Buffet                        10,828         06/11           -            184,617          17.05
First Bank and Trust                21,600         02/13        2/5 yr.         201,256           9.31
Orange County Credit Union           4,000         12/13        1/5 yr.          81,600          20.40
Big Island BBQ                       1,090         03/14        1/5 yr.          31,392          28.80
Avenue                               5,300         01/15        2/5 yr.         104,256          19.67
PETsMART                            19,238         03/19        3/5 yr.         278,544          14.48
Henry's Marketplace (Wild
  Oats) *                           28,092         08/19                        474,474          16.89

* Lease had not commenced as of September 1, 2004.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LOW COUNTRY VILLAGE SHOPPING CENTER, BLUFFTON, SOUTH CAROLINA

On June 30, 2004, we purchased a newly constructed shopping center known as Low Country Village Shopping Center, containing 76,376 gross leasable square feet (Phase I). We signed an agreement, subject to conditions, to purchase an additional 63,460 gross leasable square feet (Phase II) of construction estimated to be completed in 2004 for approximately $10,542,800. The center is located at Highway 278 and Foreman Hill Road in Bluffton, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $9,758,840 for Phase I. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $127 per square foot of leasable space for Phase I and $166 per square foot of leasable space for Phase II.

We purchased Phase I and intend to purchase Phase II with our own funds. On October 6, 2004, we obtained financing in the amount of $5,370,000. The loan requires interest only payments at an annual rate of 4.96% and matures October 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, Michaels and PETsMART, lease more than 10% of the total gross leasable area of the Phase I property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Ross Dress for Less           30,131             39                9.75                05/04           04/09
                                                                  10.25                05/09           04/14

Michaels                      21,360             28                9.75                02/04           02/14

PETsMART                      19,107             25               12.95                02/04           01/09
                                                                  13.95                02/09           01/14
                                                                  14.95                02/14           01/19

For federal income tax purposes, the depreciable basis in this property will be approximately $15,750,000 for Phase I. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Low Country Village Shopping Center is newly constructed in 2004. As of September 1, 2004, Phase I was 92% occupied, with a total of 70,598 square feet leased to three tenants. The property is currently in a leasing up phase for Phase II and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                               Approximate                                     Current       Base Rent Per
                               GLA Leased                       Renewal         Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
PHASE I
Michaels                            21,360         02/14        4/5 yr.         208,260           9.75
Ross Dress for Less                 30,131         04/14        4/5 yr.         293,777           9.75
PETsMART                            19,107         01/19        3/5 yr.         247,436          12.95
PHASE II
Linens 'N Things*                   25,080         07/14                        244,530           9.75
Cost Plus World Market*             18,300         01/15                        215,025          11.75

* Lease renewal option information is not currently available

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHGATE NORTH, SEATTLE, WASHINGTON

On June 30, 2004, we purchased a newly constructed shopping center known as Northgate North, containing 302,095 gross leasable square feet. The center is located at 302 Northeast Northgate Way in Seattle, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $48,455,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $160 per square foot of leasable space.

We purchased this property with our own funds. On July 14, 2004, we obtained financing in the amount of $26,650,000. The loan requires interest only payments at an annual rate of 4.60% and matures July 2008.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Target and Best Buy, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Target                       147,582             49                4.34                 01/01          12/26

Best Buy                      51,202             17               25.00                 10/00          01/06
                                                                  27.00                 02/06          01/11
                                                                  29.00                 02/11          01/16
                                                                  31.00                 02/16          01/21

For federal income tax purposes, the depreciable basis in this property will be approximately $36,341,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Northgate North was constructed between 2000 and 2003. As of September 1, 2004, this property was 93% occupied, with a total 281,595 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                     Current       Base Rent Per
                               GLA Leased                       Renewal         Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends      Options        Rent ($)      Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Qwest Wireless                       1,950         12/07        2/5 yr.          40,000          20.51
Quizno's                             1,315         07/12        2/5 yr.          41,856          31.83
Olive Garden                         7,930         10/12        4/5 yr.         205,000          25.85
Ross Dress for Less                 25,278         01/14        4/5 yr.         391,809          15.50
G.I. Joe's (Storage)                 1,968         05/18        4/5 yr.          11,808           6.00
G.I. Joe's                          44,370         05/18        4/5 yr.         532,440          12.00
Best Buy                            51,202         01/21        4/5 yr.       1,280,060          25.00
Target                             147,582         12/26        5/5 yr.         640,000           4.34

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PACHECO PASS SHOPPING CENTER, GILROY, CALIFORNIA

We anticipate purchasing a portion of a newly constructed shopping center known as Pacheco Pass Shopping Center, containing 99,356 gross leasable square feet (which includes 11,810 square feet of ground lease space). The center is located at Camino Arroyo and State Highway 152 in Gilroy, California.

On June 30, 2004, we funded the initial installment of a $22,000,000 first mortgage in the amount of $15,332,906. The remainder of $6,667,094 is expected to be funded in the fourth quarter of 2004. The interest rate of this first mortgage is 6.9933% and it matures on July 15, 2005. We anticipate purchasing the center when the mortgage matures for approximately $24,400,000. We will use the principal under this mortgage towards our purchase price.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Best Buy and Linens 'N Things, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                          Per Square
                            GLA Leased       % of Total          Foot Per                  Lease Term
Lessee                      (Sq. Ft.)           GLA              Annum ($)            Beginning         To
------------------------------------------------------------------------------------------------------------
Best Buy                      30,000             30               13.91                 11/03          01/14

Linens 'N Things              27,984             28               13.50                 03/04          01/15

For federal income tax purposes, the depreciable basis in this property will be approximately $18,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pacheco Pass Shopping Center was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                               Approximate                     Current       Base Rent Per
                               GLA Leased                       Annual        Square Foot
         Lessee                 (Sq. Ft.)       Lease Ends     Rent ($)      Per Annum ($)
-------------------------------------------------------------------------------------------
Nextel Communications                1,500         12/10         54,000         36.00
Electronics Boutique                 1,500         11/13         52,500         35.00
The Sleep Train                      4,550         11/13        111,475         24.50
Best Buy                            30,000         01/14        417,240         13.91
Cold Stone Creamery                  1,200         01/14         38,880         32.40
Jamba Juice                          1,500         01/14         50,400         33.60
Subway                               1,500         01/14         54,000         36.00
Sip n' Hot                           1,650         01/14         56,925         34.50
Maui Taco                            2,528         06/14         87,216         34.50
Monterey Spa & Stove                 4,612         07/14        103,770         22.50
Linens 'N Things                    27,984         01/15        377,784         13.50
Bank of America (Ground
  Lease)                               N/A         01/24        120,000          N/A
Chili's (Ground Lease)                 N/A         04/14        100,000          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEWOOD TOWNE CENTER, LAKEWOOD, WASHINGTON

On June 25, 2004, we purchased an existing shopping center known as Lakewood Towne Center, containing 578,863 gross leasable square feet. The center is located at Gravelly Lake Drive and 100th Street, in Lakewood, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $81,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $140 per square foot of leasable space.

We purchased this property with our own funds. On June 30,2004, we obtained financing in the form of two loans totaling $51,260,000. The first loan requires interest only payments on $44,000,000 at an annual rate of 2.68% for the first ninety days and thereafter at the three month LIBOR Rate. This loan matures June 2009. The second loan requires interest only payments on $7,260,000 at an annual rate of 3.83% for the first ninety days and thereafter at the LIBOR Rate. This loan matures July 2005.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Gottschalk's and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Gottschalk's                        119,256           21         3.35        03/92        02/12

Burlington Coat Factory              70,533           12         5.50        08/03        08/08
                                                                 5.75        09/08        08/13

For federal income tax purposes, the depreciable basis in this property will be approximately $60,825,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakewood Towne Center was rebuilt in 2002 and 2003. As of September 1, 2004, this property was 94% occupied, with a total 546,713 square feet leased to 25 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                        Renewal          Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends        Options          Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Rent-A-Center                            4,275      05/05           2/5 yr.               47,025       11.00
Catherine P.S. Plus                      4,507      07/05              -                  63,098       14.00
Pierce Transit                           4,200      07/06              -                  42,000       10.00
Merino's Fine Custom                     1,095      09/06           1/5 yr.               21,900       20.00
Old Country Buffet                       9,500      12/06           2/5 yr.              118,750       12.50
Old Navy                                16,172      01/08           2/5 yr.              177,892       11.00
Famous Footwear                          8,355      10/08           2/5 yr.              125,325       15.00
Wells Fargo Financial                    1,750      11/09              -                  18,812       10.75
Lowes Cineplex                          48,229      11/11              *                 517,014       10.72
Barnes & Noble                          23,104      01/12           2/5 yr.              317,680       13.75
Michaels                                24,035      02/12           3/5 yr.              288,420       12.00
Gottschalk's                           119,256      02/12               -                400,000        3.35
Bed Bath & Beyond                       30,530      01/13           3/5 yr.              381,625       12.50
The Dollar Store                        15,564      01/13           1/5 yr.              210,114       13.50
Ross Dress for Less                     30,151      01/13           4/5 yr.              354,274       11.75
Lakewood Dialysis                        9,450      03/13           2/5 yr.              135,418       14.33
Burlington Coat Factory                 70,533      08/13           3/5 yr.              387,932        5.50
Office Depot                            18,000      09/13           4/5 yr.              265,500       14.75
La Palma Restaurant                      5,120      01/14           2/5 yr.               51,200       10.00
Pier 1 Imports                          11,142      02/14           2/5 yr.              191,531       17.19
Matherhood Maternity                     1,750      05/14              -                  42,875       24.50
Avenue                                   5,682      01/16           3/5 yr.               88,469       15.57
24 Hour Fitness                         20,219      12/16           2/5 yr.              279,022       13.80
G.I. Joes                               45,005      11/17           4/5 yr.              540,060       12.00
PETsMART                                19,089      01/19           4/5 yr.              209,979       11.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

JOHN'S CREEK VILLAGE, DULUTH, GEORGIA

On June 23, 2004, we purchased a newly constructed shopping center known as John's Creek Village, containing 191,752 gross leasable square feet (which includes 10,555 square feet of ground lease space). The center is located at 11720 Medlock Bridge Road, in Duluth, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $42,503,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $222 per square foot of leasable space.

We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $23,300,000. The loan requires interest only payments at an annual rate of 5.10% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, LA Fitness, Ross Dress For Less and T.J. Maxx, will lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
LA Fitness                           41,000           21        17.00        12/03        12/14
                                                                  CPI        01/15        04/19

Ross Dress for Less                  30,187           16        10.75        05/04        01/15

T.J. Maxx                            30,000           16         8.95        09/03        09/13

For federal income tax purposes, the depreciable basis in this property will be approximately $31,877,200. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

John's Creek Village was newly constructed in 2003 and 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed leases for retail space within the shopping center. As of September 1, 2004, this property was 71% occupied with a total 136,782 square feet leased to 16 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                               Current     Base Rent Per
                                   GLA Leased                    Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends    Options     Rent ($)    Per Annum ($)
-------------------------------------------------------------------------------------------------------
Nextel Communications                    1,640      11/08        2/5 yr.         46,740       28.50
American Mattress                        6,500      11/08        1/5 yr.        100,750       15.50
Electronics Boutique                     1,200      01/09        2/5 yr.         36,000       30.00
State Farm Insurance                     1,700      01/09        1/5 yr.         45,050       26.50
T-Mobile                                 1,500      02/09        1/5 yr.         51,000       34.00

Cold Stone Creamery                      1,360      02/09        2/5 yr.         39,440       29.00
Portrait Innovations                     2,375      05/09           -            64,125       27.00
Hollywood Video *                        5,020      06/09                       124,245       24.75
Hibbett Sporting Goods *                 5,000      10/09                        72,750       14.55
T.J. Maxx                               30,000      09/13        4/5 yr.        268,500        8.95
Dry Cleaners                             1,700      12/13        2/5 yr.         47,600       28.00
Chipolte Mexican Grill                   3,000      12/13        3/5 yr.         93,000       31.00
Starbucks                                1,665      02/14        4/5 yr.         56,527       33.95
Ross Dress for Less                     30,187      01/15        4/5 yr.        324,510       10.75
Doctor's Visionworks                     2,400      03/14        2/5 yr.         64,800       27.00
LA Fitness                              41,000      04/23        3/5 yr.        697,000       17.00
Chili's (Ground Lease)                   5,555      05/14        4/5 yr.        100,000         N/A
IHOP (Ground Lease)                      5,000      12/23        4/5 yr.         85,000         N/A

* As of September 1, 2004, the tenants have not occupied their space.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HUEBNER OAKS CENTER, SAN ANTONIO, TEXAS

On June 8, 2004, we purchased an existing shopping center known as Huebner Oaks Center, containing 286,684 gross leasable square feet (which includes 8,036 square feet of ground lease space). The center is located at I-10 and Huebner Road, in San Antonio, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $79,721,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $278 per square foot of leasable space.

We purchased this property with our own funds. On June 22, 2004, we obtained financing in the form of two loans totaling $48,000,000. The first loan requires interest only payments on $31,723,000 at an annual rate of 4.20% and matures July 2010. The second loan requires interest only payments on $16,277,000 at an annual rate of 3.96% and matures July 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Bed, Bath &
  Beyond                             35,009           12         9.65        03/97        03/02
                                                                10.62        04/02        03/07
                                                                11.68        04/07        01/08

For federal income tax purposes, the depreciable basis in this property will be approximately $60,006,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Huebner Oaks Center was built between 1997 and 1998. As of September 1, 2004, this property was 97% occupied, with a total 279,461 square feet leased to 54 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                        Renewal          Annual       Square Foot
Lessee                              (Sq. Ft.)    Lease Ends          Options          Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Yankee Candle                            2,028      02/05           1/5 yr.               54,756       27.00
Mattress Firm                            2,942      05/05              -                  64,724       22.00
Compass ATM                                 60      07/05           1/2 yr.               20,000         N/A
AAA Texas                                3,682      11/05           1/5 yr.               77,322       21.00
Marble Slab                              1,542      12/05       1/3 yr. & 1/5 yr.         37,008       24.00
Kinko's                                  4,760      02/06           3/5 yr.               92,249       19.38
EB Game World                            1,160      08/06              -                  32,480       28.00
Pier 1 Imports                           8,990      02/07           3/5 yr.              182,137       20.26
Old Navy                                14,000      03/07           1/5 yr.              196,000       14.00
Shoes 4 Kids                             1,000      02/07           1/3 yr.               26,500       26.50
La Madeleine                             4,200      03/07           2/5 yr.               86,100       20.50
Moon Mippy                                 930      04/07           1/4 yr.               26,040       28.00
Club Humidor                             2,254      06/07              -                  54,096       24.00
Cingular Wireless                        2,502      06/07              -                  60,048       24.00
All Ashore Sportswear                    1,264      07/07              -                  27,808       22.00
Pearle Vision                            2,721      07/07           2/5 yr.               68,025       25.00
Beauty First                             3,681      09/07           1/5 yr.               77,301       21.00
Verizon Wireless                         1,803      10/07           1/5 yr.               45,075       25.00
Oreck Homecare                           1,103      10/07           1/5 yr.               24,266       22.00
Bed, Bath & Beyond                      35,009      01/08           2/5 yr.              371,796       10.62
Frankly Fake Copy                          854      01/08           1/5 yr.               23,912       28.00
Ross Dress for Less                     28,200      01/08           5/5 yr.              267,900        9.50
Men's Wearhouse                          4,500      02/08           2/5 yr.               88,020       19.56
Fire Wok                                 2,500      03/08           1/5 yr.               52,500       21.00
Ride Away Bicycles                       3,917      04/08              -                  58,755       15.00
Claire's Boutique                        1,200      08/08              -                  33,600       28.00
Sports Clips                             1,057      09/08              -                  26,425       25.00
Gap Kids                                 8,500      09/08           1/5 yr.              180,540       21.24
Victoria's Secret                        4,500      09/08              -                  94,500       21.00
Bath & Body Works                        2,500      09/08              -                  58,750       23.50
Lane Bryant                              4,500      09/08              -                  94,500       21.00
Banana Republic                          5,964      09/08           1/5 yr.              114,807       19.25
California Pizza Kitchen                 4,301      10/08           2/5 yr.              118,708       27.60
GNC                                      1,155      10/08              -                  28,875       25.00
Hallmark Creations                       6,416      10/08           2/5 yr.              130,566       20.35
Barbeques Galore                         4,498      11/08           2/5 yr.              124,145       27.60
Abercrombie & Fitch                      6,766      11/08              -                 135,320       20.00
Casual Male Big & Tall                   3,914      12/08              -                  90,022       23.00
Eddie Bauer                              6,384      01/09              -                 193,691       30.34
Gymboree                                 1,925      01/09              -                  46,200       24.00
Ann Taylor                               4,500      01/09              -                 131,175       29.15
Starbucks                                1,690      02/09           2/5 yr.               38,870       23.00

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                        Renewal          Annual       Square Foot
Lessee                              (Sq. Ft.)    Lease Ends          Options          Rent ($)    Per Annum ($)
-----------------------------------------------------------------------------------------------------------------
Steak Escape                             1,663      03/09           1/5 yr.               39,912       24.00
Cactus Low Carb Superstore               2,083      05/09           1/5 yr.               33,328       16.00
Brighton                                 1,498      06/09              -                  41,285       27.56
Inksell.com                              1,000      07/09           1/5 yr.               30,000       30.00
Ben Adams Jewelers                       2,233      11/09              -                  55,825       25.00
Bombay Company                           4,500      12/09              -                 121,500       27.00
Talbots                                  6,314      01/11           1/3 yr.              164,164       26.00
Chico's                                  3,060      07/11           2/5 yr.              107,100       35.00
Macaroni Grill                           7,846      08/12           2/5 yr.              107,000       13.64
American Eagle                           5,800      01/14              -                 168,200       29.00
Chipotle Mexican Grill                   2,556      03/14           2/5 yr.               69,012       27.00
Borders Books                           27,500      01/18           5/5 yr.              411,670       14.97
Saltgrass Restaurant (Ground
  Lease)                                 8,036      06/07           4/5 yr.              105,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PINE RIDGE PLAZA, LAWRENCE, KANSAS

On June 7, 2004, we purchased an existing shopping center known as Pine Ridge Plaza, containing 230,510 gross leasable square feet (which includes 84,676 square feet of ground lease space). The center is located at 3106 - 3140 Iowa Street, in Lawrence, Kansas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $26,982,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $117 per square foot of leasable space.

We purchased this property with our own funds. On July 27, 2004, we obtained financing in the amount of $14,700,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Kohl's, T.J. Maxx and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total   Foot Per         Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Kohl's *                             80,654           35          N/A        03/98        01/19

T.J. Maxx                            25,420           11         8.50        04/04        03/09
                                                                 9.00        04/09        03/14

Bed, Bath &   Beyond                 24,000           10        10.00        12/03        01/14

*  Ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $20,236,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pine Ridge Plaza was redeveloped from 1998 through 2004 and the inline strip center portion of the property was completed in 2001. As of September 1, 2004, this property was 100% occupied, with a total 230,510 square feet leased to fourteen tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Old Navy                                22,000        07/06         2/5 yr.        220,000       10.00
Deals                                    9,862        08/07         2/5 yr.        128,206       13.00
Electronic Boutique                      2,190        03/08         2/5 yr.         41,063       18.75

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)        Lease Ends     Options     Rent ($)    Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Sports Clips                             2,190        05/08         1/5 yr.         31,317       14.30
Famous Footwear                         12,000        05/11         3/5 yr.        180,000       15.00
Bath & Body Works                        2,500        01/12         2/5 yr.         37,500       15.00
Hurst Diamonds                           1,375        01/12         1/5 yr.         24,750       18.00
Jason's Deli                             5,000        02/12         3/5 yr.         90,000       18.00
Bed, Bath & Beyond                      24,000        01/14         3/5 yr.        240,000       10.00
Michaels                                21,000        02/14         4/5 yr.        201,495        9.60
T.J. Maxx                               25,420        03/14         4/5 yr.        216,070        8.50
Cost Plus World Market                  18,297        01/15         3/5 yr.        247,010       13.50
Kohl's (Ground Lease)                   80,654        01/19         6/5 yr.        360,000         N/A
IHOP (Ground Lease)                      4,022        11/19         3/5 yr.         55,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ECKERD DRUG STORES

On June 3, 2004, we purchased the following four separate existing freestanding retail properties built between 2003 and 2004 known as Eckerd Drug Stores, containing a total of 54,912 gross leasable square feet.

Location                                  Square Feet           Lease Term          Purchase Price ($)
--------                                  -----------           ----------          ------------------
1100 W. Hampton Boulevard                   13,824           06/03/04 - 06/02/24        3,069,000
Greer, South Carolina

2041 S. Croatan Highway                     13,824           06/03/04 - 06/02/24        3,650,000
Kill Devil Hills, North Carolina

Broad River and Kennerly                    13,440           06/03/04 - 06/02/24        3,260,000
Columbia, South Carolina

1106 Main Street                            13,824           06/03/04 - 06/02/24        2,625,000
Crossville, Tennessee

We purchased the four Eckerd Drug Stores from Eckerd, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $12,604,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $230 per square foot of leasable space.

We purchased these properties with our own funds. On July 21, 2004, we obtained financing in the form of four loans totaling $6,800,000. The loans on each property are as follows: Eckerd Drug Store in Greer, South Carolina requires interest only payments on $1,650,000; Eckerd Drug Store in Kill Devil Hills, North Carolina requires interest only payments on $1,975,000; Eckerd Drug Store in Columbia, South Carolina requires interest only payments on $1,750,000; and Eckerd Drug Store in Crossville, Tennessee requires interest only payments on $1,425,000. The interest rate on all the properties' loans is 5.275% and all the properties' loans mature August 2009.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

One tenant, Eckerd Drug Store, leases 100% of the total gross leasable area of each property. The leases with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                Approximate GLA    % of Total      Current               Base Rent Per
Lessee/                              Leased       GLA of each      Annual     Renewal   Square Foot Per
Location                           (Sq. Ft.)        Property      Rent ($)    Options      Annum ($)             Lease  Term
------------------------------------------------- ------------- -----------------------------------------------------------------
1100 W. Hampton Blvd.                13,824           100          254,727    4/5 yr.        18.43          06/03/04 -  06/02/24
Greer, SC

2041 S. Croatan Hwy.                 13,824           100          302,950    4/5 yr.        21.91          06/03/04 -  06/02/24
Kill Devil Hills, NC

Broad River and Kennerly             13,440           100          270,580    4/5 yr.        20.13          06/03/04 -  06/02/24
Columbia, SC

1106 Main Street                     13,824           100          217,875    4/5 yr.        15.76          06/03/04 -  06/02/24
Crossville, TN

For federal income tax purposes, the depreciable basis in these properties will be approximately $9,453,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PLAZA SANTA FE, PHASE II, SANTA FE, NEW MEXICO

On June 1, 2004, we purchased an existing shopping center known as Plaza Santa Fe, Phase II, containing 222,389 gross leasable square feet. The center is located at Cerrilos Road and Zafarano Boulevard in Santa Fe, New Mexico.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $31,020,600. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square foot of leasable space.

We purchased this property with our own funds and by assuming the existing mortgage debt on the property. The outstanding balance on the mortgage debt at the date of acquisition was $17,551,721. This loan requires monthly principal and interest payments based on a fixed interest rate of 6.2% per annum and cannot be prepaid prior to January 2005. The loan matures on December 1, 2012.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Linens 'N Things and T.J. Maxx, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total   Foot Per         Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Best Buy                             31,226           14        13.50        09/01        01/09
                                                                14.00        02/09        01/17

Linens 'N Things                     31,500           14        13.50        11/00        01/06
                                                                14.85        02/06        01/11
                                                                16.34        02/11        01/16

T.J. Maxx                            30,900           14        10.50        11/00        11/10

For federal income tax purposes, the depreciable basis in this property will be approximately $23,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza Santa Fe Phase II was built between 2000 to 2002. As of September 1, 2004, this property was 98% occupied, with a total 217,329 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------
State Farm Insurance                     1,250        02/05         2/3 yr.         27,500       22.00
Old Navy                                20,115        11/06         2/5 yr.        251,438       12.50
H & R Block                              1,900        10/07         1/5 yr.         37,050       19.50
Corral West                              7,556        10/07         1/5 yr.         75,560       10.00
Cactus Salon                             1,250        01/08         1/5 yr.         30,000       24.00
French & French                          3,038        11/08         1/7 yr.         69,874       23.00
Alltel                                   3,932        12/08         2/5 yr.        112,612       28.64
T.J. Maxx                               30,900        11/10         3/5 yr.        324,450       10.50
Michael's                               20,280        03/11         3/5 yr.        253,500       12.50
D & A Mattress                           4,710        05/11         2/5 yr.         89,490       19.00
Famous Footwear                          8,000        01/12         2/5 yr.        136,000       17.00
Super Nails                              1,000        05/12         1/5 yr.         30,000       30.00
Quizno's                                 1,900        08/12         1/5 yr.         37,715       19.85
Osaka Grill                              6,000        09/12         2/5 yr.        150,000       25.00
Payless Shoe Source                      2,850        09/13         2/5 yr.         57,000       20.00

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------
Mens Wearhouse                           4,505        02/15         1/5 yr.         83,343       18.50
Linens 'N Things                        31,500        01/16         3/5 yr.        425,250       13.50
Best Buy                                31,226        01/17         2/5 yr.        421,551       13.50
PETsMART                                20,010        01/17         3/5 yr.        284,742       14.23
Borders                                 15,407        01/18         5/5 yr.        234,957       15.25

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHPOINTE PLAZA, SPOKANE, WASHINGTON

On May 28, 2004, we purchased an existing shopping center known as Northpointe Plaza, containing 377,924 gross leasable square feet (which includes of 18,719 square feet of ground lease space). The center is located at 10100 N. Newport Highway in Spokane, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $48,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space.

We purchased this property with our own funds. On June 4, 2004, we obtained financing in the amount of $30,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Safeway, Best Buy and Gart Sports, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total   Foot Per         Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Safeway                              47,000           12         7.09        11/90        10/95
                                                                 7.43        11/95        11/95
                                                                 7.44        12/95        10/00
                                                                 7.80        11/00        11/00
Safeway (continued)
                                                                 7.82        12/00        10/05
                                                                 8.19        11/05        11/05
                                                                 8.21        12/05        11/10

Best Buy                             45,000           12         7.56        10/01        01/07
                                                                 8.12        02/07        01/12
                                                                 8.71        02/12        01/17

Gart Sports                          45,658           12         9.95        10/97        08/98
                                                                10.56        09/98        10/02
                                                                11.56        11/02        10/07
                                                                12.66        11/07        01/13

For federal income tax purposes, the depreciable basis in this property will be approximately $36,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Northpointe Plaza was built between 1991 to 1993. As of September 1, 2004, this property was 99% occupied, with a total 374,807 square feet leased to 27 tenants and four ground lease tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
            Lessee                  (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
-----------------------------------------------------------------------------------------------------------
RadioShack                               2,764        08/05            -            34,550       12.50
Payless Shoes                            2,992        11/05         1/5 yr.         52,659       17.60
T.J. Maxx                               24,894        01/06         2/5 yr.        186,705        7.50
Sally Beauty Supplies                    1,778        03/06         2/5 yr.         22,401       12.60
Corral West                              7,560        03/06         1/5 yr.         64,260        8.50
Great Clips                              1,600        05/06            -            27,920       17.45
Mother Cupboard                          1,600        05/06         1/5 yr.         26,400       16.50
Washington Mutual                        4,500        06/06         2/5 yr.         82,404       18.31
Fashion Bug                              9,000        01/07         3/5 yr.         81,000        9.00
Pier 1 Imports                          10,000        06/07         2/5 yr.        148,200       14.82
Foxy Nails                               1,840        10/07         1/5 yr.         31,284       17.00
Payday Plus                              1,250        06/08         1/5 yr.         26,400       21.12
Mark Webb                                1,500        01/09            -            25,500       17.00
America's Best                           4,500        03/09            -            72,000       16.00
Hollywood Video                          7,500        08/09            -           141,450       18.86
Safeway                                 47,000        11/10         7/5 yr.        367,386        7.82
Safeway Gas Bar (Ground Lease)           4,000        01/11         7/5 yr.         98,000         N/A
Bath & Body Works                        2,363        01/11         2/5 yr.         42,888       18.15
Marks Hallmark                           5,026        01/11            -            75,390       15.00
Mail Boxes, Etc                          1,600        07/11            -            27,200       17.00
Red Robin Restaurant (Ground
   Lease)                                6,469        11/11         4/5 yr.         87,808         N/A
Taco Bell (Ground Lease)                 3,000        05/12         4/5 yr.         54,996         N/A
Gart Sports                             45,658        01/13         2/5 yr.        527,592       11.56
Old Country Buffet                      10,172        01/13         2/5 yr.        140,373       13.80
Azteca Restaurant                        5,275        04/13         2/5 yr.         87,860       16.66
Staples                                 25,356        07/13         3/5 yr.        305,793       12.06
PETsMART                                26,175        08/13         4/5 yr.        376,396       14.38
Linens 'N Things                        36,554        09/15         3/5 yr.        448,517       12.27
Best Buy                                45,000        01/17         3/5 yr.        340,000        7.56
Borders                                 22,631        01/18         5/5 yr.        178,785        7.90
Applebees (Ground Lease)                 5,250        12/27         4/5 yr.         66,999         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WATAUGA PAVILION, WATAUGA, TEXAS

On May 21, 2004, we purchased a newly constructed shopping center known as Watauga Pavilion, containing 205,740 gross leasable square feet. The center is located at 7600-7620 Denton Highway in Watauga, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,669,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $173 per square foot of leasable space.

We purchased this property with our own funds. On June 7, 2004, we obtained financing in the amount of $19,617,000. The loan requires interest only payments at an annual rate of 4.140% and matures June 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Oshman's Sporting Goods, Ross Dress for Less and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total   Foot Per         Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Oshman's
  Sporting Goods                     32,630           16        10.60        03/04        01/10
                                                                11.00        02/10        01/15

Ross Dress for
  Less                               30,187           15         9.25        05/04        05/09
                                                                 9.50        06/09        01/15

Bed, Bath &
  Beyond                             24,272           12         7.50        01/04        01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $26,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Watauga Pavilion was built during 2003 to 2004. As of September 1, 2004, this property was 93% occupied, with a total 192,155 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                        Renewal          Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends        Options          Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Cool Cuts 4 Kids                         1,210      10/08           1/5 yr.               25,410       21.00
Sprint Spectrum                          2,738      12/08           2/5 yr.               60,236       22.00

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                        Renewal          Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends        Options          Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------------
EB Games                                 1,500      12/08           2/5 yr.               34,500       23.00
Mattress Giant                           5,000      01/09           2/5 yr.              110,000       22.00
Beauty Brands                            6,260      02/09           1/5 yr.              138,600       22.14
Half Price Books                         9,663      01/14           2/5 yr.              115,956       12.00
Bed, Bath & Beyond                      24,272      01/14           3/5 yr.              182,040        7.50
Pier 1 Imports                           9,373      02/14           2/5 yr.              161,491       17.23
Office Depot                            20,000      04/14           3/5 yr.              260,832       13.00
Party City                              12,000      01/15           3/5 yr.              159,000       13.25
Ross Dress for Less                     30,130      01/15           5/5 yr.              278,703        9.25
Oshman's Sporting Goods                 32,630      01/15           3/5 yr.              345,912       10.60
Cost Plus World Market                  17,999      01/15           3/5 yr.              238,487       13.25
PETsMART                                19,380      03/19           3/5 yr.              201,552       10.40

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EASTWOOD TOWNE CENTER, LANSING, MICHIGAN

On May 13, 2004, we purchased an existing shopping center known as Eastwood Towne Center, containing 326,981 gross leasable square feet (which consists of 24,110 square feet of ground lease space). The center is located at 3003 Preyde Boulevard in Lansing, Michigan.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $85,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $260 per square foot of leasable space.

We purchased this property with our own funds. On June 23, 2004, we obtained financing in the amount of $46,750,000. The loan requies interest only payments at an annual rate of 4.64% and matures July 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Dick's Sporting Goods, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Dick's Sporting
  Goods                              45,000           13            0        09/02        06/04
                                                                 8.00        07/04        01/08
                                                                 8.50        02/08        01/13
                                                                 9.00        02/13        01/18

For federal income tax purposes, the depreciable basis in this property will be approximately $63,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eastwood Towne Center was built in 2002. As of September 1, 2004, this property was 99% occupied, with a total 324,020 square feet leased to 60 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                       Renewal           Annual       Square Foot
          Lessee                    (Sq. Ft.)      Lease Ends       Options           Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------------

State Employee Credit Union              2,120        09/07         2/5 yr.               74,200       35.00
Panchero's                               2,409        09/07         2/5 yr.               52,998       22.00
Claire's                                 1,200        09/07         1/5 yr.               38,400       32.00
Sprint PCS                               1,089        09/07         1/5 yr.               43,560       40.00
Fabiano's Candies                        1,090        09/07         1/5 yr.               27,250       25.00
Electronics Boutique                     1,148        09/07         2/3 yr.               45,920       40.00
Hallmark                                 4,500        02/08         2/5 yr.               94,500       21.00
Star Image Photography                     825        07/08         3/5 yr.               28,875       35.00
LA Weight Loss                           1,100        04/09            -                  22,000       20.00
See Optics                               1,200        09/09         1/5 yr.               42,000       35.00
Banana Republic                          7,000        09/10     1/4 yr. & 1/3 yr.        105,000       15.00
The Gap                                  7,526        09/10     1/4 yr. & 1/3 yr.        120,416       16.00
Maggie Moo's                             1,105        10/10         2/5 yr.               44,200       40.00
Beauty First                             3,388        10/10         1/7 yr.               84,700       25.00
Pier 1 Imports                          10,002        06/12         2/5 yr.              200,040       20.00
Limited Too                              3,980        09/12         1/5 yr.               91,540       23.00
Old Thyme Herbs                          1,000        09/12         2/5 yr.               38,000       38.00
Mall Office                              1,000        09/12            -                  20,000       20.00
Ritz Camera                              1,500        09/12         2/5 yr.               37,500       25.00
Johnny Rockets                           2,592        09/12         4/5 yr.               85,536       33.00
Oneida                                   4,000        09/12         1/5 yr.               90,000       22.50
Claddagh Pub                             5,987        09/12         2/5 yr.              137,701       23.00
Forever 21                               6,838        09/12         2/5 yr.              143,598       21.00
Casual Corner                            6,019        09/12         1/5 yr.              150,475       25.00
Subway                                   1,729        10/12         2/5 yr.               56,192       32.50
Treehouse Toys                           4,716        10/12         2/5 yr.              113,184       24.00
Mitchell's Fish Market                   7,264        11/12         2/5 yr.              183,416       25.25
Coldwater Creek                          6,000        11/12         2/5 yr.              150,000       25.00
J. Crew                                  6,000        01/13         1/5 yr.              144,000       24.00
Guess                                    5,000        01/13            -                 125,000       25.00
White House Black Market                 1,850        01/13         2/5 yr.               61,050       33.00
Express                                  8,000        01/13         2/5 yr.              192,000       24.00
Victoria's Secret                        6,500        01/13         2/5 yr.              156,000       24.00
DSW Shoe Warehouse                      25,000        01/13         4/5 yr.              300,000       12.00
Jos A. Banks                             4,500        01/13         1/5 yr.              121,500       27.00
American Eagle                           5,400        01/13         2/5 yr.              129,600       24.00
Ann Taylor Loft                          5,280        01/13         2/5 yr.              132,000       25.00
Bath & Body Works                        3,360        01/13         2/5 yr.               80,640       24.00
Yankee Candle                            2,500        01/13         2/5 yr.               75,000       30.00
The Children's Place                     4,526        01/13         2/5 yr.              117,676       26.00
Aeropostal                               3,600        01/13         1/5 yr.               86,400       24.00
Starbuck's                               1,440        02/13         4/5 yr.               50,400       35.00
Lane Bryant                              5,390        02/13         2/5 yr.              140,140       26.00
McAlister's Deli                         3,311        02/13         2/5 yr.               79,464       24.00
Christopher & Banks                      3,000        03/13         2/5 yr.              105,000       35.00
Venetian Nails                           1,376        04/13         2/5 yr.               48,160       35.00

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                       Renewal           Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options           Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------------
April Cornell                            2,250        05/13         2/5 yr.               76,500       34.00
Mother's Work                            2,685        06/13         2/5 yr.               93,975       35.00
Capitol Fur                              1,100        10/13         2/5 yr.               28,600       26.00
Hampton Jewelers                         2,163        10/13         2/5 yr.               43,260       20.00
Talbots                                  4,800        01/14         2/5 yr.              112,800       23.50
Wlliams-Sonoma                           5,500        01/15            -                 121,000       22.00
Pottery Barn                            10,500        01/15            -                 231,000       22.00
Brio/Bravo                               7,134        09/17         1/5 yr.              190,000       26.63
Borders (Schuler Books)                 24,418        01/18         3/5 yr.              439,524       18.00
Dick's Sporting Goods                   45,000        01/18         4/5 yr.              360,000        8.00
CoAmerica (Ground Lease)                 3,310        10/18         4/5 yr.              125,000         N/A
Max & Erma's (Ground Lease)              7,000        09/19         4/5 yr.              202,000         N/A
PF Changs (Ground lease)                 6,800        11/12         3/5 yr.               60,000         N/A
Smoky Bones (Ground Lease)               7,000        10/13         4/5 yr.              110,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ARVADA MARKETPLACE AND ARVADA CONNECTION, ARVADA, COLORADO

On April 29, 2004, we purchased two existing shopping centers, situated directly across the street from each other, containing 358,757 total gross leasable square feet. Arvada Marketplace contains 297,678 square feet and Arvada Connection contains 61,079 square feet (which includes 2,040 square feet of ground lease space). The centers are located at 7320-7490 West 52nd Street in Arvada, Colorado.

We purchased these two centers from one unaffiliated third party. Our total acquisition cost was approximately $51,550,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $144 per square foot of leasable space.

We purchased this property with our own funds. On June 21, 2004, we obtained financing in the amount of $28,510,000. The loan requires interest only payments at an annual rate of 4.13% and matures July 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Sam's Club and Gart Sports, each lease more than 10% of the total gross leasable area of Arvada Marketplace and two tenants, Old Country Buffet and Pier 1 Imports, each lease more than 10% of the total gross leasable area at Arvada Connection. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
ARVADA MARKETPLACE
Sam's Club                          142,491           48         4.04        03/86        07/90

                                                                 5.25        08/90        06/95
                                                                 6.31        07/95        03/01
                                                                 8.01        04/01        03/11

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Gart Sports                          54,903           18         6.24        10/93        01/99
                                                                 7.15        02/99        12/03
                                                                 5.75        01/04        01/04
                                                                 6.50        02/04        01/09
                                                                 7.25        02/09        01/14

ARVADA CONNECTION

Old Country
  Buffet                             10,000           16         8.00        09/92        12/97
                                                                10.00        01/98        12/02
                                                                11.00        01/03        12/07

Pier 1 Imports                        8,068           13        14.00        04/88        04/93
                                                                15.00        05/93        04/98
                                                                15.00        05/98        04/99
                                                                15.50        05/99        04/00
                                                                16.00        05/00        04/01
                                                                16.50        05/01        04/02
                                                                17.00        05/02        04/03
                                                                17.00        05/03        04/06
                                                                18.00        05/06        04/08

For federal income tax purposes, the depreciable basis in this property will be approximately $38,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Arvada Marketplace and Arvada Connection were built between 1987 through 1990. As of September 1, 2004, Arvada Marketplace was 97% occupied, with a total 288,819 square feet leased to 26 tenants and Arvada Connection was 78% occupied, with a total 47,483 square feet leased to 12 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
        Lessee                      (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------
ARVADA MARKETPLACE
Carefree Spas & Pools                    6,367  Month To Month         -            60,000        9.42
Ted Johnson, DDS                         1,564      10/04           1/5 yr.         20,301       12.98
Lady of America Fitness                  4,200      02/05           1/5 yr.         88,200       21.00
Amanda's Bridal                          5,155      05/05           1/5 yr.         54,128       10.50
Fast Signs                               1,600      06/05           1/5 yr.         24,000       15.00
American General Finance                 1,381      11/05           1/5 yr.         24,168       17.50
Namiko's Restaurant                      3,015      02/06              -            53,577       17.77

                                   Approximate                                      Current     Base Rent Per
                                   GLA Leased                       Renewal         Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options         Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------------
Cruise Holidays                          1,400      02/06              -            21,000       15.00
Citifinancial                            2,251      12/06           1/5 yr.         35,821       15.91
Elegant Nails                            1,000      01/07              -            18,002       18.00
Schlotzsky's Deli                        1,900      07/07              -            26,600       14.00
The UPS Store                            1,375      12/07           1/5 yr.         24,063       17.50
Supercuts                                2,213      12/07           1/5 yr.         37,621       17.00
Fantastic Sam's                          1,350      12/07           1/5 yr.         22,275       16.50
Fashion Bug                             10,000      03/08           1/15 yr.        80,000        8.00
Subway                                   1,230      10/08           1/5 yr.         22,140       18.00
RadioShack                               2,791      10/08           2/5 yr.         43,958       15.75
Lone Star Steakhouse                     6,000      11/08           1/5 yr.         85,430       14.24
Tile for Less                            3,016      03/09              -            48,256       16.00
Executive Tans                           1,500      06/09              -            22,687       15.13
1st Cleaners                             1,400        04/10         1/5 yr.             23,800       17.00
Red Robin Burger                         7,300        12/10         1/5 yr.            201,795       27.64
Sam's Club                             142,491        03/11         4/5 yr.          1,142,063        8.01
Bennett's Bar-B-Que                      6,054        03/12         2/5 yr.            149,836       24.75
Gart Sports                             54,903        01/14         2/5 yr.            356,870        6.50
Office Depot                            17,363        05/14         3/5 yr.            138,904        8.00

ARVADA CONNECTION
SAS Shoes                                2,600        11/04         1/5 yr.             28,600       11.00
Liquor Paradise                          2,600        04/06         1/5 yr.             34,450       13.25
Kwal-Howell Paint Center                 3,965        05/06            -                58,484       14.75
State Farm Insurance                     1,190        07/06         1/5 yr.             20,825       17.50
U-Frame-It                               1,680        09/06            -                24,058       14.32
Verizon Wireless                         1,400        10/06            -                26,600       19.00
Pier 1 Imports                           8,068        04/08            -               137,156       17.00
Household Finance                        1,680        11/07         1/5 yr.             25,200       15.00
Old Country Buffet                      10,000        12/07         2/5 yr.            110,000       11.00
Taco Bell (Ground Lease)                 2,240        12/07         2/5 yr.             74,347         N/A
Waldenbooks & More                       7,600        01/09            -               176,700       23.25
IHOP                                     4,460        01/10     1/3 yr. & 1/4 yr.      101,900       22.85

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ALISON'S CORNER SHOPPING CENTER, SAN ANTONIO, TEXAS

On April 28, 2004, we purchased an existing shopping center known as Alison's Corner Shopping Center containing 55,066 gross leasable square feet. The center is located at 2720 SW Military Drive in San Antonio, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,042,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space.

We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $3,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures June 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, Mattress Firm and Shoe Carnival, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Ross Dress for
  Less                               30,066           55        10.00        09/03        01/14

Shoe Carnival                        12,000           22        13.00        09/03        08/13

Mattress Firm                         9,000           16        12.00        01/04        12/08

For federal income tax purposes, the depreciable basis in this property will be approximately $5,282,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Alison's Corner was built in 2003. As of September 1, 2004, this property was 100% occupied, with a total 55,066 square feet leased to four tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                               Current     Base Rent Per
                                   GLA Leased                    Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends    Options     Rent ($)    Per Annum ($)
-------------------------------------------------------------------------------------------------------
Mattress Firm                         9,000           12/08      2/5 yr.        108,000       12.00
Dots                                  4,000           01/09      3/5 yr.         67,000       16.75
Shoe Carnival                        12,000           08/13      2/5 yr.        156,000       13.00
Ross Dress for Less                  30,066           01/14      5/5 yr.        300,660       10.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RIVERS TOWN CENTER, CHARLESTON, SOUTH CAROLINA

On April 27, 2004, we purchased a portion of a newly constructed shopping center known as North Rivers Town Center. The property we acquired contains 141,004 gross leasable square feet, (which includes 31,280 square feet of ground lease space). The center is located at Rivers Avenue and Ashley Phosphate Road in Charleston, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $142 per square foot of leasable space.

We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $11,050,000. The loan requires interest only payments at an annual rate of 4.76% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Babies "R" Us, Bed, Bath & Beyond, Ross Dress for Less and Office Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Bed, Bath & Beyond                   28,000           20        10.85        11/03        01/14

Ross Dress For Less                  30,024           21        11.00        02/04        01/15

Office Depot                         16,000           11        11.50        02/04        01/14

Babies "R" Us *                      31,280           22          N/A        11/03        01/14

*  Ground Lease

For federal income tax purposes, the depreciable basis in this property will be approximately $15,100,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

North Rivers Town Center was built during 2003 and 2004. As of September 1, 2004, this property was 100% occupied, with a total 141,004 square feet leased to 15 tenants and a parcel of land lease to one tenant under a ground lease. The following table sets forth certain information with respect to those leases:

                                   Approximate                                        Current     Base Rent Per
                                   GLA Leased                       Renewal           Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options           Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------------
All About Cellular                       1,400        01/07         1/3 yr.               27,300       19.50
Mattress Gallery                         2,400        10/08         2/5 yr.               52,800       22.00
Super Nails                              1,400        11/08         1/3 yr.               28,000       20.00
GameStop                                 1,750        11/08         2/5 yr.               35,000       20.00
Great Clips                              1,250        01/09         2/5 yr.               26,250       21.00
Cold Stone Creamery                      1,500        01/09         3/5 yr.               30,000       20.00
Firehouse Subs                           1,800        02/09         1/6 yr.               36,000       20.00
Towne Centre                             1,600        03/09         2/3 yr.               26,400       16.50
Pro Golf of Charleston                   4,800        03/10         2/3 yr.               76,800       16.00
David's Bridal                          10,000        10/13         2/5 yr.              155,000       15.50
Bed, Bath & Beyond                      28,000        01/14         3/5 yr.              303,800       10.85
Office Depot                            16,000        01/14         4/5 yr.              184,000       11.50
Babies "R" Us (Ground
  Lease)                                31,280        01/14         6/5 yr.              160,776         N/A
Just Fresh Bakery & Cafe                 4,800        02/14         2/5 yr.              100,800       21.00

                                   Approximate                                Current     Base Rent Per
                                   GLA Leased                     Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends     Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Pearle Vision                            3,000        02/14         2/5 yr.     60,000       20.00
Ross Dress For Less                     30,024        01/15         4/5 yr.    330,264       11.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BLUEBONNET PARC, BATON ROUGE, LOUISIANA

On April 20, 2004, we purchased an existing shopping center known as Bluebonnet Parc containing 135,289 gross leasable square feet. The center is located at I-10 and Bluebonnet Road in Baton Rouge, Louisiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $22,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $163 per square foot of leasable space.

We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $12,100,000. The loan requires interest only payments at an annual rate of 4.372% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Linens `N Things and Cost Plus World Market, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Best Buy                             45,439           34        13.00        08/02        01/08
                                                                13.50        02/08        01/13
                                                                14.25        02/13        01/18

Linens 'N Things                     32,418           24        11.50        10/02        01/09
                                                                12.50        02/09        01/14

Cost Plus World Market               18,300           14        14.00        12/02        01/09
                                                                14.50        02/09        01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $16,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bluebonnet Parc was built in 2002. As of September 1, 2004, this property was 95% occupied, with a total 128,289 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                Current     Base Rent Per
                                   GLA Leased                     Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends     Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Brook May Music                          8,000        06/09       2/5 yr.        128,000       16.00
David's Bridal                           9,998        09/12       2/5 yr.        159,968       16.00
Lifeway Christian Bookstore              9,161        10/12       2/5 yr.        141,995       15.50

                                   Approximate                                Current     Base Rent Per
                                   GLA Leased                     Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends     Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Cost Plus World Market                  18,300        01/14       3/5 yr.        256,200       14.00
Linens' N Things                        32,418        01/14       3/5 yr.        372,807       11.50
The Men's Wearhouse                      4,973        02/14       2/5 yr.         99,460       20.00
Best Buy                                45,439        01/18       3/5 yr.        590,707       13.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BEST ON THE BOULEVARD, LAS VEGAS, NEVADA

On April 14, 2004, we purchased an existing shopping center known as Best on the Boulevard, containing 204,427 gross leasable square feet. The center is located at 3820 Maryland Parkway in Las Vegas, Nevada.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $174 per square foot of leasable space.

We purchased this property with our own funds. On May 7, 2004, we obtained financing in the amount of $19,525,000. The loan requires interest only payments at an annual rate of 3.99% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to reimburse a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Barnes & Noble Booksellers and Copeland's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Best Buy                             57,726           28          15.00      11/94        01/05
                                                                    CPI      02/05        01/10
                                                                    CPI      02/10        01/15

Barnes & Noble Booksellers           26,092           13          13.41      09/99        09/04
                                                                  14.35      10/04        01/10

Copeland's Sporting Goods            25,129           12          27.52      07/97        08/99
                                                                  13.50      09/99        06/02
                                                                  15.12      07/02        06/07
                                                                  16.93      07/07        06/12

For federal income tax purposes, the depreciable basis in this property will be approximately $26,265,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Best on the Boulevard was built during the three year period from 1996 to 1999. As of September 1, 2004, this property was 77% occupied, with a total 156,756 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                    Current     Base Rent Per
                                   GLA Leased                       Renewal       Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options       Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------------
Barnes & Noble Booksellers              26,092        01/10         3/5 yr.          350,000       13.41
Rochester Big & Tall                     7,000        08/10         2/5 yr.          201,280       28.75
Deli Planet                              4,800        11/10         2/5 yr.          115,200       24.00
Cost Plus World
  Market                                18,508        02/11         3/5 yr.          303,531       16.40
Hallmark                                 7,500        02/12         3/5 yr.          205,500       27.40
Copeland's Sporting Goods               25,129        06/12         4/5 yr.          379,950       15.12
Pier 1 Imports                          10,001        09/13         3/5 yr.          169,753       16.97
Best Buy                                57,726        01/15         2/5 yr.          865,890       15.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PARADISE VALLEY MARKETPLACE, PHOENIX, ARIZONA

On April 8, 2004, we purchased an existing shopping center known as Paradise Valley Marketplace containing 92,158 gross leasable square feet (which includes 10,908 square feet of ground lease space). The center is located at Tatum Boulevard and Shea Boulevard in Phoenix, Arizona.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $28,510,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $309 per square foot of leasable space. Included in the purchase price was 11,000 square feet is vacant land that has been approved for development.

We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $15,680,500. The loan requires interest only payments at an annual rate of 4.55% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Whole Foods Grocery Store and Eckerd Drug Store, lease more than 10% of the total gross leasable area of the property. The lease with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Whole Foods                          32,000           35        13.50        01/02        01/12
                                                                  CPI        02/12        01/17
                                                                  CPI        02/17        01/22

Eckerd Drug Store *                  10,908           12          N/A        07/03        07/23
*  Ground Lease

For federal income tax purposes, the depreciable basis in this property will be approximately $21,383,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Paradise Valley Marketplace was built in 2002. As of September 1, 2004, this property was 89% occupied, with a total 82,212 square feet leased to 17 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
EB Gameworld                             1,015        11/05         2/3 yr.         30,450       30.00
Beauty Brands                            5,510        12/06         1/5 yr.        176,320       32.00
Verizon Wireless                         2,047        12/06         2/3 yr.         65,504       32.00
Soma Restaurant                          3,452        10/07         1/5 yr.        108,738       31.50
Ship Rite                                1,340        11/07         1/5 yr.         36,575       27.30
So-Oh! Fashion Outlet                    1,964        02/08         1/5 yr.         53,028       27.00
Hava Java                                1,587        05/08         1/5 yr.         58,846       37.08
Mattress Authority                       2,453        08/08           -             75,062       30.60
Kolache Factory                          2,100        11/08         2/5 yr.         71,400       34.00
Washington Mutual                        4,114        01/09         3/5 yr.        131,648       32.00
The Diamond Source                       1,677        11/09         1/3 yr.         46,956       28.00
Baja Fresh                               2,544        12/11         2/6 yr.         97,079       38.16
Pick Up Stix                             1,820        01/12         2/5 yr.         67,363       37.01
Select Dry Cleaning                      2,505        01/13         2/5 yr.         77,404       30.90
The Men's Wearhouse                      5,176        03/13         2/5 yr.        165,632       32.00
Whole Foods                             32,000        01/22         4/5 yr.        432,000       13.50
Eckerd Drug Store (Ground
  Lease)                                10,908        07/23         4/5 yr.        205,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HERITAGE TOWNE CROSSING, EULESS, TEXAS

On March 5, 2004, we purchased an existing shopping center known as Heritage Towne Crossing containing 80,639 gross leasable square feet (which includes 7,246 square feet of ground lease space). The center is located at Glade Road and State Highway 121 in Euless, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $14,567,991. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $181 per square foot of leasable space. A portion of the purchase price will be held in an escrow, to be paid to the seller when the remaining spaces are leased.

We purchased this property with our own funds. On April 30, 2004, we obtained financing in the amount of $8,950,000. The loan requires interest only payments at an annual rate of 4.374% and matures June 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

No individual tenant leases more than 10% of the total gross leasable area of the property.

For federal income tax purposes, the depreciable basis in this property will be approximately $12,200,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Heritage Towne Crossing was built in 2002. As of September 1, 2004, this property was 89% occupied, with a total 72,119 square feet leased to 29 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
          Lessee                    (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
APB Mortgage                             2,530        09/06         1/3 yr.         45,540       18.00
GameStop                                 1,400        03/07         1/3 yr.         29,400       21.00
Mattress Firm                            4,000        04/07         2/5 yr.         96,000       24.00
All Battery Store                        2,000        04/07         2/5 yr.         44,000       22.00
Cow Fireworks                            1,200        05/07         2/5 yr.         20,400       17.00
Dapper Dan Cleaners                      2,000        06/07         1/5 yr.         38,000       19.00
Lava Asian Grill                         3,000        07/07         1/5 yr.         51,000       17.00
Salon G                                  2,800        08/07         1/5 yr.         50,400       18.00
Ultra Tan                                1,600        08/07         2/5 yr.         24,000       15.00
Golf USA of Euless                       3,473        12/07         1/5 yr.         69,460       20.00
Coppell Spine/Sports Rehab               2,000        03/08         1/3 yr.         38,000       19.00
Sara Donuts                              1,400        04/08         1/5 yr.         23,800       17.00
Plato's Closet                           3,000        04/08         1/5 yr.         54,000       18.00
Village Barber                           1,100        04/08         1/5 yr.         23,100       21.00
Town & Country Tobacco                   1,800        04/08         2/5 yr.         32,400       18.00
Parker Uniforms                          3,000        05/08         1/5 yr.         42,000       14.00
The Cash Store                           1,300        07/08         2/5 yr.         24,700       19.00
Art & Frame Warehouse                    2,546        07/08         1/5 yr.         39,463       15.50
Wings to Go                              2,000        09/08         1/5 yr.         32,000       16.00
Delicious Delights                       1,500        10/08         1/5 yr.         27,000       18.00
Ultima Fitness                           2,266        11/08         1/5 yr.         37,389       16.50
Nails Spa                                3,410        01/09         1/5 yr.         61,380       18.00
Double Dave's                            3,308        03/09         1/5 yr.         54,582       16.50
The Soccer Corner                        4,000        05/10         2/5 yr.         62,600       15.65
Panda Express                            2,250        04/12         2/5 yr.         47,250       21.00
Washington Mutual                        4,000        10/12         4/5 yr.         84,000       21.00
Pearle Vision                            1,990        12/12         2/5 yr.         35,820       18.00
Whataburger (Ground lease)               3,500        08/18         3/5 yr.         60,000         N/A
Taco Bell (Ground lease)                 3,746        09/23         4/5 yr.         51,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PEORIA CROSSINGS, PEORIA, ARIZONA

On March 4, 2004, we purchased a newly constructed shopping center known as Peoria Crossings, containing 213,733 gross leasable square feet. The center is located at 9350 West Northern Avenue, in Peoria, Arizona.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $37,368,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $175 per square foot of leasable space.

We originally purchased this property with our own funds. On March 5, 2004, we obtained financing in the amount of $20,497,000. The loan requires interest only payments at an annual rate of 4.09% and matures April 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, Michaels and Petco, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Ross Dress for Less                  30,171           14        10.00        05/03        01/14

Michaels                             24,063           11        11.00        03/02        02/12

Kohl's                               88,408           41         8.79        03/04        01/24

For federal income tax purposes, the depreciable basis in this property will be approximately $28,026,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Peoria Crossing was built in 2002 and 2003. As of September 1, 2004, this property was 97% occupied, with a total 207,711 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
         Lessee                     (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Famous Footwear                         10,030        01/08         2/5 yr.        162,988       16.25
EB Games                                 1,500        01/08         1/5 yr.         37,500       25.00
Sally Beauty Supply                      1,200        02/08         1/5 yr.         26,400       22.00
Claire's Boutique                        1,269        02/08         1/5 yr.         30,456       24.00
Voice Stream                             1,200        02/08         5/1 yr.         32,400       27.00
Sleep America                            4,500        03/08         1/5 yr.        112,500       25.00
Cold Stone Creamery                      1,400        05/08         5/1 yr.         37,492       26.78
Sarpino's Pizzeria                       1,200        07/08         1/5 yr.         32,136       26.78
Great Clips                              1,405        08/08         5/1 yr.         36,179       25.75
Julie Nails & Spa                        1,300        12/08         1/5 yr.         33,800       26.00
Supercuts                                1,202        12/08         2/5 yr.         33,656       28.00
Michaels                                24,063        02/12         4/5 yr.        264,693       11.00
Petco                                   15,216        10/12         2/5 yr.        216,067       14.20
Payless Shoes                            4,042        01/13         2/5 yr.         80,840       20.00

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
         Lessee                     (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Quizno's                                 1,400        05/13         2/5 yr.         38,500       27.50
Panda Express                            2,205        06/13         2/5 yr.         59,535       27.00
Dress Barn                               8,000        06/13         2/5 yr.        140,000       17.50
Anna's Linens                            8,000        09/13         2/5 yr.        112,000       14.00
Ross Dress for Less                     30,171        01/14         4/5 yr.        301,710       10.00
Kohl's                                  88,408        01/24         6/5 yr.        777,524        8.79

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PROMENADE AT RED CLIFF, ST. GEORGE, UTAH

On February 13, 2004, we acquired an existing shopping center known as Promenade at Red Cliff containing 94,364 gross leasable square feet. The center is located at 250 N. Red Cliffs Drive in St. George, Utah.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $19,533,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

We purchased this property with our own funds. On April 8, 2004, we obtained financing in the amount of $10,590,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Old Navy, Staples, and Big 5 Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Big 5 Sporting Goods                 10,000           11        11.50        06/97        05/02
                                                                12.54        06/02        01/07

Old Navy                             19,324           20        12.00        02/98        11/03
                                                                13.79        12/03        11/08

Staples                              22,500           24        11.50        06/97        05/12

For federal income tax purposes, the depreciable basis in this property will be approximately $14,650,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Promenade at Red Cliff was built in 1998. As of September 1, 2004, this property was 95% occupied, with a total 89,480 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Panda Express                            1,513        11/04         3/5 yr.         36,312       24.00
Franklin Quest                           1,206        12/06            -            30,150       25.00
Hollywood Entertainment                  6,200        12/06         2/5 yr.        122,328       19.73
Big 5 Sporting Goods                    10,000        01/07         4/5 yr.        125,352       12.54
Vitamin World                            1,280        06/07            -            26,880       21.00
Sally Beauty Supply                      1,200        06/07            -            22,876       19.06
Gen X Clothing                           7,816        06/07         1/5 yr.        131,543       16.83
Prudential                               1,017        06/07         1/5 yr.         25,628       25.20
Papa John's Pizza                        1,347        12/07         1/5 yr.         35,022       26.00
Durango Grill                            2,693        02/08         1/5 yr.         75,404       28.00
Supercuts                                1,030        02/08            -            24,720       24.00
Cold Stone Creamery                      1,173        08/08         2/5 yr.         33,501       28.56

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Country Clutter                          1,464        09/08         1/5 yr.         36,600       25.00
Old Navy                                19,324        11/08         1/5 yr.        266,575       13.79
Samuri 21                                4,057        12/08         1/5 yr.         97,368       24.00
Quiznos                                  1,424        01/09         1/5 yr.         30,828       21.65
2 Fat Guys Pizza                         4,236        02/09         1/5 yr.         91,074       21.50
Staples                                 22,500        05/12         3/5 yr.        258,750       11.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NEWNAN CROSSING WEST AND PHASE II, NEWNAN, GEORGIA

On February 13, 2004, we acquired an existing shopping center known as Newnan Crossing Phase II containing 160,219 gross leasable square feet (which includes 6,650 square feet of ground lease space), for approximately $22,362,000. This property is adjacent to Newnan Crossing West, which we acquired on December 24, 2003 for approximately $16,808,000. Newnan Crossing West contains 131,196 gross leasable square feet. The center is located at 591 Bullsboro Drive in Newnan, Georgia.

We purchased the property from an unaffiliated third party. This amount may increase by additional costs which have not been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square foot, and $128 per square foot of leasable space for Newnan Crossing Phase II and Newnan Crossing West, respectively. We intend to purchase an additional 28,000 gross leasable square feet for approximately $4,042,000 in late 2004 when construction has been completed.

We originally purchased this property with our own funds. On February 17, 2004, we obtained financing in the amount of $21,543,091. The loan requires interest only payments at an annual rate of 4.38% and matures March 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, BJ's Wholesale, T.J. Maxx and Office Depot, each lease more than 10% of the combined total gross leasable area of the West and Phase II properties The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Office Depot                         30,000           10        10.75        06/99        06/14

T.J. Maxx                            30,000           10         7.35        08/99        08/04
                                                                 8.00        09/04        08/09

BJ's  Wholesale                     115,396           40         8.75        05/03        04/08
                                                                  CPI        05/08        04/13
                                                                  CPI        05/13        04/18
                                                                  CPI        05/18        05/23

For federal income tax purposes, the depreciable basis will be approximately $15,930,000 and $11,356,000 for Phase II and West, respectively. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Newnan Crossing West and Phase II were built in 1999. As of September 1, 2004, the property was 100% occupied, with a total 291,415 square feet leased to 21 tenants and one ground lease. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Old Navy                                25,000        09/04         2/5 yr.        225,000        9.00
Hallmark                                 5,000        07/06         2/5 yr.         72,500       14.50
RadioShack                               3,000        08/06         2/5 yr.         51,000       17.00
Stratus Communication                    1,300        12/06         1/5 yr.         22,750       17.50
Hibbett's Sporting Goods                 7,000        01/07         2/5 yr.         94,500       13.50
Crystal Nails & Tan                      1,300        04/07         1/5 yr.         23,400       18.00
Ted's Montana Grill                      4,000        04/08         4/5 yr.         64,000       16.00
Planet Smoothie                          1,040        07/08         1/5 yr.         18,200       17.50
The Corner Tavern                        5,000        08/08         2/5 yr.         85,000       17.00
Great Clips                              1,200        10/08         1/5 yr.         21,600       18.00
Banana Beach                             1,200        12/08         1/5 yr.         21,600       18.00
Cingular Wireless                        1,760        12/08         1/5 yr.         31,680       18.00
My Friend's Place                        1,600        03/09         2/5 yr.         28,800       18.00
Michaels                                23,669        08/09         4/5 yr.        213,336        9.01
T.J. Maxx                               30,000        08/09         3/5 yr.        240,000        8.00
Party City                              12,000        10/09         2/5 yr.        156,000       13.00
Payless Shoe Source                      3,000        11/09         2/5 yr.         48,000       16.00
Rack Room                                7,300        01/10         3/5 yr.        124,100       17.00
Sizes Unlimited                          5,000        01/12         2/4 yr.         77,500       15.50
O'Charley's (Ground Lease)               6,650        02/14         3/5 yr.         66,000         N/A
Office Depot                            30,000        06/14         3/5 yr.        322,500       10.75
BJ's Wholesale                         115,396        05/23         4/5 yr.      1,009,715        8.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MACARTHUR CROSSING, LAS COLINAS (IRVING), TEXAS

On February 5, 2004, we purchased an existing shopping center known as MacArthur Crossing containing 109,755 gross leasable square feet (which includes 6,500 square feet of ground lease space). The center is located at MacArthur Boulevard and LBJ Freeway in Las Colinas (Irving), Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $23,102,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $210 per square foot of leasable space.

We purchased this property with our own funds. On April 2, 2004, we obtained financing in the amount of $12,700,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Stein Mart, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Stein Mart                           34,000           31         6.75        07/96        07/06
                                                                 7.25        08/06        07/11

For federal income tax purposes, the depreciable basis in this property will be approximately $17,340,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

MacArthur Crossing was built in 1995 and 1996. As of September 1, 2004, this property was 98% occupied, with a total 107,759 square feet leased to 28 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Monarch Dental                           3,920        12/04         1/5 yr.         66,640       17.00
Valley Ranch Vacations                   1,381        06/05            -            24,858       18.00
Regis Haircutters                        1,500        01/06         1/5 yr.         37,500       25.00
Custom Clearners                         2,100        02/06         1/5 yr.         58,800       28.00
RadioShack                               2,000        02/06         1/5 yr.         31,000       15.50
Wolf Camera                              1,780        02/06         1/5 yr.         35,600       20.00
Merle Norman                             1,457        02/06         1/5 yr.         23,880       16.39
GNC                                      1,400        02/06         1/5 yr.         25,200       18.00
Rice Boxx                                2,101        02/06            -            52,525       25.00
Starbucks Coffee                         1,604        03/06         2/5 yr.         32,080       20.00
The UPS Store                            1,260        06/06         1/5 yr.         30,240       24.00
Sally Beauty Supply                      1,500        06/06         1/5 yr.         29,100       19.40
I Fratelli Restaurant                    5,000        08/06            -           107,500       21.50
Subway                                   1,400        09/06         1/5 yr.         21,000       15.00

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Planet Tan                               4,400        10/06         1/5 yr.         70,400       16.00
Blockbuster Video (Ground
  Lease)                                 6,500        12/06         4/5 yr.        127,335         N/A
Flowers For You                          2,100        02/07            -            42,000       20.00
Issin Sushi                              4,000        03/07            -            80,000       20.00
State Farm Insurance                     2,000        04/07         1/5 yr.         34,000       17.00
Eyecare 20/20                            2,000        06/07         1/5 yr.         40,000       20.00
Marshall Message Therapy                   640        03/08         2/5 yr.         11,520       18.00
TD Waterhouse                            2,500        04/08         2/5 yr.         55,000       22.00
Quizno's                                 2,100        06/09         2/5 yr.        52, 500       25.00
Stein Mart                              34,000        07/11         3/5 yr.        229,500        6.75
Mi Cocina                                4,964        01/12         2/5 yr.        124,100       25.00
Pei Wei                                  3,160        02/12         2/5 yr.         96,380       30.50
Mattress Firm                            4,000        04/14         2/5 yr.        108,000       27.00
Firestone Tire                           6,992        07/16         2/5 yr.        145,000       20.74

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LA PLAZA DEL NORTE, SAN ANTONIO, TEXAS

On January 21, 2004, we purchased an existing shopping center known as La Plaza Del Norte, containing 320,345 gross leasable square feet. The center is located at 125 Northwest Loop 410, in San Antonio, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $58,143,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $182 per square foot of leasable space.

We purchased this property with our own funds. On February 4, 2004, we obtained financing in the amount of 32,528,000. The loan requires interest only payments at an annual rate of 4.61% and matures March 1, 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Oshman's Sporting Goods and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Oshman's Sporting Goods              65,000           20        11.11        09/96        01/02
                                                                11.61        02/02        01/07
                                                                12.11        02/07        01/12
                                                                12.61        02/12        01/17

Best Buy                             58,000           18        14.00        08/96        01/02
                                                                14.75        02/02        01/07
                                                                15.50        02/07        01/12

                                                                14.75        02/02        01/07
                                                                15.50        02/07        01/12

For federal income tax purposes, the depreciable basis in this property will be approximately $43,076,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

La Plaza Del Norte was built in 1996 and 1999. As of September 1, 2004, this property was 95% occupied, with a total 303,245 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                     Current     Base Rent Per
                                   GLA Leased                       Renewal        Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options        Rent ($)    Per Annum ($)
-------------------------------------------------------------------------------------------------------------
Half Price Books                         8,000        10/04         2/5 yr.            84,000       10.50
Lifeway Christian                        6,000        11/06         2/5 yr.           132,000       22.00
Pearle Vision                            3,500        12/06         2/5 yr.           120,750       34.50
Ross Dress for Less                     28,438        01/07         4/5 yr.           288,640       10.15
Office Max                              23,229        11/12         2/5 yr.           261,326       11.25
DSW Shoe Warehouse                      22,000        04/07         4/5 yr.           374,000       17.00
All Battery Center                       1,600        05/07         2/5 yr.            36,800       23.00
Successories                             1,200        09/08     1/3 yr. & 1/2 yr.      26,400       22.00
GameStop                                 2,006        12/08            -               52,156       26.00
David's Bridal                          12,000        11/09         2/5 yr.           186,240       15.52
Petco                                   13,650        11/11         3/5 yr.           278,187       20.38
Cost Plus World Market                  18,900        01/12         3/5 yr.           302,400       16.00
Best Buy                                58,000        01/12         3/5 yr.           855,500       14.75
Simpson-Williams                         9,875        12/12            -              161,600       16.36
Bealls                                  29,847        01/14         2/5 yr.           194,005        6.50
Oshman's Sporting Goods                 65,000        01/17         4/5 yr.           754,650       11.61

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

METRO SQUARE CENTER (SUPER VALU SHOPPING CENTER), SEVERN, MARYLAND

On January 20, 2004, we purchased an existing shopping center formerly known as Super Valu Shopping Center, containing 61,817 gross leasable square feet. The center is located at 7858 Quarterfield in Severn (Annapolis), Maryland.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,031,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $178 per square foot of leasable space.

We purchased this property with our own funds. On April 1, 2004, we obtained financing in the amount of $6,067,183. The loan requires interest only payments at an annual rate of 4.28% and matures April 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Shoppers Food Warehouse, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Shoppers Food Warehouse              58,217           94        14.00        09/99        08/04
                                                                14.50        09/04        08/09
                                                                15.24        09/09        08/14
                                                                16.00        09/14        01/20

For federal income tax purposes, the depreciable basis in this property will be approximately $8,840,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Super Valu Shopping Center was built in 1999. As of September 1, 2004, this property was 100% occupied, with a total 61,817 square feet leased to three tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                       Renewal     Annual       Square Foot
         Lessee                     (Sq. Ft.)      Lease Ends       Options     Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Great Clips                              1,200        12/05         5/1 yr.         28,366       23.64
AZZ Cleaners                             2,400        12/07         1/5 yr.         55,080       22.95
Shoppers Food Warehouse                 58,217        01/20         4/5 yr.        844,146       14.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LARKSPUR LANDING, LARKSPUR, CALIFORNIA

On January 14, 2004, we purchased an existing shopping center known as Larkspur Landing, containing 173,821 gross leasable square feet. The center is located at 2257 Larkspur Landing Circle, in Larkspur, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $61,145,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $352 per square foot of leasable space.

We originally purchased this property with our own funds. On January 30, 2004, we obtained financing in the amount of $33,630,000. The loan requires interest only payments at an annual rate of 4.45% and matures February 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Bed, Bath & Beyond                   42,318           24        20.50        11/02        11/06
                                                                21.83        12/06        11/11
                                                                23.21        12/11        11/17

For federal income tax purposes, the depreciable basis in this property will be approximately $45,859,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Larkspur Landing was built in 1978 and renovated in 2001. As of September 1, 2004, this property was 87% occupied, with a total 150,893 square feet leased to 34 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                  Current     Base Rent Per
                                   GLA Leased                        Renewal    Annual       Square Foot
          Lessee                    (Sq. Ft.)     Lease Ends         Options    Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------
Sushi Ko *                               1,709  Month to Month         -            51,270       30.00
Golden Gate Printing*                    3,287  Month to Month         -            30,010        9.13
Sportech                                   805      03/05              -            16,503       20.50
24 Hour Fitness                         17,039      03/05           1/5 yr.        358,926       21.06
Asher Clinic                             5,791      04/05           1/5 yr.        152,786       26.38
Roadrunner Burrito                         800      06/05              -            30,624       38.28
Redhill                                  2,688      07/05              -            74,189       27.60
Jaeger                                   1,500      07/05              -            42,966       28.64
Oliver Allen Corp.                       9,392      09/05           1/5 yr.        242,313       25.80
Robert Brugger                             880      06/06              -            18,480       21.00
Maxwell Cleaners                         2,748      09/06              -           103,874       37.80
Norman Mahan Jewelers                    1,333      01/07              -            43,669       32.76
Determined Productions                  11,185      03/07           1/4 yr.        608,663       54.42
Larkspur Shoes & Repair                    807      03/07              -            23,564       29.20
Larkspur Landing Optomery                1,165      06/07              -            39,598       33.99
Larkspur Landing Pet Clinic              1,141      04/08              -            36,831       32.28
Bay Area Wireless                          610      04/08           2/5 yr.         23,790       39.00
American Nails                             745      06/08              -            23,691       31.80
AAA                                      5,245      07/08           2/5 yr.        169,938       32.40
Togo's Eatery                            1,625      07/08              -            38,375       23.62
Timothy Bricca DD                        1,064      07/08              -            36,133       33.96
All California                           3,359      07/08              -           114,172       33.99
Weight Watchers                          1,291      09/08              -            61,219       47.42
Cooper Alley                             2,000      11/08              -           103,840       51.92
Ragged Sailor                            1,207      12/08              -            33,888       28.08
Marin Brewing Co.                        5,978      03/11              -           190,219       31.82
Fidelity Investments                     7,232      07/11           2/5 yr.        459,955       63.60
Yogalive                                 6,150      09/12              -           184,500       30.00
Bed, Bath & Beyond                      42,318      11/17           3/5 yr.        867,519       20.50
Noonan's Restaurant                      6,679      12/18           2/5 yr.        222,878       33.37
Allstate Insurance*                        405  Month To Month         -            13,365       33.00
Marin Visitor Bureau*                      720  Month To Month         -            12,000       16.67
Avanti*                                  1,115  Month To Month         -             2,400        2.15
John Connelly*                             880  Month To Month         -             6,924        7.87

*  Renewal negotiations in progress.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RANCH PAVILIONS, THOUSAND OAKS, CALIFORNIA

On January 15, 2004, we purchased an existing shopping center known as North Ranch Pavilions, containing 62,812 gross leasable square feet. The center is located at 1125-85 Lindero Road, in Thousand Oaks, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,468,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $294 per square foot of leasable space.

We purchased this property with our own funds. On March 3, 2004, we obtained financing in the amount of $10,157,000. The loan requires interest only payments at an annual rate of 4.12% and matures April 2009.

 We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Savvy Salon, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Savvy Salon                           6,500           10        11.71        10/03        01/04
                                                                25.20        02/04        01/06
                                                                26.76        02/06        01/08
                                                                28.32        02/08        01/10
                                                                30.00        02/10        01/12
                                                                31.80        02/12        02/14

For federal income tax purposes, the depreciable basis in this property will be approximately $13,851,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

North Ranch Pavilions was built in 1992. As of September 1, 2004, this property was 89% occupied, with a total 55,928 square feet leased to 24 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                   Current     Base Rent Per
                                   GLA Leased                       Renewal      Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options      Rent ($)    Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Kay's Nails                              1,028        10/04         1/3 yr.          24,178       23.52
Prudential Realty                        3,379        11/04            -             95,287       28.20
Ilene's Boutique                         2,105        12/04            -             51,590       24.51
Seta's Shoes                             1,086        04/05            -             19,548       18.00
Walton's Portraits                       1,300        08/06         1/5 yr.          29,832       22.95
Postal Club                              1,086        10/06         1/5 yr.          24,239       22.32
Dance Trends                             2,338        11/06         1/5 yr.          41,523       17.76
Bank of America                          4,500        12/06           -             172,980       38.44
Clubhous Cleaners                        1,505        12/06         1/5 yr.          43,765       29.08

                                   Approximate                                   Current     Base Rent Per
                                   GLA Leased                       Renewal      Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends       Options      Rent ($)    Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Cookies by Design                        1,353        01/07         1/5 yr.          31,822       23.52
Malibu Gymnastics                        3,740        02/07         3/3 yr.          67,320       18.00
State Farm Insurance                     1,023        03/07            -             22,791       22.28
Malibu Gymnastics                        3,040        11/08         5/1 yr.          54,720       18.00
Tae Kwon Do Academy                      1,512        06/07         2/5 yr.          34,648       22.92
Treasured Memories                       3,691        08/07         1/5 yr.          46,129       12.50
Total Body Fitness                       1,998        12/07         1/5 yr.          37,042       18.54
Sudore Pilates                           1,346        01/09         1/5 yr.          36,342       27.00
Exotic Thai                              1,746        02/11            -             52,380       30.00
Rustico Ristorante                       3,495        08/11         2/5 yr.          94,412       27.01
We Frame It                              1,526        09/11         1/5 yr.          34,609       22.68
Lamp Post Pizza                          3,600        11/11            -             90,145       25.04
Sushi Tei                                1,725        07/12         2/5 yr.          52,705       30.55
North Ranch Dentistry                    1,306        10/13         2/5 yr.          38,396       29.40
Savvy Salon                              6,500        02/14         2/5 yr.         163,800       25.20

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HICKORY RIDGE SHOPPING CENTER, HICKORY, NORTH CAROLINA

On January 9, 2004, we purchased an existing shopping center known as Hickory Ridge Shopping Center containing 380,487 gross leasable square feet (which includes 70,127 square feet of ground lease space) . The center is located at Catawba Valley Road in Hickory, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $41,900,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $110 per square foot of leasable space.

We originally purchased this property with our own funds. On January 23, 2004, we obtained financing in the amount of $23,650,000. The loan requires interest only payments as an annual rate of 4.531% and matures February 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Kohl's and Dick's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                                   Approximate                 Per Square
                                   GLA Leased     % of Total    Foot Per       Lease  Term
Lessee                              (Sq. Ft.)        GLA        Annum ($)   Beginning      To
-----------------------------------------------------------------------------------------------
Best Buy                             45,000           12        10.75        07/99        01/15

Dick's Sporting Goods *              45,000           12          N/A        01/00        01/20

Kohl's                               86,584           23         6.83        08/99        02/20

*  Ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $35,068,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Hickory Ridge Shopping Center was built in 1999. As of September 1, 2004, this property was 100% occupied, with a total 380,487 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                              Current     Base Rent Per
                                   GLA Leased                    Renewal    Annual       Square Foot
Lessee                              (Sq. Ft.)      Lease Ends    Options    Rent ($)    Per Annum ($)
------------------------------------------------------------------------------------------------------
Sprint PCS                               2,800        10/04     1/5 yr.         50,400       18.00
Great Clips                              1,200        12/04     1/5 yr.         23,400       19.50
Osaka Japanese Cuisine                   2,100        01/05     1/5 yr.         40,950       19.50
Thai Orchid                              2,800        01/05     1/5 yr.         53,200       19.00
Tony's Pizza                             2,100        01/05     1/5 yr.         45,150       21.50
Hallmark Cards                           6,000        02/05     2/5 yr.         93,900       15.65
EB Games                                 1,600        10/05     1/5 yr.         32,000       20.00
Factory Mattress                         3,600        11/06     1/5 yr.         66,600       18.50
Party City                              12,000        06/09     2/5 yr.        162,000       13.50
Marshalls                               30,000        08/09     3/5 yr.        234,000        7.80
Old Navy                                25,000        01/10     1/5 yr.        212,500        8.50
Shoe Carnival                           12,000        01/10     2/5 yr.        129,000       10.75
Family Christian Bookstore               5,000        03/10     2/5 yr.         90,000       18.00
Pier 1 Imports                           9,976        03/12     2/5 yr.        174,580       17.50
The Avenue                               6,600        01/13     2/5 yr.         78,012       11.82
Best Buy                                45,000        01/15     3/5 yr.        483,750       10.75
A.C. Moore                              21,000        12/15     3/5 yr.        248,730       11.84
Linens 'N Things                        35,000        01/16     3/5 yr.        367,500       10.50
Kohl's                                  86,584        02/20     6/5 yr.        590,995        6.83
Dicks Sporting Goods
 (Ground Lease)                         45,000        01/20     6/5 yr.        185,000         N/A
Babies "R" Us (Ground
  Lease)                                25,127        01/13     6/5 yr.        126,647         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CORWEST PLAZA, NEW BRITAIN, CONNECTICUT

On January 6, 2004, we purchased an existing shopping center known as CorWest Plaza containing 115,011 gross leasable square feet. The center is located at 665 and 687 West Main Street in New Britain, Connecticut.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $287 per square foot of leasable space.

We originally purchased this property with our own funds. On January 7, 2004, we obtained financing in the amount of $18,150,000. The loan requires interest only payments at an annual rate of 4.56% and matures February 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Super Stop and Shop, Liquor Depot and CVS Pharmacy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                              Approximate                  Per Square
                              GLA Leased     % of Total      Foot Per              Lease Term
Lessee                         (Sq. Ft.)        GLA          Annum ($)        Beginning         To
----------------------------------------------------------------------------------------------------
Super Stop & Shop                68,073          59           26.00             05/03          05/08
                                                              26.50             06/08          05/13
                                                              27.00             06/13          05/18
                                                              27.50             06/18          05/23
                                                              28.00             06/23          05/28

                                                            Base Rent
                              Approximate                  Per Square
                              GLA Leased     % of Total      Foot Per              Lease  Term
Lessee                         (Sq. Ft.)        GLA          Annum ($)        Beginning         To
----------------------------------------------------------------------------------------------------
CVS Pharmacy                     12,150          11           26.00             06/01          01/22

Liquor Depot                     14,000          12           14.00             08/01          08/06
                                                              16.00             09/06          08/11

For federal income tax purposes, the depreciable basis in this property will be approximately $26,101,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CorWest Plaza was built in phases between 1999 to 2003. As of September 1, 2004, this property was 99% occupied, with a total 114,023 square feet leased to 10 tenants. The following table sets forth certain information with respect to those leases:

                              Approximate                                    Current      Base Rent Per
                              GLA Leased                      Renewal         Annual       Square Foot
        Lessee                 (Sq. Ft.)     Lease Ends       Options        Rent ($)     Per Annum ($)
-------------------------------------------------------------------------------------------------------
Video One                         3,500         09/05         2/3 yr.          49,213         13.52
Rent-A-Center                     6,000         02/06         1/5 yr.          90,000         15.00
Cingular Wireless                 1,553         06/06         1/5 yr.          27,954         18.00
Subway                            1,500         08/06         3/2 yr.          18,702         12.47
Webster Bank                      2,147         11/05         2/5 yr.          38,646         18.00
Papa Gino's                       3,000         02/11         2/5 yr.          60,000         20.00
Liquor Depot                     14,000         08/11         2/5 yr.         196,000         14.00
Frazier's Two Cleaners &
  Laundromat                      2,100         10/11         2/5 yr.          37,800         18.00
CVS Pharmacy                     12,150         01/22         4/5 yr.         315,900         26.00
Super Stop & Shop                68,073         05/28         6/5 yr.       1,769,898         26.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHAW'S SUPERMARKET, NEW BRITAIN, CONNECTICUT

On December 31, 2003, we purchased a single user retail center known as Shaw's Supermarket, New Britain, containing 65,658 gross leasable square feet. The property is located in New Britain, Connecticut.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,656,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $208 per square foot of leasable space.

We originally purchased this property with our own funds. On January 28, 2004, we obtained financing in the amount of $6,450,000. The loan requires interest only payments as an annual rate of 4.684% and matures November 1, 2008.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

Shaw's Supermarket was built in 1995. One tenant, Shaw's Supermarket, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            Base Rent
                                Approximate    % of             Base Rent   Per Square
                                GLA Leased    Total   Renewal      Per       Foot Per         Lease Term
Lessee                           (Sq. Ft.)     GLA    Options   Annum ($)    Annum ($)   Beginning        To
--------------------------------------------------------------------------------------------------------------
Shaw's
  Supermarkets-New
  Britain                         65,658       100    6/5 yr.   1,017,699     15.50        12/95         02/01
                                                                1,083,357     16.50        03/01         02/06
                                                                1,149,015     17.50        03/06         02/11
                                                                1,181,844     18.00        03/11         04/16

For federal income tax purposes, the depreciable basis in this property will be approximately $10,681,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PAVILION AT KING'S GRANT, CONCORD, NORTH CAROLINA

On December 31, 2003, we purchased a newly constructed shopping center known as Pavilion at King's Grant, containing 79,109 gross leasable square feet (which includes 65,000 square feet of ground lease space). The center is located at 8050 Concord Mills Boulevard in Concord, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,151,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. One tenant, Toys "R" Us, is currently paying half rent. When the tenant begins paying full rent, we will pay the balance of the purchase price of approximately $1,563,000. Our total acquisition cost is expected to be approximately $103 per square foot of leasable space.

We originally purchased this property with our own funds. On April 6, 2004, we obtained financing in the amount of $5,342,000. The loan requires interest only payments at an annual rate of 4.39% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Toys "R" Us and Olive Garden, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                              Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                  Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning         To
----------------------------------------------------------------------------------------------------------
Toys "R" Us *                49,000             62                5.10                10/02          01/13

Olive Garden*                 8,500             11                9.41                04/02          04/07
                                                                 10.35                05/07          04/12

* Ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $2,741,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pavilion at King's Grant was built in 2002 and 2003. As of September 1, 2004, this property was 100% occupied, with a total 79,109 square feet leased to four tenants and three ground lessees. The following table sets forth certain information with respect to those leases:

                                        Approximate                                       Current       Base Rent Per
                                        GLA Leased                         Renewal        Annual         Square Foot
               Lessee                    (Sq. Ft.)       Lease Ends        Options       Rent ($)       Per Annum ($)
---------------------------------------------------------------------------------------------------------------------
RadioShack                                    2,400         04/08          2/5 yr.         40,800           17.00
Bank of America                                 100         08/08          2/5 yr.         14,400          144.00
Panera Bread                                  5,609         12/14          2/5 yr.        109,376           19.50
Jared Jewelers                                6,000         01/23          2/5 yr.        220,020           36.67
Olive Garden *                                8,500         04/12          4/5 yr.         80,000             N/A
Red Lobster *                                 7,500         05/12          4/5 yr.         80,000             N/A
Toys "R" Us *                                49,000         01/13          6/5 yr.        250,000             N/A

*  ground lease

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ECKERD DRUG STORES

On December 24, 2003, we purchased the following two separate existing freestanding retail properties known as Eckerd Drug Stores, containing a total of 27,648 gross leasable square feet.

Location                                Square Feet  Completion Date  Purchase Price ($)
--------                                -----------  ---------------  ------------------
33rd Street and Santa Fe                  13,824           2003                3,364,000
Edmond, Oklahoma

36th and Robinson                         13,824           2003                5,288,000
Norman, Oklahoma

We purchased these Eckerd Drug Stores from an unaffiliated third party. Our total acquisition cost was approximately $8,652,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $313 per square foot of leasable space.

We purchased these properties with our own funds. On April 30, 2004, we obtained financing in the amounts of $1,850,000 and $2,900,000 for Eckerd Drug Store - Edmond and Eckerd Drug Store - Norman, respectively. Both loans require interest only payments at an annual rate of 4.374% and mature June 2009.

One tenant, Eckerd Drug Store, leases 100% of the total gross leasable area of each property. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:

                                               % of
                                               Total                                    Base Rent
                             Approximate       GLA of       Current                     Per Square
Lessee/                      GLA Leased         each         Annual       Renewal        Foot Per          Lease  Term
Location                      (Sq. Ft.)       Property      Rent ($)      Options        Annum ($)     Beginning       To
---------------------------------------------------------------------------------------------------------------------------
33rd Street & Santa Fe         13,824           100         289,292       4/5 yr.         20.93          10/03        10/23
Edmond, OK

36th & Robinson                13,824           100         454,806       4/5 yr.         32.90          11/03        11/23
Norman, OK

A twenty year lease commenced as of the date of acquisition with no increases during the term of the lease. Each lease includes four options, each for a term of five years.

These properties are on triple net leases and the tenant will be responsible for all repairs.

For federal income tax purposes, the depreciable basis in these properties will be approximately $6,770,000 When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

DARIEN TOWNE CENTRE, DARIEN, ILLINOIS

On December 19, 2003, we purchased an existing shopping center known as Darien Towne Centre containing 223,844 gross leasable square feet (which includes 6,371 square feet of ground lease space). The center is located at 2189 75th Street, in Darien, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $134 per square foot of leasable space.

Simultaneously with the purchase this property, we obtained a new loan in the amount of $16,500,000. The loan requires interest only payments based on a rate of 4.65% per annum and matures June 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Home Depot, Circuit City and PETsMART, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                          Approximate                          Per Square
                           GLA Leased       % of Total          Foot Per                   Lease  Term
Lessee                     (Sq. Ft.)           GLA              Annum ($)           Beginning            To
-------------------------------------------------------------------------------------------------------------
Home Depot                  109,200             49                7.98                05/94             04/99
                                                                  8.35                05/99             04/04
                                                                  8.60                05/04             04/09
                                                                  9.10                05/09             04/14

Circuit City                 32,984             15               10.50                05/94             01/05
                                                                   CPI                02/05             01/10
                                                                   CPI                02/10             01/15

PETsMART                     25,487             11               11.20                10/94             09/04
                                                                 11.70                10/04             09/09

For federal income tax purposes, the depreciable basis in this property will be approximately $22,468,400. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Darien Towne Centre was built in 1994. As of September 1, 2004, this property was 94% occupied, with a total 210,010 square feet was leased to 12 tenants. The following table sets forth certain information with respect to those leases:

                                        Approximate                                     Current      Base Rent Per
                                        GLA Leased                        Renewal        Annual       Square Foot
          Lessee                         (Sq. Ft.)       Lease Ends       Options       Rent ($)     Per Annum ($)
------------------------------------------------------------------------------------------------------------------
Murray's Discount Auto                       10,000         10/04         2/5 yr.       110,000          11.00
Signature Cleaners                            1,500         11/04           -            37,260          24.84
Gingiss Formalwear                            2,000         12/04           -            35,010          17.50
Coldwell Banker                               2,468         03/05           -            45,831          18.57
Jenny Craig                                   2,000         05/07         1/3 yr.        44,000          22.00
Deals                                        12,000         07/07         1/5 yr.       120,000          10.00
TGI Fridays (Ground Lease)                    6,371         05/09         3/5 yr.        79,860            N/A
Great Clips                                   1,500         08/09           -            33,000          22.00
PETsMART                                     25,487         09/09         5/5 yr.       285,454          11.20
Panera Bread                                  4,500         12/12         3/5 yr.        94,500          21.00
Home Depot                                  109,200         04/14         4/5 yr.       939,120           8.60
Circuit City                                 32,984         01/15         4/5 yr.       346,332          10.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

STONY CREEK MARKETPLACE, NOBLESVILLE, INDIANA

On December 8, 2003, we purchased a newly constructed shopping center known as Stony Creek Marketplace containing 153,816 gross leasable square feet (which consists of 8,000 square feet of ground lease space). The center is located at 1713C Mercantile Boulevard in Noblesville, Indiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $25,750,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $167 per square foot of leasable space.

We originally purchased this property with our own funds. On January 20, 2004, we obtained financing in the amount of $14,162,000. The loan requires interest only payments at an annual rate of 4.77% and matures January 1, 2011.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, T.J. Maxx, Linens 'N Things and Barnes & Noble, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                              Base Rent
                          Approximate                         Per Square
                           GLA Leased       % of Total         Foot Per               Lease  Term
Lessee                     (Sq. Ft.)           GLA             Annum ($)        Beginning          To
-------------------------------------------------------------------------------------------------------
T.J. Maxx                    30,000             20               9.50             09/03           09/13

Linens 'N Things             28,444             18              11.50             07/03           01/09
                                                                12.00             02/09           01/14

Barnes & Noble               22,000             14              13.49             09/03           01/16

For federal income tax purposes, the depreciable basis in this property will be approximately $17,564,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Stony Creek Marketplace was built in 2003. As of September 1, 2004, this property was 100% occupied, with a total 153,816 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                         Current        Base Rent Per
                                     GLA Leased                          Renewal          Annual         Square Foot
         Lessee                       (Sq. Ft.)       Lease Ends         Options         Rent ($)       Per Annum ($)
---------------------------------------------------------------------------------------------------------------------
Cingular Wireless                          1,487         06/08           2/5 yr.           31,227           21.00
RJ Fastframe                               1,618         06/08           1/5 yr.           33,915           20.96
The UPS Store                              1,618         08/08           1/5 yr.           33,978           21.00
Scrapbook Corner                           4,095         12/08              -              75,758           18.50
Papa Johns Pizza                           1,615         01/09              -              33,915           21.00
Giovanni Jewelers                          1,615         02/09           1/5 yr.           33,915           21.00
Quizno's Classic Subs                      1,600         12/09           2/4 yr.           29,600           18.50
Blockbuster Video                          4,892         05/11           2/5 yr.          102,732           21.00
Today's Bedroom One                        4,890         06/11           1/5 yr.           90,465           18.50
Panera Bread                               4,200         12/12           2/5 yr.           88,200           21.00
Maggie Moo's Ice Cream                     1,615         03/13           2/5 yr.           33,915           21.00
Qdoba Mexican Restaurant                   2,272         04/13           2/5 yr.           45,440           20.00
Ossip Optomotry, P.C.                      3,230         04/13           2/5 yr.           60,563           18.75
Pier 1 Imports                             9,375         07/13           2/5 yr.          160,696           17.14

                                     Approximate                                         Current        Base Rent Per
                                     GLA Leased                          Renewal          Annual         Square Foot
         Lessee                       (Sq. Ft.)       Lease Ends         Options         Rent ($)       Per Annum ($)
---------------------------------------------------------------------------------------------------------------------
Shoe Carnival                             10,000         07/13           2/5 yr.          130,000           13.00
T.J. Maxx                                 30,000         09/13           3/5 yr.          285,000            9.50
Linens 'N Things                          28,444         01/14           3/5 yr.          327,118           11.50
Factory Card Outlet                       11,250         01/14           2/5 yr.          160,313           14.25
Barnes & Noble                            22,000         01/16           2/5 yr.          296,730           13.49
Logan's Roadhouse (Ground Lease)           8,000         03/18           3/5 yr.           75,500             N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT PARK PLACE, PLANO, TEXAS

On October 31, 2003, we acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interest of limited partner of the limited partnership holding title to this center. The center contains 116,300 gross leasable square feet (which includes 3,822 square feet of ground lease space) and is located at 6401 W. Plano Parkway in Plano, Texas.

An affiliate of our advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to us when we had raised sufficient funds from the sale of shares to acquire this property from them. The affiliate agreed to sell us this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. Our board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors.

Our total acquisition cost was $24,000,000, which included $132,000 of costs incurred by Inland Park Place Limited Partnership. We expect any additional costs to be insignificant. Our acquisition cost is approximately $206 per square foot of leasable space.

As part of the purchase, title to the property was subject to a loan placed on the property by Inland Park Place Limited Partnership for our benefit. The loan is in the amount of $13,127,000, requires interest only payments at a rate of 4.71% per annum and matures November 2008. We believe this loan is at least as equal to what we could have obtained from an unaffiliated third party lender.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Walgreens, OfficeMax, Michaels and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                          Approximate                          Per Square
                           GLA Leased       % of Total          Foot Per               Lease  Term
Lessee                     (Sq. Ft.)           GLA             Annum ($)        Beginning           To
--------------------------------------------------------------------------------------------------------
Walgreens                    15,120             13               20.83            05/00            04/60

OfficeMax                    23,429             20               13.50            11/01            11/11
                                                                 14.00            12/11            11/16

                                                               Base Rent
                          Approximate                          Per Square
                           GLA Leased       % of Total          Foot Per               Lease  Term
Lessee                     (Sq. Ft.)           GLA             Annum ($)        Beginning           To
--------------------------------------------------------------------------------------------------------
Michaels                     24,133             21               13.50            08/01            10/11

Bed, Bath & Beyond           25,000             21               11.00            10/01            01/12

For federal income tax purposes, the depreciable basis in this property will be approximately $13,175,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Shops at Park Place was built in 2001. As of September 1, 2004, this property was 99% leased, with a total 115,460 square feet leased to 11 tenants. The following table sets forth certain information with respect to those leases:

                                        Approximate                                     Current    Base Rent Per
                                        GLA Leased                        Renewal       Annual      Square Foot
               Lessee                    (Sq. Ft.)       Lease Ends       Options      Rent ($)    Per Annum ($)
----------------------------------------------------------------------------------------------------------------
Ebby Halliday Realty                          5,314         10/06         2/5 yr.       154,100       29.00
North Dallas Eye Associates                   3,000         10/06         1/5 yr.        90,000       30.00
The Nail Club                                 1,100         10/06         1/5 yr.        33,000       30.00
Oxford Cleaners                               1,042         10/06         1/5 yr.        29,176       28.00
Carpet Mills of America                       3,500         11/06         2/5 yr.        91,000       26.00
Michaels                                     24,133         10/11         3/5 yr.       325,800       13.50
Bed, Bath & Beyond                           25,000         01/12         3/5 yr.       275,000       11.00
Salon Boutique                               10,000         02/12         2/5 yr.       180,000       18.00
OfficeMax                                    23,429         11/16         4/5 yr.       316,300       13.50
Walgreens                                    15,120         04/60            -          315,000       20.83
Chick-Fil-A (Ground Lease)                    3,822         10/15         3/5 yr.        78,500         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

POTENTIAL PROPERTY ACQUISITIONS

We are currently considering acquiring the properties listed below. Our decision to acquire these properties will generally depend upon:

     - no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
     - our receipt of sufficient net proceeds from this offering and financing proceeds to make these acquisition; and
     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including, overall valuation of net rental income, location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that these properties are well located, have acceptable roadway access, are well maintained and have been professionally managed. These properties will be subject to competition from similar shopping centers within their market area, and their economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to our decision to acquire these properties.

PUBLIX SHOPPING CENTER, MT. PLEASANT, SOUTH CAROLINA

We anticipate purchasing a newly constructed shopping center known as Publix Shopping Center, containing 63,864 gross leasable square feet. The center is located at US Highway 17 and Park West Boulevard in Mt. Pleasant, South Carolina.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $12,101,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $189 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                            Approximate                       Per Square
                            GLA Leased       % of Total        Foot Per           Lease  Term
Lessee                       (Sq. Ft.)          GLA            Annum ($)      Beginning      To
-------------------------------------------------------------------------------------------------
Publix                        44,840             70              11.50          04/04       04/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,076,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Publix Center is newly constructed and was completed during 2004. As of October 1, 2004, the property was 92% leased to 10 tenants. The following table sets forth certain information with respect to those leases:

                            Approximate                      Current        Base Rent Per
                            GLA Leased                        Annual         Square Foot
       Lessee                (Sq. Ft.)       Lease Ends      Rent ($)       Per Annum ($)
-----------------------------------------------------------------------------------------
O'Neill Liquor                    1,418         04/09          28,324          19.97
Zone 3 Entertainment              3,750         04/09          67,500          18.00
Lady Fitness                      1,507         05/09          28,633          19.00
Dry Cleaner                       1,000         05/09          19,500          19.50
Cellular Wireless                 1,000         06/09          21,500          21.50
Pak Mail                          1,000         06/09          21,500          21.50
Chinese Restaurant                1,656         07/09          33,120          20.00
Chiropractor                      1,412         07/09          27,534          19.50
Nail Salon                        1,000         07/09          20,000          20.00
Publix                           44,840         04/24         515,660          11.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

OSWEGO COMMONS, OSWEGO, ILLINOIS

We anticipate purchasing a portion of an existing shopping center known as Oswego Commons. This transaction is comprised of 188,150 gross leasable square feet. The center is located at 3080 Route 34 in Oswego, Illinois.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $35,022,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $186 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Dominick's, T.J. Maxx and OfficeMax, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                            Approximate                      Per Square
                            GLA Leased       % of Total       Foot Per           Lease  Term
Lessee                       (Sq. Ft.)          GLA           Annum ($)     Beginning        To
-------------------------------------------------------------------------------------------------
Dominick's                    65,844             35             12.21         03/02         03/22

T.J. Maxx                     28,144             15             10.20         10/02         09/12

OfficeMax                     20,015             11             14.00         11/03         10/18

For federal income tax purposes, the depreciable basis in this property will be approximately $26,267,000 When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Oswego Commons was constructed in phases from 2002 to 2004. As of October 1, 2004, this property was 98% occupied, with a total 183,950 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                            Approximate                      Current       Base Rent Per
                            GLA Leased                        Annual        Square Foot
     Lessee                  (Sq. Ft.)       Lease Ends      Rent ($)      Per Annum ($)
----------------------------------------------------------------------------------------
3 Day Blinds                      1,802        09/07           44,100         24.47
Quizno's                          1,612        09/07           36,864         22.87
Lee Nails                           919        10/07           22,938         24.96
EB Games                          2,015        01/08           47,352         23.50
All Cleaners                      1,100        01/08           28,920         26.29
Lemstone                          2,334        10/08           44,340         19.00
American Mattress                 4,200        03/09           92,400         22.00

                              Approximate                     Current       Base Rent Per
                              GLA Leased                       Annual        Square Foot
     Lessee                    (Sq. Ft.)     Lease Ends       Rent ($)      Per Annum ($)
----------------------------------------------------------------------------------------
Oreck                             1,500        05/09           34,500         23.00
Hallmark                          4,413        01/10           72,240         16.37
T-Mobile                          1,920        12/11           57,900         30.16
Great Clips                       1,163        07/12           27,660         23.78
Panera Bread                      4,200        09/12           96,600         23.00
T.J. Maxx                        28,144        09/12          287,000         10.20
Coldstone Creamery                1,400        01/13           33,600         24.00
Payless Shoes                     2,496        02/13           52,416         21.00
Famous Footwear                   9,773        03/13          134,376         13.75
Party City                       12,012        03/13          176,448         14.69
Petco                            13,788        10/13          181,308         13.15
Zales Jewelry                     3,300        04/14           79,200         24.00
OfficeMax                        20,015        10/18          280,200         14.00
Dominick's                       65,844        03/22          804,000         12.21

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CASA PALOMA SHOPPING CENTER, CHANDLER, ARIZONA

We anticipate purchasing an existing shopping center known as Casa Paloma Shopping Center, containing 130,096 gross leasable square feet. The center is located at 7131 W. Ray Road in Chandler, Arizona.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $43,136,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $332 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, AJ's Fine Foods and Creative Leather, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             Base Rent
                            Approximate                      Per Square
                            GLA Leased       % of Total       Foot Per           Lease  Term
Lessee                       (Sq. Ft.)          GLA           Annum ($)     Beginning        To
-------------------------------------------------------------------------------------------------
AJ's Fine Foods               26,500             20             11.20         04/00         04/25

Creative Leather              13,249             10             15.50         03/00         05/10

For federal income tax purposes, the depreciable basis in this property will be approximately $32,352,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Casa Paloma Shopping Center was built in 2000. As of October 1, 2004, this property was 92% occupied, with a total 120,298 square feet leased to 25 tenants. The following table sets forth certain information with respect to those leases:

                                        Approximate                             Current      Base Rent Per
                                        GLA Leased                               Annual       Square Foot
               Lessee                    (Sq. Ft.)        Lease Ends            Rent ($)     Per Annum ($)
----------------------------------------------------------------------------------------------------------
Billy Lewis                                   2,089         03/05                 59,056         28.27
Banana Republic                               7,000         04/05                 88,000         12.57
Thomas Kinkade Gallery                        1,200         05/05                 44,400         37.00
ALLTEL                                        2,731         06/05                104,488         38.26
Coffin & Trout Fine Jewelers                  3,525         07/05                147,979         41.98
Cold Stone Creamery                           1,205         07/05                 45,573         37.82
Valley Nails                                  1,225         03/06                 44,174         36.06
The Gap & Gap Kids                            9,000         03/06                180,000         20.00
Paris Paris                                   1,200         07/08                 39,600         33.00
Polka Dot Dreams                              1,178         12/08                 41,230         35.00
Bath & Body Works                             2,400         01/09                 61,800         25.75
Ritz Camera                                   2,744         02/09                 80,948         29.50
T-Mobile                                      1,500         04/09                 51,000         34.00
Rolf's Salon                                  2,400         01/10                 82,800         34.50
Chico's                                       2,000         01/10                 65,280         32.64
White House/Black Market (Chico's)            1,500         01/10                 48,960         32.64
Showcase Home Entertainment
 (Tweeter)                                   12,000         02/10                216,000         18.00
Sur La Table                                  5,903         03/10                171,718         29.09
Tomaso's Restaurant                           6,794         05/10                165,502         24.36
Creative Leather                             13,249         05/10                205,360         15.50
Pei Wei Asian Diner (PF Chang's)              2,800         06/10                 95,200         34.00
Talbots                                       4,091         01/11                109,434         26.75
Ann Taylor                                    3,964         01/11                122,884         31.00
Bistro Isabele                                2,100         10/11                 50,400         24.00
AJ's Fine Foods                              26,500         04/25                296,800         11.20

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DENTON CROSSING, DENTON, TEXAS

We anticipate purchasing a shopping center that is in the final phase of construction, and which is known as Denton Crossing, that will contain 329,663 gross leasable square feet when completed. The center is located at 1800 S. Loop 288 in Denton, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $63,763,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $193 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Oshman's Sporting Goods, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                           Base Rent
                                        Approximate                       Per Square
                                        GLA Leased       % of Total        Foot Per               Lease  Term
Lessee                                   (Sq. Ft.)          GLA            Annum ($)         Beginning        To
------------------------------------------------------------------------------------------------------------------
Oshman's Sporting Goods                   50,000             15              10.00             11/03         01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $47,883,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Denton Crossing was constructed during 2003 and 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed lease for retail space within the shopping center. As of October 1, 2004, the property was 85% leased to 33 tenants. The following table sets forth certain information with respect to those leases:

                                        Approximate                         Current          Base Rent Per
                                        GLA Leased                           Annual           Square Foot
               Lessee                    (Sq. Ft.)        Lease Ends*       Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------
Dress Barn                                    8,000         12/08            120,000             15.00
Lane Bryant                                   5,000         10/08             95,000             19.00
Chipolte Mexican Grill                        2,578         12/08             61,872             24.00
Advance America                               1,440         12/08             34,560             24.00
Happy Nails                                   1,300         12/08             27,235             20.95
Fantasy Nail                                  1,200         12/08             27,600             23.00
Sally Beauty                                  1,600         01/09             35,200             22.00
H & R Block                                   2,000         01/09             47,000             23.50
Roly Poly                                     1,200         01/09             29,100             24.25
Wing Pit                                      1,807         03/09             45,175             25.00
Mattress Firm                                 6,000         05/09            147,000             24.50
Mattress Giant                                4,553         05/09            104,719             23.00
T-Mobile                                      1,873         06/09             45,345             24.21
Old Navy                                     14,800         07/09            206,460             13.95
Wells Fargo Bank                              1,818         08/09             45,450             25.00
Sport Clips                                   1,458         08/09             31,493             21.60
Rice Boxx Asian Cafe                          2,504         09/09             65,104             23.50
Thai Restaurant *                             2,000         09/09             46,000             25.00
Motherhood Maternity *                        1,800         09/09             41,400             23.00
New York Subway                               1,500         09/09             33,750             22.50

                                        Approximate                         Current          Base Rent Per
                                        GLA Leased                           Annual           Square Foot
               Lessee                    (Sq. Ft.)        Lease Ends*       Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------
Carvel Ice Cream *                            1,207         09/09             30,175             25.00
T.J. Maxx                                    28,000         09/13            259,000              9.25
Best Buy                                     30,571         10/13            360,126             11.78
Famous Footwear                              10,000         10/13            145,000             14.50
Aveda *                                       2,000         12/13             47,000             23.50
Hollywood Video                               6,350         01/14            125,984             19.84
Cost Plus World Market                       18,300         01/14            228,750             12.50
Oshman's Sporting Goods                      50,000         01/14            500,000             10.00
Bed, Bath & Beyond                           24,000         01/14            234,000              9.75
Michaels                                     21,163         02/14            222,212             10.50
Pier 1 Imports                                9,500         02/14            152,000             16.00
Chaucers *                                   10,000         09/14            170,000             17.00
Kirkland *                                    5,000         09/14            115,000             23.00

* Lease term information is based on the estimated date the tenant begins occupancy and is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MAGNOLIA SQUARE, HOUMA, LOUISIANA

We anticipate purchasing a shopping center being built and which will be known as Magnolia Square, containing 115,746 gross leasable square feet. The center is located at Martin Luther King Boulevard in Houma, Louisiana.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $18,552,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $160 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Circuit City, Ross Stores and PETsMART, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            Base Rent
                                       Approximate                         Per Square
                                       GLA Leased       % of Total          Foot Per
               Lessee *                 (Sq. Ft.)          GLA              Annum ($)
-------------------------------------------------------------------------------------
               Circuit City              20,000             17                13.85

               Ross Stores               30,186             26                 9.25

               PETsMART                  20,030             17                12.50

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

For federal income tax purposes, the depreciable basis in this property will be approximately $13,914,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Magnolia Square is being constructed during 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed lease for retail space within the shopping center. As of August 1, 2004, the property was 90% leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                              Approximate         Current       Base Rent Per
                                              GLA Leased           Annual        Square Foot
                   Lessee*                     (Sq. Ft.)          Rent ($)      Per Annum ($)
---------------------------------------------------------------------------------------------
Circuit City                                       20,000          277,000          13.85
Ross Dress for Less                                30,186          279,221           9.25
PETsMART                                           20,030          250,375          12.50
Dress Barn                                          7,700          109,725          14.25
Chuck E. Cheese                                     7,000          126,000          18.00
Sally Beauty Supplies                               1,600           26,000          16.25
Dollar Tree                                        10,030           72,718           7.25
Starbucks                                           1,600           39,600          24.75
West Marine                                         6,000          113,700          18.95

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

AZALEA SQUARE SHOPPING CENTER, SUMMERVILLE, SOUTH CAROLINA

We anticipate purchasing a portion of a newly constructed shopping center known as Azalea Square Shopping Center, containing 395,156 gross leasable square feet (which includes one ground lease space). We intend to purchase 181,360 square feet of that shopping center including the ground lease space. The center is located at U.S. 17-A and Interstate 26 in Summerville, South Carolina.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $30,012,500. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $165 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Five tenants, T.J. Maxx, Linens 'N Things, Ross Dress for Less, Cost Plus World Market and PETsMART, each leases more than 10% of the total gross leasable area of the property we are purchasing. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                              Approximate                    Base Rent Per
                              GLA Leased      % of Total      Square Foot              Lease Term
Lessee                         (Sq. Ft.)         GLA         Per Annum ($)      Beginning           To
-------------------------------------------------------------------------------------------------------
T.J. Maxx                        30,000           17              7.75            06/04           05/14

Linens 'N Things                 25,000           14             10.75            06/04           05/14

Ross Dress for Less              30,000           17              9.50            06/04           05/14

Cost Plus World Market           18,300           10             12.50            06/04           05/14

PETsMART                         19,107           11             11.00            06/04           05/19

For federal income tax purposes, the depreciable basis in this property will be approximately $22,509,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Azalea Square is newly constructed in 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed lease for retail space within the shopping center. As of September 1, 2004, the property was 95% leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                                        Approximate                        Current       Base Rent Per
                                        GLA Leased                          Annual        Square Foot
               Lessee                    (Sq. Ft.)        Lease Ends       Rent ($)      Per Annum ($)
------------------------------------------------------------------------------------------------------
Lee Spa Nails                                 1,500            05/09         36,000              24.00
S&K Menswear                                  3,603            05/09         64,854              18.00
Marble Slab Creamery                          1,200            05/09         26,400              22.00
EB Games                                      1,600            05/09         36,800              23.00
Sport Clips                                   1,200            05/09         25,200              21.00
Dress Barn                                    8,050            05/09        120,750              15.00
Phone Smart                                   1,800            05/09         37,800              21.00
Artisan Jewelers                              2,400            05/09         57,600              24.00
T.J. Maxx                                    30,000            05/14        232,500               7.75
Cost Plus World Market                       18,300            05/14        228,750              12.50
Pier 1 Imports                               10,800            05/14        167,400              15.50
Shoe Carnival                                 9,000            05/14        112,500              12.50
Ross Dress for Less                          30,000            05/14        285,000               9.50
Linens 'N Things                             25,000            05/14        268,750              10.75
PETsMART                                     19,107            05/19        210,177              11.00
Hibbett Sporting Goods                        5,000            05/14         70,000              14.00
McAllisters Deli                              3,600            05/14         75,600              21.00
Logans (Ground Lease)                              *           05/24         65,000                N/A

*  To be determined

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, PORT ARTHUR, TEXAS

We anticipate purchasing a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 61,001 gross leasable square feet. The center is located at Memorial Boulevard at Highway 365 in Port Arthur, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $5,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $82 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                   Approximate GLA                           Base Rent Per Square
Lessee                             Leased (Sq. Ft.)       % of Total GLA      Foot Per Annum ($)        Lease Term*
-------------------------------------------------------------------------------------------------------------------
Academy Sports & Outdoors               61,001                 100                   6.56                 20 Years

*  Lease term has not been determined at the time of this report

For federal income tax purposes, the depreciable basis in this property will be approximately $3,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

LAKE MARY POINTE, ORLANDO, FLORIDA

We anticipate purchasing an existing shopping center known as Lake Mary Pointe, containing 51,052 gross leasable square feet. The center is located at U.S. 17/92 and Weldon Boulevard, in Orlando, Florida.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $6,650,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $130 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                       Approximate GLA                          Base Rent Per
                           Leased                              Square Foot Per          Lease Term
Lessee                   (Sq. Ft.)         % of Total GLA         Annum ($)        Beginning       To
-------------------------------------------------------------------------------------------------------
Publix                      37,866               74                 8.60            12/99         12/19

For federal income tax purposes, the depreciable basis in this property will be approximately $4,987,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lake Mary Pointe was built in 1999. As of September 1, 2004, this property was 96% occupied, with a total 48,952 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                             Approximate                                             Base Rent Per
                                             GLA Leased                         Current Annual      Square Foot Per
Lessee                                        (Sq. Ft.)        Lease Ends          Rent ($)            Annum ($)
-------------------------------------------------------------------------------------------------------------------
GNC                                               1,050           12/04              23,930             22.79
Hair Cuttery                                      1,050           02/05              23,237             22.13
Avenue Nails                                      1,043           08/05              24,969             23.94
Pak Mail Center                                   1,050           09/05              23,006             21.91
Vivonia's Italian Pizzeria                        3,750           09/06              81,938             21.85
White Swan Cleaners                               1,050           01/09              16,800             16.00
Subway                                            1,050           02/09              17,063             16.25
China Cook                                        1,043           07/11              20,161             19.33
Publix                                           37,866           12/19             325,648              8.60

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WINCHESTER COMMONS, MEMPHIS, TENNESSEE

We anticipate purchasing an existing shopping center known as Winchester Commons, containing 93,024 gross leasable square feet. The center is located on 7956 Winchester Road, in Memphis, Tennessee.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $13,073,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $141 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                              Approximate                                Base Rent Per
                              GLA Leased                                 Square Foot Per              Lease Term
Lessee                        (Sq. Ft.)             % of Total GLA       Annum ($)               Beginning       To
---------------------------------------------------------------------------------------------------------------------
Kroger                            59,670                  64                    8.24              05/99         04/19

For federal income tax purposes, the depreciable basis in this property will be approximately $9,805,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Winchester Commons was built in 1999. As of September 1, 2004, this property was 100% occupied, with a total 93,024 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                           Approximate                                               Base Rent Per
                                           GLA Leased                           Current Annual      Square Foot Per
Lessee                                      (Sq. Ft.)          Lease Ends          Rent ($)             Annum ($)
-------------------------------------------------------------------------------------------------------------------
For Your Eyes Only                               2,220            05/04                 45,443           20.47
Fantastic Sam's                                  1,600            06/04                 28,000           17.50
Giant TV                                         1,600            09/04                 27,200           17.00
The Steak Escape                                 1,600            01/05                 26,400           16.50
Shirley's Hallmark                               4,400            02/05                 52.800           12.00
The Wine Cellar                                  4,000            03/06                 66,000           16.50
China Dragon Restaurant                          2,400            10/06                 39,600           16.50
Dental Partners of Tennessee                     2,000            01/07                 35,500           17.75
Sunsations                                       1,600            07/07                 27.200           17.00
Greg Pickett Golf                                1,600            01/09                 27,712           17.32
The UPS Store                                    2,000            01/09                 34,000           17.00
Southwinds Cleaners                              1,600            01/09                 27,200           17.00
Nextel Communications                            1,600            06/09                 33,600           21.00
East End Grill                                   3,600            07/09                 59,400           16.50
Kroger                                          59,670            04/19                491,681            8.24

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEPOINTE TOWNE CROSSING, LEWISVILLE, TEXAS

We anticipate purchasing a newly constructed shopping center known as Lakepointe Towne Crossing, containing 193,502 gross leasable square feet. The center is located at 715 Hebron Parkway, in Lewisville, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $39,482,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $204 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Sportsman's Warehouse, Circuit City and Ross Dress for Less, will lease more than 10% of the total gross leasable area of the property. The lease term has been determined in accordance with the tenant's projected lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                       Base Rent
                                      Approximate                      Per Square
                                      GLA Leased       % of Total       Foot Per                    Lease Term
Lessee                                (Sq. Ft.)        GLA             Annum ($)       Beginning           To
-----------------------------------------------------------------------------------------------------------------
Sportsman's Warehouse                 45,250           23              12.00           08/04               08/19

Circuit City                          33,862           18              14.00           06/04               01/19

Ross Dress for Less                   30,187           16               9.75           04/03               04/23

For federal income tax purposes, the depreciable basis in this property will be approximately $29,611,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakepointe Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                    Approximate                        Current        Base Rent Per
                                    GLA Leased                         Annual         Square Foot
Lessee                              (Sq. Ft.)         Lease Ends       Rent ($)       Per Annum ($)
-----------------------------------------------------------------------------------------------------
Mattress Firm                        6,500            08/08            162,500        25.00
Hawk Electronics                     5,000            10/08            125,000        25.00
EB Games                             1,500            10/08             34,500        23.00
Carter Floors and   Countertops      2,240            12/08             51,520        23.00
Great Clips                          1,200            10/09             28,800        24.00
Dr. John Launius                     2,880            11/10             63,360        22.00
Pei Wei Asian Diner                  3,300            10/13             85,800        26.00
Moe's Southwest Grill                3,121            11/13             78,025        25.00
Circuit City                        33,862            01/19            474,068        14.00
Sportsman's Warehouse               45,250            08/19            543,000        12.00
Ross Dress for Less                 30,187            04/23            294,323         9.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANSFIELD TOWNE CROSSING, MANSFIELD, TEXAS

We anticipate purchasing a newly constructed shopping center known as Mansfield Towne Crossing, containing 111,898 gross leasable square feet of which 4,500 is on a ground lease. The center is located at Highway 287 and Debbie Lane, in Mansfield, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $19,967,700. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $178 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Ross Dress for Less and Staples, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's projected lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                       Base Rent
                                      Approximate                      Per Square
                                      GLA Leased       % of Total      Foot Per         Lease Term
Lessee                                (Sq. Ft.)        GLA             Annum ($)        Beginning           To
------------------------------------------------------------------------------------------------------------------
Ross Dress for Less                   30,187           27               9.25            10/04               01/15

Staples                               20,388           18              10.50            08/03               08/18

For federal income tax purposes, the depreciable basis in this property will be approximately $14,975,800. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Mansfield Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center . The following table sets forth certain information with respect to those leases:

                                     Approximate                        Current          Base Rent Per
                                     GLA Leased                         Annual           Square Foot
Lessee                               (Sq. Ft.)        Lease Ends        Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------
AT & T Wireless                       2,500           07/08              55,000          22.00
EB Games                              1,500           09/08              31,500          21.00
Sport Clips                           1,440           10/08              30,240          21.00
Luxury Nails                          1,013           02/09              20,259          20.00
Dr. Michael Poison                    1,060           05/09              20,140          19.00
Robertson Pools                       1,440           06/09              27,360          19.00
Bath Junkie                           1,200           06/09              22,800          19.00
Subway                                1,600           07/09              30,400          19.00
GNC                                   1,200           09/09              22,800          19.00
The Cash Store                        1,600           09/09              30,400          19.00
Creekside Collections                 3,811           09/09              62,882          16.50
Zales Jewelers                        3,000           12/13              64,500          21.50
Famous Footwear                       8,000           01/14             120,000          15.00
Payless Shoes                         3,000           01/14              54,000          18.00
Ross Dress for Less                  30,187           01/15             279,229           9.25
Pier 1 Imports                       10,800           02/15             162,000          15.00
Staples                              20,388           08/18             214,074          10.50
Regions Bank (Ground
  Lease)                              4,500           01/23              75,000            N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLEASANT RUN TOWNE CROSSING, CEDAR HILL, TEXAS

We anticipate purchasing a newly constructed shopping center known as Pleasant Run Towne Crossing, containing 225,431 gross leasable square feet of which 20,200 is on ground leases. The center is located at Pleasant Run and Highway 67, in Cedar Hill, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $41,417,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $176 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Oshman's Sporting Goods and Circuit City, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                       Base Rent
                                      Approximate                      Per Square
                                      GLA Leased       % of Total      Foot Per         Lease Term
Lessee                                (Sq. Ft.)        GLA             Annum ($)        Beginning        To
---------------------------------------------------------------------------------------------------------------
Oshman's Sporting Goods               40,954           17              10.00            05/04            04/14

Circuit City                          32,570           14              14.00            11/03            01/18

For federal income tax purposes, the depreciable basis in this property will be approximately $31,063,400. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pleasant Run Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                              Approximate                        Current             Base Rent Per Square
                                              GLA Leased                         Annual                      Foot
Lessee                                        (Sq. Ft.)         Lease Ends       Rent ($)               Per Annum ($)
----------------------------------------------------------------------------------------------------------------------------
The Maytag Store                               5,225            04/09             94,050             18.00
Justice Just for Girls                         4,500            04/09             81,000             18.00
Sleep Experts                                  4,500            06/09             99,000             22.00
Mattress Firm                                  6,000            08/09            132,000             22.00
ASAP Mail                                      2,000            08/09             40,000             20.00
Luxury Nails                                   1,200            08/09             25,200             21.00
Brook Mays Music                               6,250            09/09            112,500             18.00
Michaels                                      21,390            11/13            224,595             10.50

                                              Approximate                        Current             Base Rent Per Square
                                              GLA Leased                         Annual                      Foot
Lessee                                        (Sq. Ft.)         Lease Ends       Rent ($)               Per Annum ($)
---------------------------------------------------------------------------------------------------------------------------
Bombay Company                                 4,500            11/13             81,000             18.00
Bed, Bath & Beyond                            22,000            01/14            220,000             10.00
Half Price Books                              10,108            02/14            121,296             12.00
Mothers Work                                   1,805            03/14             36,100             20.00
Zales Jewelry                                  3,000            05/14             66,000             22.00
Vitamin Shop                                   5,000            08/14            135,000             27.00
Panera Bread                                   4,999            10/14            119,976             24.00
Oshman's Sporting Goods                       40,954            01/15            409,540             10.00
Circuit City                                  32,570            01/18            455,980             14.00
JP Morgan Chase Bank (Ground Lease)            4,700            02/24             84,999               N/A
Saltgrass Steakhouse (Ground Lease)            8,500            05/24             84,999               N/A
Joe's Crab Shack (Ground Lease)                7,000            05/24             75,000               N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.

As of September 8, 2004, we have over of $141,000,000 in pending acquisitions and we believe, based in part on projected sales of our common stock, that cash on hand and future financings will provide us with sufficient cash to close these properties at the time of their projected closings.

TERMINATED CONTRACTS

Our Board of Directors previously approved the acquisition of Albertson's Grocery Store in Loveland, Colorado, Mall 205 and Plaza 205, Portland, Oregon, Eckerd Drug Store at Danforth and Santa Fe in Edmond, Oklahoma and Woodbury Village Shopping Center (disclosed as probable), Shaw's Supermarket at Bristol, Connecticut ( disclosed as probable) and Peoria Station (disclosed as probable). Based on information received during our due diligence process, we have decided not to acquire the properties and our affiliate has terminated the contracts on these acquisitions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We electronically file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports with the Securities and Exchange Commission (SEC). The public may read and copy any of the reports that are filed with the SEC at the SEC's Public Reference Room at 405 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference room by calling the SEC at (800)-SEC-0330. The SEC maintains an Internet site at (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

CERTAIN STATEMENTS IN THIS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS POST-EFFECTIVE AMENDMENT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

The following discussion and analysis relates to the three and six months ended June 30, 2004. The period from March 5, 2003 (inception) to June 30, 2003 is not comparable because no properties were owned by us during that 2003 period. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this report.

Overview

We were formed to acquire and manage a diversified portfolio of real estate, principally multi-tenant shopping centers. We operate as a real estate investment trust or REIT for Federal and state income tax purposes. We have initially focused on acquiring properties in the Western states. We have begun to acquire and plan to continue acquiring properties in the Western states. We may also acquire retail properties in locations throughout the United States. Inland Western Retail Real Estate Advisory Services, Inc. or our advisor has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our board of directors.

Our goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of July 31, 2004 we have purchased 14 additional properties located in the states of Arkansas, Georgia, Louisiana, Maryland, Missouri, Pennsylvania, South Carolina, Texas and Washington.

During the six months ended June 30, 2004, we purchased 34 properties, of which 13 were not located in our primary geographical area of interest. We purchased these 13 properties because we had the unique opportunity of taking advantage of our advisor's acquisition pipeline of properties located east of the Mississippi River which generally, continue to have rates of return above those located in the Western United States. Our strategy in purchasing these properties was to deploy stockholder funds promptly and generate income for us as early as possible, while investing in properties which met our acquisition criteria.

During the second quarter of 2004, the retail sector has remained relatively stable as a result of sustained consumer spending, which has helped maintain retail sales growth despite subsequent terrorist threats and the Iraqi war. A modest pace of new retail construction, and the expansion strategy of some retailers, who are renting more space to maintain market share and revenue growth and offset declining same store sales have also contributed to the stability.

While sustained consumer spending, spurred by low interest rates, has helped to maintain retail sales growth, changing demographics and consumer preferences have resulted in a fundamental shift in consumer spending patterns and the emergence of discount retail as a dominant category. Today almost 75% of general merchandise sales occur at a discount department store or a warehouse club/supercenter. As a result of this trend, some conventional department stores are struggling and a number of local, regional and national retailers have been forced to voluntarily close their stores or file for bankruptcy protection. Some bankrupt retailers have reorganized their operations and/or sold stores to stronger operators. In some instances, bankruptcies and store closings may create opportunities to lease space at higher rents to tenants with better sales performance. Therefore, we do not expect store closings or bankruptcy reorganizations to have a material impact on our consolidated financial position or the results of our operations in the near term.

We believe our risk exposure to potential future downturns in the economy is mitigated because the tenants at our current and targeted properties, to a large extent, consist or will consist of: retailers who serve primary non-discretionary shopping needs, such as grocers and pharmacies; discount chains that can compete effectively during an economic downturn; and national tenants with strong credit ratings who can withstand a downturn. We believe that the diversification of our current and targeted tenant base and our focus on creditworthy tenants further reduces our risk exposure.

We are subject to risks existing due to a concentration of any single tenant within the portfolio. Currently, the largest tenant by leased area is Best Buy, which has nine leases representing approximately 428,643 square feet, or approximately 4.5% of the total gross leasable area owned by us as of July 31, 2004. The annualized base rental income from these leases is approximately $6,276,746, or approximately 5.2% of the total annualized base rental income, based on our portfolio of properties as of July 31, 2004. The two largest tenants in annualized base rental income are Best Buy and Ross Dress for Less which together total approximately $9,764,088 or 8.1% of the total annualized base rental income, based on our portfolio of properties as of July 31, 2004.

We are in the process of offering our common stock and have raised $850,239,770 as of June 30, 2004. We raised on average approximately $120 million per month during the second quarter of 2004.

As of June 30, 2004, we owned a portfolio of forty-two properties located in Arizona, California, Colorado, Connecticut, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Texas, Utah, and Washington containing an aggregate of approximately 7,143,674 square feet of gross leasable area. As of June 30, 2004, approximately 92% of gross leasable area in the properties was physically leased.

The following is a summary of the properties we own as of June 30, 2004:

                                                                       Gross                                        Amount of
                                                                      Leasable                                      Mortgages
                                                                        Area           Date      Year Built/        Payable at
 Property                                                             (Sq Ft)        Acquired     Renovated          06/30/04
---------------                                                       -------        --------     ---------          --------
Alison's Corner                                                           55,066         04/04      2003           $  3,850,000
  San Antonio, TX

Arvada Connection and Arvada Marketplace                                 358,094         04/04    1987/1990          28,510,000
  Arvada, CO

Best on the Boulevard                                                    204,627         04/04    1996/1999          19,525,000
  Las Vegas, NV

Bluebonnet Parc                                                          135,289         04/04      2002             12,100,000
  Baton Rouge, LA

CorWest Plaza                                                            115,011         01/04    1999/2003          18,150,000
  New Britain, CT

Darien Towne Centre                                                      223,876         12/03      1994             16,500,000
  Darien, IL

Davis Towne Crossing                                                      41,391         06/04      2004                      -
  North Richland Hills, TX

                                                                       Gross                                        Amount of
                                                                      Leasable                                      Mortgages
                                                                        Area           Date      Year Built/        Payable at
 Property                                                             (Sq Ft)        Acquired     Renovated          06/30/04
---------------                                                       -------        --------     ---------          --------
Dorman Center - Phase I                                                  350,994         03/04      2003             27,610,000
  Spartanburg, SC

Eastwood Towne Center                                                    334,454         05/04      2002             46,750,000
  Lansing, MI

Eckerd Drug Store                                                         13,440         06/04      2004                      -
  Columbia, SC

Eckerd Drug Store                                                         13,824         06/04      2004                      -
  Crossville, TN

Eckerd Drug Store                                                         13,824         12/03      2003              1,850,000
  Edmund, OK

Eckerd Drug Store                                                         13,824         06/04      2004                      -
  Greer, SC

Eckerd Drug Store                                                         13,824         06/04      2004                      -
  Kill Devil Hills, NC

Eckerd Drug Store                                                         13,824         12/03      2003              2,900,000
  Norman, OK

Fullerton Metrocenter                                                    242,080         06/04      1988                      -
  Fullerton, CA

Heritage Towne Crossing                                                   80,574         03/04      2002              8,950,000
  Euless, TX

Hickory Ridge                                                            380,487         01/04      1999             23,650,000
  Hickory, NC

Huebner Oaks Center                                                      286,738         06/04      1998             48,000,000
  San Antonio, TX

John's Creek Village                                                     191,475         06/04      2004                      -
  Duluth, GA

La Plaza Del Norte                                                       320,362         01/04    1996/1999          32,528,000
  San Antonio, TX

Lakewood Towne Center                                                    577,863         06/04    1988/2003          51,260,000
  Lakewood, WA

Larkspur Landing                                                         173,814         01/04    1978/2001          33,630,000
  Larkspur, CA

                                                                       Gross                                        Amount of
                                                                      Leasable                                      Mortgages
                                                                        Area           Date      Year Built/        Payable at
 Property                                                             (Sq Ft)        Acquired     Renovated          06/30/04
---------------                                                       -------        --------     ---------          --------
Low Country Village                                                       76,376         06/04      2004                      -
  Bluffton, SC

MacArthur Crossing                                                       110,975         02/04      1996             12,700,000
  Los Colinas, TX

Metro Square Center                                                       61,817         01/04      1999              6,067,183
  Severn, MD

Newnan Crossing I & II                                                   291,833       12/03 &    1999/2003          21,543,091
  Newnan, GA                                                                             03/04

Northgate North                                                          302,744         06/04      2004                      -
  Seattle, WA

Northpointe Plaza                                                        378,890         05/04    1991/1993          30,850,000
  Spokane, WA

North Ranch Pavilions                                                     62,812         01/04      1992             10,157,400
  Thousand Oaks, CA

North Rivers Town Center                                                 141,167         04/04      2004             11,050,000
  Charleston, SC

Paradise Valley Marketplace                                               92,164         04/04      2002             15,680,500
  Phoenix, AZ

Pavilion at King's Grant                                                  79,009         12/03      2003              5,342,000
  Concord, NC

Peoria Crossings                                                         213,733         03/04      2003             20,497,400
  Peoria, AZ

Pine Ridge Plaza                                                         230,493         06/04    1998/2004                   -
  Lawrence, KS

Plaza Santa Fe II                                                        222,411         06/04    2000/2002          17,551,721
  Santa Fe, NM

Promenade at Red Cliff                                                    94,936         02/04      1997             10,590,000
  St. George, UT

Shaw's Supermarket                                                        65,658         12/03      1995              6,450,000
  New Britain, CT

                                                                         Gross                                     Amount of
                                                                        Leasable                                   Mortgages
                                                                          Area         Date      Year Built/       Payable at
 Property                                                               (Sq Ft)      Acquired     Renovated         06/30/04
---------------                                                         -------      --------     ---------         --------
Shops at Park Place                                                      116,300         10/03      2001             13,127,000
  Plano, TX

Shoppes of Prominence Point                                               88,058         06/04      2004                      -
  Canton, GA

Stony Creek Market Place                                                 153,803         12/03      2003             14,162,000
  Noblesville, IN

Watauga Pavilion                                                         205,740         05/04      2004             17,100,000
  Watauga, TX                                                          ---------                                  -------------

Total                                                                  7,143,674                                  $ 588,631,295
                                                                       =========                                  =============

The square footage for Arvada Connection , Darien Towne Centre, Davis Towne Crossing, Eastwood Towne Center, Heritage Towne Crossing, Hickory Ridge, Huebner Oaks Center, John's Creek Village, MacArthur Crossing, Newnan Crossing I & II, Northpointe Plaza, North Rivers Town Center, Paradise Valley Marketplace, Pavilion at King's Grant, Pine Ridge Plaza, Shops at Park Place and Stony Creek Market Place includes 2,240, 6,371, 4,000, 24,110, 7,246, 70,127, 8,036, 10,555,
6,500, 6,650, 18,719, 31,280, 10,908, 65,000, 84,676, 3,822 and 8,000
respectively, square feet of space leased to tenants under ground lease agreements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

GENERAL.

The following disclosure pertains to critical accounting policies and estimates we believe are most "critical" to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States of America or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

ACQUISITION OF INVESTMENT PROPERTY

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships and as of June 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculation as if vacant. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We consider various factors including geographic location and size of leased space. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

IMPAIRMENT OF LONG-LIVED ASSETS. We conduct an impairment analysis on a quarterly basis in accordance with Statement of Financial Accounting Standards No. 144 or SFAS 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and are included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs are amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to our real estate acquisitions during the quarter ended June 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight-line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $475,574 was applied as a reduction to rental income for the three months ended June 30, 2004 and $813,177 for the six months ended June 30, 2004. Amortization pertaining to the below market lease costs of $545,784 was applied as an increase to rental income for the three months ended June 30, 2004 and $902,613 for the six months ended June 30, 2004. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at June 30, 2004:

                                    July 1, 2004
                                      through
                                    December 31,
Amortization of:                        2004              2005            2006            2007            2008        Thereafter
                                        ----              ----            ----            ----            ----        ----------
Acquired above
  market lease costs              $     (1,469,181)     (2,938,359)     (2,885,842)     (2,119,421)     (1,980,185)   (12,903,389)

Acquired below
  market lease costs                     2,823,964       5,471,188       5,065,985       4,646,973       4,096,500     27,155,016
                                  -----------------------------------------------------------------------------------------------

Net rental income
  increase                        $      1,354,783       2,532,829       2,180,143       2,527,552       2,116,315     14,251,627
                                  ===============================================================================================

Acquired in-place lease
  intangibles                     $     (4,842,059)     (9,684,122)     (9,684,122)     (9,684,122)     (9,684,122)   (50,916,901)

The portion of the purchase price allocated to acquired in-place lease costs are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease costs of $1,495,955 for the three months ended June 30, 2004 and $2,293,994 for the six months ended June 30, 2004. The table above presents the amortization during the next five years related to acquired in-place lease costs for properties owned at June 30, 2004.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

REVENUE RECOGNITION. We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

INTEREST RATE FUTURES CONTRACTS. We enter into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

During the second quarter of 2004, we entered into treasury contracts with a futures commission merchant with a total notional amount of $95.0 million with yields ranging from 3.85% for 5 year treasury contracts to 4.63% for 10 year treasury contracts and maturities at various dates in 2004. The amount required to be on deposit at June 30, 2004 for these treasury contracts had a cost basis and liquidation value of $2,137,000 and $789,000, respectively. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss of approximately $1,348,000 at June 30, 2004 is recognized currently in earnings and is included in interest expense in the Consolidated Statement of Operations.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL.

Our principal demands for funds have been for property acquisitions, for the payment of operating expenses and dividends, and for the payment of interest on outstanding indebtedness. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by a public offering of our shares of common stock. However, there may be a passage of time between the sale of the shares and our purchase of properties, which may result in a delay in the benefits to stockholders of returns generated from property operations. Our advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on our behalf. After a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from the public or private offering of our equity or debt securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. We anticipate that during the current year we will (i) acquire additional existing shopping centers, (ii) develop additional shopping center sites and (iii) continue to pay distributions to stockholders, and each is expected to be funded mainly from proceeds of our public offerings of shares, cash flows from operating activities, financings and other external capital resources available to us.

Our leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances our leases provide that the tenant is responsible for roof and structural repairs. Certain of our properties are subject to leases under which we retain responsibility for certain costs and expenses associated with the property. We anticipate that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

We believe that our current capital resources (including cash on hand) and anticipated financings are sufficient to meet our liquidity needs for the foreseeable future.

LIQUIDITY

OFFERING. As of June 30, 2004, subscriptions for a total of 85,098,440 shares had been received from the public, which include the 20,000 shares issued to the advisor and 748,245 shares distributed pursuant to the DRP as of June 30, 2004. As a result of such sales, we received a total of $850,239,770 of gross offering proceeds as of June 30, 2004.

MORTGAGE DEBT. As of June 30, 2004 we have obtained mortgage debt on thirty-one properties totaling $588,631,295. With the exception of Plaza Santa Fe II, these loans require monthly payments of interest only and bear interest at a range between 2.68% and 4.77% per annum. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest at 6.20% per annum, and payments into taxes, insurance and replacement reserve escrows.

During the period from July 1, 2004 through July 31, 2004 we obtained mortgage financing on properties that we purchased during 2004 totaling approximately $204,300,000 that require monthly payments of interest only and bear interest at a range of 4.13% to 5.10% per annum or LIBOR plus 113 to 200 basis points.

From January 1, 2004 through July 31, 2004, we entered into numerous interest rate lock agreements, as described below, to secure the interest rate on mortgage debt on properties we currently own or will purchase in the future. The funds under the rate agreements and the deposits are applied to the mortgage fundings as they occur.

On February 9, 2004, we entered into an agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock deposit of $1,200,000 to lock the interest rate at 4.372% for a period of 90 days on $60,000,000 in principal, all of which has been applied to closed mortgage fundings.

On March 5, 2004 and March 11, 2004, we entered into two separate rate lock agreements with Principal Life Insurance Company. We paid a rate lock deposit of $500,000 for each agreement to lock the interest rate at 4.13% and 4.09%, respectively, for a period of 120 days. Each rate lock is on $50,000,000 in principal, all of which has been applied to closed mortgage fundings.

On May 18, 2004, we entered into a rate lock agreement with Allstate Investments, LLC. We paid a rate lock deposit of $750,000 to lock the interest rate at 5.05% for a period of 120 days on $75,000,000 in principal. Of this amount, $16,362,500 has been applied to closed mortgage fundings, with the remainder allocated to new or pending acquisitions.

On June 2, 2004, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock deposit of $4,000,000 to lock the interest rate at 5.12% for a period of 90 days on $200,000,000 in principal, $196,000,000 of which has been allocated to new or pending acquisitions.

On June 3, 2004, we entered into a rate lock agreement with KeyBank National Association. We paid a rate lock deposit of $1,000,000 to lock the interest rate at 4.995% for a period of 90 days on $100,000,000 in principal, all of which has been allocated to new or pending acquisitions.

On June 3, 2004, we entered into a rate lock agreement with Allstate Investments, LLC. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.91% for a period of 120 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions.

On June 25, 2004, we entered into a rate lock agreement with Principal Real Estate Investors, LLC. We paid a rate lock deposit of $600,000 to lock the interest rate at 4.48% for a period of 120 days on $60,000,000 in principal, all of which has been allocated to new or pending acquisitions.

On July 2, 2004, we entered into two separate rate lock agreements with Bear Stearns Commercial Mortgage, Inc. We paid one rate lock deposit of $400,000 to lock the interest rate at 5.06% for a period of 90 days on $20,000,000 in principal. We paid a second rate lock deposit of $600,000 to lock the interest rate at 5.01% for a period of 90 days on $30,000,000 in principal. Collectively, $35,000,000 has been allocated to new or pending acquisitions.

On July 9, 2004, we entered into a rate lock agreement with LaSalle Bank National Association. We paid a rate lock deposit of $500,000 to lock the interest rate at 5.04% for a period of 90 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions.

On July 16, 2004, we entered into a rate lock agreement with Nomura Credit & Capital, Inc. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.815% for a period of 90 days on $50,000,000 in principal.

LINE OF CREDIT. On February 6, 2004, we increased our unsecured line of credit arrangement with KeyBank N.A. to $225,000,000 from $150,000,000. The funds from this line of credit may be used to provide funds from the time a property is purchased until permanent debt is placed on that property. The line requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.875% to 3.125% during the quarter ended June 30, 2004. We are also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. In addition to, and in conjunction with these financial covenants, we maintain a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and with drawn from the cash collateral account as our properties are purchased without debt. As of June 30, 2004, we were in compliance with such covenants and $20,448,822 was deposited in the cash collateral account. The outstanding balance on the line of credit was $110,000,000 as of June 30, 2004 at a weighted average interest rate of 3.01% per annum.

STOCKHOLDER LIQUIDITY. We provide the following programs to facilitate investment in the shares and to provide limited, interim liquidity for stockholders until such time as a market for the shares develops:

The DRP allows stockholders who purchase shares pursuant to the offerings to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share. As of June 30, 2004, we issued 748,245 shares pursuant to the DRP for an aggregate amount of $7,108,326.

Subject to certain restrictions, the share repurchase program provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

          One year from the purchase date, at $9.25 per share;
          Two years from the purchase date, at $9.50 per share;
          Three years from the purchase date, at $9.75 per share; and Four years from the purchase date, at the greater of $10.00 per share, or a price equal to 10 times our "funds available for distribution" per weighted average shares outstanding for the prior calendar year.

Shares purchased by us will not be available for resale. As of June 30, 2004, no shares have been repurchased.

CAPITAL RESOURCES

We expect to meet our short-term operating liquidity requirements generally through our net cash provided by property operations. We also expect that our properties will generate sufficient cash flow to cover our operating expenses plus pay a monthly distribution on our weighted average shares. Operating cash flows are expected to increase as additional properties are added to our portfolio.

We believe that we should put mortgage debt on or leverage our properties at approximately 50% of their value. We also believe that we can borrow at the lowest overall cost of funds or interest rate by placing individual financing on each of our properties. Accordingly, mortgage loans will generally have been placed on each property at the time that the property is purchased, or shortly thereafter, with the property solely securing the financing.

During the six months ended June 30, 2004, we closed on mortgage debt with a principal amount of $559,004,295. At June 30, 2004, the weighted average cost of mortgage funds was approximately 4.30%. $507,744,295 of these mortgage loans are fixed-rate loans that bear interest at a rate between 3.96% and 6.20% per annum. The remaining $51,260,000 represents variable-rate loans with a weighted average interest rate of 2.84% per annum at June 30, 2004.

With the exception of the mortgage loan on Plaza Santa Fe II, all of the loans closed during the six months ended June 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows and has no prepayment privileges.

Although the loans we closed are generally non-recourse, occasionally, when it is deemed to be advantageous, we may guarantee all or a portion of the debt on a full-recourse basis. Individual decisions regarding interest rates, loan-to-value, fixed versus variable-rate financing, maturity dates and related matters are often based on the condition of the financial markets at the time the debt is incurred, which conditions may vary from time to time.

Distributions are determined by our board of directors with the advice of the advisor and are dependent on a number of factors, including the amount of funds available for distribution, flow of funds, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the board of directors may deem relevant.

CASH FLOWS FROM OPERATING ACTIVITIES

Cash flows provided by operating activities were approximately $15,697,000 for the six month period ended June 30, 2004, which is due primarily to net income from property operations.

CASH FLOWS FROM INVESTING ACTIVITIES

Cash flows used in investing activities were approximately $1,148,663,000 for the six month period ended June 30, 2004 which were primarily used for the acquisition of 34 properties for approximately $1,090,426,000.

As of July 31, 2004, we had approximately $200,000,000 available for investment in additional properties. As of July 31, 2004 we are considering the acquisition of approximately $501,000,000 in properties. We are currently in the process of obtaining financings on properties which have been purchased, as well as certain of the properties which we anticipate purchasing. It is our intention to finance each of our acquisitions either at closing or subsequent to closing. As a result of the intended financings and based on our current experience in raising funds in our offering, we believe that we will have sufficient resources to acquire these properties.

CASH FLOWS FROM FINANCING ACTIVITIES

Cash flows provided by financing activities was approximately $1,195,482,000 for the six month period ended June 30, 2004. We generated proceeds from the sale of shares, net of offering costs paid, of approximately $593,471,000. We generated approximately $541,453,000 from the issuance of new mortgages secured by 29 of our properties and $105,000,000 from funding on the line of credit. We paid approximately $10,154,000 for loan fees and approximately $13,255,000 in distributions to our stockholders for the six months ended June 30, 2004. The sponsor has agreed to advance us amounts to pay a portion of these distributions until funds from operations are adequate to cover distributions.

Given the current size of our offering, as of July 31, 2004, we could raise approximately $1.5 billion of additional capital. However, there can be no assurance that we will raise this amount of money or that we will be able to acquire additional attractive properties.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to current market fixed rates at the time of conversion.

EFFECTS OF TRANSACTIONS WITH RELATED AND CERTAIN OTHER PARTIES

SERVICES PROVIDED BY AFFILIATES OF THE ADVISOR As of June 30, 2004, we had incurred $93,674,110 of offering costs, of which $70,096,693 was paid or accrued to affiliates. In accordance with the terms of our offering, the advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of June 30, 2004, offering costs did not exceed the 5.5% and 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the advisor.

The advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the advisor and its affiliates relating to the offering. In addition, an affiliate of the advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from us in connection with the offering. Such costs are offset against the stockholders' equity accounts. Such costs totaled $70,096,693 as of June 30, 2004, of which $468,907 was unpaid at June 30, 2004.

The advisor and its affiliates are entitled to reimbursement for general and administrative expenses of the advisor and its affiliates relating to our administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the six months ended June 30, 2004, we incurred $637,359 of these costs, of which $218,000 remained unpaid as of June 30, 2004.

An affiliate of the advisor provides loan servicing to us for an annual fee. Such costs are included in property operating expenses to affiliates. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. Such fees totaled $21,276 for the six months ended June 30, 2004.

The advisor contributed $200,000 to our capital for which it received 20,000 shares.

We use the services of an affiliate of the advisor to facilitate the mortgage financing that we obtained on some of the properties purchased. We pay the affiliate .02% of the principal balance of mortgage loans obtained. Such costs are capitalized as loan fees and amortized over the respective loan term. During the six months ended June 30, 2004, we paid loan fees totaling $1,122,042 to this affiliate.

We pay an advisor asset management fee of not more than 1% of our average assets. Our average asset value is defined as the average of the total book value of our real estate assets invested in equity interests plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute our average assets by taking the average of these values at the end of each month for which we are calculating the fee. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which we qualify as a REIT, our advisor must reimburse us for the following amounts if any: (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of our average assets for that fiscal year, or (ii) 25% of our net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. For the six months ended June 30, 2004, we neither paid nor accrued such fees because the advisor agreed to forego such fees for the first and second quarters of 2004.

The property managers, entities owned principally by individuals who are affiliates of the advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. We incurred property management fees of $1,154,272 for the six months ended June 30, 2004. None remained unpaid as of June 30, 2004.

We established a discount stock purchase policy for our affiliates and affiliates of the advisor that enables the affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 510,839 shares to affiliates and recognized an expense related to these discounts of $336,129 for the six months ended June 30, 2004.

As of June 30, 2004 we were due funds from our affiliate in the amount of $1,553,689, $1,551,739 of which is due from our sponsor for reimbursement of a portion of the distributions paid by us during 2004. The remaining $1,950 is due from an affiliate for costs paid on their behalf by the Company. The sponsor has agreed to advance to us amounts to pay a portion of distributions to our stockholders until funds from operations are adequate to cover the distributions. The sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due. As of June 30, 2004 we owe funds to the sponsor in the amount of $1,253,477 for repayment of the funds advanced for payment of distributions.

OFF-BALANCE SHEET ARRANGEMENTS, CONTRACTUAL OBLIGATIONS, LIABILITIES AND CONTRACTS AND COMMITMENTS

The table below presents our obligations and commitments to make future payments under debt obligations and lease agreements as of June 30, 2004.

                                           Payments Due by Period
                                           ----------------------
                                                               Less than                                            More than
Contractual Obligations                         Total            1 year          1-3 years         3-5 years         5 years
-----------------------                    ---------------------------------------------------------------------------------------
Long-Term Debt                             $   588,631,295                 -      7,260,000        298,839,074       282,532,221
Line of Credit                                 110,000,000       110,000,000              -                  -                 -

CONTRACTS AND COMMITMENTS

The purchase and sale contract for Pavilion at King's Grant, provides that if anytime during the period January 1, 2004 through December 31, 2007 the tenant, Toys R' Us, should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a certain percentage of expenses at the property, then we would be obligated to pay the seller additional funds related to the purchase based on an agreed income capitalization formula. We have not reserved any funds for this contingency.

In connection with the purchase of Stony Creek Market Place, we are obligated to purchase the seller's interest in the leases if the seller exercises the right to develop and lease a vacant 50,000 pad site within 48 months after the closing date of December 8, 2003, which was included in the purchase of the property. In connection with the purchase of Newnan Crossing, we are obligated to purchase the remaining portion of the shopping center that is currently under construction, once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based on an agreed upon income capitalization formula. In connection with the purchase of Arvada Connection and Arvada Marketplace, we are obligated to purchase a parcel of the shopping center that may be redeveloped by the seller within the next three years. If the seller does not redevelop the parcel by the end of the redevelopment period, then we are obligated to purchase the parcel for $750,000. In connection with the purchase of Eastwood Town Center, we are obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchor's commencement of operations. In connection with the purchase of Watauga Pavilion, we are obligated to pay the remaining purchase price of $2,146,000 once a major has moved in and commenced payment of rent. In connection with the purchase of John's Creek Village, we are obligated to pay the remaining purchase price of $13,385,390 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent. We have not reserved any funds for these contingencies.

In connection with the purchase of Dorman Center, we were obligated to purchase a portion of the shopping center that was under construction, once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, we had deposited one million dollars of earnest money with the seller. In addition, in conjunction with the financing of Dorman Center on April 20, 2004, we were required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once we purchased the remaining portion of Dorman Center, and met certain occupancy requirements the letter of credit will be released. On July 16, 2004, we purchased the remaining portion of Dorman Center and the irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of July 31, 2004.

In connection with the purchase of Low Country Village, we were obligated to purchase a portion of the shopping center that is currently under construction, once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, we had deposited $300,000 of earnest money with an escrow agent. In addition we are obligated to pay the remaining purchase price on the first phase based on an income capitalization formula not to exceed $1,355,096 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent. In connection with the note receivable related to Pacheco Pass, when the note is repaid, we are obligated to purchase the property for $24,000,000.

In connection with the purchase of Larkspur Landing, the Company assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of June 30, 2004, the remaining liability after disbursements was $1,375,521.

Subsequent to June 30, 2004, we purchased 14 properties for a purchase price of approximately $342,000,000. In addition, we are currently considering acquiring 13 properties for an estimated purchase price of $501,000,000. Our decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

RESULTS OF OPERATIONS

GENERAL

The following discussion is based primarily on our consolidated financial statements as of June 30, 2004 and for the three and six months ended June 30, 2004.

                                                       Properties          Square
                                                        Purchased           Feet
                          Quarter Ended                per Quarter        Acquired       Purchase Price
                          -------------                -----------        --------       --------------
                          March 31, 2003                  None                  N/A                   N/A
                          June 30, 2003                   None                  N/A                   N/A
                          September 30, 2003              None                  N/A                   N/A
                          December 31, 2003                  8              797,490      $    127,195,469
                          March 31, 2004                    11            2,126,152      $    384,052,586
                          June 30, 2004                     23            4,220,032      $    713,925,077
                                                      ----------------------------------------------------

                          Total                             42            7,143,674      $  1,225,173,132
                                                      ====================================================

RENTAL INCOME, REAL ESTATE TAX RECOVERY, COMMON AREA COST RECOVERY AND ADDITIONAL RENTAL INCOME. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Real estate tax recovery, common area cost recovery and additional rental income consist of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Rental income was $22,885,718 and all additional rental income was $6,094,809 for the six months ended June 30, 2004.

INTEREST INCOME. Interest income consists primarily of interest earned from short term investments that are held by us. Interest income was $456,462 for the six month period ended June 30, 2004. This results primarily from interest earned on cash for the six months ended June 30, 2004.

PROFESSIONAL SERVICES. Professional services consist of fees to accountants and lawyers. Professional services expense was $156,130 for the six months ended June 30, 2004. This results from professional services required as the business and investor base grows. Accounting fees comprise the majority of the professional services expense.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining our accounting and investor records, affiliates common share purchase discounts, insurance, postage, and printer costs. These expenses were $1,158,137 for the six months ended June 30, 2004 and resulted from increased services required as we acquire properties and grow our portfolio of investment properties and our investor base.

PROPERTY OPERATING EXPENSES. Property operating expenses consist of property management fees and property operating expenses, including real estate taxes, costs of owning and maintaining shopping centers, insurance, and maintenance to the exterior of the buildings and the parking lots. These expenses were $6,664,346 for the six months ended June 30, 2004.

INTEREST. Interest was $8,357,449 for the six months ended June 30, 2004 and is due to the financing on 31 properties as of June 30, 2004 and funds drawn during the first quarter of 2004 on the line of credit.

DEPRECIATION. Depreciation expense was $7,493,738 and is due to depreciation on the properties owned during the six months ended June 30, 2004.

AMORTIZATION. Amortization expense was $2,934,613 and is due to the application of SFAS 141 and SFAS 142 resulting in the amortization of intangible assets of approximately $97 million and loan fees of $4 million during the six months ended June 30, 2004.

FUNDS FROM OPERATIONS

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under Generally Accepted Accounting Principles in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital. Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

                                                                     Six months
                                                                        ended
                                                                    June 30, 2004
                                                                 --------------------
         Net income                                              $         2,147,141
         Depreciation and amortization related to
           investment properties                                           9,788,099
                                                                 --------------------
         Funds from operations (1)                               $        11,935,240
                                                                 ====================

  (1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

The following table lists the approximate physical occupancy levels and gross leasable area for our investment properties as of June 30, 2004 and December 31, 2003. The weighted average gross leasable area occupied at June 30, 2004 and December 31, 2003 was 92% and 98%, respectively. N/A indicates the property was not owned by us at the end of the period.

                                                                                 June 30, 2004              December 31, 2003
                                                                                 -------------              -----------------
                                                                                 GLA                         GLA
Properties:                                                                    Occupied       (%)          Occupied      (%)
-----------                                                                    --------       ---          --------      ---
Alison's Corner, San Antonio, TX                                                 55,066       100               N/A      N/A
Arvada Connection and Marketplace, Arvada, CO                                   340,859        95               N/A      N/A
Best on the Boulevard, Las Vegas, NV                                            156,756        77               N/A      N/A
Bluebonnet Parc, Baton Rouge, LA                                                120,289        89               N/A      N/A
CorWest Plaza, New Britain, CT                                                  114,023        99               N/A      N/A
Darien Towne Centre, Darien, IL                                                 210,010        94           212,682       95
Davis Towne Crossing, North Richland Hills, TX                                   34,131        83               N/A      N/A
Dorman Center - Phase I, Spartanburg, SC                                        342,494        98               N/A      N/A
Eastwood Towne Center, Lansing, MI                                              324,020        97               N/A      N/A
Eckerd Drug Store, Columbia, SC                                                  13,440       100               N/A      N/A
Eckerd Drug Store, Crossville, TN                                                13,824       100               N/A      N/A
Eckerd Drug Store, Edmund, OK                                                    13,824       100            13,824      100
Eckerd Drug Store, Greer, SC                                                     13,824       100               N/A      N/A
Eckerd Drug Store, Kill Devil Hills, NC                                          13,824       100               N/A      N/A
Eckerd Drug Store, Norman, OK                                                    13,824       100            13,824      100
Fullerton Metrocenter, Fullerton, CA                                            225,040        93               N/A      N/A
Heritage Towne Crossing, Euless, TX                                              68,811        85               N/A      N/A
Hickory Ridge, Hickory, NC                                                      380,487       100               N/A      N/A
Huebner Oaks Center, San Antonio, TX                                            277,461        97               N/A      N/A
John's Creek Village, Duluth, GA                                                140,930        71               N/A      N/A
La Plaza Del Norte, San Antonio, TX                                             304,540        95               N/A      N/A
Lakewood Towne Center, Lakewood, WA                                             544,926        94               N/A      N/A
Larkspur Landing, Larkspur, CA                                                  154,067        88               N/A      N/A
Low Country Village, Bluffton, SC                                                70,598        92               N/A      N/A
MacArthur Crossing, Los Colinas, TX                                             104,935        95               N/A      N/A
Metro Square Center, Severn, MD                                                  61,817       100               N/A      N/A
Newnan Crossing, Newnan, GA                                                     288,055        99           127,260       97
Northpointe Plaza, Seattle, WA                                                  375,324        99               N/A      N/A
North Ranch Pavilions, Thousand Oaks, CA                                         55,928        89               N/A      N/A
North Rivers Town Center, Charleston, SC                                        141,167       100               N/A      N/A
Northgate North, Seattle, WA                                                    282,595        93               N/A      N/A
Paradise Valley Marketplace, Phoenix, AZ                                         80,535        87               N/A      N/A
Pavilion at King's Grant, Concord, NC                                            79,009       100            79,009      100
Peoria Crossings, Peoria, AZ                                                    209,123        98               N/A      N/A
Pine Ridge Plaza, Lawrence, KS                                                  230,493       100               N/A      N/A
Plaza Santa Fe II, Santa Fe, NM                                                 217,329        98               N/A      N/A
Promenade at Red Cliff, St. George, UT                                           87,109        92               N/A      N/A
Shaw's Supermarket, New Britain, CT                                              65,658       100            65,658      100
Shops at Park Place, Plano, TX                                                  116,300       100           116,300      100
Shoppes of Prominence Point, Canton, GA                                          74,208        84               N/A      N/A
Stony Creek Market Place, Noblesville, IN                                       153,803       100           150,727       98
Watauga Pavilion, Watauga, TX                                                   180,941        88               N/A      N/A
                                                                            -------------               -------------
                                                                              6,751,397                     779,284
                                                                            =============               =============

As part of the purchase of Darien Towne Centre, CorWest Plaza, La Plaza Del Norte, Dorman Center - Phase I, Peoria Crossings, Paradise Valley Marketplace, Best on the Boulevard and Bluebonnet Parc, we are entitled to receive payments in accordance with a master lease agreement for space, which was not producing revenue either at the time of or subsequent to the purchase. The master lease agreement covers rental payments due for periods ranging between three months and three years from the purchase date or until the space is leased. The percentage in the table above does not include non-revenue producing space covered by the master lease agreement. The master lease agreements combined with the physical occupancy results in an economic occupancy ranging between 71% and 100% at June 30, 2004.

SUBSEQUENT EVENTS

We paid distributions of $4,317,876 to our stockholders in July 2004.

We issued 15,834,545 shares of common stock from July 1, 2004 through July 31, 2004, resulting in a total of 100,932,985 shares of common stock outstanding. As of July 31, 2004, subscriptions for a total of 99,943,622 shares were received resulting in total gross offering proceeds of $999,357,068 and an additional 992,862 shares were issued pursuant to the DRP for $9,432,194 of additional gross proceeds.

On July 12, 2004, the sponsor repaid a portion of its payable to us in the amount of $298,262.

We have acquired the following properties during the period July 1 to July 31, 2004. The respective acquisitions are summarized in the table below.

                                                                    APPROXIMATE     GROSS LEASABLE
          DATE                                         YEAR       PURCHASE PRICE         AREA
        ACQUIRED               PROPERTY                BUILT           ($)             (SQ. FT.)          MAJOR TENANTS
        --------               --------                -----           ---             ---------          -------------
         07/01/04   Shoppes at Boardwalk                2003/         36,642,049           122,413    Borders Books
                                                         2004

         07/02/04   Shoppes of Dallas                   2004          13,052,126            70,610    Publix

         07/13/04   Wilshire Plaza III                  2004           5,750,000            88,248    Kohl's

         07/14/04   Cranberry Square                   1996-1997      20,219,563           195,566    Dick's Sporting Goods
                                                                                                      Toys R Us
                                                                                                      Best Buy
                                                                                                      Barnes & Noble
                                                                                                      Office Max

         07/16/04   Dorman Center Phase II              2004           7,081,662            37,200    Shoe Carnival

         07/19/04   Tollgate Marketplace                1977/         72,300,000           393,395    Giant Food
                                                         1994                                         JoAnn Fabrics
                                                                                                      Circuit City
                                                                                                      Toys R Us

         07/21/04   Gateway Plaza                       2000          33,025,276           358,193    Kohl's

         07/21/04   Gateway Village                     1996          49,513,455           273,904    Safeway
                                                                                                      Burlington Coat Factory
                                                                                                      Best Buy

         07/21/04   Towson Circle                       1988          28,450,000           116,954    Barnes & Noble
                                                                                                      Bally Fitness

         07/21/04   Wal-Mart Supercenter                2004          12,935,000           183,211    Walmart SuperCenter

         07/22/04   Wrangler Company Western            1993          18,476,792           316,800    Wrangler
                    Headquarters

         07/26/04   Plaza at Marysville                 1995          21,266,000           115,656    Safeway

         07/27/04   Forks Town Center                   2002          18,198,701            87,560    Giant Foods

         07/30/04   Academy Sports                      2004           5,250,000            60,001    Academy Sports

The mortgage debt and financings obtained during the period July 1, 2004 to July 31, 2004, are detailed in the list below.

            DATE                                                                          MATURITY     PRINCIPAL BORROWED
           FUNDED              MORTGAGE PAYABLE                 ANNUAL INTEREST RATE        DATE               ($)
        -------------------------------------------------------------------------------------------------------------------
          07/02/04    John's Creek Village                                 5.100%         08/01/09              23,300,000

          07/02/04    Shoppes at Boardwalk                                 4.130%         07/01/09              20,150,000

          07/09/04    Fullerton Metrocenter                                 5.09%         08/01/09              28,050,000

          07/14/04    Northgate North                                       4.60%         07/01/08              26,650,000

          07/16/04    Cranberry Square                                     4.975%         08/01/09              10,900,000

          07/21/04    Gateway Village                               LIBOR + 1.13%         07/01/09              27,233,000
                                                                    LIBOR + 2.00%         08/01/05               4,225,000

          07/21/04    Tollgate Marketplace                          LIBOR + 1.20%         06/01/09              39,765,000

          07/21/04    Towson Circle                                         5.10%         07/01/09              15,647,500
                                                                    LIBOR + 2.00%         08/01/05               3,550,000

          07/21/04    Eckerds Drug Stores (4)                              5.275%         08/01/09               6,800,000

          07/26/04    Wrangler Company Western Headquarters                5.090%         08/01/09              11,300,000

          07/27/04    Pine Ridge Plaza                                     5.085%         08/01/09              14,700,000

          07/30/04    Plaza at Marysville                                  5.085%         08/01/09              11,800,000

We are currently considering acquiring 13 properties for an estimated purchase price of $501,000,000. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property. For further information on these potential property acquisitions and financings, see "Real Property Investments" included elsewhere in this post-effective amendment.

INFLATION

For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned, or to be owned and operated under triple-net leases, are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases, and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of June 30, 2004, we owned seven single-user triple-net leased properties.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

During the second quarter 2004, the Company entered into derivative financial instruments ("treasury contracts") to offset exposures to increases in interest rates with a notional amount of $95.0 million with yields ranging from 3.85% for 5 year treasury contracts to 4.63% for 10 year treasury contracts and maturities at various dates in 2004. Amounts required to be on deposit at June 30, 2004 for these treasury contracts had a cost basis and liquidation value of $2,137,000 and $789,000, respectively. Therefore, the Company recognized a net loss on these treasury contracts of about $1,348,000 at June 30, 2004. To offset the net loss recognized on these treasury contracts, we took advantage of the lower treasury yields which caused the loss on the treasury contracts and secured permanent financing in the amount of $410,000,000 for pending acquisitions.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investment.

The fair value of our debt approximates its carrying amount as of June 30, 2004.

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                         2004           2005         2006     2007         2008         Thereafter
                                        ------         ------       ------   ------      --------      ------------
Maturing debt
  Fixed rate debt (mortgage
    loans)                                      -             -        -        -      $ 19,577,000   $ 517,794,295
  Variable rate debt (including
    line of credit)                  $ 110,000,000    7,260,000        -        -                 -      44,000,000

Average interest rate on debt:
  Fixed rate debt (mortgage
    loans)                                      -             -        -        -              4.70%           4.43%
  Variable rate debt (including
    line of credit)                          3.01%         3.83%       -        -                 -            2.68%

We have $161,260,000 of variable rate interest averaging 2.96% as of June 30, 2004. An increase in the variable interest rate on this debt constitutes a market risk. If interest rates increase by 1%, based on debt outstanding as of June 30, 2004, interest expense increases by $1,612,600 on an annual basis.

                              PLAN OF DISTRIBUTION

THE FOLLOWING NEW SUBSECTION IS INSERTED AT THE END OF THIS SECTION ON PAGE 148 OUR PROSPECTUS.

UPDATE

The following table updates shares sold in our offering as of October 7, 2004:

                                                                                               Commission
                                                                              Gross             and fees          Net
                                                            Shares        proceeds ($)          ($) (1)       proceeds ($)
                                                       ---------------------------------------------------------------------
From our advisor                                                 20,000          200,000                 -          200,000

Our offering dated September 15, 2003:                      150,064,893    1,500,518,947       156,894,266    1,363,218,601

Shares sold pursuant to our distribution
reinvestment program                                          2,041,465       19,393,919                 -       19,393,919
                                                       ---------------------------------------------------------------------

                                                            152,126,358    1,520,112,866       156,894,266    1,363,218,600
                                                       =====================================================================

(1) Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

On September 8, 2004, we filed a registration statement on Form S-11 to register an additional 250,000,000 shares of common stock and up to 20,000,000 shares of our common stock for participants in our distribution reinvestment and share repurchase program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective.

SUBSCRIPTION PROCESS

THE FOLLOWING NEW PARAGRAPH IS INSERTED AT THE END OF THIS SECTION ON PAGE 150 OF OUR PROSPECTUS.

Currently we issue paper stock certificates for all subscriptions for common stock accepted by us. We also are responsible for all stock books and records and serve as our own stock transfer agent, processing stock transfers. We are currently moving to a "book entry" system for our stock records. Under a book entry system, we would no longer issue paper stock certificates. Using this system would eliminate the need for safekeeping by you to protect against loss, theft or destruction of stock certificates. We are currently interviewing firms to serve as our stock transfer agent. When we hire a third party stock transfer agent, we may need to modify our distribution reinvestment program and some of our other stock holding processes. For example, its likely that we will no longer issue fractional shares. Further it is likely we will ask all stockholders to remit currently outstanding stock certificates so that they may be held in book entry form. Therefore, in order to transition into the book entry form, effective October 1, 2004 we will no longer be issuing stock certificates for new subscriptions or for shares earned through participation in the Distribution Reinvestment Program. All shares will be held in book entry form.

VOLUME DISCOUNTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 152 OF OUR PROSPECTUS, IS CHANGED IN FULL AND SUPPLEMENTED BY THE FOLLOWING:

Investors making an initial purchase of at least $250,010 of common stock (25,001 shares) through the same soliciting dealer will receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                                    Amount of Purchaser's Investment                Maximum
     Amount of Selling              --------------------------------               Commission
      Volume Discount                  From                   To                   Per Share
------------------------------------------------------------------------------------------------
            1%                     $    250,010           $    500,000                 6%
            2%                     $    500,010           $  1,000,000                 5%
            3%                     $  1,000,010           $  2,500,000                 4%
            4%                     $  2,500,010           $  5,000,000                 3%
            5%                     $  5,000,010           $ 10,000,000                 2%
            6%                     $ 10,000,010             more than                  1%
                                                          $ 10,000,000

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offer will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses will also be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decision are made by the same person. If the investment decisions are made by in independent investment advisor, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,010 breakpoint, which will entitle you to a lower sales commission on your current $50,000 investment.

                                HOW TO SUBSCRIBE

THE FIRST SENTENCE OF THE THIRD BULLET POINT ON PAGE 157, UNDER THIS HEADING, IS MODIFIED TO READ AS FOLLOWS:

Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IWRRETI", along with the completed subscription agreement to the soliciting dealer.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

SUBORDINATED PAYMENTS

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 170 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

     TYPE OF COMPENSATION                                                                 ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                         DOLLAR AMOUNT
------------------------------  ------------------------------------------------ ----------------------------------
                                               OPERATIONAL STAGE

Advisor asset management fee    We pay an annual advisor asset management fee    The actual amounts to be received
payable to our advisor.         of not more than 1% of our average assets.       depend upon the sale price of our
                                Our average assets means the average of the      properties and, therefore, cannot
                                total book value including acquired              be determined at the present time.
                                intangibles of our real estate assets plus the   If we acquire the advisor, the
                                total value of our loans receivables secured     advisor asset management fee will
                                by real estate, before reserves for              cease.
                                depreciation or bad debts or other similar
                                non-cash reserves.  We will compute our
                                average assets by taking the average of these
                                values at the end of each month during the
                                quarter for which we are calculating the fee.
                                The fee is payable quarterly in an amount equal
                                to 1/4 of 1% of average assets as of the last
                                day of the immediately preceding quarter. For
                                any year in which we qualify as a REIT, our
                                advisor must reimburse us for the following
                                amounts if any:

                                (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

                                     -   2% of our average assets for that
                                         fiscal year, or
                                     -   25% of our net income for that
                                         fiscal year.

                                (2) plus an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% annual return on the net investment of stockholders.
                                Items such as organization and offering
                                expenses, property expenses, interest payments, taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

                                     EXPERTS

The following financial statements have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing:

-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Shops at Park Place        direct operating expenses of Peoria Crossing
     for the year ended December 31, 2002,                   for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Darien Towne Center        direct operating expenses of Dorman Centre for
     for the year ended December 31, 2002,                   the year ended December 31, 2003,
-    the combined historical summary of gross           -    the historical summary of gross income and
     income and direct operating expenses of                 direct operating expenses of Heritage Towne
     Properties Acquired from Thomas Enterprises for         Crossing for the year ended December 31, 2003,
     the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Hickory Ridge for          direct operating expenses of Paradise Valley
     the year ended December 31, 2003,                       Marketplace for the year ended December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of CorWest Plaza for          direct operating expenses of Best on the
     the period from May 29, 2003 through December           Boulevard for the year ended December 31, 2003,
     31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Metro Square Center        direct operating expenses of Bluebonnet Parc
     (SuperValue) for the year ended December 31,            for the year ended December 31, 2003,
     2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Larkspur Landing           direct operating expenses of North Rivers Town
     for the year ended December 31, 2003,                   Center for the period of October 1, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of North Ranch                direct operating expenses of Arvada
     Pavilion for the year ended December 31, 2003,          Marketplace and Connection for the year ended
                                                             December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of La Plaza Del Norte         direct operating expenses of Eastwood Town
     for the year ended December 31, 2003,                   Center for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of MacArthur Crossing         direct operating expenses of Watauga Pavilion
     for the year ended December 31, 2003,                   for the period of August 15, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Promenade at               direct operating expenses of Northpointe

     Red Cliff for the year ended December 31, 2003,         Plaza for the year ended December 31, 2003,

-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Huebner Oaks Center        direct operating expenses of Plaza Santa Fe II
     for the year ended December 31, 2003,                   for the year ended December 31, 2003,
                                                        -    and the historical summary of gross income
                                                             and direct operating expenses of Pine Ridge
                                                             Plaza for the year ended December 31, 2003.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

-    the balance sheet of Inland Western Retail         -    the historical summary of gross income and
     Real Estate Trust, Inc. as of June 30, 2003,            direct operating expenses of Peoria Station
                                                             for the year ended December 31, 2002,
-    the consolidated balance sheet of Inland           -    the historical summary of gross income and
     Western Retail Real Estate Trust, Inc. as of            direct operating expenses of Lakewood Town
     December 31, 2003 and the related consolidated          Center for the year ended December 31, 2003,
     statements of operations, stockholders' equity
     and cash flows for the period from March 5, 2003
     (inception) through December 31, 2003 and
     related financial statement schedule,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of John's Creek               direct operating expenses of Davis Towne
     Village for the period from September 21, 2003          Crossing for the period from July 18, 2003
     (commencement of operations) to December 31,            (commencement of operations) to December 31,
     2003,                                                   2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Fullerton                  direct operating expenses of Cranberry Square
     Metrocenter for the year ended December 31, 2003,       for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Northgate North for        direct operating expenses of Safeway Plaza at
     the year ended December 31, 2003,                       Marysville for the year ended December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Gateway Plaza              direct operating expenses of The Shops at
     Shopping Center for the year ended December 31,         Boardwalk for the period from May 30, 2003
     2003,                                                   (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the combined historical summary of gross
     direct operating expenses of Forks Town Center          income and direct operating expenses of the
     for the year ended December 31, 2003,                   Properties owned by Capital Centre, LLC,
                                                             Gateway Village Limited Partnership, Bel Air
                                                             Square Joint Venture, Towson Circle Joint
                                                             Venture LLP, and Reisterstown Plaza Holdings,
                                                             LLC for the

                                                             year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Manchester Meadows         direct operating expenses of Mitchell Ranch
     for the year ended December 31, 2003,                   Plaza for the period from June 30, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Governor's                 direct operating expenses of Saucon Valley
     Marketplace for the year ended December 31, 2003,       Square for the year ended December 31, 2003,
-    the historical summary of gross income and         -    and the historical summary of gross income
     direct operating expenses of The Columns for the        and direct operating expenses of Lincoln Park
     period from October 8, 2003 (commencement of            for the year ended December 31, 2003.
     operations) to December 31, 2003,

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

          Table I        Experience in Raising and Investing Funds

          Table II       Compensation to IREIC and Affiliates

          Table III      Operating Results of Prior Programs

          Table IV       Results of Completed Programs

          Table V        Sales or Disposals of Properties

          Table VI       Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Post Effective Amendment No. 5 to Form S-11 Registration Statement filed with the Securities and Exchange Commission on September 15, 2004. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. or IRRETI and Inland Real Estate Corporation or IREC are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                 (000's omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2003. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. Inland Retail Real Estate Trust, Inc. is the only program that closed in the three years ended December 31, 2003.

                                               Inland Retail
                                                Real Estate
                                                Trust, Inc.
                                               -------------
                                                 1 Program
                                               -------------
Dollar amount offered (A)                      $   2,500,000
Dollar amount raised (B)                           2,223,010      100.00%
Less offering expenses:
  Syndication fees (C)                               194,194        8.74
  Other fees (D)                                      20,861         .94
  Organizational fees                                      -           -
Reserves (E)                                          22,230        1.00
                                               -------------    --------

Available for investment                       $   1,985,725       89.32%
                                               =============    ========

Acquisition costs:
  Cash down payments                           $   1,340,382
  Repayment of indebtedness                          543,206
  Investment in securities                             8,052
                                               -------------
    Total acquisition costs                    $   1,891,640
                                               =============

Percent leverage                                                      53%
Date offerings commenced                                          (F)
Length of offering                                                (F)
Months to invest 90% of amount available for
  investment (measured from beginning of offering)                (F)

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

                                NOTES TO TABLE I

(A) This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.'s distribution reinvestment program.

(B) These figures are cumulative and are as of December 31, 2003. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to our distribution reinvestment program and net of shares repurchased pursuant to our share repurchase program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003, substantially all proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2003 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our advisor which had purchased such properties from unaffiliated third parties.

                                                                                         Inland's           Inland
                                                    Inland Retail      Inland Real        Monthly           Monthly
                                                     Real Estate          Estate          Income            Income
                                                     Trust, Inc.       Corporation       Fund, L.P.      Fund II, L.P.
                                                    -------------      -----------      -----------      -------------
Date offering commenced                                  02/11/99         10/14/94         08/03/87           08/04/88
Dollar amount raised                                $   2,223,010          686,602           30,000             25,324
                                                    =============      ===========      ===========      =============

Total amounts paid to general partner or
  affiliates from proceeds of offerings:
  Selling commissions and underwriting fees               194,194(C)        49,869(C)           273(B)             423(B)
  Other offering expenses (D)                               2,762            2,350              116                230
  Acquisition cost and expense                              1,725              925            2,550(E)           1,706(E)
                                                    =============      ===========      ===========      =============

Dollar amount of cash available from operations
  before deducting payments to general partner or
  affiliates (F)                                          264,442          217,142            4,522              3,505
                                                    =============      ===========      ===========      =============

Amounts paid to general partner or affiliates
  related to operations: (J)
  Property management fees (G)                             19,526                0               52                 49
  Advisor asset management fee                             20,824                0                0                  0
  Accounting services                                           0                0               52                 49
  Data processing service                                       0                0               25                 24
  Legal services                                                0                0               15                 10
  Professional services                                       162                0                0                  0
  Mortgage servicing fees                                     495                0                0                  0
  Acquisition costs expensed                                  309                0                0                  0
  Other administrative services                             3,303                0               69                 51

Dollar amount of property sales and refinancings
  before payments to general
  partner and affiliates (H):
  Cash                                                          0           22,978               34                  0
  Notes                                                         0                0                0                  0

Dollar amounts paid or payable to general partner
  or affiliates from sales and
  refinancings (I):
  Sales commissions                                             0                0                0                  0
  Participation in cash distributions                           0                0                0                  0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2003 and the figures relating to cash available from operations are for the three years ending December 31, 2003. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2003. The operating results consist of:

     -  The components of taxable income (loss);
     -  Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IRRETI is included in Table III.

     -  Inland's Monthly Income Fund, L.P. - offering terminated in 1988
     -  Inland Monthly Income Fund II, L.P. - offering terminated in 1990
     -  Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
     -  Inland Mortgage Investors Fund - II, L.P. - offering terminated in 1988
     -  Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991
     -  Inland Real Estate Corporation - offering terminated in 1998

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


                      INLAND RETAIL REAL ESTATE TRUST INC.

                                            2003          2002         2001        2000         1999
                                         ----------     ---------    ---------   ---------    ---------
Gross revenues                           $  317,828       116,011       37,755      22,124        6,030
Profit on sale of properties                      0             0            0           0            0

Less:
  Operating expenses                         78,568        27,614       10,178       6,279        1,872
  Interest expense                           62,349        23,508        9,712       8,127        2,368
  Program expenses                           22,069         7,998        1,219         905          369
  Depreciation & amortization                85,006        29,395        8,653       4,752        1,253
                                         ----------     ---------    ---------   ---------    ---------

Net income (loss)-GAAP basis             $   69,836        27,496        7,993       2,061          168
                                         ==========     =========    =========   =========    =========

Taxable income (loss) (A):                        0             0            0           0            0
                                         ==========     =========    =========   =========    =========

Cash available (deficiency) from
  operations (B)                            147,403        55,250       17,170       5,366        2,538
Cash available from sales (C)                   828             0            0           0            0
                                         ----------     ---------    ---------   ---------    ---------
Total cash available before
  distributions and special items           148,231        55,250       17,170       5,366        2,538

Less distributions to investors:
  From operations                           152,888        52,156       15,963       6,099        1,065
  From sales and refinancings                     0             0            0           0            0
                                         ----------     ---------    ---------   ---------    ---------
Cash available after distributions
  before special items                       (4,657)        3,094        1,207        (733)       1,473

Special items:                                    0             0            0           0            0
                                         ----------     ---------    ---------   ---------    ---------
Cash available after distributions and
special items                            $   (4,657)        3,094        1,207        (733)       1,473
                                         ==========     =========    =========   =========    =========

Tax data per $1,000 invested (A):                 0             0            0           0            0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                           .83           .83          .81         .77          .72
  Source (on cash basis):
    Sales                                         0             0            0           0            0
    Operations (D)                              .83           .83          .81         .77          .72

Percent of properties remaining unsold          100%
                                         ==========

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) IRRETI qualified as real estate investment trusts ("REITs") under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                      Inland Retail Real Estate Trust Inc.
                                 (000's omitted)

                                            2003          2002         2001        2000         1999
                                         --------------------------------------------------------------
Net cash provided by
  operating activities per
  the Form 10-K annual
  report                                 $  149,081        55,594       17,427       5,604        2,648
Principal payments on
  long-term debt                             (1,678)         (344)        (257)       (238)        (110)
                                         --------------------------------------------------------------

                                         $  147,403        55,250       17,170       5,366        2,538
                                         ==============================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(D) Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                      Inland Retail Real Estate Trust, Inc.

                                            2003          2002         2001        2000         1999
                                         --------------------------------------------------------------
% of Distribution representing:
  Ordinary income                             60.85         62.65        60.49       54.55        22.23
  Return of Capital                           39.15         37.35        39.51       45.45        77.77
                                         --------------------------------------------------------------

                                             100.00        100.00       100.00      100.00       100.00
                                         ==============================================================

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2003 have sold their properties and either hold notes with respect to such sales or have liquidated. One program with investment objectives similar to ours disposed of all of its properties during the five years ended prior to December 31, 2003.

                                                       Inland Mortgage
Program Name                                         Investors Fund, L.P.
-------------------------------------------------------------------------
Dollar amount raised                                               10,065
Number of properties/loans purchased                                   15
Date of closing of offering                                         02/87
Date of first sale of property                                      12/88
Date of final sale of property                                      03/99

Tax and distribution data per $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations                                                      547
      Recapture                                                         0

    Capital Gain                                                       30

    Deferred Gain:
      Capital                                                           0
      Ordinary                                                          0

    Cash distributions to investors (cash basis):

    Source (on GAAP basis)
      Investment income                                               624
      Return of capital                                               745

    Source (on cash basis)
      Sales                                                           745
      Operations                                                      624

(A) Data per $1,000 invested is presented as of December 31, 2003. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2003. Since January 1, 2001, programs sponsored by affiliates of our advisor had seven sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -  Cash invested in properties;

     -  Cash flow (deficiency) generated by the property;

     -  Taxable gain (ordinary and total); and

     -  Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                      Cash        Selling                               Adjust.
                                                    Received,   Commissions                Secured     Resulting
                                                     net of       Paid or      Mortgage     Notes        from
                                Date     Date of     Closing    Payable to    at Time of   Received   Application
                              Acquired     Sale     Costs(B)      Inland         Sale      at Sale      of GAAP
                              --------  ---------   ---------   -----------   ----------   --------   -----------
IREC - Lincoln Park Place     01/24/97   04/17/01       1,314             0        1,050          0             0
IREC - Antioch Plaza          12/95      03/28/02         943             0          875          0             0
IREC - Shorecrest Plaza       07/97      06/12/02       3,107             0        2,978          0             0
IREC - Popeye's               06/97      04/08/03         343             0            0          0             0
IREC - Summit of Park Ridge   12/96      12/24/03       3,578             0        1,600          0             0
IREC - Eagle Country Market   11/97      12/24/03       5,182             0        1,450          0             0
IREC - Eagle Ridge Center     04/99      12/30/03       3,185             0        3,000          0             0

                                Net     Original    Partnership
                              Selling   Mortgage      Capital
                               Price    Financing   Invested (C)   Total
                              -------   ---------   ------------   -----
IREC - Lincoln Park Place       2,364           0          1,897   1,897
IREC - Antioch Plaza            1,818         875            753   1,628
IREC - Shorecrest Plaza         6,085       2,978          2,947   5,925
IREC - Popeye's                   343           0            346     346
IREC - Summit of Park Ridge     5,178           0          5,181   5,181
IREC - Eagle Country Market     6,632           0          6,635   6,635
IREC - Eagle Ridge Center       6,185           0          6,187   6,187

                                                            Amount of
                              Excess (deficiency) of        subsidies
                                property operating         included in       Total Taxable
                              cash receipts over cash     operating cash      Gain (loss)    Ordinary Income     Capital
                                 expenditures (D)            receipts          from Sale        from Sale      Gain (loss)
                              -----------------------   ------------------   -------------   ---------------   -----------
IREC - Lincoln Park Place                         218                    0            467                  0           467
IREC - Antioch Plaza                              130                    0              0(E)               0             0
IREC - Shorecrest Plaza                         1,556                    0              0(E)               0             0
IREC - Popeye's                                   241                    0              3                  0             3
IREC - Summit of Park Ridge                     1,399                    0              0(E)               0             0
IREC - Eagle Country Market                     1,290                    0              0(E)               0             0
IREC - Eagle Ridge Center                       1,441                    0              0(E)               0             0

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V


(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2003. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003 (audited)                       F-1

Consolidated Statements of Operations for the three and six months ended June 30, 2004, three months           F-3
  ended June 30, 2003, and the period from March 5, 2003 (inception) through June 30, 2003
  (unaudited)

Consolidated Statement of Stockholders' Equity for the six month period ended June 30, 2004                    F-4
  (unaudited)

Consolidated Statements of Cash Flows for six months ended June 30, 2004, and the period from March            F-5
  5, 2003 (inception) to June 30, 2003 (unaudited)

Notes to Consolidated Financial Statements (unaudited)                                                         F-7

Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2004                                              F-21

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2004                                     F-23

Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2004              F-25

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June              F-27
  30, 2004

Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003               F-30

Notes to Pro Forma Consolidated Statements of Operations (unaudited) for December 31, 2003                     F-32

JOHN'S CREEK VILLAGE:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-36

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from September            F-37
      21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30,
      2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from
      September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

LAKEWOOD TOWN CENTER

(a)  Report of Independent Registered Public Accounting Firm                                                   F-40

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-41
      31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-42
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                               PAGE
FULLERTON METROCENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-44

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-45
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-46
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

DAVIS TOWNE CROSSING:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-48

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18,             F-49
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30,
     2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from             F-50
     July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended
     June 30, 2004 (unaudited)

NORTHGATE NORTH:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-52

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-53
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-54
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

CRANBERRY SQUARE:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-56

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-57
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-58
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

GATEWAY PLAZA SHOPPING CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-60

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-61
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-62
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                               PAGE
SAFEWAY PLAZA AT MARYSVILLE:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-64

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-65
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-66
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

FORKS TOWN CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-68

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-69
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-70
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON
        CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-72

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended              F-73
     December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the            F-74
     year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

THE SHOPS AT BOARDWALK:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-77

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30,              F-78
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period              F-79
     from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

MANCHESTER MEADOWS:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-81

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-82
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year                F-83
     ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                               PAGE
GOVERNOR'S MARKETPLACE:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-85

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-86
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year                F-87
     ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

MITCHELL RANCH PLAZA:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-89

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30,             F-90
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period              F-91
     from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

THE COLUMNS:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-93

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8,           F-94
     2003 (commencement of operations) to December 31, 2003 and the six months ended June 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period              F-95
     from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

SAUCON VALLEY SQUARE:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-97

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December              F-98
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year                F-99
     ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

LINCOLN PARK:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-101

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December             F-102
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year               F-103
     ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                               PAGE
SHOPPES AT PROMINENCE POINT:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1,            F-105
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period             F-106
     from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

LOW COUNTRY VILLAGE:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from February            F-107
     1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period             F-108
     from February 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

SHOPPES AT DALLAS:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1,            F-109
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period             F-110
     from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

DORMAN CENTRE - PHASE II:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15,           F-111
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period             F-112
     from March 15, 2004 (commencement of operations) to June 30, 2004 (unaudited)

VILLAGE SHOPPES AT SIMONTON:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1,              F-113
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period             F-114
     from May 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

HARVEST TOWN CENTER:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December             F-115
     31, 2003 and the six months ended June 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year               F-116
     ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

BED, BATH & BEYOND PLAZA:

(c)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3,            F-117
     2004 (commencement of operations) to June 30, 2004 (unaudited)

(d)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period             F-118
     from March 3, 2004 (commencement of operations) to June 30, 2004 (unaudited)

                                                                                                               PAGE
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-119

(b)  Consolidated Balance Sheet at December 31, 2003 (audited)                                                 F-120

(c)  Consolidated Statement of Operations for the period from March 5, 2003 (inception) through
     December 31, 2003 (audited)                                                                               F-122

(d)  Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to
      December 31, 2003 (audited)                                                                              F-123

(e)  Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December
      31, 2003 (audited)                                                                                       F-124

(f)  Notes to Consolidated Financial Statements (audited)                                                      F-126

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheets

                       June 30, 2004 and December 31, 2003

                                     ASSETS

                                                                                 June 30, 2004
                                                                                  (unaudited)      December 31, 2003
                                                                                ---------------    -----------------
Investment properties:
  Land                                                                          $   271,843,244    $      36,280,244
  Building and other improvements                                                   901,659,236           86,439,670
                                                                                ---------------    ----------------
                                                                                  1,173,502,480          122,719,914
  Less accumulated depreciation                                                      (7,634,235)            (140,497)
                                                                                ---------------    -----------------
Net investment properties                                                         1,165,868,245          122,579,417

Cash and cash equivalents (including cash held by management company of
  $3,748,091 and $238,878 as of June 30, 2004 and December 31, 2003,
  respectively)                                                                     126,897,006           64,381,134
Restricted cash (Note 2)                                                             40,445,609                    -
Investment in marketable securities                                                   1,047,708                    -
Investment in treasury contracts                                                        788,873
Restricted escrows                                                                      643,085                    -
Accounts and rents receivable (net of allowance of $33,047
  and $0 as of June 30, 2004 and December 31, 2003,
  respectively)                                                                       6,292,894            1,147,551
Due from affiliates                                                                   1,553,689              918,750
Note receivable                                                                      15,600,975            7,552,155
Acquired in-place lease intangibles (net of accumulated amortization of
  $2,345,767 and $51,773 as of June 30, 2004 and December 31, 2003,
  respectively)                                                                      94,495,448            8,753,908
Acquired above market lease intangibles (net of accumulated amortization of
  $818,404 and $5,227 as of June 30, 2004 and December 31, 2003,
  respectively)                                                                      24,296,377            1,590,446
Loan fees (net of accumulated amortization of $665,087 and $24,835 as of June
  30, 2004 and December 31, 2003, respectively)                                       3,474,737            1,434,160
Other assets                                                                         51,021,601            3,744,642
                                                                                ---------------    -----------------

Total assets                                                                    $ 1,532,426,247    $     212,102,163
                                                                                ===============    =================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheets
                                   (continued)

                       June 30, 2004 and December 31, 2003

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                 June 30, 2004
                                                                                  (Unaudited)      December 31, 2003
                                                                                ---------------    -----------------
Liabilities:
Accounts payable                                                                $     2,079,367    $         150,332
Accrued offering costs due to affiliates                                                468,907            1,369,366
Accrued interest payable                                                              1,088,198                    -
Tenant improvements payable                                                           2,042,004                4,845
Accrued real estate taxes                                                             5,833,125            1,392,069
Distributions payable                                                                 4,317,876              927,539
Security deposits                                                                     1,271,174              108,189
Mortgages                                                                           588,631,295           29,627,000
Line of credit                                                                      110,000,000            5,000,000
Prepaid rental income and other liabilities                                           2,435,385              178,676
Advances from sponsor                                                                 1,253,477            1,202,519
Acquired below market lease intangibles (net of accumulated
 amortization of $917,999 and $15,386 as of June 30, 2004
 and December 31, 2003, respectively)                                                49,259,626            5,910,413
Restricted cash liability (Note 2)                                                   19,996,787                    -
Due to affiliates                                                                       318,000            2,502,436
                                                                                ---------------    -----------------

Total liabilities                                                                   788,995,221           48,373,384
                                                                                ---------------    -----------------
Stockholders' equity:
Preferred stock, $.001 par value, 10,000,000 shares
 authorized, none outstanding                                                                 -                    -
Common stock, $.001 par value, 250,000,000 shares
 authorized, 85,098,440 and 18,737,141 shares issued and
 outstanding as of June 30, 2004 and December 31, 2003,
 respectively                                                                            85,098               18,737
Additional paid-in capital (net of offering costs of
 $93,674,110 and $22,144,814 as of June 30, 2004 and
 December 31, 2003, respectively, of which $70,096,693 and
 $16,859,779 was paid or accrued to affiliates as of June 30,
 2004 and December 31, 2003, respectively)                                          759,254,752          165,168,650
Accumulated distributions in excess of net income/(loss)                            (15,956,532)          (1,458,608)
Accumulated other comprehensive income                                                   47,708                    -
                                                                                ---------------    -----------------

Total stockholders' equity                                                          743,431,026          163,728,779
                                                                                ---------------    -----------------
Commitments and contingencies (Note 11)
Total liabilities and stockholders' equity                                      $ 1,532,426,247    $     212,102,163
                                                                                ===============    =================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      Consolidated Statements of Operations

  For the three and six months ended June 30, 2004, three months ended June 30,
    2003 and the period from March 5, 2003 (inception) through June 30, 2003
                                   (unaudited)

                                                                                                        Period from
                                                                                                       March 5, 2003
                                                  Three months     Three months       Six months         (inception)
                                                     ended            ended              ended             through
                                                 June 30, 2004     June 30, 2003     June 30, 2004      June 30, 2003
                                                 -------------     -------------     -------------     --------------
Income:
  Rental income, including above and
    below market lease costs                    $    15,332,713                 -   $    22,885,718                 -
  Real estate tax recovery income                     1,710,281                 -         2,617,011                 -
  Common area costs recovery income                   2,341,231                 -         3,182,289                 -
  Additional rental income                              290,189                 -           295,509                 -
  Other income                                           14,709                 -            15,939                 -
  Interest income                                       246,855                 -           456,462                 -
                                                ---------------------------------------------------------------------
Total income                                         19,935,978                 -        29,452,928                 -
                                                ---------------------------------------------------------------------
Expenses:
  Professional services                                  99,714                 -           156,130                 -
  General and administrative expenses
    to affiliates                                       348,133               450           784,142             2,250
  General and administrative expenses
    to non-affiliates                                    73,053                 -           373,995             7,500
  Property operating expenses to
    affiliates                                          740,857                 -         1,154,272                 -
  Property operating expenses to non-
    affiliates                                        1,876,074                 -         2,496,063                 -
  Real estate taxes                                   2,026,543                 -         3,014,011                 -
  Interest                                            5,798,856                 -         8,357,449                 -
  Depreciation                                        4,894,432                 -         7,493,738                 -
  Amortization                                        1,841,033                 -         2,934,613                 -
  Acquisition cost expenses to
    affiliates                                           16,720                 -            70,089                 -
  Acquisition cost expenses to
    non-affiliates                                      109,190                 -           471,285                 -
                                                ---------------------------------------------------------------------
Total expenses                                       17,824,605               450        27,305,787             9,750
                                                ---------------------------------------------------------------------
Net income (loss)                               $     2,111,373   $          (450)  $     2,147,141   $        (9,750)
                                                =====================================================================
Other comprehensive income:
  Unrealized gain on investment securities               47,708                 -            47,708                 -
                                                ---------------------------------------------------------------------
Comprehensive income (loss)                     $     2,159,081   $          (450)  $     2,194,849   $        (9,750)
                                                =====================================================================

Net income(loss) per common share, basic
  and diluted                                   $           .04   $          (.02)  $           .04   $          (.49)
                                                =====================================================================
Weighted average number of common shares
  outstanding, basic and diluted                     59,688,094            20,000        48,805,229            20,000
                                                =====================================================================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 Consolidated Statement of Stockholders' Equity

                  For the six month period ended June 30, 2004
                                   (unaudited)

                                                                                        ACCUMULATED
                                                                                        DISTRIBUTIONS    ACCUMULATED
                                                                         ADDITIONAL      IN EXCESS OF       OTHER
                                             NUMBER OF      COMMON        PAID-IN        NET INCOME     COMPREHENSIVE
                                              SHARES         STOCK        CAPITAL          (LOSS)           INCOME         TOTAL
                                           ------------   ------------  -------------   -------------   ------------- -------------
Balance at December 31, 2003                 18,737,141   $     18,737  $ 165,168,650   $ (1,458,608)   $          -  $ 163,728,779

Net income                                            -              -              -      2,147,141               -      2,147,141
Unrealized gain on investment securities              -              -              -              -          47,708         47,708
Distributions declared                                -              -              -    (16,645,065)              -    (16,645,065)
Proceeds from offering                       65,632,103         65,632    655,981,999              -               -    656,047,631
Offering costs                                        -              -    (71,529,296)             -               -    (71,529,296)
Proceeds from dividend reinvestment
 program                                        729,196            729      6,926,631              -               -      6,927,360
Forgiveness of affiliate debt                                               2,369,139                                     2,369,139
Issuance of stock options and discounts
 on shares issued to affiliates                       -              -        337,629              -               -        337,629
                                           ------------   ------------  -------------   ------------    ------------   ------------

Balance at June 30, 2004                     85,098,440   $     85,098  $ 759,254,752    (15,956,532)   $     47,708  $ 743,431,026
                                           ============   ============  =============   ============    ============  =============

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

    For the six months ended June 30, 2004, and the period from March 5, 2003
                       (inception) through June 30, 2003.
                                   (unaudited)

                                                                                 Period from
                                                                                March 5, 2003
                                                            Six months           (inception)
                                                              ended                through
                                                           June 30, 2004        June 30, 2003
                                                          -----------------    -----------------
Cash flows from operations:
Net income (loss)                                         $       2,147,141    $          (9,750)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
 Depreciation                                                     7,493,738                    -
 Amortization                                                     2,934,613                    -
 Amortization of acquired above market leases                       813,177                    -
 Amortization of acquired below market leases                      (902,613)                   -
 Rental income under master leases                                  363,940                    -
 Straight line rental income                                       (752,757)                   -
 Issuance of stock options and discount on shares
 issued to affiliates                                               337,629                2,250
 Realized loss on sale of treasury contracts                      1,346,502
Changes in assets and liabilities:
 Accounts and rents receivable net of change in
  allowance of $33,047 and $0 for June 30, 2004 and
  June 30, 2003, respectively.                                   (4,392,586)                   -
 Other assets                                                    (1,614,964)                   -
 Accounts payable                                                 1,372,477                    -
 Accrued interest payable                                         1,088,198                    -
 Accrued real estate taxes                                        2,042,475                    -
 Security deposits                                                1,162,985                    -
 Prepaid rental and recovery income and other
 liabilities                                                      2,256,709                7,500
                                                          -----------------    -----------------
Net cash flows provided by operating activities                  15,696,664                    -
                                                          -----------------    -----------------
Cash flows used in investing activities:
 Purchase of investment securities and treasury
  contracts                                                      (3,135,375)                   -
 Restricted escrows                                                (643,085)                   -
 Purchase of investment properties                           (1,023,122,692)                   -
 Payment of leasing fees                                            (22,200)
 Tenant improvements payable                                      1,515,802                    -
 Acquired above market leases                                   (23,519,108)                   -
 Acquired in-place lease intangibles                            (88,035,534)                   -
 Acquired below market leases                                    44,251,826                    -
 Other assets                                                   (38,167,012)                   -
 Funding of note receivable                                     (15,600,975)                   -
 Due to affiliate                                                (2,184,436)                   -
                                                          -----------------    -----------------
Net cash flows used in investing activities                  (1,148,662,789)                   -
                                                          -----------------    -----------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

    For the six months ended June 30, 2004, and the period from March 5, 2003
                       (inception) through June 30, 2003.
                                   (unaudited)

                                                                                 Period from
                                                                                 March 5,2003
                                                                                 (inception)
                                                           Six months ended        through
                                                             June 30, 2004       June 30, 2003
                                                          -----------------    -----------------
Cash flows from financing activities:
  Proceeds from offering                                        658,416,770              200,000
  Proceeds from the dividend reinvestment program                 6,927,360                    -
  Payment of offering costs                                     (71,873,197)                   -
  Proceeds from mortgage debt                                   541,452,574                    -
  Proceeds from unsecured line of credit                        105,000,000                    -
  Restricted cash collateral                                    (20,448,822)                   -
  Loan fees and deposits                                        (10,153,979)                   -
  Distributions paid                                            (13,254,728)                   -
  Due from affiliates                                             1,785,158                    -
  Forgiveness of affiliate debt                                  (2,369,139)                   -
                                                          -----------------    -----------------
Net cash flows provided by financing activities               1,195,481,997              200,000
                                                          -----------------    -----------------

Net increase in cash and cash equivalents                        62,515,872              200,000
Cash and cash equivalents, at beginning of period                64,381,134                    -
                                                          -----------------    -----------------

Cash and cash equivalents, at end of period               $     126,897,006    $         200,000
                                                          =================    =================

Supplemental disclosure of cash flow information:
Cash paid for interest                                    $       5,922,749    $               -
                                                          =================    =================

Restricted cash                                           $     (19,996,787)   $               -
Restricted cash liability                                        19,996,787                    -
                                                          =================    =================

Supplemental schedule of non-cash investing and
financing activities:
Purchase of investment properties                         $  (1,051,146,506)   $               -
Assumption of mortgage debt                                      17,551,721                    -
Write-off of acquisition reserve                                    521,357                    -
Purchase price adjustments                                        2,398,581                    -
Conversion of mortgage receivable to investment property          7,552,155                    -
                                                          ------------------   -----------------

                                                          $  (1,023,122,692)   $               -
                                                          =================    =================

Distributions payable                                     $       4,317,876    $               -
                                                          =================    =================

Accrued offering costs payable                            $       1,025,465    $         691,911
                                                          =================    =================

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of June 30, 2004, no shares have been repurchased by the Company.

The accompanying consolidated financial statements include the accounts of the Company, as well as all wholly owned subsidiaries. Wholly owned subsidiaries generally consist of limited liability companies ("LLC's"). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

(2) Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Readers of this Quarterly Report should refer to the audited financial statements of Inland Western Retail Real Estate Trust, Inc. for the fiscal year ended December 31, 2003, which are included in the Company's 2003 Annual Report, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available for sale. Investment in securities at June 30, 2004 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earning and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new costs basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on June 30, 2004, the Company has accumulated other comprehensive income of $47,708. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

The Company enters into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

During the second quarter of 2004, the Company entered into treasury contracts with a futures commission merchant with a total notional amount of $95.0 million with yields ranging from 3.85% for 5 year treasury contracts to 4.63% for 10 year treasury contracts and maturities at various dates in 2004. The amount required to be on deposit at June 30, 2004 for these treasury contracts had a cost basis and liquidation value of $2,137,000 and $789,000, respectively. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss of approximately $1,348,000 at June 30, 2004 is recognized currently in earnings and is included in interest expense in the Consolidated Statement of Operations.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships and as of June 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculated as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values. The Company considers various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires the Company's judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the quarter ended June 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $475,574 was applied as a reduction to rental income for the three months ended June 30, 2004 and $813,177 for the six months ended June 30, 2004. Amortization pertaining to the below market lease costs of $545,784 was applied as an increase to rental income for the three months ended June 30, 2004 and $902,613 for the six months ended June 30, 2004.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $1,495,955 for the three month period ended June 30, 2004 and $2,293,994 for the six month period ended June 30, 2004.

The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at June 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                             July 1, 2004
                               through
                             December 31,
Amortization of:                2004               2005             2006             2007             2008          Thereafter
                            -------------       ----------       ----------       ----------       ----------      -----------
Acquired above
 market lease costs         $  (1,469,181)      (2,938,359)      (2,885,842)      (2,119,421)      (1,980,185)     (12,903,389)

Acquired below
 market lease costs             2,823,964        5,471,188        5,065,985        4,646,973        4,096,500       27,155,016
                            --------------------------------------------------------------------------------------------------

Net rental income
 increase                   $   1,354,783        2,532,829        2,180,143        2,527,552        2,116,315       14,251,627
                            ==================================================================================================

Acquired in-place lease
 intangibles                $  (4,842,059)      (9,684,122)      (9,684,122)      (9,684,122)      (9,684,122)     (50,916,901)

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company's properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements and the line of credit cash collateral account (see Note 8). The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

The Company accrues lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Restricted escrows primarily consist of lenders' restricted escrows and earnout escrows. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Notes receivable relate to real estate financing arrangements and bear interest at a market rate based on the borrower's credit quality and are recorded at face value. Interest is recognized over the life of the note. The Company requires collateral for the notes.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

A note is considered impaired pursuant to Financial Accounting Standards Board's Statement of Financial Accounting Standards or SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. The Company does not accrue interest when a note is considered impaired. When ultimate collectibility of the principal balance of the impaired not is in doubt, all cash receipts on impaired notes are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income, thereafter.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

(3) Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of June 30, 2004 and December 31, 2003, the Company had incurred $93,674,110 and $22,144,814 of offering costs, of which $70,096,693 and $16,859,779, respectively, were paid or accrued to affiliates. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of June 30, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

The Company pays an advisor asset management fee of not more than 1% of the average assets. Average asset value is defined as the average of the total book value of the Company's real estate assets plus the Company's loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. The Company computes the average assets by taking the average of these values at the end of each month for which the fee is being calculated. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the advisor must reimburse the Company for the following amounts if any: (1) the amounts by which total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:
(i) 2% of average assets for that fiscal year, or (ii) 25% of net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. The Company neither paid nor accrued such fees because the Advisor agreed to forego such fees for the six months ended June 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the Stockholders' equity accounts. Such costs totaled $70,096,693 as of June 30, 2004, of which $468,907 was unpaid at June 30, 2004.

The Advisor and its affiliates are entitled to reimbursement for general and administrative costs of the Advisor and its affiliates relating to the Company's administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. For the three month period ended June 30, 2004 and the six month period ended June 30, 2004, the Company incurred $371,336 and $637,359 of these costs, respectively, of which $218,000 remained unpaid as of June 30, 2004.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balances, payable monthly. Such fees totaled $17,065 for the three months ended June 30, 2004 and $21,276 for the six months ended June 30, 2004, respectively.

The Company used the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. The Company pays the affiliate .02% of the principal amount of each loan obtained on the Company's behalf. Such costs are capitalized as loan fees and amortized over the respective loan term. For the three months ended June 30, 2004 and for the six months ended June 30, 2004, the Company paid loan fees totaling $754,229 and $1,122,042 to this affiliate, respectively.

The property managers, entities owned principally by individuals who are affiliates of the Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred property management fees of $740,857 and $1,154,272 for the three and six months ended June 30, 2004, respectively. None remained unpaid as of June 30, 2004.

The Company established a discount stock purchase policy for affiliates of the Company and the Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending on when the shares are purchased. The Company sold 70,933 and 510,839 shares to affiliates and recognized an expense related to these discounts of $36,129 and $336,129 for the three and six months ended June 30, 2004, respectively.

As of June 30, 2004 and December 31, 2003 the Company was due funds from affiliates in the amount of $1,553,689 and $918,750, respectively which is comprised of $1,551,739 and $845,000, respectively, which is due from the sponsor for reimbursement of a portion of distributions paid in 2004. The remaining $1,950 and $73,750 as of June 30, 2004 and December 31, 2003, respectively is due from an affiliate for costs paid on their behalf by the Company. The sponsor has agreed to advance funds to the Company for a portion of distributions paid to the Company's shareholders until funds from operations are adequate to cover the distributions. The Sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due and are recorded as a contribution to capital in the accompanying consolidated financial statements. As of June 30, 2004 the Company owed funds to the sponsor in the amount of $1,253,477 for repayment of these advances.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

As of June 30, 2004 and December 31, 2003 the Company owed funds to an affiliate in the amount of $100,000 and $2,154,158, respectively, for the reimbursement of costs paid by the affiliate on behalf of the Company. Both amounts were repaid during 2004.

(4) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2004 and December 31, 2003 we have issued 3,500 and 3,000 options, respectively, to acquire shares to each of our independent directors, for a total of 17,500 and 15,000 options, of which none have been exercised or expired.

(5)Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to some non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amount of such payments was $363,940 as of June 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Operating leases

Minimum lease payments to be received in the future under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                        Minimum Lease
                                          Payments
                                       --------------
          2004                         $   62,521,155
          2005                             75,836,691
          2006                             72,899,152
          2007                             67,164,946
          2008                             61,756,105
          Thereafter                      365,242,447
                                       --------------
          Total                        $  705,420,496
                                       ==============

The remaining lease terms range from one year to 55 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

(6) Note Receivable

The note receivable balance of $15,600,975 as of June 30, 2004 consisted of an installment note from Newman Development Group of Gilroy, L.L.C. that matures on July 15, 2005. This note is secured by a first mortgage on Pacheco Pass Shopping Center. Interest only is due in advance on the first of each month at a rate of 6.993% per annum. Upon closing, an interest reserve escrow totaling three months of interest payments was established.

The note receivable balance of $7,552,155 as of December 31 2003 consists of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matured on January 15, 2004. This installment note was secured by a 49% interest in Fourth, which owned the remaining portion of the Newnan Crossing shopping center and was also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum was due on the note. The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth as a credit to the purchase price of the property.

(7) Mortgages Payable

Mortgage loans outstanding as of June 30, 2004 were $588,631,295, of which $537,371,295 had fixed rates ranging from 3.96% to 6.20%. The remaining $51,260,000 represented a variable rate loan with a weighted average interest rate of 2.84% at June 30, 2004. Retail properties with a net carrying value of $956,666,641 at June 30, 2004 and related tenant leases are pledged as collateral.

As of June 30, 2004, scheduled maturities for the Company's outstanding mortgage indebtedness have various due dates through December 2012. At June 30, 2004, the weighted average interest rate on the Company's mortgage debt was 4.3%. With the exception of the mortgage loan on Plaza Santa Fe II, all of the Company's

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

mortgage loans as of June 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows. The loan has no prepayment privileges.

The Company guarantees repayment of $1,083,333 of principal on the Pavilion at King's Grant mortgage debt.

The debt is cross-collateralized among the properties in connection with the financing of Heritage Towne Crossing and Eckerd Drug Stores in Norman and Edmond, OK.

(8) Line of Credit

On February 6, 2004, the Company increased its unsecured line of credit arrangement with KeyBank N.A. to $225,000,000 from $150,000,000. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.875% to 3.125% during the quarter ended June 30, 2004. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of June 30, 2004, the Company was in compliance with such covenants. In addition to, and in conjunction with these financial covenants, the Company maintains a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and withdrawn from the cash collateral account as the Company's properties are purchased without debt. Amounts deposited in the cash collateral account are included in Restricted Cash on the Consolidated Balance Sheet. There was $20,448,822 deposited in the cash collateral account which was required by the lender as of June 30, 2004. The outstanding balance on the line of credit was $110,000,000 as of June 30, 2004 at a weighted average interest rate of 3.01% per annum.

(9) Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers primarily in the western United States. The Company's shopping centers are typically anchored by discount retailers, home improvement retailers, grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Net property operations are summarized in the following table for the three and six months ended June 30, 2004, along with a reconciliation to net income.

                                                          Six months        Three months
                                                            ended              ended
                                                        June 30, 2004      June 30, 2004
                                                       ---------------    ---------------
Property rental income and additional rental income    $    28,980,527    $    19,674,414
Total property operating expenses                           (6,664,346)        (4,643,474)
Interest expense                                            (8,357,449)        (5,798,856)
                                                       ---------------    ---------------

Net property operations                                     13,958,732          9,232,084
                                                       ---------------    ---------------

Interest income                                                456,462             14,709
Less non-property expenses:
  Professional services                                       (156,130)           (99,714)
  General and administrative expenses                       (1,158,137)          (421,186)
  Acquisition cost expenses to affiliates                     (541,374)          (125,910)
  Depreciation and amortization                            (10,428,351)        (6,735,465)
  Other income (expense)                                        15,939            246,855
                                                       ---------------    ---------------

Net income                                             $     2,147,141    $     2,111,373
                                                       ===============    ===============

The following table summarizes property asset information as of June 30, 2004 and December 31, 2003.

                         June 30, 2004       December 31, 2003
                       ----------------     ------------------
Total assets:
  Shopping centers     $    1,367,535,186   $      142,804,128
  Non-segment assets          164,891,061           69,298,035
                       ------------------   ------------------

                       $    1,532,426,247   $      212,102,163
                       ==================   ==================

The Company does not derive any of its consolidated revenue from foreign countries and does not have any major customers that individually account for 10% or more of the Company's consolidated revenues.

(10) Earnings (loss) per Share

Basic earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive. As of June 30, 2004, options to purchase 15,000 shares of common stock at an exercise price of $8.95 per share were outstanding. These options were not included in the computation of basic or diluted EPS as the effect would be immaterial.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The basic and diluted weighted average number of common shares outstanding were 59,688,094 for the three months ended June 30, 2004 and 48,805,229 for the six months ended June 30, 2004.

(11) Commitments and Contingencies

The purchase and sale contract for Pavilion at King's Grant, provides that if anytime during the period January 1, 2004 through December 31, 2007 the tenant Toys R' Us should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based on an agreed income capitalization formula. The Company has not reserved any funds for this contingency.

In connection with the purchase of Stony Creek Market Place, the Company is obligated to purchase the Seller's interest in the leases if the Seller exercises the right to develop and lease a vacant 50,000 pad site within 48 months after the closing date of December 8, 2003, which was included in the purchase of the property. In connection with the purchase of Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction, once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based on an agreed upon income capitalization formula. In connection with the purchase of Arvada Connection and Arvada Marketplace, the Company is obligated to purchase a parcel of the shopping center that may be redeveloped by the Seller within the next three years. If the Seller does not redevelop the parcel by the end of the redevelopment period, then the Company is obligated to purchase the parcel for $750,000. In connection with the purchase of Eastwood Towne Center, the Company is obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchor's commencement of operations. In connection with the purchase of Watauga Pavilion, the Company is obligated to pay the remaining purchase price of $2,146,000 once a major tenant has moved in and commenced payment of rent. In connection with the purchase of John's Creek Village, the Company is obligated to pay the remaining purchase price of $13,385,390 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent. The Company has not reserved any funds for these contingencies.

In connection with the purchase of Dorman Center, the Company was obligated to purchase a portion of the shopping center that was under construction, once construction was completed and the respective tenants had moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, the Company had deposited one million dollars of earnest money with the Seller. In addition, in conjunction with the financing of Dorman Center on April 20, 2004, the Company was required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once the Company purchased the remaining portion of Dorman Center, and met certain occupancy requirements, the letter of credit will be released. On July 16, 2004, the Company purchased the remaining portion of Dorman Center and the irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of July 31, 2004.

In connection with the purchase of Low Country Village, the Company is obligated to purchase a portion of the shopping center that is currently under construction, once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, the Company had deposited $300,000 of earnest money with an escrow agent. In addition the Company is obligated to pay the remaining purchase price on the first phase based on an income capitalization formula not to exceed $1,355,096 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

In connection with the note receivable related to Pacheco Pass, when the note receivable is repaid, the Company is obligated to purchase the property for approximately $24,000,000.

In connection with the purchase of Larkspur Landing, the Company assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of June 30, 2004, the remaining liability after disbursements is $1,375,521.

The Company is currently considering acquiring 13 properties for an estimated purchase price of $501,000,000. The Company's decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and the Company's receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

(12) Subsequent Events

The Company issued 15,834,545 shares of common stock from July 1, 2004 through July 31, 2004 in connection with the offering, resulting in gross proceeds of $158,220,959.

On July 12, 2004, the sponsor repaid a portion of its payable to the Company in the amount of $298,262.

The Company paid distributions of $4,317,876 to its stockholders in July 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

The Company has acquired the following properties or joint venture interests in properties during the period July 1 to July 31, 2004. The respective acquisitions are summarized in the table below.

                                                              APPROXIMATE     GROSS LEASABLE
       DATE                                        YEAR      PURCHASE PRICE        AREA
     ACQUIRED           PROPERTY                  BUILT           ($)            (SQ. FT.)        MAJOR TENANTS
     --------           --------                  -----           ---            ---------        -------------
     07/01/04  Shoppes at Boardwalk               2003/          36,642,049          122,413  Borders Books
                                                   2004

     07/02/04  Shoppes of Dallas                   2004          13,052,126           70,610  Publix

     07/13/04  Wilshire Plaza III                  2004           5,750,000           88,248  Kohl's

     07/14/04  Cranberry Square                   1996-          20,219,563          195,566  Dick's Sporting Goods
                                                   1997                                       Toys R Us
                                                                                              Best Buy
                                                                                              Barnes & Noble
                                                                                              Office Max

     07/16/04  Dorman Center Phase II              2004           7,081,662           37,200  Shoe Carnival

     07/19/04  Tollgate Marketplace               1977/          72,300,000          393,395  Giant Food
                                                   1994                                       JoAnn Fabrics

     07/21/04  Gateway Plaza                       2000          33,025,276          358,193  Kohl's

     07/21/04  Gateway Village                     1996          49,513,455          273,904  Safeway
                                                                                              Burlington Coat Factory
                                                                                              Best Buy

     07/21/04  Towson Circle                       1988          28,450,000          116,954  Barnes & Noble
                                                                                              Bally Fitness

     07/21/04  Wal-Mart Supercenter                2004          12,935,000          183,211  Wal-Mart SuperCenter

     07/22/04  Wrangler Company Western            1993          18,476,792          316,800  Wrangler
               Headquarters

     07/26/04  Plaza at Marysville                 1995          21,266,000          115,656  Safeway

     07/27/04  Forks Town Center                   2002          18,198,701           87,560  Giant Foods

     07/30/04  Academy Sports                      2004           5,250,000           60,001  Academy Sports

The Company funded $5,750,000 which represents a portion of the purchase price of a shopping center under construction to be known as Wilshire Plaza III to contain 88,248 gross leasable square feet leased to Kohl's. The Company's total acquisition cost will be approximately $9,850,000. In accordance with the terms of the purchase agreement with the seller, the Company will advance funds for the construction of the retail building in two installments. The Company will receive a 7% return on the original amount funded of $5,750,000 and on additional construction advances to the seller until such time as Kohl's lease commences.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)


The Company entered into joint venture agreements with the current owners of three shopping centers known as Tollgate Marketplace, Gateway Village, and Towson Circle. The Company made capital contributions to these joint ventures and received equity interests representing majority ownership and operating control of these joint ventures.

The mortgage debt and financings obtained during the period July 1, 2004 to July 31, 2004, are detailed in the list below.

         DATE                                                                     MATURITY      PRINCIPAL BORROWED
        FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE     DATE                ($)
       -----------------------------------------------------------------------------------------------------------
       07/02/04    John's Creek Village                           5.100%          08/01/09              23,300,000

       07/02/04    Shoppes at Boardwalk                           4.130%          07/01/09              20,150,000

       07/09/04    Fullerton Metrocenter                           5.09%          08/01/09              28,050,000

       07/14/04    Northgate North                                 4.60%          07/01/08              26,650,000

       07/16/04    Cranberry Square                               4.975%          08/01/09              10,900,000

       07/21/04    Gateway Village                             LIBOR + 1.13%      07/01/09              27,233,000
                                                               LIBOR + 2.00%      08/01/05               4,225,000

       07/21/04    Tollgate Marketplace                        LIBOR + 1.20%      06/01/09              39,765,000

       07/21/04    Towson Circle                                   5.10%          07/01/09              15,647,500
                                                               LIBOR + 2.00%      08/01/05               3,550,000

       07/21/04    Eckerds Drug Stores (4)                        5.275%          08/01/09               6,800,000

       07/26/04    Wrangler Company Western Headquarters          5.090%          08/01/09              11,300,000

       07/27/04    Pine Ridge Plaza                               5.085%          08/01/09              14,700,000

       07/30/04    Plaza at Marysville                            5.085%          08/01/09              11,800,000

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties and the issuance of the notes receivable had occurred on June 30, 2004.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2004, nor does it purport to represent our future financial position. No pro forma adjustments have been made for any potential property acquisitions identified as of October 13, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of October 13, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties.

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

                                                             Historical          Pro Forma
                                                                (A)             Adjustments         Pro Forma
                                                          ------------------------------------------------------
ASSETS

Net investment properties (B)                             $  1,165,868,245        838,256,000      2,004,124,245
Cash and cash equivalents                                      126,897,006        348,293,000        475,190,006
Restricted cash                                                 40,445,609                  -         40,445,609
Investment in treasury securities                                1,047,708                  -          1,047,708
Investment in treasury contracts                                   788,873                  -            788,873
Restricted escrows                                                 643,085                  -            643,085
Accounts and rents receivable                                    6,292,894                  -          6,292,894
Due from affiliates                                              1,553,689                  -          1,553,689
Note receivable                                                 15,600,975         12,818,000         28,418,975
Acquired in-place lease intangibles (B) (D)                     94,495,448         55,800,000        150,295,448
Acquired above market lease intangibles (B) (D)                 24,296,377         15,666,000         39,962,377
Other assets (G)                                                51,021,601        (45,448,000)         5,573,601
Loan fees                                                        3,474,737                  -          3,474,737
                                                          ------------------------------------------------------

Total assets                                              $  1,532,426,247      1,225,385,000      2,757,811,247
                                                          ======================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                 2,079,367                  -          2,079,367
Accrued offering costs to affiliates                               468,907                  -            468,907
Tenant improvement payable                                       2,042,004                  -          2,042,004
Accrued interest payable                                         1,088,198                  -          1,088,198
Accrued real estate taxes                                        5,833,125                  -          5,833,125
Distributions payable                                            4,317,876                  -          4,317,876
Mortgage payable (B) (E)                                       588,631,295        595,134,500      1,183,765,795
Line of credit                                                 110,000,000                  -        110,000,000
Acquired below market lease intangibles (B) (D)                 49,259,626         21,027,000         70,286,626
Advances from sponsor                                            1,253,477                  -          1,253,477
Security deposits                                                1,271,174                  -          1,271,174
Due to affiliates                                                  318,000                  -            318,000
Prepaid rent and other liabilities                               2,435,385                  -          2,435,385
Restricted cash liability                                       19,996,787                  -         19,996,787
                                                          ------------------------------------------------------

Total liabilities                                              788,995,221        616,161,500      1,405,156,721
                                                          ======================================================

Common stock (C)                                                    85,098             69,230            154,328
Additional paid-in capital (net of offering costs) (C)         759,254,752        609,154,270      1,368,409,022
Accumulated distributions in excess of net income
(loss) (F)                                                     (15,956,532)                 -        (15,956,532)
Accumulated other comprehensive income                              47,708                  -             47,708
                                                          ------------------------------------------------------

Total stockholders' equity                                     743,431,026        609,223,500      1,352,654,526
                                                          ------------------------------------------------------

Total liabilities and stockholders' equity                $  1,532,426,247      1,225,385,000      2,757,811,247
                                                          ======================================================

         See accompanying notes to pro forma consolidated balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

(A) The historical column represents our Consolidated Balance Sheet as of June 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q. As of June 30, 2004, the Company had sold 85,078,440 shares to the public and 748,245 shares were issued pursuant to the Company's distribution reinvestment program. As a result, the Company received $850,039,770 of gross offering proceeds. In addition, the Company received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares.

(B) The pro forma adjustments reflect the acquisition of the following properties. The mortgages payable represent mortgages obtained from a third party, either assumed as part of the acquisition or subsequent to acquisition. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant:

                                                            Acquisition            Mortgage
                                                               Price                Payable
                                                          -----------------------------------
The Shops at Boardwalk                                    $     36,642,000         20,150,000
Shoppes of Dallas                                               13,052,000          7,179,000
Kohl's - Wilshire Plaza III                                      5,750,000                  -
Cranberry Square                                                20,220,000         10,900,000
Dorman Centre - Phase II                                         7,082,000                  -
Tollgate Marketplace                                            72,300,000         39,765,000
Gateway Village (Loan Note A)                                   49,513,000         27,233,000
Gateway Village (Loan Note B)                                            -          4,225,000
Towson Circle (Loan Note A)                                     28,450,000         15,647,500
Towson Circle (Loan Note B)                                              -          3,550,000
Gateway Plaza                                                   33,025,000         18,163,000
Wal-Mart Supercenter - Blytheville                              12,935,000          7,100,000
Wrangler Company Western Headquarters                           18,477,000         11,300,000
Plaza at Marysville                                             21,266,000         11,800,000
Forks Town Center                                               18,199,000         10,395,000
Academy Sports - Houma                                           5,250,000          2,920,000
Wal-Mart Supercenter - Jonesboro                                10,853,000          6,088,500
Reisterstown Road Plaza                                         88,453,000         49,650,000
Village Shoppes at Simonton                                     13,750,000          7,562,000
Manchester Meadows                                              56,200,000         31,065,000
Governor's Marketplace                                          32,654,000         20,625,000
Mitchell Ranch Plaza                                            34,000,000         18,700,000
The Columns                                                     20,770,000         11,423,000
Saucon Valley Square                                            16,093,000          8,851,000
Lincoln Park                                                    47,211,000         26,153,000
Harris Teeter - Wilmington                                       7,200,000                  -
Harvest Town Center                                              8,950,000                  -
Boulevard at the Capital Centre                                130,050,000         71,500,000
GMAC Insurance                                                  60,000,000         33,000,000
Bed, Bath & Beyond Plaza                                        20,350,000                  -
                                                          -----------------------------------

Total                                                     $    888,695,000        474,945,000
                                                          ===================================

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

Allocation of net investments in properties:

Land                                                   $    138,347,000
Building and improvements                                   699,909,000
Acquired in-place lease intangibles                          55,800,000
Acquired above market lease intangibles                      15,666,000
Acquired below market lease intangibles                    (21,027,000)
                                                       ----------------
Total                                                  $    888,695,000
                                                       ================

(C) Additional offering proceeds of $692,300,000, net of additional offering costs of $83,076,500 are reflected as received as of June 30, 2004, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of October 13, 2004. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D) Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant. The value of the acquired leases will be amortized over the lease term.

(E) Additional mortgages payable of $595,134,500, reflected as funded as of June 30, 2004, includes $474,945,000 of mortgages payable obtained subsequent to the acquisition of the properties described in (B) and $120,189,500 of new financing placed on previously acquired properties.

(F) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(G) Change in other assets of $45,448,000 includes $7,773,000 of prepaid loan fees applied to mortgage payables obtained subsequent to the acquisition of the properties described in (B) and $37,675,000 of advance purchase deposits on properties purchased as described in (B).

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of October 13, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of October 13, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III or Academy Sports - Houma, as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2004, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
               For the six months ended June 30, 2004 (unaudited)

                                                                                  Pro Forma
                                                             Historical          Adjustments
                                                                 (A)                 (B)             Pro Forma
                                                          ------------------------------------------------------
Rental income                                             $     22,885,718         51,107,881         73,993,599
Additional rent                                                  6,110,748         11,510,417         17,621,165
Interest income                                                    456,462                  -            456,462
                                                          ------------------------------------------------------

Total income                                                    29,452,928         62,618,298         92,071,226
                                                          ------------------------------------------------------

General and administrative expenses                              1,314,267                  -          1,314,267
Advisor asset management fee (C)                                         -                  -                  -
Property operating expenses                                      5,510,074         17,255,351         22,765,425
Management fee (F)                                               1,154,272          2,791,203          3,945,475
Interest expense (H)                                             8,357,449         19,055,007         27,412,456
Depreciation (D)                                                 7,493,738         19,901,787         27,395,525
Amortization (G)                                                 2,934,613          5,290,280          8,224,893
Acquisition costs                                                  541,374                  -            541,374
                                                          ------------------------------------------------------

Total expenses                                                  27,305,787         64,293,628         91,599,415
                                                          ------------------------------------------------------

Net income (loss)                                         $      2,147,141         (1,675,330)           471,811
                                                          ======================================================

Unrealized gain/loss on investment
  securities                                                        47,708                  -             47,708
                                                          ------------------------------------------------------

Comprehensive income                                      $      2,194,849         (1,675,330)           519,519
                                                          ======================================================

Weighted average number of shares of
common stock outstanding,
  basic and diluted (E)                                         48,805,229                           154,328,000
                                                          ================                      ================

Net income (loss) per share, basic and
  diluted (E)                                                          .04                                    --
                                                          ================                      ================

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from January 1, 2004 to June 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q.

(B) Total pro forma adjustments for acquisitions consummated as of October 13, 2004 are as though the properties were acquired January 1, 2003. No adjustment was made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III or Academy Sports - Houma as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                                            Gross Income
                                                              & Direct                                Total
                                                              Operating          Pro Forma          Pro Forma
                                                            Expenses (1)        Adjustments        Adjustments
                                                          ------------------------------------------------------
         Rental income                                    $     52,473,519         (1,365,638)        51,107,881
         Additional rental income                               11,510,417                  -         11,510,417
                                                          ------------------------------------------------------

         Total income                                           63,983,936         (1,365,638)        62,618,298
                                                          ------------------------------------------------------

         Advisor asset management fee                                    -                  -                  -
         Property operating expenses                            17,255,351                  -         17,255,351
         Management fees                                                 -          2,791,203          2,791,203
         Interest expense                                                -         19,055,007         19,055,007
         Depreciation                                                    -         19,901,787         19,901,787
         Amortization                                                    -          5,290,280          5,290,280
                                                          ------------------------------------------------------

         Total expenses                                         17,255,351         47,038,277         64,293,628
                                                          ------------------------------------------------------

         Net income (loss)                                $     46,728,585        (48,403,915)        (1,675,330)
                                                          ======================================================

(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

Newnan Crossing II, Hickory Ridge, CorWest Plaza, Metro Square (Super Value) Center, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Alison's Corner, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Shoppes at Prominence Point, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, Low Country Village, The Shops at Boardwalk, Shoppes of Dallas, Cranberry Square, Dorman Center - Phase II, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Village Shoppes at Simonton, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Harvest Towne Center, Boulevard at the Capital Centre and Bed, Bath & Beyond Plaza.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeeter - Wilmington and GMAC Insurance.

(C) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(D) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(E) The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 2004 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement.

(G)  The value of the acquired leases will be amortized over the lease term.

(H) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                             Principal          Interest           Maturity
Property                                                      Balance           Rate (%)             Date
----------------------------------------------------------------------------------------------------------------
The Shops at Boardwalk                                    $     20,150,000        4.130              08/09
Cranberry Square                                                10,900,000        4.975              08/09
Tollgate Marketplace                                            39,765,000     LIBOR + 120           07/09
Gateway Village (Loan Note A)                                   27,233,000     LIBOR + 113           07/09
Gateway Village (Loan Note B)                                    4,225,000     LIBOR + 200           08/05
Towson Circle (Loan Note A)                                     15,647,500        5.100              07/09
Towson Circle (Loan Note B)                                      3,550,000     LIBOR + 200           08/05
Wrangler Company Western Headquarters                           11,300,000        5.090              08/27
Plaza at Marysville                                             11,800,000        5.085              08/09
Forks Town Center                                               10,395,000        4.970              09/09
Academy Sports - Houma                                           2,920,000        5.120              09/09
Wal-Mart Supercenter - Jonesboro                                 6,088,500        5.085              09/09
Reisterstown Road Plaza                                         49,650,000        5.300              09/09
Governor's Marketplace                                          20,625,000        5.185              09/09
John's Creek Village                                            23,300,000        5.100              08/09
Fullerton Metrocenter                                           28,050,000        5.090              08/09
Northgate North                                                 26,650,000        4.600              07/08
Eckerd Drug Stores (4)                                           6,800,000        5.275              08/09
Pine Ridge Plaza                                                14,700,000        5.085              08/09
Davis Towne Crossing                                             5,365,200        5.185              09/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

                                                             Principal          Interest           Maturity
Property                                                      Balance           Rate (%)             Date
----------------------------------------------------------------------------------------------------------------
Shoppes at Prominence Point                                      9,954,300        5.235              09/09
Newnan Crossing                                                 21,543,000        4.380              03/09
Shaw's Supermarket - New Britain                                 6,450,000        4.680              11/08
Stony Creek Marketplace                                         14,162,000        4.770              01/11
CorWest Plaza                                                   18,150,000        4.560              02/09
Hickory Ridge                                                   23,650,000        4.531              02/09
Larkspur Landing                                                33,630,000        4.450              02/09
North Ranch Pavilion                                            10,157,000        4.120              04/09
La Plaza Del Norte                                              32,528,000        4.610              03/10
Peoria Crossings                                                20,497,000        4.090              04/09
Eckerd - Edmund                                                  1,850,000        4.374              06/09
Eckerd - Norman                                                  2,900,000        4.374              06/09
Pavilion at King's Grant                                         5,342,000        4.390              05/09
Metro Square Center                                              6,067,000        4.280              04/09
MacArthur Crossing                                              12,700,000        4.290              05/09
Promenade at Red Cliff                                          10,590,000        4.290              05/09
Dorman Center Phase I                                           27,610,000        4.180              05/09
Heritage Towne Crossing                                          8,950,000        4.374              06/09
Paradise Valley Marketplace                                     15,681,000        4.550              05/09
Best on the Boulevard                                           19,525,000        3.990              05/09
Bluebonnet Parc                                                 12,100,000        4.372              05/09
North River Town Center                                         11,050,000        4.760              05/09
Alison's Corner                                                  3,850,000        4.272              06/10
Watauga Pavilion                                                17,100,000        4.140              06/10
Northpointe Plaza                                               30,850,000        4.272              05/09
Plaza Santa Fe II                                               17,552,000        6.200              12/12
Arvada Marketplace and Arvada Connection                        28,510,000        4.130              07/09
Huebner Oaks Center (Loan Note A)                               31,723,000        4.200              07/10
Huebner Oaks Center (Loan Note B)                               16,277,000        3.960              07/10
Eastwood Towne Center                                           46,750,000        4.640              07/09
Lakewood Towne Center (Loan Note A)                             44,000,000        2.680              06/09
Lakewood Towne Center (Loan Note B)                              7,260,000        3.830              07/05
Wal-Mart Supercenter - Blytheville                               7,100,000        4.390              09/09
Manchester Meadows                                              31,065,000        4.480              09/07
Gateway Plaza                                                   18,163,000        5.100              09/09
Mitchell Ranch Plaza                                            18,700,000        4.480              10/09
Saucon Valley Square                                             8,851,000        5.115              10/09
Boulevard at the Capital Centre                                 71,500,000        5.120              10/09
Shoppes of Dallas                                                7,179,000        4.960              04/09
Village Shoppes at Simonton                                      7,562,000        4.960              10/09
The Columns                                                     11,423,000        4.910              11/09
GMAC Insurance                                                  33,000,000        4.610              10/09
Low Country Village                                              5,370,000        4.960              10/09
Lincoln Park                                                    26,153,000        4.610              11/09

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of October 13, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of October 13, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd-Edmond or Eckerd-Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd-Greer, Eckerd-Kill Devil Hills, Eckerd-Columbia, Eckerd-Crossville, Shoppes at Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton or Bed, Bath & Beyond Plaza, as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2003, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                For the year ended December 31, 2003 (unaudited)

                                                                    Pro Forma          Pro Forma
                                                 Historical        Adjustments        Adjustments
                                                    (A)                (B)                (C)             Pro Forma
                                              -------------------------------------------------------------------------
Rental income                                 $        606,645        108,122,552          10,96,862        119,691,059
Additional rent                                        137,988         26,674,826            693,274         27,506,088
Interest income                                         37,648                  -                  -             37,648
                                              -------------------------------------------------------------------------

Total income                                           782,281        134,797,378         11,655,136        147,234,795
                                              -------------------------------------------------------------------------

General and administrative expenses                    315,263                  -                  -            315,263
Advisor asset management fee (D)                             -                  -                  -                  -
Property operating expenses                            126,617         38,477,976            665,308         39,269,901
Management fee (G)                                      16,627          5,970,605            530,038          6,517,270
Interest expense (I)                                   135,735         38,933,377          3,600,788         42,669,900
Depreciation (E)                                       140,497         39,374,885          4,065,313         43,580,695
Amortization (H)                                        81,558         12,744,922            759,779         13,586,259
Acquisition costs                                      139,263                  -                  -            139,263
                                              -------------------------------------------------------------------------

Total expenses                                         955,560        135,501,765          9,621,226        146,078,551
                                              -------------------------------------------------------------------------

Net income (loss)                             $       (173,279)          (704,387)         2,033,910          1,156,244
                                              =========================================================================

Weighted average number of shares of
common stock outstanding,
  basic and diluted (F)                              2,520,986                                              154,328,000
                                              ================                                         ================

Net income (loss) per share, basic and
  diluted (F)                                             (.07)                                                     .01
                                              ================                                         ================

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from March 5, 2003 (inception) to December 31, 2003 as filed with the Securities Exchange Commission on Form 10-K.

(B) Total pro forma adjustments for acquisitions consummated as of October 13, 2004 are as though the properties were acquired January 1, 2003.

                                                           Gross Income
                                                             & Direct                                Total
                                                             Operating          Pro Forma          Pro Forma
                                                           Expenses (1)        Adjustments        Adjustments
                                                         ------------------------------------------------------
        Rental income                                    $    111,056,594         (2,934,042)       108,122,552
        Additional rental income                               26,674,826                  -         26,674,826
                                                         ------------------------------------------------------

        Total income                                          137,731,420         (2,934,042)       134,797,378
                                                         ------------------------------------------------------

        Advisor asset management fee                                    -                  -                  -
        Property operating expenses                            38,477,976                  -         38,477,976
        Management fees                                                 -          5,970,605          5,970,605
        Interest expense                                                -         38,933,377         38,933,377
        Depreciation                                                    -         39,374,885         39,374,885
        Amortization                                                    -         12,744,922         12,744,922
                                                         ------------------------------------------------------

        Total expenses                                         38,477,976         97,023,789        135,501,765
                                                         ------------------------------------------------------

        Net income (loss)                                $     99,253,444        (99,957,831)          (704,387)
                                                         ======================================================

(1) Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

     Shops at Park Place, Darien Towne Center, Newnan Crossing Phase I and II, Pavilion at Kings Grant, Hickory Ridge, CorWest Plaza, Metro Square (Super Value) Center, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center
     - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, The Shops at Boardwalk, Cranberry Square, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park and Boulevard at the Capital Centre.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(C) Total pro forma adjustments for acquisitions consummated as of October 13, 2004 are as though the properties were acquired January 1, 2003. No pro forma adjustments were made for the Eckerds - Edmond and the Eckerds - Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Shoppes at Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton or Bed, Bath & Beyond Plaza, as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                                            Gross Income
                                                              & Direct                                Total
                                                              Operating          Pro Forma          Pro Forma
                                                            Expenses (1)        Adjustments        Adjustments
                                                          ------------------------------------------------------
        Rental income                                     $     11,089,469           (127,607)        10,961,862
        Additional rental income                                   693,274                  -            693,274
                                                          ------------------------------------------------------

        Total income                                            11,782,743           (127,607)        11,655,136
                                                          ------------------------------------------------------

        Advisor asset management fee                                     -                  -                  -
        Property operating expenses                                665,308                  -            665,308
        Management fees                                                  -            530,038            530,038
        Interest expense                                                 -          3,600,788          3,600,788
        Depreciation                                                     -          4,065,313          4,065,313
        Amortization                                                     -            759,779            759,779
                                                          ------------------------------------------------------

        Total expenses                                             665,308          8,955,918          9,621,226
                                                          ------------------------------------------------------

        Net income (loss)                                 $     11,117,435         (9,083,525)         2,033,910
                                                          ======================================================

(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

     Stony Creek Marketplace, Shaw's Supermarket (New Britain), Alison's Corner, and Harvest Towne Center.

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington and GMAC Insurance.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(D) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(E) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2003 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement.

(H)  The value of the acquired leases will be amortized over the lease term.

(I) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                             Principal          Interest           Maturity
Property                                                      Balance           Rate (%)             Date
---------------------------------------------------------------------------------------------------------------
The Shops at Boardwalk                                    $     20,150,000         4.130             08/09
Cranberry Square                                                10,900,000         4.975             08/09
Tollgate Marketplace                                            39,765,000     LIBOR + 120           07/09
Gateway Village (Loan Note A)                                   27,233,000     LIBOR + 113           07/09
Gateway Village (Loan Note B)                                    4,225,000     LIBOR + 200           08/05
Towson Circle (Loan Note A)                                     15,647,500         5.100             07/09
Towson Circle (Loan Note B)                                      3,550,000     LIBOR + 200           08/05
Wrangler Company Western Headquarters                           11,300,000         5.090             08/27
Plaza at Marysville                                             11,800,000         5.085             08/09
Forks Town Center                                               10,395,000         4.970             09/09
Academy Sports - Houma                                           2,920,000         5.120             09/09
Wal-Mart Supercenter - Jonesboro                                 6,088,500         5.085             09/09
Reisterstown Road Plaza                                         49,650,000         5.300             09/09
Governor's Marketplace                                          20,625,000         5.185             09/09
John's Creek Village                                            23,300,000         5.100             08/09
Fullerton Metrocenter                                           28,050,000         5.090             08/09
Northgate North                                                 26,650,000         4.600             07/08
Eckerd Drug Stores (4)                                           6,800,000         5.275             08/09
Pine Ridge Plaza                                                14,700,000         5.085             08/09
Davis Towne Crossing                                             5,365,200         5.185             09/09
Shoppes at Prominence Point                                      9,954,300         5.235             09/09
Shops at Park Place                                             13,127,000         4.710             11/08
Darien Towne Center                                             16,500,000         4.650             06/10
Newnan Crossing                                                 21,543,000         4.380             03/09
Shaw's Supermarket - New Britain                                 6,450,000         4.680             11/33

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

                                                             Principal          Interest           Maturity
Property                                                      Balance           Rate (%)             Date
---------------------------------------------------------------------------------------------------------------
Stony Creek Marketplace                                         14,162,000         4.770             01/11
CorWest Plaza                                                   18,150,000         4.560             02/09
Hickory Ridge                                                   23,650,000         4.531             02/09
Larkspur Landing                                                33,630,000         4.450             02/09
North Ranch Pavilion                                            10,157,000         4.120             04/09
La Plaza Del Norte                                              32,528,000         4.610             03/10
Peoria Crossings                                                20,497,000         4.090             04/09
Eckerd - Edmund                                                  1,850,000         4.374             06/09
Eckerd - Norman                                                  2,900,000         4.374             06/09
Pavilion at King's Grant                                         5,342,000         4.390             05/09
Metro Square Center                                              6,067,000         4.280             04/09
MacArthur Crossing                                              12,700,000         4.290             05/09
Promenade at Red Cliff                                          10,590,000         4.290             05/09
Dorman Center Phase I                                           27,610,000         4.180             05/09
Heritage Towne Crossing                                          8,950,000         4.374             06/09
Paradise Valley Marketplace                                     15,681,000         4.550             05/09
Best on the Boulevard                                           19,525,000         3.990             05/09
Bluebonnet Parc                                                 12,100,000         4.372             05/09
North River Town Center                                         11,050,000         4.760             05/09
Alison's Corner                                                  3,850,000         4.272             06/10
Watauga Pavilion                                                17,100,000         4.140             06/10
Northpointe Plaza                                               30,850,000         4.272             05/09
Plaza Santa Fe II                                               17,552,000         6.200             12/12
Arvada Marketplace and Arvada Connection                        28,510,000         4.130             07/09
Huebner Oaks Center (Loan Note A)                               31,723,000         4.200             07/10
Huebner Oaks Center (Loan Note B)                               16,277,000         3.960             07/10
Eastwood Towne Center                                           46,750,000         4.640             07/09
Lakewood Towne Center (Loan Note A)                             44,000,000         2.680             06/09
Lakewood Towne Center (Loan Note B)                              7,260,000         3.830             07/05
Wal-Mart Supercenter - Blytheville                               7,100,000         4.390             09/09
Manchester Meadows                                              31,065,000         4.480             09/07
Gateway Plaza                                                   18,163,000         5.100             09/09
Mitchell Ranch Plaza                                            18,700,000         4.480             10/09
Saucon Valley Square                                             8,851,000         5.115             10/09
Boulevard at the Capital Centre                                 71,500,000         5.120             10/09
Shoppes of Dallas                                                7,179,000         4.960             04/09
Village Shoppes at Simonton                                      7,562,000         4.960             10/09
The Columns                                                     11,423,000         4.910             11/09
GMAC Insurance                                                  33,000,000         4.610             10/09
Low Country Village                                              5,370,000         4.960             10/09
Lincoln Park                                                    26,153,000         4.610             11/09

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of John's Creek Village ("the Property") for the period from September 21, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of John's Creek Village for the year ended December 31, 2003, in conformity with U.S. generally accepted principles.


KPMG LLP

Chicago, Illinois
August 13, 2004

                              JOHN'S CREEK VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses For the period from September 21, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                            For the period from
                                                                            September 21, 2003
                                                               For the       (commencement of
                                                          six months ended     operations)to
                                                            June 30, 2004    December 31, 2003
                                                          -------------------------------------
                                                                                 (unaudited)
Gross income:
  Base rental income                                      $        834,163              143,640
  Operating expense and real estate tax recoveries                 327,885               11,701
                                                          -------------------------------------

Total gross income                                               1,162,048              155,341
                                                          -------------------------------------

Direct operating expenses:
  Operating expenses                                                46,272               22,596
  Real estate taxes                                                340,373                3,764
  Insurance                                                         13,215                  478
                                                          -------------------------------------

Total direct operating expenses                                    399,860               26,838
                                                          -------------------------------------

Excess of gross income over direct operating expenses     $        762,188              128,503
                                                          =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              JOHN'S CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
     For the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1) Business

John's Creek Village (the Property) is located in Duluth, Georgia. The Property consists of approximately 190,444 square feet of gross leasable area and was 47% leased and occupied at December 31, 2003. The Property is leased to eight tenants of which one tenant accounts for approximately 55% of base rental revenue for the period from September 21, 2003 (commencement of operations) to December 31, 2003. On June 23, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

John's Creek Village was under construction during 2003 and commenced operations on September 21, 2003 with a portion of the Property's gross leasable area (representing approximately 90,005 square feet) complete as of December 31, 2003. The remaining portion of the Property's gross leasable area (representing the remaining approximately 100,439 square feet) is under construction and scheduled to be completed during 2004.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from September 21, 2003 (commencement of operations) to December 31, 2003.

The Property has two ground leases that are classified as operating leases with terms extending through December 31, 2023 and May 31, 2014. Total ground lease income was $2,054 and is included in base rental income in the accompanying Historical Summary for the period from September 21, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $1,473 for the period from September 21, 2003 (commencement of operations) to December 31, 2003.

                              JOHN'S CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
     For the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                             YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $         1,668,326
                                    2005                     1,743,692
                                    2006                     1,754,959
                                    2007                     1,763,747
                                    2008                     1,759,391
                              Thereafter                    12,090,223
                                                   -------------------

                                                   $        20,780,338
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Lakewood Towne Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Towne Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
July 15, 2004

                              LAKEWOOD TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                               For the         For the year
                                                          six months ended         ended
                                                            June 30, 2004   December 31, 2003
                                                          -----------------------------------
                                                            (unaudited)
Gross income:
  Base rental income                                      $      2,688,280          4,540,210
  Contingent Rent                                                        -             67,758
  Operating expense and real estate tax recoveries                 643,743          1,270,667
                                                          -----------------------------------

Total gross income                                               3,332,023          5,878,635
                                                          -----------------------------------

Direct operating expenses:
  Operating expenses                                               370,699            741,397
  Real estate taxes                                                313,628            597,386
  Insurance                                                         87,680            180,379
                                                          -----------------------------------

Total direct operating expenses                                    772,007          1,519,162
                                                          -----------------------------------

Excess of gross income over direct operating expenses     $      2,560,016          4,359,473
                                                          ===================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              LAKEWOOD TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Lakewood Towne Center (the Property) is located in Lakewood, Washington. The Property consists of approximately 579,000 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to twenty-four tenants of which five tenants account for approximately 51% of base rental revenue for the year ended December 31, 2003. On June 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $67,758 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $300,309 for the year ended December 31, 2003.

                              LAKEWOOD TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from two to 20 years, in effect at December 31, 2003, are as follows:

                            YEAR                          TOTAL
                     -------------------------------------------------
                                    2004           $         5,177,316
                                    2005                     5,141,493
                                    2006                     5,082,303
                                    2007                     5,100,379
                                    2008                     5,061,449
                              Thereafter                    25,865,016
                                                   -------------------

                                                   $        51,427,956
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Fullerton Metrocenter ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fullerton Metrocenter for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
August 3, 2004

                              FULLERTON METROCENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                               For the         For the year
                                                          six months ended        ended
                                                            June 30, 2004    December 31, 2003
                                                          ------------------------------------
                                                             (unaudited)
Gross income:
  Base rental income                                      $      1,639,005           3,523,208
  Operating expense and real estate tax recoveries                 531,978             971,604
                                                          ------------------------------------

Total gross income                                               2,170,983           4,494,812
                                                          ------------------------------------

Direct operating expenses:
  Operating expenses                                               376,538             658,405
  Ground lease expense                                             207,500             415,000
  Real estate taxes                                                178,938             357,876
  Insurance                                                         19,569              39,138
                                                          ------------------------------------

Total direct operating expenses                                    782,545           1,470,419
                                                          ------------------------------------

Excess of gross income over direct operating expenses     $      1,388,438           3,024,393
                                                          ====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              FULLERTON METROCENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Fullerton Metrocenter (the Property) is located in Fullerton, California. The Property consists of approximately 254,880 square feet of gross leasable area and was approximately 78% occupied at December 31, 2003. The Property is leased to forty-one tenants of which two tenants account for approximately 19% of base rental revenue for the year ended December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $268,823 was earned during the year ended December 31, 2003 and recorded as base rental income in the accompanying Historical Summary.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $143,851 for the year ended December 31, 2003.

                              FULLERTON METROCENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from one to 17 years, in effect at December 31, 2003, are as follows:

                            YEAR                          TOTAL
                     -------------------------------------------------
                                    2004           $         3,518,723
                                    2005                     3,284,218
                                    2006                     2,801,342
                                    2007                     2,405,044
                                    2008                     1,754,107
                              Thereafter                     2,995,333
                                                   -------------------

                                                   $        16,758,767
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party, of $415,000 until maturity. The ground lease matures in 2050.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Davis Towne Crossing ("the Property") for the period from July 18, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Davis Towne Crossing for the period of July 18, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted principles.


KPMG LLP

Chicago, Illinois
July 30, 2004

                              DAVIS TOWNE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses For the period from July 18, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                            For the period from
                                                                               July 18, 2003
                                                             For the          (commencement of
                                                        six months ended       operations)to
                                                          June 30, 2004      December 31, 2003
                                                        ---------------------------------------
                                                          (unaudited)
Gross income:
 Base rental income                                     $        317,309                141,436
 Operating expense and real estate tax recoveries                 78,451                 57,649
 Other income                                                        918                      -
                                                        ---------------------------------------

Total gross income                                               396,678                199,085
                                                        ---------------------------------------

Direct operating expenses:
 Operating expenses                                               45,368                 75,557
 Real estate taxes                                                45,426                 22,713
 Insurance                                                        20,484                 10,242
                                                        ---------------------------------------

Total direct operating expenses                                  122,278                108,512
                                                        ---------------------------------------

Excess of gross income over direct operating expenses   $        274,400                 90,573
                                                        =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              DAVIS TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1) Business

Davis Towne Crossing (the Property) is located in North Richland Hills, Texas. The Property consists of approximately 41,000 square feet of gross leasable area and was approximately 83% occupied at December 31, 2003. The Property is leased to thirteen tenants of which two tenants account for approximately 43% of base rental revenue for the period of July 18, 2003 (commencement of operations) to December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

Davis Towne Crossing was under construction during 2003 and commenced operations July 18, 2003, with construction complete as of December 31, 2003.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period of July 18, 2003 (commencement of operations) to December 31, 2003.

In addition, rental income includes $5,963 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenant.

The Property has one ground lease that is classified as an operating lease with terms extending through August 2028. Total ground lease income was $34,509 and is included in base rental income in the accompanying Historical Summary for the period of July 18, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $5,344 for the period of July 18 2003 (commencement of operations) to December 31, 2003.

                              DAVIS TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from three to 25 years, in effect at December 31, 2003, are as follows:

                            YEAR                          TOTAL
                     -------------------------------------------------
                                    2004           $           653,726
                                    2005                       658,033
                                    2006                       658,033
                                    2007                       631,620
                                    2008                       541,343
                              Thereafter                     2,270,444
                                                   -------------------

                                                   $         5,413,199
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Northgate North ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Northgate North for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
August 13, 2004

                                 NORTHGATE NORTH
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                             For the           For the year
                                                        six months ended         ended
                                                          June 30, 2004     December 31, 2003
                                                        -------------------------------------
                                                          (unaudited)
Gross income:
 Base rental income                                     $      1,674,674            3,092,086
 Operating expense and real estate tax recoveries                684,620            1,242,613
                                                        -------------------------------------

Total gross income                                             2,359,294            4,334,699
                                                        -------------------------------------

Direct operating expenses:
 Operating expenses                                              433,953              867,906
 Real estate taxes                                               197,392              375,985
 Insurance                                                       103,050              206,100
                                                        -------------------------------------

Total direct operating expenses                                  734,395            1,449,991
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $      1,624,899            2,884,708
                                                        =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 NORTHGATE NORTH
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Northgate North (the Property) is located in Seattle, Washington. The Property consists of 302,461 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to nine tenants of which four tenants account for approximately 86% of base rental revenue for the year ended December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $353,216 for the year ended December 31, 2003.

                                 NORTHGATE NORTH
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from five to 25 years, in effect at December 31, 2003, are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $         3,161,072
                                    2005                     3,162,848
                                    2006                     3,258,533
                                    2007                     3,271,528
                                    2008                     3,292,733
                              Thereafter                    38,248,658
                                                   -------------------

                                                   $        54,395,372
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Cranberry Square ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Cranberry Square for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
August 1, 2004

                                CRANBERRY SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                            For the           For the year
                                                        six months ended         ended
                                                          June 30, 2004     December 31, 2003
                                                        -------------------------------------
                                                           (unaudited)
Gross income:
 Base rental income                                     $        870,100            1,740,201
 Operating expense and real estate tax recoveries                186,206              353,892
                                                        -------------------------------------

Total gross income                                             1,056,306            2,094,093
                                                        -------------------------------------

Direct operating expenses:
 Operating expenses                                               60,482              115,963
 Real estate taxes                                               148,030              273,704
 Insurance                                                         6,765               13,640
                                                        -------------------------------------

Total direct operating expenses                                  215,277              403,307
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $        841,029            1,690,786
                                                        =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                CRANBERRY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Cranberry Square (the Property) is located in Cranberry Township, Pennsylvania. The Property consists of approximately 195,566 square feet of gross leasable area and was approximately 92% occupied at December 31, 2003. The Property is leased to five tenants of which three tenants account for approximately 76% of base rental revenue for the year ended December 31, 2003. On July 14, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $54,138 for the year ended December 31, 2003.

                                CRANBERRY SQUARE

    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from ten to 15 years, in effect at December 31, 2003, are as follows:

                            YEAR                          TOTAL
                     -------------------------------------------------
                                    2004           $         1,723,839
                                    2005                     1,723,839
                                    2006                     1,728,158
                                    2007                     1,815,820
                                    2008                     1,820,320
                              Thereafter                     5,872,510
                                                   -------------------

                                                   $        14,684,486
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Gateway Plaza Shopping Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gateway Plaza Shopping Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Dallas, Texas
August 18, 2004

                          GATEWAY PLAZA SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                            For the            For the year
                                                        six months ended         ended
                                                          June 30, 2004     December 31, 2003
                                                        -------------------------------------
                                                           (unaudited)
Gross income:
 Base rental income                                     $      2,080,063            4,118,141
 Operating expense and real estate tax recoveries                706,337            1,360,980
                                                        -------------------------------------

Total gross income                                             2,786,400            5,479,121
                                                        -------------------------------------

Direct operating expenses:
 Operating expenses                                              198,640              466,631
 Ground rent expense                                           1,496,542            2,993,084
 Real estate taxes                                               542,676            1,033,669
 Insurance                                                        48,686              101,711
                                                        -------------------------------------

Total direct operating expenses                                2,286,544            4,595,095
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $        499,856              884,026
                                                        =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                          GATEWAY PLAZA SHOPPING CENTER
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Gateway Plaza Shopping Center (the Property) is located in Southlake, Texas. The Property consists of approximately 358,193 square feet of gross leasable area and was approximately 89% occupied at December 31, 2003. The Property is leased to twenty-five tenants of which one tenant accounts for approximately 13% of base rental revenue for the year ended December 31, 2003. On July 21, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $83,000 for the year ended December 31, 2003.

                          GATEWAY PLAZA SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases, excluding tenant reimbursements of operating expenses, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $         3,961,000
                                    2005                     3,870,000
                                    2006                     3,126,000
                                    2007                     3,127,000
                                    2008                     2,990,000
                              Thereafter                    14,635,000
                                                   -------------------

                                                   $        31,709,000
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party. The ground lease matures in 2073. Although the ground lease provides for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The straight-line adjustment increased ground rent expense by approximately $1,785,000 for the year ended December 31, 2003.

Minimum rents to be paid to the unafffiliated third party under the ground lease in effect at December 31, 2003, are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $         1,339,368
                                    2005                     1,339,368
                                    2006                     1,339,368
                                    2007                     1,339,368
                                    2008                     1,339,368
                              Thereafter                   210,231,145
                                                   -------------------

                                                   $       216,927,985
                                                   ===================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Safeway Plaza at Marysville ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Safeway Plaza at Marysville for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
August 3, 2004

                           SAFEWAY PLAZA AT MARYSVILLE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                            For the            For the year
                                                        six months ended         ended
                                                          June 30, 2004     December 31, 2003
                                                        -------------------------------------
                                                           (unaudited)
Gross income:
 Base rental income                                     $        763,686            1,513,469
 Operating expense and real estate tax recoveries                179,865              358,545
                                                        -------------------------------------

Total gross income                                               943,551            1,872,014
                                                        -------------------------------------

Direct operating expenses:
 Operating expenses                                               82,014              164,027
 Real estate taxes                                                79,251              150,954
 Insurance                                                        17,081               34,162
                                                        -------------------------------------

Total direct operating expenses                                  178,346              349,143
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $        765,205            1,522,871
                                                        =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                           SAFEWAY PLAZA AT MARYSVILLE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Safeway Plaza at Marysville (the Property) is located in Marysville, Washington. The Property consists of approximately 116,000 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to one tenant that accounts for approximately 39% of base rental revenue for the year ended December 31, 2003. On July 26, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

The Property has one ground lease that is classified as an operating lease with terms extending through July 31, 2011. Total ground lease income was $50,000 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $23,176 for the year ended December 31, 2003.

                           SAFEWAY PLAZA AT MARYSVILLE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from three to 17 years, in effect at December 31, 2003, are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $         1,510,279
                                    2005                     1,492,217
                                    2006                     1,277,628
                                    2007                     1,072,386
                                    2008                     1,027,416
                              Thereafter                     8,958,070
                                                   -------------------

                                                   $        15,337,996
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Forks Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Forks Town Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
August 11, 2004

                                FORKS TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                            For the            For the year
                                                        six months ended         ended
                                                          June 30, 2004     December 31, 2003
                                                        -------------------------------------
                                                          (unaudited)
Gross income:
 Base rental income                                     $        771,917            1,376,494
 Operating expense and real estate tax recoveries                189,220              350,400
                                                        -------------------------------------

Total gross income                                               961,137            1,726,894
                                                        -------------------------------------

Direct operating expenses:
 Operating expenses                                               81,011              162,022
 Real estate taxes                                               110,551              189,136
 Insurance                                                         7,880               15,759
                                                        -------------------------------------

Total direct operating expenses                                  199,442              366,917
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $        761,695            1,359,977
                                                        =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                FORKS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Forks Town Center (the Property) is located in Easton, Pennsylvania. The Property consists of approximately 93,000 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to sixteen tenants of which one tenant accounts for approximately 66% of base rental revenue for the year ended December 31, 2003. On July 27, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

A portion of Forks Town Center (representing approximately 75,000 square feet of the Property's gross leasable area) was completed as of December 31, 2002. The remaining portion f the Property (representing the remaining approximately 18, 000 square feet of the Property's gross leasable area) was under construction and completed during 2003.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $53,375 for the year ended December 31, 2003.

                                FORKS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from three to 20 years, in effect at December 31, 2003, are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $         1,488,512
                                    2005                     1,493,112
                                    2006                     1,480,646
                                    2007                     1,438,846
                                    2008                     1,158,106
                              Thereafter                    13,467,776
                                                   -------------------

                                                   $        20,526,998
                                                   ===================

Base rental income includes $36,000 of rent from one tenant that subsequently terminated its rental agreement in June 2004. The minimum rents schedule above includes $177,000 related to such tenant, as the lease was still valid as of December 31, 2003.

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of the Properties owned by Capital Centre, LLC, Gateway Village Limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC (collectively the "Properties") for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties owned by Capital Centre, LLC, Gateway Village limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
August 6, 2004

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP, AND REISTERSTOWN PLAZA HOLDINGS, LLC
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                             For the           For the year
                                                        six months ended          ended
                                                          June 30, 2004     December 31, 2003
                                                        -------------------------------------
                                                           (unaudited)
Gross income:
 Base rental income                                     $     11,388,110           17,102,545
 Operating expense and real estate tax recoveries              1,935,133            3,537,216
 Other Income                                                    104,905               88,513
                                                        -------------------------------------

Total gross income                                            13,428,148           20,728,274
                                                        -------------------------------------

Direct operating expenses:
 Operating expenses                                            2,479,864            4,282,398
 Real estate taxes                                               997,206            1,352,455
 Insurance                                                       293,718              599,009
 Ground Rent                                                      73,147               24,382
                                                        -------------------------------------

Total direct operating expenses                                3,843,935            6,258,244
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $      9,584,213           14,470,030
                                                        =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT
  VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

The Properties owned by Capital Centre, LLC, Gateway Village Limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC (collectively the "Properties") consists of the following:

                                                                       Gross                        Occupancy at
                                                                      Leasable                      December 31,
                                                                        Area                            2003
            Entity                              Name                 (unaudited)       Location      (unaudited)
----------------------------------------------------------------------------------------------------------------
Capital Centre, LLC                   Boulevard at Capital Centre     515,000        Landover, MD        59%

Gateway Village Limited Partnership        Gateway Village            274,000       Annapolis, MD        98%

Bel Air Square Joint Venture             Tollgate Marketplace         393,000        Bel Air, MD         99%

Towson Circle Joint Venture,  LLP           Towson Circle             178,000        Towson, MD          91%

Reisterstown Plaza Holdings,  LLC       Reisterstown Road Plaza       782,000       Baltimore, MD        89%

Thirteen tenants account for 40% or the Properties' base rental income.

Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") through established limited liability companies ("LLC's") entered into contracts to become joint venture partners in the ownership and operation of the Properties with unaffiliated third parties. IWRRETI has contributed into all but Capital Centre LLC.

In each instance IWRRETI owns or will own a 95% profits interest in the LLC's and will control the LLC's management and operation of the Properties. The Historical Summary represents the combination of the Propertes described above prior to IWRRETI's contribution into the LLCs. There were no transactions between the Properties which required elimination in combination.

A portion of Boulevard at Capital Centre and Reisterstown Road Plaza (representing approximately 321,000 and 694,000 square feet, respectively) of the Properties gross leasable area was under construction and completed during 2003. The remaining portion f the Properties' gross leasable area (representing approximately 194,000 and 88,000 square feet, respectively) was under construction as of December 31, 2003. Real estate taxes and ground rent are excluded in the Combined Historical Summary related to the portions of the Properties under construction.

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT
  VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(2) Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $384,157 was earned during the year ended December 31, 2003 and included in base rental income in the Combined Historical Summary.

In addition, rental income included $51,381 of rent from three tenants that pay monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenants.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $385,193 for the year ended December 31, 2003.

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT
  VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from one year to 25 years, in effect at December 31, 2003, are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $        23,146,780
                                    2005                    25,731,908
                                    2006                    25,160,727
                                    2007                    24,317,293
                                    2008                    23,244,717
                              Thereafter                   160,625,600
                                                   -------------------

                                                   $       282,227,025
                                                   ===================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

Boulevard at Capital Centre is subject to a ground lease with annual payments, payable to an unaffiliated third party. The ground lease matures in 2070. Although the ground lease provides for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The related adjustment increased ground rent expense by approximately $9,078 for the year ended December 31, 2003.

Minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $            92,824
                                    2005                        94,057
                                    2006                        97,433
                                    2007                        98,579
                                    2008                        99,791
                              Thereafter                     9,477,524
                                                   -------------------

                                                   $         9,960,208
                                                   ===================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Shops at Boardwalk ("the Property") for the period from May 30, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Shops at Boardwalk for the period from May 30, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP


Chicago, Illinois
August 25, 2004

                             THE SHOPS AT BOARDWALK
        Historical Summary of Gross Income and Direct Operating Expenses For the period from May 30, 2003 (commencement of operations) to
      December 31, 2003, and the six months ended June 30, 2004 (unaudited)

                                                                            For the period from
                                                                                May 30, 2003
                                                            For the           (commencement of
                                                        six months ended       operations) to
                                                          June 30, 2004      December 31, 2003
                                                        ---------------------------------------
                                                           (unaudited)
Gross income:
 Base rental income                                     $        976,541                707,251
 Operating expense and real estate tax recoveries                357,069                 94,219
                                                        ---------------------------------------

Total gross income                                             1,333,610                801,470
                                                        ---------------------------------------

Direct operating expenses:
 Operating expenses                                              288,162                234,198
 Real estate taxes                                               207,700                  9,280
 Insurance                                                        18,684                 24,417
                                                        ---------------------------------------

Total direct operating expenses                                  514,546                267,895
                                                        ---------------------------------------

Excess of gross income over direct operating expenses   $        819,064                533,575
                                                        =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                             THE SHOPS AT BOARDWALK
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from May 30, 2003 (commencement of operations) to December 31, 2003, and the six months ended June 30, 2004 (unaudited)

(1)  BUSINESS

     The Shops at Boardwalk ("the Property") is located in Kansas City, Missouri. The Property consists of approximately 123,265 square feet of gross leasable area and was approximately 61.97% occupied at December 31, 2003. The Property is leased to 18 tenants of which one tenant that accounts for approximately 16% of base rental revenue for the period from May 30, 2003 (commencement of operations) to December 31, 2003. On July 1, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  BASIS OF PRESENTATION

     The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  GROSS INCOME

     The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from May 30, 2003 (commencement of operations) to December 31, 2003.

     Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $184,160 for the period from May 30, 2003 (commencement of operations) to December 31, 2003.

                             THE SHOPS AT BOARDWALK
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from May 30, 2003 (commencement of operations) to December 31, 2003, and the six months ended June 30, 2004 (unaudited)

     Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                            YEAR                         TOTAL
                     -------------------------------------------------
                                    2004           $         1,716,081
                                    2005                     1,978,726
                                    2006                     1,988,182
                                    2007                     1,998,578
                                    2008                     1,748,381
                              Thereafter                     9,118,444
                                                   -------------------

                                                   $        18,548,392
                                                   ===================

(4)  DIRECT OPERATING EXPENSES

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Manchester Meadows ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Manchester Meadows for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 1, 2004

                               MANCHESTER MEADOWS
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                            For the            For the year
                                                        six months ended          ended
                                                          June 30, 2004     December 31, 2003
                                                        -------------------------------------
                                                          (unaudited)
Gross income:
 Base rental income                                     $      2,041,721            4,035,915
 Contingent Rent                                                       -               17,086
 Operating expense and real estate tax recoveries                644,313            1,223,383
                                                        -------------------------------------

Total gross income                                             2,686,034            5,276,384
                                                        -------------------------------------

Direct operating expenses:
 Operating expenses                                              200,959              360,741
 Real estate taxes                                               397,296              785,067
 Insurance                                                        48,066               95,178
                                                        -------------------------------------

Total direct operating expenses                                  646,321            1,240,986
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $      2,039,713            4,035,398
                                                        =====================================

See accompanying notes to historical summary of gross income and direct operating expense.

                               MANCHESTER MEADOWS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  BUSINESS

     Manchester Meadows ("the Property") is located in Town and Country, Missouri. The Property consists of 454,172 square feet of gross leasable area and was approximately 99% occupied at December 31, 2003. The Property is leased to a total of 22 tenants, of which two tenants account for approximately 47% of base rental revenue for the year ended December 31, 2003. On August 12, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  BASIS OF PRESENTATION

     The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  GROSS INCOME

     The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $17,086 was earned during the year ended December 31, 2003.

     The Property has one ground lease that is classified as an operating lease with a term extending until August 31, 2005. Total ground lease income was $75,600 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

     Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $10,221 for the year ended December 31, 2003.

                               MANCHESTER MEADOWS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

     Minimum rents to be received from tenants under operating leases, which terms range from five to 25 years, in effect at December 31, 2003, are as follows:

                           TOTAL
                        -------------
                        $   3,790,741
                            2,996,909
                            2,880,005
                            2,766,580
                            2,702,438
                           18,154,477
                        -------------
                        $  33,291,150
                        =============

(4)  DIRECT OPERATING EXPENSES

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Governor's Marketplace ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Governor's Marketplace for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 3, 2004

                             GOVERNOR'S MARKETPLACE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                  (unaudited)

                                                             For the        For the year
                                                        six months ended        ended
                                                          June 30, 2004   December 31, 2003
                                                        -----------------------------------
                                                          (unaudited)
Gross income:
 Base rental income                                     $      1,445,892          2,391,430
 Operating expense and real estate tax recoveries                171,315            312,733
                                                        -----------------------------------

Total gross income                                             1,617,207          2,704,163
                                                        -----------------------------------

Direct operating expenses:
 Operating expenses                                              102,701            179,023
 Real estate taxes                                                91,472            147,863
 Insurance                                                       173,835            273,576
                                                        -----------------------------------

Total direct operating expenses                                  368,008            600,462
                                                        -----------------------------------

Excess of gross income over direct operating expenses   $      1,249,199          2,103,701
                                                        ===================================

See accompanying notes to historical summary of gross income and direct operating expense.

                             GOVERNOR'S MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Governor's Marketplace ("the Property") is located in Tallahassee, Florida. The Property consists of approximately 265,541 square feet of gross leasable area and was approximately 83% occupied at December 31, 2003. The Property is leased to 18 tenants of which five tenants account for approximately 53% of base rental revenue for the year ended December 31, 2003. On August 17, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

A portion of Governor's Marketplace was under construction during 2003. Operations commenced on July 28, 2000 with a portion of the Property's gross leasable area (representing 220,850 square feet) completed as of December 31, 2003. Of the remaining portion of the Property's gross leasable area, 16,690 square feet is under construction and scheduled to be completed during 2004. 28,001 square feet is undeveloped land.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Property has one ground lease that is classified as an operating lease with terms extending through November 30, 2012. Total ground lease income was $63,600 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $223,324 for the year ended December 31, 2003.

                             GOVERNOR'S MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to 16 years, in effect at December 31, 2003, are as follows:

                            YEAR                           TOTAL
                     -------------------------------------------------
                                    2004           $         2,870,026
                                    2005                     3,028,732
                                    2006                     2,901,670
                                    2007                     2,529,017
                                    2008                     2,260,420
                              Thereafter                     8,985,450
                                                   -------------------
                                                   $        22,575,315
                                                   ===================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, insurance, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to ground leases with fixed annual payments, payable to an unaffiliated third party, of $270,000 until September 30, 2085, and $60,000 until December 31, 2087. In addition, the property incurred overage rent of $12,876 for the twelve months ended December 31, 2003. The ground leases mature in 2085 and 2087, respectively. A portion of the ground lease expense has been capitalized in 2003 as the Property was under construction.

Fixed minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                            YEAR                           TOTAL
                     -------------------------------------------------
                                    2004           $           330,000
                                    2005                       330,000
                                    2006                       330,000
                                    2007                       330,000
                                    2008                       330,000
                              Thereafter                    25,530,000
                                                   -------------------

                                                   $        27,180,000
                                                   ===================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   The Board of Directors
   Inland Western Retail Real Estate Trust, Inc.


   We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Mitchell Ranch Plaza ("the Property") for the period from June 30, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

   We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

   In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mitchell Ranch Plaza for the period from June 30, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 1, 2004

                              MITCHELL RANCH PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses For the period from June 30, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                             For the period from
                                                                                June 30, 2003
                                                        For the six months    (commencement of
                                                               ended           operations) to
                                                           June 30, 2004      December 31, 2003
                                                        ----------------------------------------
                                                            (unaudited)
Gross income:
 Base rental income                                      $      1,122,351                580,219
 Operating expense and real estate tax recoveries                 187,757                126,065
                                                        ----------------------------------------

Total gross income                                              1,310,108                706,284
                                                        ----------------------------------------

Direct operating expenses:
 Operating expenses                                                90,848                 84,005
 Real estate taxes                                                 90,030                 48,985
 Insurance                                                         21,402                  6,147
                                                        ----------------------------------------

Total direct operating expenses                                   202,280                139,137
                                                        ----------------------------------------

Excess of gross income over direct operating expenses    $      1,107,828                567,147
                                                        ========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              MITCHELL RANCH PLAZA

    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1) Business

Mitchell Ranch Plaza ("the Property") is located in New Port Richey, Florida. The Property consists of approximately 200,304 square feet of gross leasable area and was approximately 85% occupied at December 31, 2003. The Property is leased to 33 tenants of which three tenants account for approximately 72% of base rental revenue for the period from June 30, 2003 (commencement of operations) to December 31, 2003. On August 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from June 30, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $77,602 for the period from June 30, 2003 (commencement of operations) to December 31, 2003.

                              MITCHELL RANCH PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from three to 20 years, in effect at December 31, 2003, are as follows:

                          YEAR                       TOTAL
                     -------------------------------------------
                             2004               $      2,237,421
                             2005                      2,279,929
                             2006                      2,253,825
                             2007                      2,127,567
                             2008                      2,058,164
                       Thereafter                     12,355,030
                                                ----------------

                                                $     23,311,936
                                                ================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Columns ("the Property") for the period from October 8, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Columns for the period from October 8, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 10, 2004

                                   THE COLUMNS
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from October 8, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                            For the period from
                                                                             October 8, 2003
                                                         For the six months  (commencement of
                                                                ended         operations) to
                                                            June 30, 2004    December 31, 2003
                                                          -----------------------------------
                                                             (unaudited)
Gross income:
 Base rental income                                       $        615,902            239,197
 Operating expense and real estate tax recoveries                  105,488             25,794
                                                          -----------------------------------

Total gross income                                                 721,390            264,991
                                                          -----------------------------------

Direct operating expenses:
 Operating expenses                                                 51,836             29,157
 Real estate taxes                                                  66,571              2,180
 Insurance                                                          12,662              6,503
                                                          -----------------------------------

Total direct operating expenses                                    131,069             37,840
                                                          -----------------------------------

Excess of gross income over direct operating expenses     $        590,321            227,151
                                                          ===================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                   THE COLUMNS
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from October 8, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1) Business

The Columns ("the Property") is located in Jackson, Tennessee. The Property consists of approximately 128,600 square feet of gross leasable area and was approximately 78% occupied at December 31, 2003. The Property is leased to five tenants of which two tenants account for approximately 71% of base rental revenue for the period from October 8, 2003 (commencement of operations) to December 31, 2003. On August 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

The Columns was under construction during 2003 and commenced operations October 8, 2003, with construction complete as of December 31, 2003.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent of was earned during the period from October 8, 2003 (commencement of operations) to December 31, 2003.

In addition, rental income includes $9,732 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease as the cotenancy requirement was not met for the period from October 8, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $2,774 for the period from October 8, 2003 (commencement of operations) to December 31, 2003.

                                   THE COLUMNS
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from October 8, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to ten years, in effect at December 31, 2003, are as follows:

                          YEAR                       TOTAL
                     -------------------------------------------
                             2004               $      1,346,993
                             2005                      1,480,470
                             2006                      1,482,468
                             2007                      1,485,966
                             2008                      1,489,103
                       Thereafter                      4,900,972
                                                ----------------

                                                $     12,185,972
                                                ================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Saucon Valley Square ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Saucon Valley Square for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 7, 2004

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                         For the six months
                                                                ended        For the year ended
                                                            June 30, 2004    December 31, 2003
                                                         --------------------------------------
                                                             (unaudited)
Gross income:
 Base rental income                                       $        606,848          1,213,696
 Operating expense and real estate tax recoveries                  116,965            285,028
                                                          -----------------------------------

Total gross income                                                 723,813          1,498,724
                                                          -----------------------------------

Direct operating expenses:
 Operating expenses                                                 46,772            149,770
 Real estate taxes                                                  67,547            128,661
                                                          -----------------------------------

Total direct operating expenses                                    114,319            278,431
                                                          -----------------------------------

Excess of gross income over direct operating expenses     $        609,494          1,220,293
                                                          ===================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1) Business

Saucon Valley Square ("the Property") is located in Bethlehem, PA. The Property consists of approximately 80,695 square feet of gross leasable area and was approximately 100% occupied at December 31, 2003. The Property is leased to 15 tenants of which one tenant accounts for approximately 73% of base rental revenue for the year ended December 31, 2003. On September 7, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

The Property has one ground lease that is classified as an operating lease with terms extending through July 12, 2008 . Total ground lease income was $3,750 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $52,248 for the year ended December 31, 2003.

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from three to 15 years, in effect at December 31, 2003, are as follows:

                         YEAR                        TOTAL
                     -------------------------------------------
                             2004               $        910,599
                             2005                        845,071
                             2006                        845,071
                             2007                        845,071
                             2008                        821,160
                       Thereafter                      7,271,335
                                                ----------------

                                                $     11,538,307
                                                ================

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lincoln Park Shopping Center (the Property) for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Park Shopping Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


Dallas, Texas
September 13, 2004

                          LINCOLN PARK SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                        For the six
                                                        months ended    For the year ended
                                                        June 30, 2004   December 31, 2003
                                                        ----------------------------------
                                                         (unaudited)
Gross income:
  Base rental income                                    $   1,713,722            3,386,458
  Operating expense and real estate tax recoveries            607,814            1,179,700
                                                        ----------------------------------

Total gross income                                          2,321,536            4,566,158
                                                        ----------------------------------

Direct operating expenses:
  Operating expenses                                          266,185              442,073
  Real estate taxes                                           445,322              871,151
  Insurance                                                    12,566               33,190
                                                        ----------------------------------

Total direct operating expenses                               724,073            1,346,414
                                                        ----------------------------------

Excess of gross income over direct operating expenses   $   1,597,463            3,219,744
                                                        ==================================

See accompanying notes to historical summary of gross income and direct operating expense.

                          LINCOLN PARK SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Lincoln Park Shopping Center (the Property) is located in Dallas, Texas. The Property consists of approximately 148,806 square feet of gross leasable area and was 97% occupied at December 31, 2003. The Property is leased to 13 tenants of which 4 tenants account for approximately 68% of base rental revenue for the year ended December 31, 2003. On September 7, 2004, Inland Western Retail Real Estate Trust, Inc. (IWRRETI) acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and become billable to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of approximately $19,000 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by approximately $141,000 for the year ended December 31, 2003.

                          LINCOLN PARK SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

Minimum rents to be received from tenants under operating leases, excluding tenant reimbursements of operating expenses, which terms range from 5 to 25 years, in effect at December 31, 2003, are as follows:

                            Year                         Total
                     -------------------------------------------------
                                    2004           $         3,342,000
                                    2005                     3,299,000
                                    2006                     3,203,000
                                    2007                     3,207,000
                                    2008                     3,005,000
                              Thereafter                    19,704,000
                                                   -------------------

                                                   $        35,760,000
                                                   ===================

Tenant reimbursements of operating expenses are included in operating expense and real estate tax recoveries in the accompanying Historical Summary.

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                           SHOPPES AT PROMINENCE POINT
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                        For the period from
                                                            March 1, 2004
                                                         (commencement of
                                                          oeprations) to
                                                           June 30, 2004
                                                        --------------------
Gross income:
 Base rental income                                     $            264,247
 Operating expense and real estate tax recoveries                     35,817
                                                        --------------------

Total gross income                                                   300,064
                                                        --------------------

Direct operating expenses:
 Operating expenses                                                    9,259
 Real estate taxes                                                    32,055
 Insurance                                                             4,590
                                                        --------------------

Total direct operating expenses                                       45,904
                                                        --------------------

Excess of gross income over direct operating expenses   $            254,160
                                                        ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                           SHOPPES AT PROMINENCE POINT
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shoppes at Prominence Point to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 1, 2004 (commencement of operations) to June 30, 2004.

                               LOW COUNTRY VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses
      For the period from February 1, 2004 (commencement of operations) to
                            June 30, 2004 (unaudited)

                                                        For the period from
                                                          February 1, 2004
                                                          (commencement of
                                                           operations) to
                                                           June 30, 2004
                                                        --------------------
Gross income:
 Base rental income                                     $            301,293
 Operating expense and real estate tax recoveries                     49,137
                                                        --------------------

Total gross income                                                   350,430
                                                        --------------------

Direct operating expenses:
 Operating expenses                                                    4,715
 Real estate taxes                                                    38,184
 Insurance                                                            21,110
                                                        --------------------

Total direct operating expenses                                       64,009
                                                        --------------------

Excess of gross income over direct operating expenses   $            286,421
                                                        ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                               LOW COUNTRY VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
      For the period from February 1, 2004 (commencement of operations) to
                            June 30, 2004 (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Low Country Village to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from February 1, 2004 (commencement of operations) to June 30, 2004.

                                SHOPPES OF DALLAS
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                        For the period from
                                                           March 1, 2004
                                                         (commencement of
                                                           operations) to
                                                           June 30, 2004
                                                        --------------------
Gross income:
 Base rental income                                     $            195,042
 Operating expense and real estate tax recoveries                     23,198
                                                        --------------------

Total gross income                                                   218,240
                                                        --------------------
Direct operating expenses:
 Operating expenses                                                   11,199
 Real estate taxes                                                     3,781
 Insurance                                                             4,014
                                                        --------------------

Total direct operating expenses                                       18,994
                                                        --------------------

Excess of gross income over direct operating expenses   $            199,246
                                                        ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                                SHOPPES OF DALLAS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shoppes of Dallas to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 1, 2004 (commencement of operations) to June 30, 2004.

                            DORMAN CENTRE - PHASE II
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 15, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                        For the period from
                                                           March 15, 2004
                                                          (commencement of
                                                           operations) to
                                                           June 30, 2004
                                                        --------------------
Gross income:
 Base rental income                                     $             78,177
 Operating expense and real estate tax recoveries                     13,140
                                                        --------------------

Total gross income                                                    91,317
                                                        --------------------

Direct operating expenses:
 Operating expenses                                                    4,518
 Real estate taxes                                                    29,016
 Insurance                                                             1,403
                                                        --------------------

Total direct operating expenses                                       34,937
                                                        --------------------

Excess of gross income over direct operating expenses   $             56,380
                                                        ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                            DORMAN CENTER - PHASE II
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 15, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Dorman Center - Phase II to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 15, 2004 (commencement of operations) to June 30, 2004.

                           VILLAGE SHOPPES AT SIMONTON
        Historical Summary of Gross Income and Direct Operating Expenses
  For the period from May 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                        For the period from
                                                            May 1, 2004
                                                          (commencement of
                                                           operations) to
                                                           June 30, 2004
                                                        --------------------
Gross income:
 Base rental income                                     $             65,553
 Operating expense and real estate tax recoveries                     18,393
                                                        --------------------

Total gross income                                                    83,946
                                                        --------------------

Direct operating expenses:
 Operating expenses                                                    4,240
 Real estate taxes                                                    17,348
 Insurance                                                             3,875
                                                        --------------------

Total direct operating expenses                                       25,463
                                                        --------------------

Excess of gross income over direct operating expenses   $             58,483
                                                        ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                           VILLAGE SHOPPES AT SIMONTON
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from May 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Village Shoppes at Simonton to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from May 1, 2004 (commencement of operations) to June 30, 2004.

                              HARVEST TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                        For the six months
                                                              ended          For the year ended
                                                          June 30, 2004      December 31, 2003
                                                        ---------------------------------------
Gross income:
 Base rental income                                     $          348,503              655,423
 Operating expense and real estate tax recoveries                   49,445               90,044
                                                        ---------------------------------------

Total gross income                                                 397,948              745,467
                                                        ---------------------------------------

Direct operating expenses:
 Operating expenses                                                 22,463               43,617
 Real estate taxes                                                  25,957               45,585
 Insurance                                                           5,311               10,312
                                                        ---------------------------------------

Total direct operating expenses                                     53,731               99,514
                                                        ---------------------------------------

Excess of gross income over direct operating expenses   $          344,217              645,953
                                                        =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              HARVEST TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Harvest Towne Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

                            BED, BATH & BEYOND PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 3, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                        For the period from
                                                           March 3, 2004
                                                         (commencement of
                                                           operations) to
                                                           June 30, 2004
                                                        --------------------
                                                            (unaudited)
Gross income:
 Base rental income                                     $            378,432
 Operating expense and real estate tax recoveries                     45,399
                                                        --------------------

Total gross income                                                   423,831
                                                        --------------------

Direct operating expenses:
 Operating expenses                                                   74,921
 Real estate taxes                                                    52,800
 Insurance                                                               213
                                                        --------------------

Total direct operating expenses                                      127,934
                                                        --------------------

Excess of gross income over direct operating expenses   $            295,897
                                                        ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                            BED, BATH & BEYOND PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 3, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1. Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Bed, Bath & Beyond Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations during 2003.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 3, 2004 (commencement of operations) to June 30, 2004.

             Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited the consolidated financial statements of Inland Western Retail Real Estate Trust, Inc. (the Company) as listed in the accompanying index. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2003 and the results of their operations and their cash flows for the period from March 5, 2003 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


KPMG LLP


Chicago, Illinois
February 13, 2004

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet

                                December 31, 2003

                                     ASSETS

Investment properties:
 Land                                                          $   36,280,244
 Building and other improvements                                   86,439,670
                                                               --------------

                                                                  122,719,914
 Less accumulated depreciation                                       (140,497)
                                                               --------------

Net investment properties                                         122,579,417

Cash and cash equivalents                                          64,381,134
Accounts and rents receivable                                       1,147,551
Due from affiliates                                                   918,750
Note receivable                                                     7,552,155
Acquired in-place lease intangibles (net of accumulated
 amortization of $51,773)                                           8,753,908
Acquired above market lease intangibles (net of accumulated
 amortization of $5,227)                                            1,590,446
Loan fees (net of accumulated amortization of $24,835)              1,434,160
Other assets                                                        3,744,642
                                                               --------------

Total assets                                                   $  212,102,163
                                                               ==============

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet
                                   (continued)

                                December 31, 2003

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accounts payable                                               $      505,448
Accrued offering costs due to affiliates                            1,369,366
Accrued real estate taxes                                           1,392,069
Distributions payable                                                 927,539
Security deposits                                                     108,189
Mortgages payable                                                  29,627,000
Line of credit                                                      5,000,000
Prepaid rental and recovery income                                    104,756
Advances from sponsor                                               1,202,519
Acquired below market lease intangibles (net of accumulated
amortization of $15,386)                                            5,910,413
Other liabilities                                                      71,927
Due to affiliates                                                   2,154,158
                                                               --------------

Total liabilities                                                  48,373,384
                                                               --------------

Stockholders' equity:
Preferred stock, $.001 par value, 10,000,000 shares
 authorized, none outstanding                                               -
Common stock, $.001 par value, 250,000,000 shares
 authorized, 18,737,141 shares issued and outstanding                  18,737
Additional paid in capital (net of offering costs of
 $22,144,814 of which $1,369,366 was paid or accrued to
affiliates)                                                       165,168,650
Accumulated distributions in excess of net loss                    (1,458,608)
                                                               --------------

Total stockholders' equity                                        163,728,779
                                                               --------------

Commitments and contingencies (Note 11)

Total liabilities and stockholders' equity                     $  212,102,163
                                                               ==============

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      Consolidated Statement of Operations

     For the period from March 5, 2003 (inception) through December 31, 2003

Income:
 Rental income                                                 $      606,645
 Real estate tax recovery income                                       95,654
 Common area costs recovery income                                     42,334
 Interest income                                                       37,648
                                                               --------------

Total income                                                          782,281
                                                               --------------

Expenses:
 Professional services                                                 88,058
 General and administrative expenses to affiliates                    104,259
 General and administrative expenses to non-affiliates                127,896
 Property operating expenses to affiliates                             16,627
 Property operating expenses to non-affiliates                         30,963
 Real estate tax                                                       95,654
 Interest                                                             135,735
 Depreciation                                                         140,497
 Amortization                                                          76,608
 Acquisition cost expenses to affiliates                                7,563
 Acquisition cost expenses to non-affiliates                          131,700
                                                               --------------

Total expenses                                                        955,560
                                                               --------------

Net loss                                                       $     (173,279)
                                                               ==============

Net loss per common share, basic and diluted                   $         (.07)
                                                               ==============

Weighted average number of common shares outstanding, basic
and diluted                                                         2,520,986
                                                               ==============

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 Consolidated Statement of Stockholders' Equity

       For the period from March 5, 2003 (inception) to December 31, 2003

                                                                                                    ACCUMULATED
                                                                                    ADDITIONAL     DISTRIBUTIONS
                                                        NUMBER OF      COMMON        PAID-IN       IN EXCESS OF
                                                          SHARES       STOCK         CAPITAL        NET INCOME          TOTAL
                                                        --------------------------------------------------------------------------
Balance at March 5, 2003 (inception)                             -           -                 -               -                 -

Net loss                                                         -           -                 -        (173,279)         (173,279)
Distributions declared ($.15 per weighted average
 number of common shares outstanding)                            -           -                 -      (1,285,329)       (1,285,329)
Proceeds from offering                                  18,718,092      18,718       187,127,565               -       187,146,283
Offering costs                                                               -       (22,144,814)              -       (22,144,814)
Proceeds from DRP                                           19,049          19           180,949               -           180,968
Common stock option expense                                      -           -             4,950               -             4,950
                                                        --------------------------------------------------------------------------

Balance at December 31, 2003                            18,737,141   $  18,737    $  165,168,650   $  (1,458,608)   $  163,728,779
                                                        ==========================================================================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS

     For the period from March 5, 2003 (inception) through December 31, 2003

Cash flows from operations:
Net loss                                                       $     (173,279)
Adjustments to reconcile net loss to net cash provided by
 operating activities:
 Depreciation                                                         140,497
 Amortization                                                          76,608
 Amortization on acquired above market leases                           5,227
 Amortization on acquired below market leases                         (15,386)
 Stock option expense                                                   4,950
Changes in assets and liabilities:
 Accounts and rents receivable                                     (1,147,551)
 Accrued real estate taxes                                          1,240,567
 Accounts payable                                                     306,996
 Prepaid rental and recovery income                                   104,756
 Other liabilities                                                     71,927
 Security deposits                                                    108,189
                                                               --------------

Net cash flows provided by operating activities                       723,501
                                                               --------------

Cash flows from investing activities:
 Purchase of investment properties                               (122,719,914)
 Acquired above market leases                                      (1,595,673)
 Acquired in place lease intangibles                               (8,805,681)
 Acquired below market leases                                       5,925,799
 Other assets                                                        (830,697)
 Funding of note receivable                                        (7,552,155)
 Due to affiliates                                                  2,154,158
                                                               --------------

Net cash flows used in investing activities                      (133,424,163)
                                                               --------------

Cash flows from financing activities:
 Proceeds from offering                                           187,146,283
 Proceeds from the DRP                                                180,968
 Payment of offering costs                                        (20,775,448)
 Loan proceeds                                                     29,627,000
 Proceeds from unsecured line of credit                             5,000,000
 Loan fees                                                         (4,022,986)
 Distributions paid                                                  (357,790)
 Due from affiliates                                                 (918,750)
 Advances from sponsor                                              1,202,519
                                                               --------------

Net cash flows provided by financing activities                   197,081,796
                                                               --------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS
                                   (continued)

     For the period from March 5, 2003 (inception) through December 31, 2003

Net increase in cash and cash equivalents                      $   64,381,134
Cash and cash equivalents, at beginning of period                           -
                                                               --------------

Cash and cash equivalents, at end of period                    $   64,381,134
                                                               ==============

Supplement disclosure of cash flow information:

Cash paid for interest                                         $      135,735
                                                               ==============

Supplement schedule of non-cash financing activities:

Distributions payable                                          $      927,539
                                                               ==============

Accrued offering costs payable                                 $    1,369,366
                                                               ==============

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

(1) Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of December 31, 2003, no shares have been repurchased by the Company.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries. Wholly owned subsidiaries generally consist of limited liability companies ("LLC's"). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(2) Summary of Significant Accounting Policies

The preparation of the financial statements in conformity with accounting principles generally accepted in the United State of America ("GAAP") requires management of the Company to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Highly liquid investments with a maturity of three months or less when purchased are classified as cash equivalents.

Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of December 31, 2003, $7,500 of organizational costs were expensed.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

Real estate acquisitions are recorded at costs less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method. Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

The Company performed an impairment analysis for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144") to ensure that the investment property's carrying value does not exceed its fair value. The valuation analysis performed by the Company was based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company's judgment, no impairment was warranted as of December 31, 2003.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

The Company allocates the purchase price of the each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, customer relationship value, and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases and we consider various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economic, demographics, location, visibility, location, age and physical condition of the property.

The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to the 2003 real estate acquisitions. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $5,227 was applied as a reduction to rental income for the period from March 5, 2003 (inception) to December 31, 2003. Amortization pertaining to the below market lease costs of $15,386 was applied as an increase to rental income for the period from March 5, 2003 (inception) to December 31, 2003. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at December 31, 2003:

Amortization of:                  2004        2005         2006         2007         2008       Thereafter
                                  ----        ----         ----         ----         ----       ----------
Acquired above
market lease costs                (431,185)   (431,185)    (429,043)     (37,016)     (37,016)     (225,001)

Acquired below
market lease costs                 582,355     582,355      582,355      561,053      531,230     3,071,065

Net rental income
increase / (decrease)              151,170     151,170      153,312      524,037      494,214     2,846,064

Acquired in place lease
 intangibles                       963,821     963,821      963,821      963,821      963,821     3,934,803

The portion of the purchase price allocated to acquired in-place lease intangibles are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease intangibles of $51,773 for the period from March 5, 2003 (inception) to December 31, 2003.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

(3) Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of December 31, 2003, the Company had incurred $22,144,814 of offering costs. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

   Offering stage:

        Selling commissions                 7.5% of the sale price for each share

        Marketing contribution              3.0% of the gross offering proceeds
        and due diligence
        allowance

        Reimbursable expenses               We will reimburse our sponsor for actual costs incurred, on our
        and other expenses of               behalf, in connection with the offering
        issuance

   Acquisition stage:

        Acquisition expenses                We will reimburse an affiliate of our Advisor for costs incurred, on our behalf, in connection with the acquisition of properties

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

   Operational stage:

        Property management fee THIS FEE    4.5% of the gross income from the properties. (cannot exceed 90%
        TERMINATES UPON A BUSINESS          of the fee which would be payable to an unrelated third party)
        COMBINATION WITH THE PROPERTY
        MANAGEMENT COMPANY.

        Loan servicing fee                  .03% of the total principal amount of the loans being serviced
                                            For each full year, up to the first $100 million and a lesser percentage on a sliding scale thereafter

        Other property level services       Compensation for these services will not exceed 90% of that which would be paid to any third party for such services

        Reimbursable expenses relating to   The compensation and reimbursements to our Advisor and its
        administrative services             affiliates will be approved by a majority of our directors

   Liquidation stage:

        Property disposition fee THIS FEE   Lesser of 3% of sales price or 50% of the customary commission
        TERMINATES UPON A BUSINESS          which would be paid to a third party
        COMBINATION WITH THE ADVISOR

Subordinated payments:

   Operational stage:

        Advisor asset management fee THIS   Not more than 1% per annum of our average assets; Subordinated
        FEE TERMINATES UPON A BUSINESS      to a non-cumulative, non-compounded return, equal to 6% per annum
        COMBINATION WITH THE ADVISOR

   Liquidation stage:

        Incentive advisory fee THIS FEE     After the stockholders have first received a10% cumulative, A
        TERMINATES UPON BUSINESS            non-compounded return per year and a return of their net
        COMBINATION WITH THE ADVISOR        investment, an incentive advisory fee equal to 15% on net
                                            proceeds from the sale of a property will be paid to the Advisor

On October 31, 2003, the Company acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interests of the limited partner of the limited partnership holding title to this property. The center contains approximately 116,300 gross leasable square feet and is located in Plano, Texas. An affiliate of our Advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to the Company when sufficient funds from the sale of shares to acquire

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (continued)

                                December 31, 2003

this property were raised. Inland Park Place Limited Partnership agreed to sell this property to the Company for the price the affiliate paid to the unaffiliated third party, plus any actual costs incurred. The Company's board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors. The total acquisition cost to the Company was $24,000,000, which included $132,000 of costs incurred by the affiliate.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the Stockholders' equity accounts. Such costs totaled $16,859,779 for the period from March 5, 2003 (inception) to December 31, 2003, of which $1,369,366 was unpaid at December 31, 2003.

The Advisor and its affiliates are entitled to reimbursement for general and administrative costs of the Advisor and its affiliates relating to our administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the period from March 5, 2003 (inception) to December 31, 2003, the Company incurred $194,017 of these costs, of which $40,703 remained unpaid as of December 31, 2003.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .05% of the first $100,000,000 in mortgage balance outstanding and .03% of the remaining mortgage balance, payable monthly. Such fees totaled $328 in the period from March 5, 2003 (inception) to December 31, 2003.

The Company used the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. Such costs are capitalized as loan fees and amortized over the respective loan term. During the period from March 5, 2003 (inception) to December 31, 2003, the Company paid loan fees totaling $59,523 to this affiliate.

The property managers, entities owned principally by individuals who are affiliates of the Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred and paid property management fees of $16,627 for the period from March 5, 2003 (inception) to December 31, 2003. None remained unpaid as of December 31, 2003.

The Company established a discount stock purchase policy for affiliates of the Company and the Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending when the shares are purchased. The Company sold 59,497 shares to affiliates and recognized an expense related to these discounts of $62,472 for the period from March 5, 2003 (inception) to December 31, 2003.

As of December 31, 2003 the Company was due funds from affiliates in the amount of $918,750 which is comprised of $73,750 due from an affiliate for costs paid on their behalf by the Company and $845,000 which is due from the sponsor for reimbursement of December distributions paid in January by the Company. The sponsor has agreed to advance funds to the Company for distributions paid to our shareholders until funds from operations are adequate to cover the distributions. As of December 31, 2003 the Company owed funds to the sponsor in the amount of $1,202,517 for repayment of these funds.

As of December 31, 2003 the Company owed funds to an affiliate in the amount of $2,154,158 for the reimbursement of costs paid by the affiliate on behalf of the Company.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(3) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2003, we have issued 3,000 options to acquire shares to each of our independent directors, for a total of 15,000 options, of which none have been exercised or expired.

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $3,000 as expense for the 5,000 options (1,000 options per director) vesting upon the date of grant as of December 31, 2003 and will record the remaining $6,000 in expense ratably over the remaining two-year vesting period.

(4) New Accounting Pronouncements

In January 2003, FASB ISSUED INTERPRETATION 46, Consolidation of Variable Interest Entities or Interpretation 46, which addresses the consolidation of certain entities in which a company has a controlling financial interest through means other than voting rights. This interpretation was revised in December 2003. For calendar year companies, Interpretation 46 contains an effective date of December 31, 2003 for special purpose entities and periods ending after March 15, 2004 for all other entities. The Company does not own interests in special purpose entities and management does not believe that the adoption of Interpretation 46 will have a material impact on the Company's financial statements.

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during the period from March 5, 2003 (inception) to December 31, 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(5) Leases

Minimum lease payments to be received in the future under operating leases, assuming no expiring leases are renewed, are as follows:

                                                            Minimum Lease
                                                              Payments
                                                           ----------------
           2004                                            $     10,053,640
           2005                                                   9,758,805
           2006                                                   9,684,354
           2007                                                   9,273,557
           2008                                                   9,033,324
           Thereafter                                            78,836,462
                                                           ----------------

           Total                                           $    126,640,142
                                                           ----------------

The remaining lease terms range from one year to 56 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

(6) Note Receivable

The note receivable balance of $7,552,155 as of December 31 2003 consists of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matures on January 15, 2004. This installment note is secured by a 49% interest in Fourth, which owns the remaining portion of the Newnan Crossing shopping center and is also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum is due on the note.

The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(7) Mortgages Payable

Mortgages payable consist of the following at December 31, 2003:

                                                                           BALANCE AT
                                              INTEREST     MATURITY       DECEMBER 31,
FIXED RATE MORTGAGES PAYABLE                  RATE AT        DATE             2003
---------------------------------------------------------------------------------------
Property as collateral:

Darien Commons                                 4.65%       06/01/10       $  16,500,000
Park Place                                     4.71%       11/01/08          13,127,000
                                                                          -------------

Total Fixed Rate Mortgages Payable                                        $  29,627,000
                                                                          =============

The following table shows the mortgage debt maturing during the next five years as of December 31, 2003.

                     2004       $             -
                     2005                     -
                     2006                     -
                     2007                     -
                     2008            13,127,000
               Thereafter            16,500,000
                                ---------------

                                $    29,627,000
                                ===============

All of the Company's mortgage loans require monthly payments of interest only. The fixed-rate loans may be prepaid with a penalty after specific lockout periods.

On February 9, 2004, the Company entered into a rate lock agreement with Bear Stearns and paid a rate lock deposit of $1,200,000 to lock the interest rate at 4.372% for a period of 90 days on $60,000,000. The rate lock was entered into to secure the interest rate on mortgage debt to be identified as debt is placed on properties the Company currently owns or will acquire in the future.

(8) Line of Credit

On December 24, 2003, the Company entered into a $150,000,000 unsecured line of credit arrangement with KeyBank N.A. for a period of one year. The funds from this line of credit will be used to provide liquidity from the time a property is purchased until permanent debt is place on the property. The Company is required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit requires compliance with certain covenants, such as debt service rations, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, the Company was in compliance with such covenants. In connection with obtaining this line of credit, the Company paid fees in an amount totaling approximately $1,044,000 (which includes a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(9) Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers primarily in the western United States. All of the Company's shopping centers are currently located in Connecticut, Georgia, Illinois, Indiana, North Carolina, Oklahoma, and Texas. The Company's shopping centers are typically anchored by grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

Net property operations are summarized in the following table for the period from March 5, 2003 (inception) to December 31, 2003, and a reconciliation to net loss.

Property rental and additional rental
 income                                        $          744,633
Total property operating expenses                        (143,244)
Mortgage interest                                        (132,471)
                                               ------------------

Net property operations                                   468,918
                                               ------------------

Interest income                                            37,648
Less non-property expenses:
 Professional services                                    (88,058)

General and administrative expenses                      (235,419)
Acquisition cost expenses                                (139,263)
Depreciation and amortization                            (217,105)
                                               ------------------

Net loss                                       $         (173,279)
                                               ==================

The following table summarizes property asset information as of December 31, 2003.

Total assets:
 Shopping centers                              $      142,804,128
 Non-segment assets                                    69,298,035
                                               ------------------

                                               $      212,102,163
                                               ==================

The Company does not derive any of it's consolidated revenue from foreign countries and does not have any major customer that individually account for 10% or more of the Company's consolidated revenues

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(10) Earnings (loss) per Share

Basic and diluted earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding were 2,520,986 for the period from March 5, 2003 (inception) to December 31, 2003.

(11) Commitments and Contingencies

On December 10, 2003, in connection with the purchase of Stony Creek Market Place, the Company entered into an earnout agreement with the seller of the property. The earnout agreement stipulates that the seller shall retain the right, for a 48 month period after the date of purchase, to purchase the development and leasing rights to a vacant 50,000 square foot padsite included in the purchase of the property. If the seller develops and leases the padsite within the 48 month period, the Company is required to purchase the seller's interest in the leases based on an agreed upon base rent divider stipulated in the purchase and sale agreement. If the base rent divider should fall above or below certain limits, then the seller and purchaser have certain rights to terminate this agreement.

On December 31, 2003, in connection with the purchase of Pavilion at King's Grant, the purchase and sale contract stipulates that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant, Toys R Us located in the shopping center, should increase their base rent up to a maximum amount of $250,000 and no decrease occurs in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based on a income capitalization formula stipulated in the purchase and sale agreement. After December 31, 2007 the Company is no longer obligated to pay the seller additional funds.

As part of the purchase and sale agreement for Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction (approximately 28,000 square feet to be occupied by Linen's N Things) after construction is complete and the tenant has moved in and is paying rent. The purchase price for this portion of the center will be based on an income capitalization formula.

(12) Subsequent Events

The Company issued 12,698,273 shares of common stock from January 1, 2004 through February 13, 2004 in connection with the offering, resulting in gross proceeds of $126,917,854.

The Company is currently considering acquiring seven properties for an estimated purchase price of $167,000,000. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease an information prior to purchasing the property.

The Company has signed an application for an addition of $75,000,000 to the line of credit with Key Bank. Fundings under the line of credit will require interest only payments based on the provisions of the existing line of credit with Key Bank. As of February 13, 2004, the Company's outstanding balance owed on the line of credit is $70,000,000.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003

The Company has acquired the following properties during the period January 1 to February 13, 2004. The respective acquisitions are summarized in the table below.

                                                         APPROXIMATE      GROSS LEASABLE
       DATE                                     YEAR    PURCHASE PRICE        AREA
     ACQUIRED             PROPERTY             BUILT         ($)            (SQ. FT.)          MAJOR TENANTS
     --------             --------             -----         ---            ---------          -------------
     01/06/04     CorWest Plaza                2000/        33,000,000           115,011    Stop & Shop
                   New Britain, CT              2001                                        CVS Pharmacy
                                                                                            Liquor Depot

     01/09/04     Hickory Ridge                 1999        41,900,000           310,360    Best Buy
                   Hickory, NC                                                              Kohl's
                                                                                            Marshall's
                                                                                            Linens N Things
                                                                                            Old Navy
                                                                                            Party City
                                                                                            Shoe Carnival
                                                                                            A.C. Moore

     01/14/04     Larkspur Landing             1978/        61,100,000           173,814    Bed Bath & Beyond
                   Larkspur, CA                 2001                                        24 Hour Fitness

     01/15/04     North Ranch Pavilions         1992        18,468,000            62,812    Bank of America
                   Thousand Oaks, CA

     01/20/04     Metro Square Center           1999        11,031,000            61,817    Shoppers Food
                   Severn, MD                                                                Warehouse

     01/21/04     La Plaza Del Norte           1996/        59,100,000           320,362    Best Buy
                   San Antonia, TX              1999                                        Bealls
                                                                                            Ross Stores
                                                                                            Office Max
                                                                                            Oshman's Superstores
                                                                                            Cost Plus
                                                                                            DSW Shoe Warehouse
                                                                                            David's Bridal
                                                                                            Petco

     02/05/04     MacArthur Crossing           1995/        23,100,000           110,975    Stein Mart
                  Los Colinas, TX               1996

     02/13/04     Promenade at Red Cliff       1999/        19,618,000            94,936    Old Navy
                   St. George, UT               1998                                        Staples
                                                                                            Big 5 Sporting Goods

     02/13/04     Newnan Crossing, Phase II     1997        22,362,000           153,798    TJ Maxx
                   Newnan, GA                                                               Office Depot
                                                                                            Old Navy
                                                                                            Michaels
                                                                                            Party City

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003

The mortgage debt and financings obtained subsequent to December 31, 2003, are detailed in the list below.

       DATE                                                                          MATURITY     PRINCIPAL BORROWED
      FUNDED              MORTGAGE PAYABLE                 ANNUAL INTEREST RATE        DATE                 ($)
     ---------------------------------------------------------------------------------------------------------------
     2/04/04     La Plaza Del Norte                                4.61%             03/01/10             32,528,000
                  San Antonio, TX

     1/30/04     Larkspur Landing                                  4.45%             02/01/09             33,630,000
                  Larkspur, CA

     1/28/04     Shaw's - New Britain (A)                         4.684%             11/01/33              6,450,000
                  New Britain, CT

     1/21/04     Hickory Ridge                                    4.531%             02/01/09             23,650,000
                  Hickory, NC

     1/07/04     Cor West Plaza                                    4.56%             02/01/09             18,150,000
                  New Britain, CT

     1/05/04     Stony Creek Marketplace                           4.77%             01/01/11             14,162,000
                  Noblesville, IN

(A) In connection with the financing of Shaw's - New Britain on January 28, 2004, the Park Place mortgage debt was modified to be cross-collateralized with the Shaw's - New Britain mortgage debt. All other terms of the Park Place debt generally remained the same.

(13) Supplemental Financial Information (unaudited)

The following represents the results of operations, for the each quarterly period, during 2003.

                                                                                      2003
                                                              Dec. 31          Sept. 30       June 30     March 31
                                                          --------------------------------------------------------
Total income                                              $       782,281             -             -            -
Net loss                                                         (123,235)      (32,794)       (9,750)      (7,500)

Net loss, per common share, basic and diluted:                       (.01)        (1.64)         (.49)        (.38)

Weighted average number of common shares outstanding,
basic and diluted                                               8,319,975        20,000        20,000       20,000

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2003

                                             Initial Costs (A)       Gross Amount At Which Carried At End of Period
                                        ---------------------------  ----------------------------------------------
                                                        Buildings     Adjustments                       Buildings
                                                           And            to                              And
                         Encumbrance        Land       Improvements      Basis            Land        Improvements      Total (C)
                        -------------   ------------   ------------   -----------     ------------    ------------   --------------
Darien Commons             16,500,000      7,000,000     22,468,408             -        7,000,000      22,468,408       29,468,408

Eckerd Drug Store -
Edmund                              -        975,000      2,400,249             -          975,000       2,400,249        3,375,249

Eckerd Drug Store -
Norman                              -        932,000      4,369,730             -          932,000       4,369,730        5,301,730

Newnan Crossing                     -      4,542,244     12,188,579             -        4,542,244      12,188,579       16,730,823

Park Place                 13,127,000      9,096,000     13,174,867             -        9,096,000      13,174,867       22,270,867

Pavilion at King's
Grant                               -      4,300,000      2,741,212             -        4,300,000       2,741,212        7,041,212

Shaw's Supermarket                  -      2,700,000     11,532,191             -        2,700,000      11,532,191       14,232,191

Stony Creek Market
Place                               -      6,735,000     17,564,434             -        6,735,000      17,564,434       24,299,434
                        -----------------------------------------------------------------------------------------------------------

Total:                  $  29,627,000   $ 36,280,244   $ 86,439,670             -     $ 36,280,244    $ 86,439,670   $  122,719,914
                        ===========================================================================================================

                        Accumulated
                        Depreciation        Date           Date
                            (D)          Constructed     Acquired
                        -------------   ------------   ------------
Darien Commons                 56,280           1994       12/03

Eckerd Drug Store -
Edmund                              -           2003       12/03

Eckerd Drug Store -
Norman                              -           2003       12/03

Newnan Crossing                84,217           1999       12/03

Park Place                          -           2001       10/03

Pavilion at King's
Grant                               -      2002/2003       12/03

Shaw's Supermarket                  -           1995       12/03

Stony Creek Market
Place                               -           2003       12/03
                        -------------

Total:                  $     140,497
                        =============

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 2003

Notes:

  (A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

  (B) The aggregate cost of real estate owned at December 31, 2003 for Federal income tax purposes was approximately $127,195,000 (unaudited).

  (C) Reconciliation of real estate owned:

        Balance at March 5, 2003 (inception)           $                -
        Purchases of property                                 127,195,469
        Acquired in-place lease intangibles                    (8,805,681)
        Acquired above market lease intangibles               (1,595,673)
        Acquired below below market lease
         intangibles                                            5,925,799
                                                       ------------------

        Balance at December 31, 2003                   $      122,719,914
                                                       ==================

  (D) Reconciliation of accumulated depreciation:

        Balance at March 5, 2003 (inception)           $                -
        Depreciation expense                                      140,497
                                                       ------------------

        Balance at December 31, 2003                   $          140,497
                                                       ==================

                                   PROSPECTUS
              270,000,000 shares of common stock - maximum offering
                200,000 shares of common stock - minimum offering
                  Inland Western Retail Real Estate Trust, Inc.
                         a Real Estate Investment Trust

$10.00 per share: Minimum Initial Purchase - 300 shares (100 shares for Tax-Exempt Entities)

We intend to operate as a real estate investment trust or a REIT beginning with the tax year ending December 31, 2003. We are not currently qualified as a REIT for federal income tax purposes. We will not be requesting a ruling from the Internal Revenue Service to qualify as a REIT. We were formed in 2003 to acquire and manage properties which are located mainly in states west of the Mississippi River. No public market currently exists for our shares of common stock and our shares cannot be readily sold.

We are offering 250,000,000 shares to investors who meet our suitability standards; and up to 20,000,000 shares to participants in our reinvestment plan (at $9.50 per share).

A minimum of 200,000 shares of common stock must be sold within one year from the date of this prospectus, unless extended, or we will terminate this offering and we will return your subscription payments, with interest within five business days after termination of this offering. Prior to the sale of the minimum offering, your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association. The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the 250,000,000 of our shares. This offering will end no later than September 15, 2004, unless we elect to extend it to a date no later than September 15, 2005 in states that permit us to make this extension.

INVESTING IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE MATERIAL RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK. THESE RISKS INCLUDE:

- our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);
-    we have no operating history nor established financing sources;
- we have identified only one property to be purchased with the proceeds of this offering;
- if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;
- we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;
- our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;
- our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group;
-    there are limits on ownership, transferability and redemption of shares;
- risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees; and
- although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage.

We are unable to specifically quantify the above risk factors. The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted. Any stockholder loss of capital will be limited to the amount of their investment. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                       Per Share     Min. Offering     Max. Offering
 Public offering price, primary shares (1).......      $   10.00      $ 2,000,000     $ 2,500,000,000
 Public offering price, distribution
 reinvestment program....................              $    9.50      $         0     $   190,000,000
 Selling commissions (1)................               $    1.05      $   210,000     $   262,500,000
 Proceeds, before expenses, to us....                  $    8.95      $ 1,790,000     $ 2,452,500,000

(1) The selling commission only applies to sales of primary shares and is composed of a 7.5% selling commission (7.0% of which is reallowable), 2.5% marketing allowance and .5% due diligence expense allowance.

               The date of this Prospectus is September 15, 2003.

                         FOR RESIDENTS OF MICHIGAN ONLY:

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE DEPARTMENT OF CONSUMER & INDUSTRY SERVICES, MICHIGAN OFFICE OF FINANCIAL AND INSURANCE SERVICES. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED THEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE THAT THIS OFFERING WILL ALL BE SOLD. THERE ARE NO ASSURANCES AS TO WHAT SIZE WE MAY REACH.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE OFFICE OF FINANCIAL AND INSURANCE SERVICE AT 611 West Ottawa Street, 2nd Floor Ottawa Building, P.O. Box 30701, Lansing, MI 48909-8201, or Telephone (877) 999-6442.

                                 WHO MAY INVEST

     In order to purchase shares, you must:

     -    Meet the financial suitability standards, and

     -    Purchase a minimum number of shares.

SUITABILITY STANDARDS

     Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

     We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED, "ERISA CONSIDERATIONS."

     GENERAL STANDARDS FOR ALL INVESTORS

     -    Minimum net worth of at least $150,000; or

     - Minimum annual gross income of at least $45,000 and net worth of at least $45,000. Standards for Maine Residents

     -    Minimum net worth of $200,000, or

     - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.

     Standards for Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee Residents

     -    Minimum net worth of $225,000, or

     - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

     Standards for Kansas, Missouri, Ohio and Pennsylvania Residents

     - In addition to meeting the actual standard for all investors, your investment may not exceed 10% of your liquid net worth.

     In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED UNDER ERISA SHOULD CAREFULLY REVIEW THE INFORMATION ENTITLED "ERISA CONSIDERATIONS."

     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through the dividend reinvestment provision.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                                                               PAGE
PROSPECTUS SUMMARY .............................................................................................  1
          Inland Western Retail Real Estate Trust, Inc. ........................................................  1
          The types of real estate that we may acquire and manage ..............................................  1
          Our sponsor, our advisor and The Inland Group ........................................................  2
          Conflicts of interest ................................................................................  5
          Compensation to be paid to our advisor and affiliates ................................................  6
          Primary business objective and strategies ............................................................  7
          Shares sold before the offering ......................................................................  8
          Terms of the offering ................................................................................  8
          Is an investment in us appropriate for you? ..........................................................  8
          Distributions ........................................................................................  9
          Real property investments ............................................................................  9
          Share repurchase program .............................................................................  9
          Estimated Use of Proceeds ............................................................................ 10

RISK FACTORS ................................................................................................... 11
          The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold ........................................................ 11
          Our common stock is not currently listed on an exchange or trading market and cannot be readily sold .................................................................................... 11
          You do not know what real properties and other assets we may acquire in the future, and must rely on our advisor, our board and officers to select them and stockholders will not participate in these decisions .................................................................. 11
          Competition with third parties in acquiring properties will reduce our profitability and the return on your investment ....................................................................... 11
          We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel ................. 12
          We plan to incur mortgage indebtedness and other borrowings, which may reduce the funds available for distribution, may increase the risk of loss since defaults may result in foreclosure and mortgages may include cross-collateralization or cross-default provisions that increase the risk that more than one property may be affected by a default ................. 12
          If we have insufficient working capital reserves, we will have to obtain financing from other sources ................................................................................... 12
          The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited ....................................................................... 13
          The aggregate amount we may borrow is limited under our articles of incorporation .................... 13
          We have no operating history,  and so we have no history of earnings upon which you could evaluate our business ........................................................................... 13
          Because of the way we are organized, we would be a difficult takeover target. This could depress the price of our stock and inhibit a management change .................................. 13
          Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act ........................................................ 15
          There are many factors which can affect distributions to stockholders ................................ 16
          Our derivative financial instruments used to hedge against interest rate fluctuations could reduce the overall returns on your investment ................................................... 17
          We could issue more shares in the future, which could reduce the market price of our outstanding shares .............................................................................. 17

          Our share repurchase program is limited to .50% of the weighted average number of shares of our stock outstanding during the prior calendar year and may be changed or terminated by us, thereby reducing the potential liquidity of your investment ..................................... 17
          Stockholders have limited control over changes in our policies ....................................... 17
          If we invest in joint ventures, the objectives of our partners may conflict with our objectives ...................................................................................... 17
          If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser ................................................................................ 18
          If we do not raise sufficient funds, we may not fulfill our investment objectives, including asset diversification ........................................................................... 18
          Delays in acquisitions of properties may have an adverse effect ...................................... 18
          We may not be able to immediately invest proceeds in real estate, which will harm your returns ......................................................................................... 18
          We depend on our board of directors, advisor and property manager and losing those relationships could negatively affect our operations ............................................ 19
          There are conflicts of interest between us and our affiliates ........................................ 19
          We cannot predict the amounts of compensation to be paid to our advisor and our other affiliates ...................................................................................... 21
          The managing dealer has not made an independent review of us or the prospectus ....................... 21
          Our rights and the rights of our stockholders to take action against our directors and officers and the advisor are limited ............................................................ 21
          The business of our advisor and our property manager may be acquired by us without further action of our stockholders ...................................................................... 22
          Your percentage of ownership may become diluted if we issue new shares of stock ...................... 22
          There are inherent risks with real estate investments ................................................ 22
          Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you .......................................... 23
          Rising expenses could reduce cash flow and funds available for future acquisitions ................... 23
          If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected .............................................................................. 23
          Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant ............................. 24
          If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases ........ 24
          We may incur additional costs in acquiring or re-leasing retail properties ........................... 24
          Our properties will be subject to competition for tenants and customers .............................. 24
          Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions ......................................................................... 25
          We may be restricted from re-leasing space ........................................................... 25
          We may be unable to sell a property if or when we decide to do so .................................... 25
          If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits ................................ 25
          Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on
               September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability ................................................... 26
          Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced ...................................................................... 26
          Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry ..... 26

          The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions .................... 27
          Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions ..................................................................... 27
          If a sale or leaseback transaction is recharacterized, our financial condition could be adversely affected............................................................................... 28
          We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you .................................................. 28
          Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations ........................................ 28
          Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation ............................... 28
          We may acquire or finance properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties ........................................................................ 29
          Your investment has various federal income tax risks ................................................. 29
          If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation .................................... 29
          You may have tax liability on distributions you elect to reinvest in common stock .................... 29
          The opinion of Duane Morris LLP regarding our status as a REIT does not guarantee our ability to remain a REIT ........................................................................ 29
          Even REITS are subject to federal and state income taxes ............................................. 30
          An investment in our common stock may not be suitable for every employee benefit plan ................ 30
          The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares ................................................................................... 30

CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS ........................................................... 32

HOW WE OPERATE ................................................................................................. 34

CONFLICTS OF INTEREST .......................................................................................... 36

COMPENSATION TABLE ............................................................................................. 39

ESTIMATED USE OF PROCEEDS ...................................................................................... 46

PRIOR PERFORMANCE OF OUR AFFILIATES ............................................................................ 47
          Prior Investment Programs ............................................................................ 47
          Summary Information .................................................................................. 47
          Publicly Registered REITs ............................................................................ 49
          Publicly Registered Limited Partnerships ............................................................. 51
          Private Partnerships ................................................................................. 51
          Private Placement Real Estate Equity Program ......................................................... 53
          Private Placement Note and Mortgage Program .......................................................... 54
          1031 Exchange Private Placement Offering Program ..................................................... 55
          Summary Tables ....................................................................................... 62

MANAGEMENT ..................................................................................................... 64
          Inland Affiliated Companies .......................................................................... 64
          Our General Management ............................................................................... 67
          Our Directors and Executive Officers ................................................................. 68
          Committees of Our Board of Directors ................................................................. 70
          Compensation of Directors and Officers ............................................................... 71
          Executive Compensation ............................................................................... 71

          Independent Director Stock Option Plan ............................................................... 71
          Our Advisor .......................................................................................... 73
          Our Advisory Agreement ............................................................................... 73
          The Property Manager and the Management Agreement .................................................... 77
          Inland Securities Corporation ........................................................................ 80

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR ADVISOR ............................. 83

PRINCIPAL STOCKHOLDERS ......................................................................................... 85

OUR STRUCTURE AND FORMATION .................................................................................... 86
          Structure ............................................................................................ 86

SELECTED FINANCIAL DATA ........................................................................................ 87

INVESTMENT OBJECTIVES AND POLICIES ............................................................................. 88
          General .............................................................................................. 88
          Distributions ........................................................................................ 88
          Types of Investments ................................................................................. 88
          Property Acquisition Standards ....................................................................... 89
          Description of Leases ................................................................................ 90
          Property Acquisition ................................................................................. 91
          Borrowing ............................................................................................ 91
          Sale or Disposition of Properties .................................................................... 92
          Change in Investment Objectives and Policies ......................................................... 93
          Investment Limitations ............................................................................... 93
          Other Investments .................................................................................... 93
          Appraisals ........................................................................................... 93
          Return of Uninvested Proceeds ........................................................................ 94
          Additional Offerings and Exchange Listing ............................................................ 94
          Joint Ventures ....................................................................................... 95
          Construction and Development Activities .............................................................. 95
          Other Policies ....................................................................................... 96

REAL PROPERTY INVESTMENTS ...................................................................................... 98
          Investing in REITS ................................................................................... 98
          General .............................................................................................. 98
          Insurance Coverage on Properties .....................................................................100
          Properties ...........................................................................................100
          Potential Property Acquisitions ......................................................................101
          Potential Property: Peoria Station, Peoria, Arizona ..................................................102

CAPITALIZATION .................................................................................................104

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION ................................................105
          Liquidity and Capital Resources ......................................................................105
          Capital Resources ....................................................................................106
          Results of Operations ................................................................................108
          Funds from Operations ................................................................................108
          Initial Property .....................................................................................108
          Critical Accounting Policies .........................................................................108
          New Accounting Pronouncement ........................................................................ 111
          Inflation ............................................................................................111
          Quantitative and Qualitative Disclosures About Market Risk ...........................................111

DESCRIPTION OF SECURITIES ......................................................................................113

          Authorized Stock .....................................................................................113
          Common Stock .........................................................................................113
          Preferred Stock ......................................................................................114
          Issuance of Additional Securities and Debt Instruments ...............................................115
          Restrictions on Issuance of Securities ...............................................................115
          Restrictions on Ownership and Transfer ...............................................................115
          Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws ...........................118

SHARES ELIGIBLE FOR FUTURE SALE ................................................................................120
          Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding
               Securities ......................................................................................120
          Securities Act Restrictions ..........................................................................120
          Independent Director Stock Option Plan ...............................................................121
          Effect of Availability of Shares on Market Price of Shares ...........................................121
          Registration Rights ..................................................................................121

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS ........................................................................123
          Articles of Incorporation and Bylaw Provisions .......................................................123
          Stockholders' Meetings ...............................................................................123
          Board of Directors ...................................................................................124
          Stockholder Voting Rights ............................................................................124
          Rights of Objecting Stockholders .....................................................................125
          Stockholder Lists; Inspection of Books and Records ...................................................125
          Amendment of the Organizational Documents ............................................................126
          Dissolution or Termination of the Company ............................................................126
          Advance Notice of Director Nominations and New Business ..............................................126
          Restrictions on Certain Conversion Transactions and Roll-Ups .........................................127
          Limitation on Total Operating Expenses ...............................................................129
          Transactions with Affiliates .........................................................................130
          Restrictions on Borrowing ............................................................................130
          Restrictions on Investments ..........................................................................131

FEDERAL INCOME TAX CONSIDERATIONS ..............................................................................134
          Federal Income Taxation as a REIT ....................................................................134
          Federal Income Taxation of Stockholders ..............................................................140
          Other Tax Considerations .............................................................................143

ERISA CONSIDERATIONS ...........................................................................................145

PLAN OF DISTRIBUTION ...........................................................................................148
          General ..............................................................................................148
          Escrow Conditions ....................................................................................148
          Subscription Process .................................................................................149
          Representations and Warranties in the Subscription Agreement .........................................150
          Determination of Your Suitability as an Investor .....................................................150
          Compensation We Will Pay for the Sale of Our Shares ..................................................151
          Volume Discounts .....................................................................................152
          Deferred Commission Option ...........................................................................153
          Indemnification ......................................................................................155

HOW TO SUBSCRIBE ...............................................................................................157

SALES LITERATURE ...............................................................................................159

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS ........................................................160

          Distribution Reinvestment Program ....................................................................160
          Share Repurchase Program .............................................................................161

REPORTS TO STOCKHOLDERS ........................................................................................164

PRIVACY POLICY NOTICE ..........................................................................................165

LITIGATION .....................................................................................................165

RELATIONSHIPS AND RELATED TRANSACTIONS .........................................................................166

LEGAL MATTERS ..................................................................................................172

EXPERTS ........................................................................................................172

WHERE YOU CAN FIND MORE INFORMATION ............................................................................172

Index to Financial Statements ..................................................................................F-i

Appendix A - Prior Performance Tables ..........................................................................A-1

Appendix B - Dividend Reinvestment Plan ........................................................................B-1

Appendix C - Subscription Agreement ............................................................................C-1

Appendix D - Transfer on Death Designation .....................................................................D-1

Appendix E1 - Letter of Direction .............................................................................E1-1

Appendix E2 - Notice of Revocation ............................................................................E2-1

Appendix F - Privacy Policy Notice .............................................................................F-1

                               PROSPECTUS SUMMARY

     This summary highlights all of the material information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

     We are a Maryland corporation formed in March 2003. We intend to operate as a real estate investment trust, or a REIT, for federal and state income tax purposes beginning with the tax year ending December 31, 2003. We intend that our company will own all of our assets, either directly or indirectly. We currently have one stockholder, our advisor, Inland Western Retail Real Estate Advisory Services, Inc. In March 2003, our advisor purchased from us 20,000 shares for $10 per share for an aggregate purchase price of $200,000 in connection with our organization.

     Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance. We have, however, only identified one property in Phoenix, Arizona, to purchase from the proceeds of this offering.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;

     -    health care facilities;

     -    industrial properties;

     -    leisure home sites;

     -    manufacturing facilities;

     -    mining properties;

     -    ranches;

     -    single-family residential properties;

     -    timberlands; or

     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP

     Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland Western Management Corp., our property manager, is an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, our advisor and our property manager are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                        ---------          ---------          ---------          ---------
                        Daniel L.          Robert H.          G. Joseph          Robert D.
                        Goodwin*             Baum*             Cosenza*           Parks*
                        ---------          ---------          ---------          ---------
                           ||                  ||                 ||                ||
                           ===========================================================
                                                        ||
                                              -----------------------
                                              THE INLAND GROUP, INC.*
                                              -----------------------
                                                        ||
      =============================================================================================================
      ||                    ||                          ||                                    ||                   |
---------------    -------------------           -----------------                   ------------------            |
  The Inland       The Inland Property              Inland Real                          Inland Real               |
Services Group,         Management               Estate Investment                   Estate Transaction            |
     Inc.               Group, Inc.                 Corporation                          Group, Inc.               |
                                                   (our sponsor)                                                   |
---------------    -------------------           -----------------                   -------------------           |
      |                      |                            |                                     |                  |
      |                      |             ==========================================           |                  |
      |                      |             ||                ||                    ||           |                  |
      |                      |         -----------  ---------------------  ------------------   |        ----------------------
      |                      |           Inland     Inland Western Retail  Inland Partnership   |            Inland Mortgage
---------------    -----------------    Securities   Real Estate Advisory    Property Sales     |        Investment Corporation
Inland Risk and      Inland Western    Corporation     Services, Inc.         Corporation       |
   Insurance        Management Corp.                    (our advisor)                           |
  Management       (property manager)  -----------  ---------------------  ------------------   |        ----------------------
Services, Inc.                              |              |                                    |                   |
---------------    -----------------        |              |                                    |                   |
      |                      |              |              |     ================================            =================
      |                      |              |              |     ||                ||          ||            ||             ||
      |                      |              |              |    -------------  ----------- ------------- ----------- ---------------
      |                      |              |              |     Inland Real   Inland Real  Inland Real    Inland    Inland Mortgage
  ---------                  |              |              |    Estate Sales,    Estate       Estate       Mortgage      Servicing
  Insurance                  |              |              |         Inc.      Development Acquisitions, Corporation   Corporation
  Services                   |              |              |                   Corporation     Inc.
  ---------                  |              |              |    -------------  ----------- ------------- ----------- ---------------
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |    --------------      |            |             |             |
      |                      |              |              |     Real Estate        |            |             |             |
      |                      |              |              |    Sales Services      |            |             |             |
      |                      |              |              |    --------------      |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------- -------------
      |            Property Management   Securities   Organization,   |     Construction and    Property     Mortgage  Mortgage Loan
      |           and Related Services     Sales        Advisory      |       Development     Acquisition    Brokerage   Servicing
      |                                              and Real Estate  |        Services         Services     Services
      |                                                 Services      |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------- -------------
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
------------------------------------------------------------------------------------------------------------------------------------
                                              Inland Western Retail Real Estate Trust, Inc.
                      We will be principally owned by public investors. Ownership is represented by shares of our common stock
------------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership.
Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

     Investment in shares of our common stock involves risks. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the material risks which we believe are most relevant to an investment in the shares. These risks are generally listed in the order of priority.

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);

     -    we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

          - the negotiation of the terms of the advisors and property management agreements;

          - the allocation of their time between us and their other business ventures;

          -    decisions whether to acquire and dispose of properties;

          - the purchase and sale of properties to or from the advisor and our affiliates; and

          - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -    we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

CONFLICTS OF INTEREST

CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR ADVISOR. THESE AFFILIATES INCLUDE, INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC. AND INLAND REAL ESTATE EXCHANGE CORPORATION. INLAND REAL ESTATE CORPORATION IS A PUBLICLY REGISTERED REIT. INLAND REAL ESTATE CORPORATION IS A SELF-ADMINISTERED REIT AND IS NO LONGER AFFILIATED WITH THE INLAND GROUP. INLAND REAL ESTATE CORPORATION PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND RETAIL REAL ESTATE TRUST, INC. PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

     Some of these conflicts include:

     - competition for the time and services of personnel that work for us and our affiliates, including, such persons as Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Roberta S. Matlin, Scott W. Wilton, Kelly E. Tucek, and Brenda G. Gujral, which may limit the amount of time these people may spend on our business matters;

     - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc. and Inland Western Management Corp. for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

     - competition for properties, although our affiliates are governed by the Property Acquisition Service Agreement which, with certain limitations, gives us a right of first refusal for all properties west of the Mississippi River;

     - acquisition of properties from an affiliate who has a contract to acquire it from PDG America; and

     - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

     We have an option to acquire or consolidate into us the business conducted by our advisor and/or our property manager for shares of common stock.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

     We intend to pay our advisor and affiliates substantial fees for managing our business.

     We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage.

 Set forth below is a tabular summary of fees and compensation payable to our advisor and other affiliates.

 Type of Compensation

 Nonsubordinated payments:

      Offering stage:
 Selling commissions                                7.5% of the sale price for each share
                                                    Estimated maximum:  $187,500,000

 Marketing contribution and due diligence           3.0% of the gross offering proceeds
 allowance                                          Estimated maximum:  $75,000,000

 Reimbursable expenses and other                    We will reimburse our sponsor for
 expenses of issuance                               actual costs incurred on our behalf in
                                                    connection with this offering.
                                                    Estimated amount: $14,684,000

      Acquisition stage:

 Acquisition expenses                               We will reimburse Inland Real Estate
                                                    Acquisitions, Inc. for costs incurred,
                                                    on our behalf, in connection with the
                                                    acquisition of properties:
                                                    Estimated maximum:  $13,450,000

      Operational stage:

 Property management fee                            4.5% of the gross income from the
 This fee terminates upon A BUSINESS COMBINATION    properties. (cannot exceed 90% of the
 WITH OUR PROPERTY MANAGER.                         fee which would be payable to an
                                                    unrelated third party). Actual amounts
                                                    cannot be determined at the present
                                                    time. We will pay the fee for services
                                                    in connection with the rental, leasing,
                                                    operation and management of the
                                                    properties.

 Loan servicing fee                                 .08% of the total principal amount of
                                                    the loans being serviced for each full
                                                    year, up to the first $100 million and
                                                    a lesser percentage on a sliding scale
                                                    thereafter. Actual amounts cannot be
                                                    determined at the present time.

 Reimbursable expenses relating to administrative   The compensation and reimbursements to
 services                                           our advisor and its affiliates will be
                                                    approved by a majority of our
                                                    directors. Actual amounts cannot be
                                                    determined at the present time. These
                                                    may include cost of goods and services
                                                    and non-supervisory services performed
                                                    directly for us by independent parties.

Liquidation stage:

Property disposition fee                           Lesser of 3% of sales price or 50% of
THIS FEE TERMINATES UPON A BUSINESS                the customary commission which would be
COMBINATION WITH OUR ADVISOR.                      paid to a third party. Actual amounts
                                                   cannot be determined at the present time.

     Subordinated payments:

     Operational stage:

Advisor asset management fee                       Not more than 1% per annum of our
THIS FEE TERMINATES UPON A BUSINESS                average assets; subordinated to a
COMBINATION WITH OUR ADVISOR.                      non-cumulative, non-compounded return,
                                                   equal to 6% per annum. Actual amounts
                                                   cannot be determined at the present
                                                   time. We will pay the fee for services
                                                   in connection with our day-to-day
                                                   operations, including administering our
                                                   bookkeeping and accounting functions,
                                                   services as our consultant in
                                                   connection with policy decisions made
                                                   by our board, managing our properties
                                                   or causing them to be managed by
                                                   another party and providing other
                                                   services as our board deems
                                                   appropriate.

     Liquidation stage:

Incentive advisory fee                             After our stockholders have first
THIS FEE TERMINATES UPON A BUSINESS                received a 10% cumulative,
COMBINATION WITH THE ADVISOR.                      non-compounded return and a return on
                                                   their net investment, an incentive
                                                   advisory fee equal to 15% on net
                                                   proceeds from the sale of a property
                                                   will be paid to our advisor. Actual
                                                   amounts cannot be determined at the
                                                   present time. We will pay the fee for
                                                   services in connection with the
                                                   disposition of our properties.

PRIMARY BUSINESS OBJECTIVE AND STRATEGIES

     Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

     Acquisitions:

     - To selectively acquire real properties that are diversified types and well-located.

     - To selectively acquire properties on an all-cash basis if necessary to provide us with a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness if we believe this is in our best interest. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares or interests in entities that will own our properties.

     - To diversify geographically within the states west of the Mississippi by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

     Operations:

     - We intend to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

     - We intend to improve rental income and cash flow by aggressively marketing rentable space.

     - We intend to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

     - We intend to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

SHARES SOLD BEFORE THE OFFERING

     This is our initial public offering. We issued 20,000 shares of our common stock for $10 per share, or an aggregate purchase price of $200,000, to our advisor in connection with our organization.

TERMS OF THE OFFERING

     If we only sell the minimum offering, we will have sold a total of 220,000 shares. If we sell the maximum amount of shares under the offering, we will have sold a total of 250,020,000. These numbers do not include shares issued upon exercise of options granted and which may be granted under our independent director stock option plan.

     We are offering a minimum of 200,000 shares ($2,000,000) and a maximum of 250,000,000 shares ($2,500,000,000). We are offering 250,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

     We are also offering up to 20,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program.

     The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based upon the offering price of earlier REITs organized by our sponsor, the range of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

IS AN INVESTMENT IN US APPROPRIATE FOR YOU?

     An investment in us might be appropriate as part of your investment portfolio if:

     - You are looking for regular distributions. We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     - You are looking for a hedge against inflation. We intend to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

     - You are looking for capital preservation and appreciation. We intend to acquire a portfolio of diverse properties, usually on an all cash basis, that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value.

     WE CANNOT GUARANTEE THAT WE WILL ACHIEVE THESE OBJECTIVES.

DISTRIBUTIONS

     We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     In order to maintain our REIT status under federal income tax laws, we intend to distribute at least 90% of our taxable income to our stockholders. For federal income tax purposes only, we may make distributions that include a return of principal or an amount in excess of 95% of cash available to us.

REAL PROPERTY INVESTMENTS

     We have identified one property for purchase in the state of Arizona.

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.

     An affiliate of our advisor has entered into a contract to acquire this property. We anticipate that the affiliate will assign this purchase contract to us for no cost to us. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.

SHARE REPURCHASE PROGRAM

     We intend to institute a share repurchase program. Our share repurchase program may provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us will be one year from the purchase date at $9.25 per share; two years from the purchase date at $9.50 per share; three years from the purchase date at $9.75 per share; and four years from the purchase date at the greater of $10.00 per share or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for the prior calendar year. We may terminate, reduce or otherwise change the above share repurchase program.

ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                               MAXIMUM OFFERING
                                                                     (INCLUDING SHARES SOLD UNDER THE
                                          MINIMUM OFFERING               DISTRIBUTION REINVESTMENT
                                           200,000 SHARES                        PROGRAM)
                                ---------------------------------    ---------------------------------
                                    AMOUNT           PERCENT              AMOUNT           PERCENT
                                ---------------   ---------------    ---------------   ---------------
Gross proceeds ..............   $     2,000,000             100.0%   $ 2,690,000,000            100.00%
                                ---------------   ---------------    ---------------   ---------------
Less expenses:
    Selling commissions .....           150,000               7.5%       187,500,000              6.97%
    Marketing contribution ..            60,000               3.0%        75,000,000              2.79%
    Organization and offering            90,000               4.5%        14,684,000               .55%
                                ---------------   ---------------    ---------------   ---------------
    Total expenses ..........           300,000              15.0%       277,184,000             10.30%
                                ---------------   ---------------    ---------------   ---------------

Gross amount available ......         1,700,000              85.0%     2,412,816,000             89.70%
Less
    Acquisition expenses ....            10,000               0.5%        13,450,000              0.50%
    Working capital reserve .            20,000               1.0%        26,900,000              1.00%
                                ---------------   ---------------    ---------------   ---------------
Net cash available ..........   $     1,670,000             83.50%   $ 2,372,466,000             88.20%
                                ===============   ===============    ===============   ===============

                                  RISK FACTORS

     An investment in our shares involves significant risks and therefore is suitable only for those persons who understand those risks and the consequences of their investment and who are able to bear the risk of loss of their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

     THE PRICE OF OUR COMMON STOCK IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF IT WAS SOLD. Our board of directors determined the offering price of our shares of common stock based on the following factors:

     -    the offering price of the earlier REITs organized by our sponsor;

     - the range of offering prices of other REITs that do not have a public trading market; and

     - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

     However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved. As such, any sales may be made at a loss.

     OUR COMMON STOCK IS NOT CURRENTLY LISTED ON AN EXCHANGE OR TRADING MARKET AND CANNOT BE READILY SOLD. There is currently no public trading market for the shares and we cannot assure you that one will develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By September 15, 2008 our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

     YOU DO NOT KNOW WHAT REAL PROPERTIES AND OTHER ASSETS WE MAY ACQUIRE IN THE FUTURE, AND MUST RELY ON OUR ADVISOR, OUR BOARD AND OFFICERS TO SELECT THEM AND STOCKHOLDERS WILL NOT PARTICIPATE IN THESE DECISIONS. We intend to acquire commercial retail properties. We have only recently identified one property we intend to acquire. However, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any real properties or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire suitable investment properties. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. Stockholders will not participate in evaluating these investment opportunities. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

     COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES WILL REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

     WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR THE ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL. Affiliated companies have previously sponsored other REITs, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation and other entities to be formed by The Inland Group, Inc. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock. We will be limited to acquiring properties that are located west of the Mississippi River and single net lease properties located anywhere in the United States and therefore our geographic diversity will be limited.

     WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION, MAY INCREASE THE RISK OF LOSS SINCE DEFAULTS MAY RESULT IN FORECLOSURE AND MORTGAGES MAY INCLUDE CROSS-COLLATERALIZATION OR CROSS-DEFAULT PROVISIONS THAT INCREASE THE RISK THAT MORE THAN ONE PROPERTY MAY BE AFFECTED BY A DEFAULT. We may, in some instances, use either existing financing or borrow new funds to acquire properties. We intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

     We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entity that owns our properties. In such cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

     If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our net income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

     IF WE HAVE INSUFFICIENT WORKING CAPITAL RESERVES, WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. We intend to establish working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense and therefore, our financial condition and our ability to pay distributions may be adversely affected.

     THE TYPES OF PROPERTIES WHICH WE INTEND TO ACQUIRE AND THE AREA IN WHICH WE MAY ACQUIRE RETAIL CENTERS IS LIMITED. We intend to primarily acquire and manage retail centers. Our acquisition of retail centers is limited primarily to states west of the Mississippi River. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

     WE CURRENTLY PLAN TO ACQUIRE ONLY ONE SINGLE NET LEASED PROPERTY. We currently only have an agreement to acquire one single net leased property. We will not be able to meet our business objectives if we only acquire one single net leased property. This limitation could have an adverse effect on our business.

     THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR ARTICLES OF INCORPORATION. Our articles of incorporation limit the aggregate amount we may borrow, secured and unsecured, to 300% of our net assets, absent a satisfactory showing that a higher level is appropriate. That limitation could have adverse consequences on our business, including:

     -    freezing our ability to purchase properties;

     - causing us to lose our REIT status if borrowing was necessary to distribute the required minimum amount of cash to our stockholders for us to qualify as a REIT;

     - causing operational problems if there are cash flow shortfalls for working capital purposes; and

     - resulting in the loss of a property if, for example, financing was necessary to cure a default on a mortgage.

     In order to change this limitation, we must obtain approval by a majority of our independent directors and by a majority of our stockholders. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the required approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

     WE HAVE NO OPERATING HISTORY, AND SO WE HAVE NO HISTORY OF EARNINGS UPON WHICH YOU COULD EVALUATE OUR BUSINESS. We were incorporated on March 5, 2003. We have only recently begun operations. We have not acquired any properties or hired any employees. Therefore, we have no operating history upon which you can evaluate our business and prospects. We have no income, cash flow, funds from operations or funds available to make distributions to you. We may be unable to conduct our business as we intend to do. You must carefully consider the risks and uncertainties frequently encountered in new companies like ours. Because we have no operating history, we have no historical basis for predicting if our business will be successful.

     BECAUSE OF THE WAY WE ARE ORGANIZED, WE WOULD BE A DIFFICULT TAKEOVER TARGET. THIS COULD DEPRESS THE PRICE OF OUR STOCK AND INHIBIT A MANAGEMENT CHANGE. Provisions which may have an anti takeover effect and inhibit a change in our management include:

     - THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To assure that we will not fail to qualify as a REIT under this test, our articles of incorporation provide that, commencing March 1, 2003, subject to some exceptions, no person may beneficially own more than 9.8% of our common stock.

     This restriction may:

          - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might involve a premium price for holders of our common stock; or

          - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

     - OUR ARTICLES OF INCORPORATION PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our articles of incorporation permit our board of directors to issue, without stockholder approval, up to 10 million shares of preferred stock. The board may classify or reclassify any unissued preferred stock and establish preferences, conversion or other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, of any preferred stock. Thus, our board could authorize, without the approval by our stockholders, the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium for holders of our common stock.

     - MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between us and an interested stockholder. Under the Maryland Business Combination Act, an anti-takeover statute, for a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom the business combination is to be effected unless, among other things, the stockholders of the company receive in the business combination a minimum consideration for their common stock equal to the highest price paid by the interested stockholder for its common stock. However, our articles of incorporation provide that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. The Maryland Business Combination Act could have the effect of discouraging offers from third parties to acquire us and of increasing the difficulty of successfully completing a business combination. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws."

     - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of a two-thirds of the votes entitled to be cast on the matter; shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are not entitled to be cast on the matter. "Control shares" are voting shares of stock which would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws exempt our affiliates from the Maryland control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities
          - Provisions of Maryland Law and our Articles of Incorporation and Bylaws - Control Share Acquisition."

     YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

     -    limitations on capital structure;

     -    restrictions on specified investments;

     -    prohibitions on transactions with affiliates; and

     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

     In order to maintain our exemption from regulation under the Investment Company Act of 1940, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

     If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

     THERE ARE MANY FACTORS WHICH CAN AFFECT DISTRIBUTIONS TO STOCKHOLDERS. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

     - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

     - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

     - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

     - There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

     - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

     - In connection with future property acquisitions, we may issue additional shares of common stock or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

     - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses and the effect of required debt payments could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     OUR DERIVATIVE FINANCIAL INSTRUMENTS USED TO HEDGE AGAINST INTEREST RATE FLUCTUATIONS COULD REDUCE THE OVERALL RETURNS ON YOUR INVESTMENT. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.

     Our hedging strategy and use of derivative financial instruments may reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

     WE COULD ISSUE MORE SHARES IN THE FUTURE, WHICH COULD REDUCE THE MARKET PRICE OF OUR OUTSTANDING SHARES. We have the power to issue more shares of our common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales by us of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under our independent director stock option plan. The issuance of these additional shares, or the perception that these shares could be issued, could adversely affect the prevailing market prices, if any, for our common stock.

     OUR SHARE REPURCHASE PROGRAM IS LIMITED TO 5% OF THE WEIGHTED AVERAGE NUMBER OF SHARES OF OUR STOCK OUTSTANDING DURING THE PRIOR CALENDAR YEAR AND MAY BE CHANGED OR TERMINATED BY US, THEREBY REDUCING THE POTENTIAL LIQUIDITY OF YOUR INVESTMENT. In accordance with our share repurchase program, a maximum of 5% of the weighed average number of shares of our stock outstanding during the prior calendar year may be repurchased by us. This standard limits the number of shares we can purchase. Our board also has the ability to change or terminate, at any time, our share repurchase program. If we terminate or modify our share repurchase program or if we do not have sufficient funds available to repurchase all shares that our stockholders request to repurchase, then our stockholders' ability to liquidate their shares will be diminished.

     STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

     IF WE INVEST IN JOINT VENTURES, THE OBJECTIVES OF OUR PARTNERS MAY CONFLICT WITH OUR OBJECTIVES. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

     IF WE DO NOT RAISE SUFFICIENT FUNDS, WE MAY NOT FULFILL OUR INVESTMENT OBJECTIVES, INCLUDING ASSET DIVERSIFICATION. We are making this offering on a best efforts basis and it is conditioned on the sale of at least 200,000 shares of common stock for $2,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to continue to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. We cannot guarantee that we will sell the minimum number of shares and, if we do not, all proceeds from subscribers will be returned to them together with the interest earned on the proceeds. We have committed to pay approximately $26 million for the property to be purchased by us located in Phoenix, Arizona. In addition, expenses that we will incur in connection with this offering will impact the amount of funds that we have available to fulfill our investment objectives. If we only sell the minimum amount, we will incur $300,000 in expenses, and therefore will only have $1.7 million available for investment purposes. Funds that we apply towards offering expenses will reduce the amount of funds available for investment purposes. If we do not raise the minimum offering amount, then we will not be able to fulfill our investment objectives. See "Plan of Distribution -- Escrow Conditions" for explanations of when uninvested proceeds and escrowed funds will be returned to you. If we sell the maximum amount, we estimate our total expenses will be $277 million, leaving approximately $2.4 billion available for investment purposes.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE AN ADVERSE EFFECT. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns and distributions on your investment. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in your distributions attributable to those particular properties. In addition, it takes a certain amount of time to locate, negotiate an acceptable purchase contract, conduct due diligence and ultimately acquire a property. If we are unable to invest our offering proceeds in income producing real properties in a timely manner, this may adversely affect the funds available for distribution.

     WE MAY NOT BE ABLE TO IMMEDIATELY INVEST PROCEEDS IN REAL ESTATE, WHICH WILL HARM YOUR RETURNS. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments. If we are unable to locate and close on real estate investments promptly, or in a manner consistent with the capital we raise, the funds available for your distributions could be reduced.

     WE DEPEND ON OUR BOARD OF DIRECTORS, ADVISOR AND PROPERTY MANAGER AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property manager, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Robert D. Parks, G. Joseph Cosenza, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

     Our advisor must reimburse us for certain operational stage expenses exceeding 15%. If the advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

     THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Exchange Corporation and entities to be formed by The Inland Group, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our advisor. Inland Real Estate Corporation is a publicly registered REIT. Inland Real Estate Corporation is a self-administered REIT and is no longer affiliated with The Inland Group. Inland Real Estate Corporation purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group, Inc. Inland Retail Real Estate Trust, Inc. purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Our advisor receives fees based on the book value of the properties under management. Specific conflicts of interest between us and our affiliates include:

     - WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR IN TRANSACTIONS IN WHICH THE PRICE WILL NOT BE THE RESULT OF ARM'S LENGTH NEGOTIATIONS. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely effect our cash flow and our ability to pay your distributions.

     - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR ADVISOR OR ITS AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

     - OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

     - OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. The resolution of this conflict of interest may cause the advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

     - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR AND OUR ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

     - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. The resolution of this conflict of interest could have a negative impact on our financial performance.

     - WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do and therefore, could have a negative impact on our financial performance.

     - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

     WE CANNOT PREDICT THE AMOUNTS OF COMPENSATION TO BE PAID TO OUR ADVISOR AND OUR OTHER AFFILIATES. Because the fees that we will pay to our advisor and our other affiliates are based on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Fees paid to our affiliates will reduce funds available for distribution. Because we cannot predict the amount of fees due to these affiliates, we cannot predict how precisely such fees will impact our distributions.

     THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance.

     OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS AND THE ADVISOR ARE LIMITED. Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Additionally, our articles of incorporation limit the liability of our directors and officers to us and to our stockholders for monetary damages to the maximum extent permitted under Maryland law. Our articles of incorporation, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisors."

     THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER MAY BE ACQUIRED BY US WITHOUT FURTHER ACTION OF OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to cause the business conducted by our advisor and/or our property manager (including all of their assets) to be acquired by or consolidated into us, without any consent of our stockholders, our advisor or our property manager or their respective board of directors or stockholders or shareholders in certain instances. We may elect to exercise this right as soon as any time after five years from the date of this prospectus. Our decision to exercise this right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). Our advisor and our property manager and/or their respective stockholders and shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of our advisor and/or our property manager, as the case may be, and for terminating their contractual relationships with us and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of our shares. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles of incorporation and Maryland law will permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. We do not presently intend to seek such stockholder approval if it is not then required by Maryland law or our articles of incorporation. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders. As a result, our stockholders will not have a right to vote on a decision to acquire the advisor or property manager and such transaction could dilute your holdings.

     YOUR PERCENTAGE OF OWNERSHIP MAY BECOME DILUTED IF WE ISSUE NEW SHARES OF STOCK. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock in a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

     THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for rental space. Other factors also affect real estate values, including:

     - possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

     -    increasing labor and material costs; and

     -    the attractiveness of the property to tenants in the neighborhood.

     The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

     Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt.

     ADVERSE ECONOMIC CONDITIONS IN OUR PRIMARY GEOGRAPHIC REGION AND IN THE MARKET FOR RETAIL SPACE COULD REDUCE OUR INCOME AND DISTRIBUTIONS TO YOU. Our properties will be located mainly in states west of the Mississippi River in the United States. Our properties will primarily be used as retail establishments, principally multi-tenant shopping centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

     In addition, we intend to predominantly own and operate grocery and discount anchored retail centers. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading at a discount below the inherent value of our assets as a whole.

     RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. Our properties and any properties we buy in the future, are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

     While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

     IF OUR TENANTS ARE UNABLE TO MAKE RENTAL PAYMENTS, IF THEIR RENTAL PAYMENTS ARE REDUCED, OR IF THEY TERMINATE A LEASE, OUR FINANCIAL CONDITION AND ABILITY TO PAY DISTRIBUTIONS WILL BE ADVERSELY AFFECTED. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

     OUR FINANCIAL CONDITION AND ABILITY TO MAKE DISTRIBUTIONS MAY BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY, A DOWNTURN IN THE BUSINESS, OR A LEASE TERMINATION OF A TENANT THAT OCCUPIES A LARGE AREA OF THE RETAIL CENTER OR AN ANCHOR TENANT. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is an anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In certain properties where there are large tenants, other tenants may require that if certain large tenants or "shadow" tenants discontinue operations, a right of termination or reduced rent may exist. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A transfer lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

     IF A TENANT CLAIMS BANKRUPTCY, WE MAY BE UNABLE TO COLLECT BALANCES DUE UNDER RELEVANT LEASES. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

     A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING RETAIL PROPERTIES. Some of the properties we may acquire may be designed or built primarily for a particular tenant or a specific type of use. If a tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

     OUR PROPERTIES WILL BE SUBJECT TO COMPETITION FOR TENANTS AND CUSTOMERS. We intend to locate our properties in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

     OUR PROPERTIES WILL FACE COMPETITION WHICH MAY AFFECT TENANTS' ABILITY TO PAY RENT AND THE AMOUNT OF RENT PAID TO US AND IN TURN AFFECT THE CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS. Each of our properties will be subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their cash flows and thus affecting their ability to pay rent. In addition, some of our tenant rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

     WE MAY BE RESTRICTED FROM RE-LEASING SPACE. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of net income, funds from operations and cash available for distributions and, thus affect the amount of distributions to you.

     WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

     In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

     IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF INSURANCE COVERAGE, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance may not have sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premium we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

     TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY. Terrorist attacks may negatively affect our operations and your investment in our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Properties we may acquire may be located in areas that may be susceptible to attack, which may make these properties more likely to be viewed as terrorist targets than similar, less recognizable properties. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may obtain terrorism insurance as required by our lenders. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.

     The United States' armed conflict in Iraq could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

     More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to stockholders.

     REAL ESTATE RELATED TAXES MAY INCREASE AND IF THESE INCREASES ARE NOT PASSED ON TO TENANTS, OUR INCOME WILL BE REDUCED. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

     REVENUE FROM OUR PROPERTIES DEPENDS ON THE AMOUNT OF OUR TENANTS' RETAIL REVENUE, MAKING US VULNERABLE TO GENERAL ECONOMIC DOWNTURNS AND OTHER CONDITIONS AFFECTING THE RETAIL INDUSTRY. Some of our leases may provide for base rent plus contractual base rent increases. Some of our leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate.

     Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under, or in its property. The costs of removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

     Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

     These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

     State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of each property acquired. We cannot assure that such assessments will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distributions, and the amount of distributions to you.

     OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS. Our properties will be subject to the Americans with Disabilities Act of 1990.

Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

     IF A SALE OR LEASEBACK TRANSACTION IS RECHARACTERIZED, OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

     If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

     If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING NEWLY CONSTRUCTED PROPERTIES WHICH MAY ADVERSELY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS TO YOU. We intend to primarily acquire existing or newly constructed properties. We may purchase properties that are subject to completion of construction and development. The builder's failure to perform may result in tenants terminating leases. These actions may increase our costs or necessitate legal action by us to rescind our purchase of a property, to compel performance, or to sue for damages. Any such legal action may result in increased costs to us.

     OUR INVESTMENTS IN UNIMPROVED REAL PROPERTY MAY RESULT IN ADDITIONAL COST TO US TO COMPLY WITH RE-ZONING RESTRICTIONS OR ENVIRONMENTAL REGULATIONS. We may invest up to 10% of our assets in unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. The are also subject to risks and uncertainties associated with re-zoning the land for higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

     CONSTRUCTION AND DEVELOPMENT ACTIVITIES WILL EXPOSE US TO RISKS SUCH AS COST OVERRUNS, CARRYING COSTS OF PROJECTS UNDER CONSTRUCTION OR DEVELOPMENT, AVAILABILITY AND COSTS OF MATERIALS AND LABOR, WEATHER CONDITIONS AND GOVERNMENT REGULATION. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating ventilation and air conditioning systems. These activities will expose us to risks inherent in construction and development, including cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, adverse weather conditions and governmental regulation.

     WE MAY ACQUIRE OR FINANCE PROPERTIES WITH LOCK-OUT PROVISIONS WHICH MAY PROHIBIT US FROM SELLING A PROPERTY, OR MAY REQUIRE US TO MAINTAIN SPECIFIED DEBT LEVELS FOR A PERIOD OF YEARS ON SOME PROPERTIES. Lock out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

     Lock out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

     YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

     IF WE FAIL TO QUALIFY AS A REIT OR TO MAINTAIN OUR REIT STATUS, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US, AND OUR INCOME WILL BE SUBJECT TO TAXATION. We intend to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

     YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN COMMON STOCK. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

     THE OPINION OF DUANE MORRIS LLP REGARDING OUR STATUS AS A REIT DOES NOT GUARANTEE OUR ABILITY TO REMAIN A REIT. Our legal counsel, Duane Morris LLP, will render its opinion upon commencement of this offering that we will qualify as a REIT, based upon our representations as to the manner in which we will be owned, invest in assets, and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Duane Morris LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Duane Morris LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively

     EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITS. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. In addition, we may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. We cannot assure you that we will be able to continue to satisfy the REIT requirements.

     IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

     AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

     THE ANNUAL STATEMENT OF VALUE THAT WE WILL BE SENDING TO STOCKHOLDERS SUBJECT TO ERISA AND TO CERTAIN OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES. The annual statement of value will report the value of each common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

     - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

     - stockholders could realize that value if they were to attempt to sell their common stock; or

     - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

              CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements that reflect management's expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, and are detailed on the previous pages:

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold;

     -    we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

     - the negotiation of the terms of the advisors and property management agreements;

     - the allocation of their time between us and their other business ventures;

     -    decisions whether to acquire and dispose of properties;

     - the purchase and sale of properties to or from the advisor and our affiliates; and

     - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -    we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

     You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                 HOW WE OPERATE

     We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

     We contract with Inland Western Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

     In addition to the services of our advisor, we contract with Inland Western Management Corp. for their services as our property manager. Inland Western Management Corp. provides the day-to-day property management services for all of our properties.

     Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property manager, Inland Western Management Corp. is owned by individuals who are affiliates of the Inland Group.

     The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing the following and other related services:

     Property management             Leasing
     Marketing                       Acquisition
     Disposition                     Development
     Redevelopment                   Syndication
     Renovation                      Construction
     Finance                         Other related services

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                        ---------          ---------          ---------          ---------
                        Daniel L.          Robert H.          G. Joseph          Robert D.
                        Goodwin*             Baum*             Cosenza*           Parks*
                        ---------          ---------          ---------          ---------
                           ||                  ||                 ||                ||
                           ===========================================================
                                                        ||
                                              -----------------------
                                              THE INLAND GROUP, INC.*
                                              -----------------------
                                                        ||
      =============================================================================================================
      ||                   ||                           ||                                    ||                   |
---------------    -------------------           -----------------                   ------------------            |
  The Inland       The Inland Property              Inland Real                          Inland Real               |
Services Group,         Management               Estate Investment                   Estate Transaction            |
     Inc.               Group, Inc.                 Corporation                          Group, Inc.               |
                                                   (our sponsor)                                                   |
---------------    -------------------           -----------------                   -------------------           |
      |                    |                            ||                                      |                  |
      |                    |               ==========================================           |                  |
      |                    |               ||                ||                    ||           |                  |
      |                    |           -----------  ---------------------  ------------------   |        ----------------------
      |                    |             Inland     Inland Western Retail  Inland Partnership   |            Inland Mortgage
---------------    -----------------    Securities   Real Estate Advisory    Property Sales     |        Investment Corporation
Inland Risk and      Inland Western    Corporation     Services, Inc.         Corporation       |
   Insurance        Management Corp.                    (our advisor)                           |
  Management       (property manager)  -----------  ---------------------  ------------------   |        -----------------------
Services, Inc.                              |              |                                    |                   |
---------------    -----------------        |              |                                    |                   |
      |                   |                 |              |         ============================            =================
      |                   |                 |              |         ||            ||          ||            ||             ||
      |                   |                 |              |    -------------  ----------- ------------- ----------- ---------------
      |                   |                 |              |     Inland Real   Inland Real  Inland Real    Inland    Inland Mortgage
  ---------               |                 |              |    Estate Sales,    Estate       Estate       Mortgage      Servicing
  Insurance               |                 |              |         Inc.      Development Acquisitions, Corporation   Corporation
  Services                |                 |              |                   Corporation     Inc.
  ---------               |                 |              |    -------------  ----------- ------------- ----------- ---------------
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |    -------------       |            |             |             |
      |                   |                 |              |     Real Estate        |            |             |             |
      |                   |                 |              |    Sales Services      |            |             |             |
      |                   |                 |              |    -------------       |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------  -------------
      |            Property Management   Securities   Organization,   |     Construction and    Property     Mortgage  Mortgage Loan
      |           and Related Services     Sales        Advisory      |        Development    Acquisition   Brokerage     Servicing
      |                                              and Real Estate  |        Services         Services     Services
      |                                                 Services      |
      |           --------------------   ----------- ---------------  |    ----------------- ------------   ---------  -------------
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
------------------------------------------------------------------------------------------------------------------------------------
                                              Inland Western Retail Real Estate Trust, Inc.
                      We will be principally owned by public investors.  Ownership is represented by shares of our common stock
------------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership.
Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

                              CONFLICTS OF INTEREST

     We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

     THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR ADVISOR AND THE INLAND GROUP. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

     In order to address this situation, we have an agreement with our advisor, some of its affiliates, and Inland Retail Real Estate Trust, Inc., another REIT sponsored by our sponsor. This agreement gives us the right to purchase property in our primary geographic area of investment, which includes the states west of the Mississippi River, placed under contract by our advisor or any of its affiliates, if we are able to close the purchase within 60 days. Similarly, Inland Retail Real Estate Trust, Inc. has the first opportunity to purchase properties in its primary geographical area of investment, which is located in states east of the Mississippi.

     IN THE SITUATION INVOLVING SINGLE USER NET LEASED RETAIL PROPERTY LOCATED ANYWHERE WITHIN THE UNITED STATES, AND BOTH OF US HAVE FUNDS AVAILABLE TO MAKE THE PURCHASE, THE PROSPECTIVE PROPERTY WILL FIRST BE OFFERED TO INLAND RETAIL REAL ESTATE TRUST, INC. IF INLAND REAL ESTATE TRUST, INC. DOES NOT PURCHASE THE PROSPECTIVE PROPERTY, IT WILL THEN BE OFFERED TO US.

     Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

     - the effect of the acquisition on the diversification of each program's portfolio;

     -    the amount of funds available for investment;

     -    cash flow; and

     - the estimated income tax effects of the purchase and subsequent disposition.

     We currently focus on purchase of properties in the states west of the Mississippi River which is outside Inland Retail Real Estate Trust Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the agreement with our advisor discussed above. We currently have identified one property for purchase located in Phoenix, Arizona. Neither The Inland Group nor any of its affiliates owns or has any interest in properties adjacent to this property.

     All actions taken by our advisor or its affiliates which present potential conflicts with us will be APPROVED BY A MAJORITY OF OUR INDEPENDENT DIRECTORS.

     WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

     WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

     PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY A COMPANY OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property manager, which is owned principally by individuals who are our affiliates, provides property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. However, our property management services agreement provides that we pay our property manager a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

     OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

     While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

     Our advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

     OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

     THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

     INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

     WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after September 15, 2008. Before this date, we need the consent of the advisor and the property manager to exercise this right. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property manager and their shareholders will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if the board of directors obtains a fairness opinion from a recognized financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property manager for services rendered through the closing of such acquisitions.

     WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations, but we believe these agreements and arrangements approximate the terms of arm's length transactions.

                               COMPENSATION TABLE

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                                OFFERING STAGE
Selling commissions payable to  We will pay a selling commission of 7.5% of the   The actual amount depends upon the amount of
the managing dealer and         sale price for each share (and reallow 7%),       shares sold. We will not pay selling commissions
dealers designated by the       subject to reduction for special sales under the  if the minimum offering is not sold. If only the
managing dealers referred to    circumstances as described in the "Plan of        minimum offering is sold and there are no
as soliciting dealers. Neither  Distribution - Compensation - We Will Pay For     special sales, a total of $150,000 in selling
the managing dealer, the        the Sale of Our Shares."                          commissions will be paid. A total of
soliciting dealers, nor our                                                       $187,500,000 in selling commissions will be paid
officers or directors will be   We will permit the managing dealer and its        if the maximum offering is sold and there are no
permitted to purchase shares    respective officers and employees and certain of  special sales.
of our stock in order to meet   its affiliates to purchase shares net of sales
the minimum thresholds.         commissions and the marketing contribution and
                                due diligence expense allowance or for $8.95 per
                                share.

                                Also, soliciting dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase shares net of selling commissions may make an initial purchase of shares net of sales commissions or for $9.30 per share; however, any subsequent purchases of shares by any such persons are limited to a maximum discount of 5%.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
Marketing contribution and due  We will pay an amount equal to 2.5% of the gross  The actual amount depends on the number of
diligence expense allowance     offering proceeds to the managing dealer, all or  shares. If there are no special sales,
paid to the managing dealer     a portion of which may be passed on to            approximately the following amounts will be paid
and soliciting dealers.         soliciting dealers, in lieu of reimbursement of   for the marketing contribution and the due
                                specific expenses associated with marketing. We   diligence expense allowance:
                                may pay an additional 0.5% of the gross offering
                                proceeds to the managing dealer, which will be    -    $60,000 if we sell the minimum number of
                                passed on to the soliciting dealers, for due           shares; or
                                diligence expenses. We will not pay the
                                marketing contribution and due diligence expense  -    $75,000,000 if we sell the maximum number of
                                allowance in connection with any special sales,        shares.
                                except those receiving volume discounts and
                                those described in "Plan of Distribution -
                                Volume Discounts."

Other expenses of issuance      We expect to incur the following expenses in      All amounts other than the Securities and
and distribution                connection with this offering:                    Exchange Commission registration fee and the
                                                                                  NASD filing fee are estimates. The actual
                                Securities and Exchange                           amounts of these expenses cannot be determined
                                Commission registration fee        $    217,621   at the present time. We estimate the total
                                NASD filing fee                    $     30,500   amount of the issuance and distribution expenses
                                Printing and mailing expenses      $  3,500,000   to be approximately $14,684,121.
                                Blue Sky fees and expenses         $    136,000
                                Legal fees and expenses            $    650,000
                                Accounting fees and expenses       $    650,000
                                Advertising and sales literature   $  5,000,000
                                Due diligence                      $  3,000,000
                                Transfer Agent fees                $    800,000
                                Data processing fees               $    500,000
                                Bank fees and other
                                  administrative expenses          $    200,000

                                We will reimburse our sponsor for actual costs    Expenses of approximately $691,911 have been
                                incurred in connection with the offering on our   advanced by our sponsor through June 30, 2003 in
                                behalf. However, if the aggregate of all          connection with this offering. We may reimburse
                                offering expenses, including selling              for offering expenses advanced:
                                commissions, the marketing contribution and due   -    $90,000 if we sell the minimum offering
                                diligence expense allowance, exceeds 15% of the        based on the 15% limitation; or
                                gross offering proceeds, or if the aggregate of
                                all offering expenses, excluding the selling      -    $14,684,000 if we sell the maximum
                                expenses, exceeds 5.5% of the gross offering           offering.
                                proceeds, our advisor or its affiliates will
                                promptly pay the excess and we will have no       If the offering is not successful, then our
                                liability for these expenses at any time          sponsor will be solely responsible for the
                                afterward.                                        organization and offering expenses to the extent
                                                                                  it has not been reimbursed.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                               ACQUISITION STAGE

Acquisition expenses paid to    We will pay an amount, estimated to be up to      We may pay the following amounts for the
our advisor's affiliates,       0.5% of the total of (1) the gross offering       reimbursement of acquisition expenses:
Inland Real Estate              proceeds from the sale of 250,000,000 shares,
Acquisitions, Inc., The Inland  (2) the gross proceeds from the sale of up to     -    no more than $10,000 if the minimum number
Real Estate Group, Inc. and     20,000,000 shares pursuant to the distribution         of shares are sold; or
Inland Western Management       reinvestment programs. The acquisition expenses
Corp.                           for any particular property will not exceed 6%    -    no more than $13,450,000 if the maximum
                                of the gross purchase price of the property.           number of shares are sold and all of the
                                                                                       20,000,000 shares are sold pursuant to the
                                However, if we request additional services, the        distribution reinvestment program.
                                compensation will be provided on separate
                                agreed-upon terms and the rate will be approved   However, the actual amounts cannot be determined
                                by a majority of disinterested directors,         at the present time.
                                including a majority of the disinterested
                                independent directors, as fair and reasonable
                                for us.

Interest expenses paid to our   We may borrow money from our advisor and its      The actual amounts are dependent on actual
advisor and Inland Mortgage     affiliates in order to acquire properties. In     borrowings. Therefore, these amounts cannot be
Corporation in connection with  such instances, we will pay our advisor and its   determined at the present time.
loans.                          affiliates interest, at prevailing market rates.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE

Property management fee paid    We will pay a monthly fee of 4.5% of the gross    The actual amounts are dependent upon results of
to our property manager,        income from the properties. We will also pay a    operations and, therefore, cannot be determined
Inland Western Management       monthly fee for any extra services equal to no    at the present time. If we acquire the
Corp. We will pay the fee for   more than 90% of that which would be payable to   businesses of our advisor and/or our property
services in connection with     an unrelated party providing the services. The    manager, the property management fees will
the rental, leasing, operation  property manager may subcontract its duties for   cease.
and management of the           a fee that may be less than the fee provided for
properties.                     in the management services agreements.

Advisor asset management fee.   We will pay our advisor an asset management fee   The actual amounts are dependent upon results of
We will pay the fee for         after our stockholders have first received a 6%   operations and, therefore, cannot be determined
services in connection with     annual return.                                    at the present time.
our day-to-day operations,
including making strategic
decisions, performing
day-to-day operations that
include accounting, investment
advisory services, risk
management services and tax
reduction services and
providing other services as
our board deems appropriate.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE

Reimbursable expenses to our    We will reimburse some expenses of the advisor.   The actual amounts are dependent upon results of
advisor. These may include      The compensation and reimbursements to our        operations and, therefore, cannot be determined
costs of goods and services,    advisor will be approved by a majority of our     at the present time.
administrative services and     directors and a majority of our independent
non-supervisory services        directors as fair and reasonable for us.
performed directly for us by
independent parties.

We will reimburse some          Inland Risk and Insurance Management Services     The actual amounts are dependent upon results of
expenses of the Inland Risk     charges us $50 per hour for assistance in         operations and, therefore, cannot be determined
and Insurance Management        obtaining insurance coverage. Any commissions     at the present time.
Services for insurance          they receive are credited against this hourly
coverage.                       rate. We believe this hourly rate is
                                approximately 90% of the rate charged by
                                unaffiliated third parties. The compensation to
                                this company will be approved by a majority of
                                our directors and a majority of our independent
                                directors as fair and reasonable for us.

We will compensate the Inland   Inland Mortgage Servicing Corporation charges us  The actual amounts are dependent upon results of
Mortgage Servicing Corporation  .03% per year on the first billion dollars of     operations and, therefore, cannot be determined
and Inland Mortgage Investment  mortgages serviced and .01% thereafter. Inland    at the present time.
Corporation for purchase, sale  Mortgage Investment Corporation charges us .02%
and servicing of mortgages.     of the principal amount of each loan placed. The
                                compensation to these companies will be approved
                                by a majority of our directors and a majority of
                                our independent directors as fair and reasonable
                                for us.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              LIQUIDATION STAGE

Property disposition fee        We may pay a property disposition fee to our      The actual amounts to be received depend upon
payable to our advisor's        advisor and its affiliates if we sell any of our  the sale price of our properties and, therefore,
affiliates, Inland Real Estate  real property in an amount equal to the lesser    cannot be determined at the present time. If we
Sales, Inc. and Inland          of:                                               acquire the advisor, the property disposition
Partnership Property Sales                                                        fee will cease.
Corp.                           1.   3% of the contract sales price of the
                                     property; or

                                2. 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

                                The amount paid, when added to the

 TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
        RECIPIENT                            METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              LIQUIDATION STAGE

                                sums paid to unaffiliated parties, will not exceed either the customary commission or an amount equal to 6% of the contracted for sales price. Payment of such fees will be made only if the advisor provides a substantial service in connection with the sale of the property. See
                                "Management -- Our Advisory Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE
Advisor asset management fee    We pay an annual advisor asset management fee of  The actual amounts to be received depend upon
payable to our advisor.         not more than 1% of our average assets. Our       the sale price of our properties and, therefore,
                                average assets means the average of the total     cannot be determined at the present time. If we
                                book value of our real estate assets plus the     acquire the advisor, the property disposition
                                total value of our loans receivables secured by   fee will cease.
                                real estate, before reserves for depreciation or
                                bad debts or other similar non-cash reserves. We
                                will compute our average assets by taking the
                                average of these values at the end of each month
                                during the quarter for which we are calculating
                                the fee. The fee is payable quarterly in an
                                amount equal to 1/4 of 1% of average assets as
                                of the last day of the immediately preceding
                                quarter. For any year in which we qualify as a
                                REIT, our advisor must reimburse us for the
                                following amounts if any:

                                (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

                                - 2% of our average assets for that fiscal year, or

                                -    25% of our net income for that fiscal year.

                                (2)  an amount, which will not exceed the
                                     advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% annual return on the net investment of stockholders.

                                Items such as organization and offering
                                expenses, property expenses, interest payments,

                                taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

   TYPE OF COMPENSATION AND                                                                       ESTIMATED MAXIMUM
          RECIPIENT                          METHOD OF COMPENSATION                                  DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                               LIQUIDATION STAGE
Incentive advisory fee payable  We will pay to the advisor an amount equal to     The actual amounts to be received depend upon
to our advisor.                 15% of the net proceeds from the sale of a        the sale price of our properties and,
                                property after the stockholders have first        therefore, cannot be determined at the present
                                received:                                         time. If we acquire or consolidate with the
                                                                                  business conducted by our advisor, the
                                (1)  a cumulative non-compounded return equal to  incentive advisory fee will terminate.
                                     10% a year on their net investment; and

                                (2)  their net investment.

COMPENSATION TO OFFICERS AND DIRECTORS

     We expect to pay the following to our directors (as our officers are not paid directly by us):

   TYPE OF COMPENSATION AND                                                                       ESTIMATED MAXIMUM
         RECIPIENT                            METHOD OF COMPENSATION                                DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
Director fees                   Independent directors receive an annual fee of    We will pay the five independent directors
                                $5,000 and a fee of $500 for attending each       $25,000 in the aggregate, plus fees for
                                meeting of the board or one of its committees in  attending meetings. The actual amounts to be
                                person and $350 for attending a meeting via the   received for meetings depends upon the number
                                telephone. Our officers who are also our          of meetings and their attendance and,
                                directors do not receive director fees.           therefore, cannot be determined at the present
                                                                                  time.

Stock options to independent    Each independent director receives                This form of compensation is not paid in cash.
directors
                                -    an initial option to purchase 3,000 shares
                                     of common stock at a price of $8.95 per
                                     share, when they become an independent
                                     director, subject to some conditions; and

                                - each year on the date of the stockholders' annual meeting, an additional option to purchase 500 shares of common stock at an exercise price equal to the then fair market value per share. For additional information on this option plan, see
                                     "Management -- Independent Director Stock
                                     Option Plan."

                            ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                                                      MAXIMUM OFFERING
                                                                                              (INCLUDING SHARES SOLD UNDER THE
                                                                  MINIMUM OFFERING               DISTRIBUTION REINVESTMENT
                                                                   200,000 SHARES                         PROGRAM)
                                                       ----------------------------------    ----------------------------------
                                                            AMOUNT            PERCENT             AMOUNT            PERCENT
                                                       ---------------    ---------------    ---------------    ---------------
Gross offering proceeds ............................   $     2,000,000              100.0%   $ 2,690,000,000             100.00%
                                                       ---------------    ---------------    ---------------    ---------------
Less expenses:
    Selling commission .............................           150,000                7.5%       187,500,000               6.97%
    Marketing contribution and due diligence expense
      allowance ....................................            60,000                3.0%        75,000,000               2.79%
    Organization and offering expenses .............            90,000                4.5%        14,684,000               0.55%
                                                       ---------------    ---------------    ---------------    ---------------
    Total public offering expenses .................           300,000               15.0%       277,184,000              10.30%
                                                       ---------------    ---------------    ---------------    ---------------
Gross amount available for investment ..............         1,700,000               85.0%     2,412,816,000              89.70%
    Less: acquisition expenses ....................             10,000                0.5%        13,450,000               0.50%
    Less: working capital reserve .................             20,000                1.0%        26,900,000               1.00%
                                                       ---------------    ---------------    ---------------    ---------------
Net cash portion of gross offering proceeds
     available for the purchase of properties ......   $     1,670,000               83.5%   $ 2,372,466,000              88.20%
                                                       ===============    ===============    ===============    ===============

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending June 30, 2003, The Inland Group and its affiliates have sponsored two other REITs, one other public real estate equity program, one private real estate equity program, four private placement mortgage and note programs and 13 real estate exchange private placements, which altogether have raised more than $2,934,000,000 from over 64,000 investors. During that period, the public real estate equity programs raised over $32,000,000 from over 2,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $15,831,000 from 373 investors. In addition, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,835,000,000 from over 77,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this supplement as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2003, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                              INLAND RETAIL         INLAND REAL
                                               REAL ESTATE             ESTATE             PRIOR PUBLIC
                                               TRUST, INC.          CORPORATION           REAL ESTATE
                                                  REIT                  REIT                 EQUITY
                                              PROGRAM AS OF        PROGRAM AS OF         PROGRAMS AS OF
                                                 JUNE 30,              JUNE 30,             JUNE 30,
                                                  2003                 2003(2)                2003
                                           ------------------    ------------------    ------------------
Number of programs sponsored                                1                     1                     1
Aggregate amount raised from investors     $    2,156,104,000           679,780,000            32,399,000
Approximate aggregate number of
  investors                                            58,000                19,000                 2,600
Number of properties purchased                            201                   140                    18
Aggregate cost of properties(1)            $    2,835,000,000         1,251,000,000            25,945,000
Number of mortgages/notes                                   0                     0                     0
Principal amount of mortgages/notes        $                0                     0                     0
Principal of properties (based on cost)
that were:
Commercial--
  Retail                                                92.00%                85.00%                 0.00%
  Single-user retail net-lease                           8.00%                15.00%                 0.00%
  Nursing homes                                          0.00%                 0.00%                 0.00%
  Offices                                                0.00%                 0.00%                 0.00%
  Industrial                                             0.00%                 0.00%                 0.00%
  Health clubs                                           0.00%                 0.00%                 0.00%
  Mini-storage                                           0.00%                 0.00%                 0.00%
    Total commercial                                   100.00%               100.00%                 0.00%
  Multi-family residential                               0.00%                 0.00%                 0.00%
  Land                                                   0.00%                 0.00%               100.00%

Percentage of properties (based on cost)
  that were:
  Newly constructed (within a year of
  acquisition)                                          58.00%                32.00%                 0.00%
  Existing construction                                 42.00%                68.00%                 0.00%

Number of properties sold (3)                               0                     3                    14

Number of properties exchanged                              0                     0                     0
Number of mortgages/notes repaid                            0                     0                     0

                                              PRIOR PRIVATE         INLAND REAL
                                               REAL ESTATE            ESTATE
                                                EQUITY AND           EXCHANGE
                                                MORTGAGE              PRIVATE
                                                AND NOTE             PLACEMENT
                                              PROGRAMS AS OF      OFFERINGS AS OF
                                                 JUNE 30,             JUNE 30,
                                                  2003                  2003
                                           ------------------    ------------------
Number of programs sponsored                                5                    13
Aggregate amount raised from investors             18,106,000            48,055,000
Approximate aggregate number of
  investors                                               453                    97
Number of properties purchased                              7                    13
Aggregate cost of properties(1)                     1,951,930           151,317,000
Number of mortgages/notes                                 365                     0
Principal amount of mortgages/notes                15,831,000                     0
Principal of properties (based on cost)
that were:
Commercial--
  Retail                                                 0.00%                24.90%
  Single-user retail net-lease                           0.00%                13.20%
  Nursing homes                                          0.00%                 0.00%
  Offices                                                0.00%                49.30%
  Industrial                                             0.00%                12.60%
  Health clubs                                           0.00%                 0.00%
  Mini-storage                                           0.00%                 0.00%
    Total commercial                                     0.00%               100.00%
  Multi-family residential                               0.00%                 0.00%
  Land                                                 100.00%                 0.00%

Percentage of properties (based on cost)
  that were:
  Newly constructed (within a year of
  acquisition)                                           0.00%                47.70%
  Existing construction                                  0.00%                52.30%

Number of properties sold (3)                               6                     0

Number of properties exchanged                              0                     0
Number of mortgages/notes repaid                            0                     0

     (1)  Includes purchase price and acquisition fees and expenses.

     (2) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

     (3)  Number of properties sold in whole or in part.

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 95% of the aggregate number of investors, approximately 91% of the properties purchased, and approximately 97% of the aggregate cost of the properties.

     During the three years prior to June 30, 2003, Inland Real Estate Corporation purchased 20 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 201 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITs

     INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. Inland Real Estate Corporation elected to terminate the fourth offering as of December 31, 1998, after receiving subscriptions for a total of 16,642,397 shares. In addition, as of June 30, 2003, Inland Real Estate Corporation issued 11,720,169 shares of common stock through its distribution reinvestment program. As of June 30, 2003, Inland Real Estate Corporation repurchased 4,578,588 shares of common stock through its share repurchase program for an aggregate amount of $42,552,838. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $679,780,000 for all of such offerings, as of June 30, 2003. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2003, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of June 30, 2003, Inland Real Estate Corporation financed approximately $685,237,000 on 124 of its 140 properties. Inland Real Estate Corporation's 140 properties, a total investment of approximately $1,251,000,000 at June 30, 2003, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. From December 31, 1995 through June 30, 2003, distributions have totaled $303,438,218, of which $234,358,143 was ordinary income distribution from operating cash flow, $68,705,489 was return of capital for federal income tax purposes from operating cash flow and $374,586 from capital gain distributions.

          Through June 30, 2003, distributions were as follows:

                      Total         Ordinary       Return of    Capital Gain
                  Distribution       Income        Capital *    Distribution
                 -----------------------------------------------------------
          1995   $      736,627        694,213         42,414              -

          1996        3,704,943      3,093,525        611,418              -

          1997       13,127,597      9,739,233      3,388,364              -

          1998       35,443,213     27,015,143      8,428,070              -
          1999       48,379,621     35,640,732     12,738,889              -
          2000       52,964,010     40,445,730     12,518,280              -

          2001       58,791,604     45,754,604     12,662,414        374,586
          2002       60,090,685     41,775,045     18,315,640              -

          2003       30,199,918     30,199,918              -              -
                 -----------------------------------------------------------

                 $  303,438,218    234,358,143     68,705,489        374,586
                 ===========================================================

                 * Represents a return of capital for federal income tax purposes.

          On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

          INLAND RETAIL REAL ESTATE TRUST, INC. On February 11, 1999, Inland Retail Real Estate Trust, Inc. commenced an initial public offering of 50,000,000 shares of common stock at $10 per share. As of January 31, 2001, it had sold 13,687,349 shares in its first offering resulting in gross proceeds of $136,454,948. In addition, it received $200,000 from its advisor for 20,000 shares. As of January 31, 2001, the first offering terminated. Inland Retail Real Estate Trust, Inc. commenced a second offering on February 1, 2001. As of August 29, 2002, it had sold 50,000,000 shares in its second offering resulting in gross proceeds of $497,842,917, thereby completing the second offering. Inland Retail Real Estate Trust, Inc. commenced a third offering on June 7, 2002. As of June 30, 2003, it had sold 147,516,470 shares in its third offering, resulting in gross proceeds of $1,471,607,427. An additional 6,049,526 shares had been sold pursuant to Inland Retail Real Estate Trust, Inc.'s distribution reinvestment program as of June 30, 2003, for which it has received additional net proceeds of $57,470,497. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. has repurchased 793,588 shares through its share repurchase program resulting in disbursements totaling $7,471,853. As a result, Inland Retail Real Estate Trust, Inc.'s net offering proceeds from all offerings total approximately $2,156,104,000 as of June 30, 2003, including amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program.

          Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2003, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly. Through June 30, 2003, distributions totaled $151,320,937. Through June 30, 2003, distributions were as follows:

                               Total         Ordinary      Return of
                        Distribution           Income       Capital*
                      ----------------------------------------------
               1999   $    1,396,861   $      318,484   $  1,078,377
               2000        6,615,454        3,612,577      3,002,877
               2001       17,491,342       10,538,534      6,952,808
               2002       58,061,491       36,387,136     21,674,355
               2003       67,755,789       67,755,789              -
                      ----------------------------------------------

                      $  151,320,937   $  118,612,520   $ 32,708,417
                      ==============================================

               *Represents a return of capital for federal income tax purposes.

          As of June 30, 2003, Inland Retail Real Estate Trust, Inc. had acquired 201 properties and had seven parcels under development for a total investment of approximately $2,835,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. financed approximately $1,215,200,000 on its properties.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

          INLAND CAPITAL FUND, L.P. - The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

          Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 2003, this fund has had multiple sales transactions involving the house and portions of 14 parcels which generated approximately $28,049,000 in net sales proceeds, including notes receivable of approximately $1,311,000. Its cost basis in the land parcels sold was approximately $13,990,000 resulting in a gain, net of selling expenses and commissions, of approximately $14,059,000 for financial reporting purposes.

          In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2003 totaled $22,335,763, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

          Since our inception and through June 30, 2003, including the programs described below under " - Private Placement Real Estate Equity Program," and " -- Private Placement Note and Mortgage Program" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 320 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

          From January 1, 1993 through June 30, 2003, investors in The Inland Group private partnerships have received total distributions in excess of $282,938,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

          Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

          Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

          Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

          Inland Real Estate Investment Corporation is the general partner of 27 private limited partnerships and one public limited partnership that own interests in 15 buildings that are net leased to Kmart. The 14 Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the 15 is as follows:

          - CATEGORY 1 - The leases of nine (9) of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

          - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's; the lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

          - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining 4 property leases; one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003. The general partner's, IREIC's, plans for these properties include, but are not limited to the following: 1) renegotiation of the loan encumbering the property; 2) re-tenanting the facility; 3) sale of the asset; or 4) deed in lieu of foreclosure. While it is too early to predict an outcome, the limited partners that own these Kmarts could lose their properties in foreclosure.

          - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The general partner plans to either re-tenant or sell this facility.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

          WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised from 88 investors. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

          On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

          On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

          On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.

          The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through June 30, 2003, $562,500 from lot sales has been distributed to investors.

          Through June 30, 2003, investors have received $1,747 for every $1,000 invested or a total of $3,975,000 in distributions. As of June 30, 2003, there were 88 investors in this partnership. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.

          Our dealer manager received sales commission equal to 9% of the offering proceeds from which a selling commission of 8% was re-allowed to soliciting dealers. In addition, 0.5% of the offering proceeds were re-allowed to soliciting dealers as reimbursement for due diligence expenses. Additionally, 3.3% of the offering proceeds were used to reimburse the general partner, Inland Real Estate Investment Corporation, and its affiliates for out-of-pocked expenses associated with the offering and acquisition of the land parcels.

          During the operating phase of the partnership, the general partner will receive an asset management fee paid annually, equal to 1% of the original cost of the partnership of the parcels. In addition, the general partner and its affiliates will be reimbursed for direct expenses relating to the administration of the partnership and its assets, subject to certain limitations.

          An affiliate of the general partner will participate in real estate brokerage commissions as each parcel is sold, but such commissions will be subordinated to the return of that portion of the limited partners' original investment attributable to that parcel plus a 6% per annum, non-compounded cumulative return on parcel capital.

          The general partner may share in the net proceeds from the sale of the parcels, but such share of sales proceeds will be subordinated, to the return of the limited partners' original capital and receipt of a 15% per annum, non-compounded cumulative return. The sharing arrangement of net sale proceeds after the 15% cumulative return will be 65% to the limited partners and 35% to the general partner.

PRIVATE PLACEMENT NOTE AND MORTGAGE PROGRAM

          9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by our sponsor in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised from 78 investors. The partnership issued notes maturing August 1, 1999 and providing a 9% annual return. This fund invested in loans made to an affiliate of our sponsor secured by collateral assignments of third party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in August 1999.

          9% MONTHLY CASH FUND II, L.P., was an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. Our sponsor sponsored it in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised from 82 investors. The partnership issued notes maturing February 1, 2000 that provided a 9% annual return. The partnership invested in a loan made to an affiliate or our sponsor secured by collateral assignments of third-party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000. All fees and expenses including sales commission and due diligence expense to our dealer-manager equal to 9.5% (of which 8% was re-allowed to soliciting dealers as sales commission and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax consulting and advise (which were anticipated to be approximately $30,000 were absorbed by the sponsor, Inland Real Estate Investment Corporation, and were not paid from the proceeds of the offering.

          IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in November 1993. Cash distributions through June 30, 2003 totaled

$5,147,928, of which $5,128,472 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program. As of June 30, 2003, there were 169 noteholders. All fees and expenses incurred in connection with the offer and sale of the Notes - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee, and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advise (which were anticipated to be approximately $41,000), as well as other costs associated with the refinancing of the property (such as title, surveys, appraisals, recording charges, etc.) were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.

          INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by our sponsor in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by our sponsor. The proceeds of the offering were used to make unsecured loans to limited partnerships which are affiliates of our sponsor, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. There were 36 investors in this partnership. This partnership was completed in 1997. All fees and expenses incurred in connection with the offering - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advice (which were anticipated to be approximately $45,000), as well as other costs associated with the funding of the conversion loans were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

          In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2003, IREX offered the sale of ten properties with a total property value of $105,810,559.

          LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired the Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.00%. Through June 30, 2003, cash distributions to the owners totaled $482,236, based on the actual holding period of each individual investor. As of June 30, 2003, there were nine investors in this trust.

          SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.20%. Through June 30, 2003, cash distributions to the owners totaled $363,223, based on the actual holding period of each individual investor. As of June 30, 2003, there were six investors in this trust.

          PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.89%. Through June 30, 2003, cash distributions to the owners totaled $231,314, based on the actual holding period of each individual investor. As of June 30, 2003, there were seven investors in this trust.

          1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. As of June 30, 2003, the offering is still in process, with 95.1295% ($1,807,460) of the capital raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.26%. Through June 30, 2003, cash distributions to the owners totaled $160,855, based on the actual holding period of each individual investor. As of June 30, 2003, there were 11 investors in this trust.

          LANSING SHOPPING CENTER, DBT purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The Trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The private placement memorandum projected a first year annualized cash on cash return of 8.47%. Through June 30, 2003, cash distributions to the owners totaled $314,014, based on the actual holding period of each individual investor. As of June 30, 2003, there were five investors in this trust.

          INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Disney in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the proceeds obtained from the new owners was allocated to a property reserve account. As of June 30, 2003, the offering is still in process, with 89.8075% ($14,189,578) of the capital raised. The private placement memorandum projected a first year annualized cash on cash return of 8.08%. Through June 30, 2003, cash distributions to the owners totaled $852,564, based on the actual holding period of each individual investor. As of June 30, 2003, there were 32 investors in this trust.

          TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002. The private placement memorandum projected a first-year annualized cash on cash return of 8.31%. Through June 30, 2003, cash distributions to the owner totaled $210,950. As of June 30, 2003, there was one investor in this trust.

          BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. As of June 30, 2003, the offering is still in process, with approximately 70.5434% ($5,925,643) of the capital raised. The private placement memorandum projected an initial annualized cash on cash return of 8.14%. Through June 30, 2003, cash distributions to the owners totaled $447,625, based on the actual holding period of each individual owner. As of June 30, 2003, there were 21 investors in this trust.

          BELL PLAZA 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the proceeds obtained by the new owner was allocated to a property reserve account. The offering was completed in November 2002. The private placement memorandum projected a first-year annualized cash on cash return of 14.30%, calculated based on the total original investment of

$890,000. Through June 30, 2003, cash distributions to the owner totaled $46,849. As of June 30, 2003, there was one investor in this limited liability company.

          INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment. Through June 30, 2003, cash flow to the new owner totaled $245,712. As of June 30, 2003, this property was owned by one investor.

          COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering all of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,950,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 8.05%. Through June 30, 2003, Lombard C-USA, L.L.C. remains the sole investor in the property.

          DEERE DISTRIBUTION FACILITY. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 7.23%. Through June 30, 2003, Janesville 1031, L.L.C. remains the sole investor in the property.

          FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,000,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 7.19%. Through June 30, 2003, Westminster Office 1031, L.L.C. remains the sole investor in the property.

          The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                                                         1031          Lansing        Inland 220
                                           Landings of     Sentry Office   Pets Bowie    Chattanooga   Shopping       Celebration
                                           Sarasota DBT    Building DBT    DBT           DBT           Center, DBT    Place DBT
---------------------------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                       Up to 8.5%      Up to 8.5%     Up to 8.5%     Up to 8.5%    Up to 8.5%     Up to 8.5%
---------------------------------------------------------------------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                             6.00%           6.00%          6.00%         6.00%         6.00%          6.00%
---------------------------------------------------------------------------------------------------------------------------------
    DUE DILIGENCE FEE                          0.50%           0.50%          0.50%         0.50%         0.50%          0.50%
---------------------------------------------------------------------------------------------------------------------------------
    MARKETING EXPENSES                         1.00%           1.50%          1.50%         1.50%         1.50%          1.00%
---------------------------------------------------------------------------------------------------------------------------------
    OFFERING & ORGANIZATION                    1.00%           0.50%          0.50%         0.50%         0.50%          1.00%
---------------------------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                   0.50%           0.50%          0.50%         0.50%         0.50%          0.50%
---------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
---------------------------------------------------------------------------------------------------------------------------------
    ACQUISITION FEE                            N/A             0.71%          0.77%         0.90%         0.88%          1.18%
---------------------------------------------------------------------------------------------------------------------------------
BRIDGE FINANCING FEES                          N/A              NA            1.49%         0.50%         0.20%          0.10%
---------------------------------------------------------------------------------------------------------------------------------
Total Load(4)                             11.25%-12.75%       14.23%         13.68%        14.39%        13.68%         13.23%
---------------------------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                        NA             0.75%          1.00%         0.56%         0.55%          0.52%
---------------------------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                    4.5%            5.0%          Paid by        5.0%          5.0%           4.5%
                                                                           Asset Mgr.
---------------------------------------------------------------------------------------------------------------------------------

                                          Taunton       Broadway                    Inland 210    CompUSA
                                          Circuit       Commons DBT   Bell Plaza    Celebration   Retail
                                          DBT           DBT           1031, LLC     Place DBT     Building
----------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.0%    Up to 8.77%   Up to 9.19%   Up to 7.72%   Up to 8.56%
----------------------------------------------------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                           6.00%         6.00%         6.00%         3.81%         6.00%
----------------------------------------------------------------------------------------------------------------
    DUE DILIGENCE FEE                        0.50%         0.50%         0.50%         0.00%         0.50%
----------------------------------------------------------------------------------------------------------------
    MARKETING EXPENSES                       1.00%         1.00%         1.00%         0.50%         1.00%
----------------------------------------------------------------------------------------------------------------
    OFFERING & ORGANIZATION                  0.50%         1.27%         1.69%         0.96%         1.06%
----------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                 0.61%         0.50%         0.50%         0.50%         0.50%
----------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
----------------------------------------------------------------------------------------------------------------
    ACQUISITION FEE                          0.69%         0.75%          NA           0.89%         0.82%
----------------------------------------------------------------------------------------------------------------
BRIDGE FINANCING FEES                        0.07%         0.23%          NA           0.23%         0.23%
----------------------------------------------------------------------------------------------------------------
Total Load(4)                               11.89%        12.98%        23.02%        10.52%        14.93%
----------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                     0.57%          NA           0.53%         0.53%         0.63%
----------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                  4.0%          5.0%          5.0%          4.5%          4.5%
----------------------------------------------------------------------------------------------------------------

                                          Deere
                                          Distribution    Fleet Office
                                          Facility        Building
----------------------------------------------------------------------
Commissions & Fees(1)                      Up to 8.6%      Up to 8.52%
----------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                            6.00%           6.00%
----------------------------------------------------------------------
    DUE DILIGENCE FEE                         0.50%           0.50%
----------------------------------------------------------------------
    MARKETING EXPENSES                        1.00%           1.00%
----------------------------------------------------------------------
    OFFERING & ORGANIZATION                   1.10%           1.02%
----------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                  0.50%           0.50%
----------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
----------------------------------------------------------------------
    ACQUISITION FEE                           0.87%           0.85%
----------------------------------------------------------------------
BRIDGE FINANCING FEES                         0.23%           0.35%
----------------------------------------------------------------------
Total Load(4)                                13.93%          14.57%
----------------------------------------------------------------------
Asset Management Fees(5)                      0.49%           0.49%
----------------------------------------------------------------------
Property Management Fees(6)                   4.5%            4.5%
----------------------------------------------------------------------

Backend Sales Commission                       3.5%            3.5%           3.5%          3.5%          3.5%           N/A
---------------------------------------------------------------------------------------------------------------------------------

Backend Sales Commission                     N/A            NA           3.5%           NA            NA
----------------------------------------------------------------------------------------------------------------

Backend Sales Commission                       NA              NA
----------------------------------------------------------------------

----------

          (1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

          (2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

          (3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

          (4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

          (5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent.

          (6) Property Management Fees are calculated as a percentage of Gross Income from the property.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY TABLES

          The following summary tables describe information concerning the prior programs discussed above through June 30, 2003.

          Affiliates of The Inland Group formed Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:

                                 Return on Investment   Return on Investment
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    AVERAGE ANNUAL
                                    FULLY LOADED                                                       RETURN ON
                   NET SALES       PURCHASE PRICE                                                  ALLOCATED CAPITAL    AVERAGE
                   PRICES OF         (ALLOCATED                                  GROSS RETURN %      (GROSS RETURN     NUMBER OF
                    PARCELS          CAPITAL OF           NET PROFITS ON             (NET          %/AVERAGE NUMBER    YEARS OF
                    SOLD TO         PARCELS SOLD          PARCELS SOLD TO       PROFIT/ALLOCATED      OF YEARS OF       CAPITAL
     FUND             DATE    LESS    TO DATE)        =        DATE                 CAPITAL)       CAPITAL INVESTED)   INVESTED
----------------------------------------------------------------------------------------------------------------------------------
Inland Capital
Fund, L.P.         28,049,000        13,990,000              14,059,000                100%               9.14%          11.00

Wisconsin Land
Fund, L.P.          4,137,818         2,120,803               2,017,015                 95%               9.05%          10.50

                  CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

                                                                                                    RETURN ON
                                           CAPITAL                  RETURN OF       RETURN ON     INVESTMENT PER
                                           RAISED       TOTAL    =  INVESTMENT   +  INVESTMENT         YEAR
------------------------------------------------------------------------------------------------------------------
Employee Appreciation Fund, L.P.*           400,000     502,198        400,000         102,198            10.00%

Inland Condominium Financing Fund, L.P.   1,031,000   1,411,617      1,031,000         380,617            10.00%

9% Monthly Cash Fund, L.P.                4,000,000   6,291,146      4,000,000       2,291,146             9.00%

9% Monthly Cash Fund II, L.P.             4,000,000   6,417,653      4,000,000       2,417,653             9.00%

IMC Note Issue #2 1993                    6,800,000   5,147,928              0       5,147,928             8.00%

     * Returns of Capital prior to Final Distribution.

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

          The Inland Group, Inc. was started by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products, and other related services. The Inland Real Estate Group of Companies (sometimes referred to as "Inland") represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by Inland Real Estate Investment Corporation. Inland in the aggregate was ranked by Crain's Chicago Business in April 2003 as the 33rd largest privately held company headquartered in the Chicago area. Among the affiliates of Inland is one of the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

          As of June 30, 2003 Inland and its affiliates have more than 800 employees, own properties in 39 states, and have managed assets in excess of $5 billion. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

          Our advisor and managing dealer are affiliates of Inland. The relevant skills and experience of each of the Inland affiliated companies, developed over the course of more than 35 years in business, primarily in the Chicago metropolitan area, are available to us in the conduct of our business.

          As of June 30, 2003, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 5,800 acres of pre-development land in the Chicago area, as well as 16,871,522 square feet of real property in Chicago and nationwide.

          Inland developed expertise in real estate financing as it bought and sold properties over the years. Inland Mortgage Corporation was incorporated in 1977. As of June 30, 2003 Inland Mortgage Corporation has originated more than $6 billion in financing including loans to third parties and affiliated entities.

          Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of June 30, 2003, Inland Mortgage Investment Corporation owned a $73,947,500 loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 503 loans exceeding $2,117,699,700.

          The Inland Property Management companies are responsible for collecting rent, and leasing and maintaining the rental properties they manage.

          As of June 30, 2003 Inland Property Management companies manage 42,982,552 million square feet of commercial properties in 39 states. A substantial portion of the portfolio, approximately 10.8 million square feet, consists of properties leased on a triple-net lease basis to creditworthy tenants. This means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. They also manage more than 11,000 multi-family units that are principally located in the Chicago metropolitan area.

          Inland Western Management Corporation, our management company, was incorporated in January 2003 to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management company will be responsible for collecting rent, leasing, and maintaining the retail properties it will manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management company is owned primarily by individuals who are affiliates of Inland.

          Inland Real Estate Acquisitions, Inc., another company affiliated with Inland, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired more than 1,100 properties.

          Inland Real Estate Development Corporation, an affiliate of Inland, has expertise in rezoning and developing real estate for industrial, residential, and commercial use. It has constructed more than 3,000 single family and multi-family units and developed over one million square feet of commercial space. As of June 30, 2003, Inland Real Estate Development Corporation had more than 5,000 acres of prime land available for development.

          Inland Real Estate Sales, Inc., another affiliate of Inland, is one of the largest "mid-market" commercial brokerage specialists in the Midwest. In the last three years it has completed more than $175 million in commercial real estate sales. Inland Real Estate Sales, Inc. has been involved in the sale of more than 40,000 multi-family units and over 10 million square feet of commercial property.

          See also "Prior Performance of our Affiliates" and APPENDIX A - "Prior Performance Tables" for information concerning over $2.8 billion raised from over 77,000 investors in connection with two other REITs, one other public real estate equity program, one private real estate equity program and five private placement mortgage and note programs and nine real estate exchange private placement offerings sponsored by The Inland Group affiliated companies during the 10-year period ending June 30, 2003, and the prior performance of those programs. During the last 35 years, more than 10,000 investors were in the Inland Group's 231 completed programs as of June 23, 2003, with no investor losses of initial invested capital in any completed equity program.

          The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                 AGE*   POSITION AND OFFICE WITH THE INLAND GROUP
----                 ----   -----------------------------------------
Daniel L. Goodwin    59     Chairman, president and director

Robert H. Baum       59     Vice chairman,  executive vice president - general
                            counsel and director

G. Joseph Cosenza    59     Vice chairman and director

Robert D. Parks      59     Director

----------
*As of January 1, 2003

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

          DANIEL L. GOODWIN, is a founding and controlling stockholder of and the Chairman of the Board and Chief Executive Officer of The Inland Group, Inc. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the Chairman of the Board and Chief Executive Officer of Inland Mortgage Investment Corporation and Chairman and Chief Executive Officer of Inland Bancorp, a bank holding company. He also oversees numerous stock market investment portfolios and is the advisor for Inland Mutual Fund Trust, a publicly traded mutual fund.

          HOUSING. Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin serves on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also serves as Chairman of New Directions Affordable Housing Corporation.

          EDUCATION. Mr. Goodwin obtained his Bachelor's and Master's Degrees from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. More recently, Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities. He is Vice Chairman of the Board of Trustees of Benedictine University, Vice Chairman of the Board of Trustees of Springfield College and Chairman of the Board of Trustees of Northeastern Illinois University.

          ROBERT H. BAUM has been with The Inland Group and has affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group and its affiliates. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

          G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs The Inland Group organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of 16 persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

          Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his Masters Degree from Northern Illinois University. From 1967 to 1968, he taught in the La Grange Illinois School District and, from 1968 to 1972, he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

          Mr. Cosenza has also been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director of Westbank in Westchester, Hillside and Lombard, Illinois.

          ROBERT D. PARKS has been a director of The Inland Group since 1968 and is one of the four original principals. He has been our chairman, chief executive officer, and an affiliated director since our formation. He is chairman of our sponsor and a director of our managing dealer. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is a director of Inland Real Estate Advisory Services, Inc., Inland Investment Advisors, Inc., Partnership Ownership Corp., Inland Southern Acquisitions, Inc. and Inland Southeast Investment Corp. He is chairman, chief executive officer and director of Inland Retail Real Estate Trust, Inc. and a trustee of Inland Mutual Fund Trust, Inc.

          Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for our sponsor. He oversees and coordinates the marketing of all investments and investor relations.

          Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning, as well as a member of the National Association of Real Estate Investment Trusts, Inc.

OUR GENERAL MANAGEMENT

          We operate under the direction of our board of directors. Our board is responsible for our business and management. Our board sets our policies and strategies. Our advisor is responsible for the day-to-day management of our affairs and the implementation of the policies of our board. Inland Western Management Corp. is responsible for managing, maintaining and leasing the individual properties. Inland Real Estate Acquisitions, Inc. is responsible for acquiring properties. Inland Risk and Insurance Management Services, Inc., an affiliate of The Inland Group, Inc., is responsible for providing insurance coverage on the properties. Inland Mortgage Corporation, Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation are responsible for the purchase, sales and servicing of mortgages. See "Compensation Table" for a description for the fees paid to our affiliates.

OUR DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth information with respect to our directors and executive officers:

                NAME                               AGE          POSITION AND OFFICE WITH US
                ----------                       -------  ---------------------------------------
                Robert  D. Parks ..............     59    Chairman, chief executive officer and
                                                          affiliated director
                Roberta S. Matlin .............     58    Vice president -- administration
                Scott W. Wilton ...............     42    Secretary
                Kelly E. Tucek ................     40    Treasurer
                Brenda G. Gujral ..............     60    Affiliated director
                Frank A. Catalano, Jr .........     41    Independent director
                Kenneth H. Beard ..............     63    Independent director
                Paul R. Gauvreau ..............     63    Independent director
                Gerald M. Gorski ..............     60    Independent director
                Barbara A. Murphy .............     65    Independent director

          ----------
          *As of January 1, 2003

          ROBERTA S. MATLIN has been our vice president of administration since our formation. Ms. Matlin joined Inland in 1984 as director of investor administration and currently serves as senior vice president of investments of our sponsor, directing its day-to-day internal operations. Ms. Matlin is a director of our sponsor and of our managing dealer. Since 1998, she has been vice president of administration of Inland Retail Real Estate Trust and was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. She is president and a director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation, and a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

          SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange corporation. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

          KELLY E. TUCEK has been our treasurer since our formation. Ms. Tucek joined The Inland Group in 1989 and is an Assistant Vice President of Inland Real Estate Investment Corporation. As of August 1996, Ms. Tucek is responsible for the Investment Accounting Department, which includes all public partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

          BRENDA G. GUJRAL, an affiliated director, is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of our managing dealer. Mrs. Gujral is also a director of Inland Investment Advisors, Inc., an investment advisor.

          Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

          Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state.

          She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral is also a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

          FRANK A. CATALANO, JR. has served as president of Catalano & Associates since 1999. Catalano & Associates is a real estate company that includes brokerage, property management and rehabilitation and leasing of office buildings. Mr. Catalano's experience also includes mortgage banking. Since 2002, he has been a vice president of First Home Mortgage Company. Prior to that, Mr. Catalano was a regional manager at Flagstar Bank. He also was president and chief executive officer of CCS Mortgage, Inc. from 1995 through 2000, when Flagstar Bank acquired it.

          Mr. Catalano is a member of the Elmhurst, IL Chamber of Commerce and as past chairman of the board, he is also a member of the Elmhurst Jaycees, Elmhurst Hospital Board of Governors, Elmhurst Kiwanis and is currently the President of Elmhurst Historical Museum Commission. Mr. Catalano holds a mortgage broker's license.

          KENNETH H. BEARD was president and chief executive officer of Exelon Services, an energy services company from 1999-2002, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Exelon Services is a subsidiary of Exelon Corporation, a New York Stock Exchange listed company. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974 Mr. Beard was employed at The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

          Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization, and Harris Bank - Hinsdale, serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering, and is a past member of the Oak Brook, Illinois Plan Commission (1981-1991).

          PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003. Prior to 1995, he was a director and acting chief financial officer instrumental in 1996 Cylink initial public offering.

          Mr. Gauvreau holds a MBA from the University of Chicago an a BSC from Loyola University of Chicago. He is on the Board of Trustees and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and treasurer of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

          GERALD M. GORSKI is a partner in the law firm of Gorski and Good, Wheaton Illinois. Mr. Gorski's practice is limited to governmental law. His firm represents numerous units of local government in Illinois and Mr. Gorski has served as a Special Assistant State's Attorney and Special Assistant Attorney General in Illinois. He received a Bachelor of Arts degree from North Central College with majors in Political Science and Economics and a Juris Doctor degree from DePaul University Law School where he was placed on the Deans Honor List. Mr. Gorski serves as the Vice-Chairman of the Board of Commissioners for the DuPage Airport Authority. He has written numerous articles on various legal issues facing Illinois municipalities; has been a speaker at a number of municipal law conferences and is a member of the Illinois Bar Association, the Institute for Local Government Law and the International Municipal Lawyers Association.

          BARBARA A. MURPHY is the Chairwoman of the DuPage Republican Party. Ms. Murphy is also a member of Illinois Motor Vehicle Review Board and a member of Matrimonial Fee Arbitration Board. Ms. Murphy is a Milton Township Trustee and a committeeman for Milton Township Republican Central Committee. Ms. Murphy previously served as State Central Committeewoman for the Sixth Congressional District and has also served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force, and the Illinois Toll Highway Advisory Committee. Ms. Murphy is a founding member of the Family Shelter Service Board. As an active volunteer for Central DuPage Hospital, she acted as the "surgery hostess" (cared for families while a family member was undergoing surgery). Ms. Murphy was a department manager and buyer for J.W. Robinson's and Bloomingdale's and the co-owner of Daffy Down Dilly Gift Shop.

COMMITTEES OF OUR BOARD OF DIRECTORS

          Our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board's discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

          AUDIT COMMITTEE. Our bylaws provide for our board to designate an audit committee consisting of at least three independent directors and for all committee members to be independent directors. Our board will designate three of the independent directors as the members of the audit committee. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of our internal accounting controls.

          EXECUTIVE COMMITTEE. Our board may establish an executive committee consisting of three directors, including two independent directors. The executive committee would likely exercise all powers of the board in the management of the business and affairs of our company, except for those which require actions by all of the directors or by the independent directors under our articles of incorporation or bylaws or under applicable law.

          MANAGEMENT AND DISCLOSURE COMMITTEE. Our board may establish a management disclosure committee to assist in reviewing our disclosures, controls and procedures. The committee may include our directors and directors and officers of our advisor.

          EXECUTIVE COMPENSATION COMMITTEE. Our board may establish an executive compensation committee consisting of three directors, including two independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

          We pay our independent directors an annual fee of $5,000 plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

          We have no employees and our executive officers will not receive any compensation from us for their services as such officers. Our executive officers are officers of one or more of our affiliates, and are compensated by those entities, in part, for their services rendered to us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

          We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

          We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

          The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 3,000 shares at $8.95 per share to each of our five independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The option price will be fixed at $8.95 per share until the earlier of the termination of this offering or two years after the commencement of this offering.

          One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

          Options granted under the independent director stock option plan are exercisable until the first to occur of

          -    the tenth anniversary of the date of grant,

          - the removal for cause of the independent director as an independent director, or

          - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

          No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

          Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

          - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

          - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

          - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

          Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor, all of whom have held their positions and offices since its formation in 1998. The biographies of Messrs. Parks, Cosenza, and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."

          NAME                       AGE      POSITION AND OFFICE WITH OUR ADVISOR
          ----                       ---   ------------------------------------------
          Daniel L. Goodwin .......  59    Director
          Robert D. Parks .........  59    Director and president
          G. Joseph Cosenza .......  59    Director
          Brenda G. Gujral ........  60    Vice president
          Catherine L. Lynch ......  44    Treasurer
          Scott W. Wilton .........  42    Secretary

          ----------
          *As of January 1, 2003

          CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer/secretary of our sponsor. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Ms. Lynch is also the treasurer/secretary and a director of the dealer manager and treasurer of Inland Retail Real Estate Advisory Services and Inland Investment Advisors, Inc. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

OUR ADVISORY AGREEMENT

          DUTIES OF OUR ADVISOR. Under the terms of our advisory agreement, our advisor, generally has responsibility for our day-to-day operations. This includes the following:

          -    administering our bookkeeping and accounting functions,

          - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party, and

          -    rendering other services as our board deems appropriate.

Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

          TERM OF THE ADVISORY AGREEMENT. The advisory agreement has an initial term of three years and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function. Our board shall determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

          COMPENSATION TO ADVISOR. The advisory agreement provides for the advisor to be paid:

          - an advisor asset management fee after the stockholders have first received a 6% annual return; and

          -    a property disposition fee; and

          - an incentive advisory fee from the net proceeds of a sale of a property after the stockholders have first received a 10% cumulative return and a return of their net investment.

          If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

          The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

          -    employee expenses;

          - travel and other expenses of its directors, officers and employees;

          -    rent;

          -    telephone;

          - equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

          - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

          REIMBURSEMENT BY ADVISOR. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

          - by which our total operating expenses paid during the previous fiscal year exceed the greater of

               -    2% of our average assets for that fiscal year or

               - 25% of our net income, before any additions to or allowance for reserves for depreciation, amortization or bad debts or other similar low-cash reserves before any gain from the sale of our assets, for that fiscal year;

          - PLUS an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 6% per annum on net investment.

The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

          BUSINESS COMBINATION BETWEEN US AND THE ADVISOR. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets. Until September 15, 2008, such a business combination could only take place with our consent and that of the advisor and property manager. After September 15, 2008, we could acquire these companies in a business combination without their consent.

          If the businesses conducted by the advisor and/or a property manager are acquired by or consolidated into us, the advisor and/or the property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating their respective management agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

          The number of shares we will issue to the advisor and/or the property managers, as the case may be, will be determined as follows:

          - We will first send an election notice to the advisor and/or the property manager, as the case may be, of our election to proceed with such a transaction.

          - Next, the net income of the advisor and/or the property manager, as the case may be, for the calendar monthly period immediately preceding the calendar month in which the business combination agreement is signed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the property manager will bear the cost of the audit.

          - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the fiscal quarter immediately preceding the fiscal quarter in which the business combination agreement is signed, all based upon our quarterly report delivered to stockholders.

          Funds from operations means generally net income in accordance with generally accepted accounting principles, excluding gains or losses, from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

          The resulting quotient will constitute the number of shares to be issued by us to the advisor or the property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction to occur within 90 days of delivery after the election notice.

          Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

          LIABILITY AND INDEMNIFICATION OF ADVISOR. Under the advisory agreement, we are required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. However, this is only a requirement so long as:

          - the advisor determined in good faith that the course of conduct which caused a loss or liability was in our best interest;

          - the advisor was acting on behalf of or performing services for us;

          - the liability or loss was not the result of misconduct on the part of the advisor; and

          - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of the stockholders.

          We will advance amounts to those entitled to indemnification for legal and other expenses only if:

          - the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

          - the legal action is initiated by a third party and a court of competent jurisdiction specifically approves its advancement; and

          - the person seeking indemnification who is receiving the advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if such party is found not to be entitled to indemnification.

          Inland Retail Real Estate Trust, Inc. is still offering its securities and has not fully invested all of its anticipated funds available for investment. Accordingly, material conflicting investment opportunities between them and us could be expected. However, we have initially focused our purchase of retail centers to those west of the Mississippi River, which is outside Inland Retail Real Estate Trust, Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE PROPERTY MANAGER AND THE MANAGEMENT AGREEMENT

          Our present property manager provides property management services to us under the terms of the management agreement. The property manager provides services in connection with the rental, leasing, operation and management of the properties. Our property manager is a Delaware corporation, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property manager a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the management agreement from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate the property manager if it provides us with services other than those specified in the management agreement. There will be a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property manager may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property manager may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

          Our property manager, Inland Western Management Corp., conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

          See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

          The following sets forth information with respect to the executive officers and directors of the Inland Western Management Corp.

                                                                 POSITION AND OFFICE
                                                                 WITH INLAND WESTERN
             NAME                                AGE*              MANAGEMENT CORP.
             ----                                ----            -------------------
             Thomas P. McGuiness ..............   46       Chairman, director and chief
                                                           executive officer
             JoAnn Armenta ....................   29       Senior vice president, director
                                                           and secretary
             James H. Neubauer.................   61       Senior vice president and
                                                           director
             Alan F. Kremin....................   56       Director

             Anthony Casaccio..................   47       Director

          ----------
          *As of January 1, 2003

          THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

          JOANN ARMENTA joined Inland Property Management in 1992 working in residential management. Ms. Armenta became involved with commercial properties in 1995 overseeing the management of retail, office and industrial properties. She has managed a portfolio of retail properties for Inland Commercial Property Management and was promoted to senior property manager supervising one-half of the property managers. In 2001, she left Inland Commercial Property Management and accepted a position as Assistant Vice President for Inland Southern Corp. Also, she was promoted to Vice President of Inland Mid-Atlantic Management Corp. Her responsibilities in these positions include being in charge of due diligence for all retail acquisitions in approximately 15 states. In 2002 alone she was responsible for all due diligence on approximately 12 million square feet including the pro formas, site inspections, tenant interviews; engineering reports and upgrades. She has also been responsible for coordinating the transition from a property in the due diligence process to the seamless folding of the property into property operations.

          Mrs. Armenta is also the sole training coordinator for Inland Southeast Property Management Corp., Inland Southern Management Corp., and Inland Mid-Atlantic Management Corp. for all new property managers and employees. In addition, she oversees the management of a portfolio of over two million square feet in the Chicago metropolitan area managing retail, office and light industrial.

          Ms. Armenta holds a CSM accreditation with the International Council of Shopping Centers.

          JAMES H. NEUBAUER joined Inland Property Management in 1978. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became a regional property manager with responsibility for residential and retail mixed use properties. In 1984, he became the president of Inland Western Property Management, responsible for a portfolio of properties in Arizona. From 1985 to

1996, Mr. Neubauer was senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana and Wisconsin. He left Inland Southeast Property Management Corp. as senior vice president and in May 2002 was promoted to President. He has achieved the Certified property Manager (CPM) designation. He is also a member of the International Council of Shopping Centers and is a licensed real estate broker in Florida. He holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

          ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a director for various Inland Group subsidiaries, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, when he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

          ANTHONY A. CASACCIO joined Inland in 1984, working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, where he was responsible for the disposition of over 20,000 apartment units located in northeast Illinois and nearby states, as well as non-residential properties leased to nursing homes, health clubs, office, industrial and shopping center tenants. In 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Still serving in those capacities, Mr. Casaccio is responsible for the disposition of raw land investment programs for which he is also a senior vice president of the sponsor, which owns more than 10,000 acres of development land in Chicago's suburban counties.

          In connection with land development, Mr. Casaccio, in addition to the sales of improved and raw land parcels, oversees land planning activities associated with readying land for sale, including zoning and annexation, negotiations with local municipal school, sanitary district and county authorities, submission of concept plans, preliminary and site amenities, final plats of subdivision; and completion of infrastructure improvements such as roads, sewer and water lines stormwater management facilities and site amenities. He is also a director and the secretary/treasurer of IRED Development Management, Inc.

          Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the Realtor Association of the Western Suburbs (IL), the Fox Valley (IL) Association of Realtors, the Tri-County Board of Realtors, the National Association of Realtors, the Home Builders Association of Greater Chicago, the Northern Illinois Home Builders Association and the Urban Land Institute. He is a licensed real estate broker in the state of Illinois.

INLAND SECURITIES CORPORATION

          Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does nor focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

          The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks set forth above under "-Inland Affiliated Companies" in this section and the biographies of Mrs. Gujral and Ms. Matlin are set forth above under "-Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."

                                                              POSITION AND OFFICE
             NAME                            AGE*          WITH OUR MANAGING DEALER
             ----                            ----          ------------------------
             Brenda G. Gujral..............   60   President, chief operating officer and director
             Roberta S. Matlin.............   58   Vice president and director
             Catherine L. Lynch............   44   Treasurer, secretary and director
             Robert D. Parks...............   59   Director
             Brian Conlon..................   44   Executive vice president
             R. Martel Day.................   53   Executive vice president - national sales and
                                                   marketing
             Fred C. Fisher................   58   Senior vice president
             David Bassitt.................   60   Senior vice president
             John Cunningham...............   44   Senior vice president
             Tomas Giardino................   28   Vice president
             Curtis Shoch..................   30   Vice president
             Shawn Vaughan.................   31   Vice president
             Mark Lavery...................   27   Vice president
             Ralph Rudolph.................   39   Vice president

          ----------
          *As of January 1, 2003

          BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon currently serves on the national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

          R. MARTEL DAY is executive vice president-national sales and marketing for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president, and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group to maximize sales.

          Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an Inland affiliated company.

          FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

          DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received his bachelor's degree from Ferris State University, and a master's degree from St. Cloud University. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

          JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers, Inc.

          TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer.
Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

          CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

          SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

          MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

          RALPH RUDOLPH joined Inland Securities Corporation in 1995 as a regional representative for midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corp. and worked for another broker-dealer. He is a graduate of Elmhurst College with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

          The laws that we are subject to and our articles of incorporation provide that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

          Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Our articles of incorporation and bylaws provide that the liability of our directors and officers is limited to the fullest extent permitted by Maryland law and that none of our directors and officers will be liable to us or to any of our stockholders for money damages, including for breach of their fiduciary duty to us. As a result, our directors and officers will not be liable for monetary damages unless:

          - the person actually received an improper benefit or profit in money, property or services; and

          - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Except as described below, our articles of incorporation authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify or reimburse the expenses of any director, officer, employee, agent or the advisor or its affiliates unless:

          - the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

          - the person seeking indemnification was acting on our behalf or performing services for us;

          - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

          - such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from the assets of the stockholders.

          As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

          - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

          - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

          - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

          We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we qualify as a REIT, only if all of the following conditions are satisfied:

          - the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

          - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

          - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

          We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we will not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our articles of incorporation. We may enter into any contract for indemnity and advancement of expenses with any director, officer, employee or agent as may be determined by the board and as permitted by law. As of the date of this prospectus, we have not purchased any insurance on behalf of any person but we intend to.

          We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The agreements provide that we also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under the our directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

          We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth information as of September 10, 2003 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of September 10, 2003, we had one stockholder of record. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                        NUMBER OF SHARES
           BENEFICIAL OWNER            BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------------------   ------------------   ----------------
Robert D. Parks                            20,000 (1)             100%

Roberta S. Matlin                              0                    *

Scott W. Wilton                                0                    *

Kelly E. Tucek                                 0                    *

Brenda G. Gujral                               0                    *

Frank A. Catalano, Jr.                      1,000 (2)               *

Kenneth H. Beard                            1,000 (2)               *

Paul R. Gauvreau                            1,000 (2)               *

Gerald M. Gorski                            1,000 (2)               *

Barbara A. Murphy                           1,000 (2)               *

All directors and executive officers       25,000 (1)             100%
as a group (10 persons)

----------
   *Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 1,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                           OUR STRUCTURE AND FORMATION

          We were formed in March 2003 as a Maryland corporation. Our articles of incorporation and bylaws became operative on March 5, 2003. Our existence is perpetual.

STRUCTURE

          We intend to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. Our advisor has agreed to not sell their initial investment while the advisor remains our sponsor, but may transfer these shares to its own affiliates. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in qualified REIT subsidiaries.

          See "How We Operate - Organizational Chart" for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure.

          If only the minimum offering of 200,000 shares is sold, such shares will represent 90.91% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent 9.09% of the issued and outstanding shares. If 250,000,000 of the shares offered by this prospectus are sold, such shares will represent 99.99% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent only 0.01% of the issued and outstanding shares.

          We will form entities to acquire each of the properties to be owned by us. They will be owned or controlled directly or indirectly by us.

          Robert D. Parks, Brenda G. Gujral, Roberta S. Matlin, Daniel L. Goodwin, Catherine L. Lynch, and Kelly E. Tucek are considered our promoters. Mr. Parks is our chairman and a director. Ms. Gujral is a director. Ms. Matlin is our vice president. Ms. Tucek is our treasurer. None of our promoters are employed by us. Other than Mr. Parks and Ms. Gujral, Ms. Matlin or Ms. Tucek, none of our promoters are officers or directors of us.


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                             SELECTED FINANCIAL DATA

          As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to the advisor for an aggregate purchase price of $200,000. See "Management's Discussion and Analysis of Our Financial Condition," and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

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                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

          Our investment objectives are to:

          - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

          - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

          -    preserve stockholders' capital.

It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

          Federal income tax law requires that a REIT distribute annually at least 90% of its REIT Taxable Income. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

          We anticipate that distributions will be paid to our domestic stockholders on a monthly basis and to our foreign stockholders on a quarterly basis. Distributions will be at the discretion of the board. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

TYPES OF INVESTMENTS

          We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type and size of retail centers. Our properties will consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our real estate will be located mainly in the states west of the Mississippi River in the United States. We will endeavor to acquire multiple properties within the same major metropolitan markets where acquisitions result in efficient property operations with the potential to achieve market leverage. See "Real Property Investments -- General."

          Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

          We may also acquire real estate improved with other commercial facilities which provide goods and services as well as those leased on a double or triple-net-lease basis which are either commercial or retail. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

          To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we intend to acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

          We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, our inability to obtain tenants, weather conditions, and government regulation.

          See "- Investment Limitations" under this section and "Summary of Our Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

          We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,000 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

               -    geographic location and type;

               -    construction quality and condition;

               -    current and projected cash flow;

               -    potential for capital appreciation;

               -    lease rent roll, including the potential for rent increases;

               - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

               - potential for expanding the physical layout of the property and/or the number of sites;

               - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

               - prospects for liquidity through sale, financing or refinancing of the property;

               - competition from existing properties and the potential for the construction of new properties in the area; and

               - treatment under applicable federal, state and local tax and other laws and regulations.

          Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

          Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

DESCRIPTION OF LEASES

          When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

          Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

          Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property manager. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

          In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

          We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See " -- Joint Ventures" in this section and "Federal Income Tax Considerations -- Federal Income Taxation as a REIT."

          Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

          Under our articles of incorporation, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may our cost of the asset exceed its appraised value at the time we acquire the property.

          If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

          We intend to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares, limited partnership units in the operating partnership, interest in our subsidiaries that own our properties, or a combination of any of these. However, we may incur indebtedness to acquire properties where our board determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our articles of incorporation provide that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, not exceed 300% of net assets. Net assets means our total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess.

          We may incur debt secured by our properties, but most likely on a non-recourse basis, some of which may be subject to certain carve outs. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it may be in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

SALE OR DISPOSITION OF PROPERTIES

          Our board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

          We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, the board, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax law under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

          When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

          Our stockholders have no voting rights to implement our investment objectives and policies. Our board has the responsibility for our investment objectives and policies. Our board may not, however, make any material changes regarding the restrictions on investment policies set forth in our articles of incorporation without amending the articles of incorporation. Any amendment to our articles of incorporation requires the affirmative vote of a majority of our then outstanding voting shares of common stock. See "Summary of Our Organizational Documents -- Restrictions on Investments."

INVESTMENT LIMITATIONS

          We will not:

               - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

               -    invest in commodities or commodity future contracts;

               -    issue redeemable shares of common stock;

               - issue shares on a deferred payment basis or other similar arrangement; and

               - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of Our Organizational Documents -- Restrictions on Investments" for additional investment limitations.

          We do not intend to engage in hedging or similar activities for speculative purposes.

          We have no current plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

          Consistent with our investment limitations, we may from time to time invest amounts of money in the securities of other companies that may or may not be REITs or companies related to real estate to seek superior returns on these investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase or on a short-term basis to real estate ventures.

APPRAISALS

          All real property acquisitions to be made by us will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

          If at least 200,000 shares are not sold within six months from the original effective date of this prospectus, all funds received from subscribers will be promptly returned to them, together with any interest earned on the funds. We would expect to return funds to subscribers within five business days after the offering is terminated if at least 200,000 shares are not sold within six months from the original effective date of this prospectus. Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

               - fund expenses incurred to operate the properties which have been acquired,

               - reimburse the advisor for our expenses, to the extent allowable under the advisory agreement,

               - pay the advisor its compensation under the advisory agreement; and

               - pay the property manager its property management fee under the management agreement

          See "Estimated Use of Proceeds" and "Plan of Distribution -- Escrow Conditions." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING

          We anticipate that by September 15, 2008, our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by September 15, 2008, our board may decide to sell our assets individually, list our shares at a future date; or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

JOINT VENTURES

          We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

          We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately own a 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses or to meet lender requirements.

          In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of the REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors -- Risks Related to the Offering."

          We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

          From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions, government regulation and our inability to obtain tenants. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intends to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounts, and obtaining financing. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Future Tax Considerations - Federal Income Taxation as a REIT" for a discussion of a "taxable REIT subsidiary." We will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

OTHER POLICIES

          Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

          We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations - Federal Income Taxation as a REIT."

          We will not make distributions-in-kind, except for:

          -    distributions of readily marketable securities;

          - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles of incorporation; or

          - distributions of in-kind property which meet all of the following conditions:

               - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

               - our board of directors offers each stockholder the election of receiving in-kind property distributions; and

               - the directors distribute in-kind property only to those stockholders who accept our offer.

          Although our articles of incorporation and bylaws do not prohibit the following, we have no current plans to:

          -    underwrite the securities of other issuers;

          -    invest in real estate mortgages; or

          - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholder to engage in any such transaction.

          Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities - Preferred Stock," "- Issuance of Additional Securities and Debt Instruments" and "- Restrictions on Issuance of Securities."


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                            REAL PROPERTY INVESTMENTS

INVESTING IN REITS

     A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, generally a company must annually distribute at least 90% of its taxable income to stockholders.

     According to the National Association of Real Estate Investment Trusts (NAREIT), dividend growth for publicly traded REITs has consistently outpaced inflation. Stock price appreciation for publicly-traded REITs has historically tracked the rate of increase in the Consumer Price Index, according to NAREIT. This information is based on REITs that are listed and traded on a national exchange and would not be representative of an investment in a REIT that is not publicly traded such as us, and there is no assurance that an investment in a non-publicly traded REIT will produce comparable results.

     An analysis of historical data on publicly-traded REITs by Ibbotson Associates, a leading financial research firm, concluded that REITs have a low correlation with other stocks and bonds and represent a potentially powerful diversification tool. Ibbotson noted, "The asset allocation decision is the most important determinant of portfolio performance, outweighing the benefits of market timing and security selection." In particular, Ibbotson found that REITs may boost return and reduce risk when added to a diversified portfolio. Ibbotson also found that REITs outperformed most other major market benchmarks over the 1972-2002 period with much less volatility. There can be no assurance that future performance will mirror past performance and that these results would be comparable to non-traded REITs, like us.

GENERAL

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;

     -    health care facilities;

     -    industrial properties;

     -    leisure home sites;

     -    manufacturing facilities;

     -    mining properties;

     -    ranches;

     -    single-family residential properties;

     -    timberlands; or

     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

     See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

     We intend to initially focus on acquisition activity in major metropolitan areas in the western United States. The western United States, which consists of the southwest, rocky mountain and far west states, is projected to experience the most growth of any region of the country over the next 25 years. Population is expected to increase by 33.5 million between 2000 and 2025. Most of the states in the region will experience population growth rates ahead of the national average. In addition, the western region is forecast to lead the nation in the rate of employment growth. The western states will generate 22.8 million new jobs between 1999 and 2025 and account for 38% of total United States job growth.

     California is projected to show the largest gains in population and employment; however, the region's growth is expected to become more dispersed as other western states experience higher rates of growth. Texas is expected to retain its position as the second largest state, with a population likely to exceed 29.8 million by 2025. Nevada is likely to experience the fastest rate of growth (2.4% annually between 2000 and 2025), followed by Arizona, Utah, Idaho, Colorado, Texas, New Mexico, Oregon and Washington.

     Employment growth is expected to follow a similar pattern. Nevada, Arizona and Utah are projected to lead the nation by generating the fastest rate of annual employment growth. Several western cities are expected to rank among the nation's ten fastest growing metropolitan markets. These areas include Laredo and Austin-San Marcos in Texas, Las Vegas in Nevada, Provo-Orem in Utah and Phoenix-Mesa in Arizona.

     The Western region benefits from the diversity of its economy, which has enabled many western states to maintain employment and income growth even when some sectors experience reduced demand. Agriculture, natural resources, manufacturing, trade and services are all represented in the region's economy. In addition many of the goods and services produced in the west have international markets. Much of the total United States output of agricultural products, oil and natural gas, lumber and wood products and electronic equipment is produced in the West.

INSURANCE COVERAGE ON PROPERTIES

     We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additional, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Legislation has been enacted to provide federal insurance for property losses due to terrorism. We cannot be certain what impact this legislation will have on us or what additional costs to us, if any, could result.

PROPERTIES

     An affiliate, Inland Real Estate Acquisitions, Inc., has entered into an agreement to acquire a community shopping center in Phoenix, Arizona. This Safeway-anchored grocery shopping center has approximately 180,000 square feet.

     We intend to primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, we may also purchase larger shopping centers, and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

     We expect that our neighborhood and community shopping centers will be "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us.

     In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we consider a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and that overall rental rates at each property are comparable to market rates. We anticipate that each property will be located within a vibrant economic area. We believe that each of the properties will be well-located, will have acceptable roadway access, will attract high quality tenants, will be well-maintained and will have been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We generally do not consider any other factors materially relevant to the decision to acquire each of the properties.

     When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     A substantial portion of our income will consist of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We may own centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

     Some of our leases may also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds.

     We seek to reduce our operating and leasing risks through geographic and tenant diversity.

     We will receive an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of truth worth or realizable value.

     In cases where we have purchased properties from our affiliates, our directors, including the independent directors, must approve the acquisitions of the properties from our affiliates as being fair and reasonable.

POTENTIAL PROPERTY ACQUISITIONS

     We are currently considering acquiring the one property in Phoenix, Arizona. Our decision to acquire this property will generally depend upon:

     - no material adverse change occurring in the property, the tenants or the local economic conditions;

     - our receipt of sufficient net proceeds from this offering to make this acquisition or sufficient availability of credit; and

     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

     Other properties may be identified in the future that we may acquire before or instead of this property. We cannot guarantee that we will complete this acquisition.

POTENTIAL PROPERTY: PEORIA STATION, PEORIA, ARIZONA

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.

     Inland Real Estate Acquisitions, Inc., an affiliate of our advisor, has entered into a contract to acquire this property. We anticipate that Inland Real Estate Acquisitions will assign this purchase contract to us at no cost. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.

     We may place financing on the property at the time of acquisition.

     In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Peoria Station was built in 1987 and redeveloped in 2002/2003. As of June 30, 2003, this property was 98% leased. We anticipate that all existing leases will be assigned to us.

     For federal income tax purposes, the depreciable basis in this property will be approximately $19,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Two tenants, Safeway and LA Fitness, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                             Base Rent
                  Approximate               Per Square
                  GLA Leased    % of Total   Foot Per          Lease Term
Lessee             (Sq. Ft.)    GLA          Annum ($)    Beginning       To
---------------------------------------------------------------------------------
Safeway                55,471          31%        5.60    04/01/95     12/31/97
                                                  6.92    01/01/98     12/31/17

LA Fitness             40,916          23%        6.60    05/01/02     01/31/03
                                                 13.20    02/01/03     01/31/07
                                                     *    02/01/07     01/31/12
                                                     *    02/01/12     01/31/17

* Rent increases by CPI

     As of June 30, 2003, a total 137,319 square feet was leased to 17 tenants at this property. The following table sets forth certain information with respect to those leases:

                     Approximate                              Base Rent Per
                     GLA Leased               Current Annual   Square Foot
Lessee                (Sq. Ft.)   Lease Ends     Rent ($)     Per Annum ($)
---------------------------------------------------------------------------
Blackbelt Academy          1,800       08/03          23,886          13.27
Barro's Pizza              2,400       08/03          36,000          15.00
Ombundsman
  Education                1,763       11/03          28,208          16.00
Melly's Hallmark           3,000       01/04          40,500          13.50
Smartcare Medical
  Center                   1,200       10/04          30,724          25.60
Other Mothers              4,197       12/04          65,054          15.50
Circus Cleaners              900       01/05          14,362          15.96
Cents Store                5,300       04/05          57,400          10.83
H & R Block                1,800       04/05          33,048          18.36
Great Clips                1,200       06/05          21,900          18.25
Peter Piper Pizza         11,067       12/05         138,337          12.50
#1 Nails                     900       01/06          14,812          16.46
Tan Banana                 1,800       09/06          30,600          17.00
China Palace               1,885       08/07          41,885          22.22
Dunkin Donuts              1,720       04/09          51,416          29.89
LA Fitness                40,916       01/17         540,091          13.20
Safeway                   55,471       12/17         383,859           6.92

     In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.

                                 CAPITALIZATION

     The following table sets forth our historical capitalization as of June 30, 2003 and our pro forma capitalization as of that date as adjusted to give effect to the sale of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We were originally capitalized in March 2003 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares of common stock. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition--Liquidity and Capital Resources."

                                                                                      June 30, 2003
                                                                                Historical      Pro Forma
                                                                               ------------   ------------
DEBT:
   Mortgage notes payable...................................................   $          0   $          0

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 10,000,000 authorized, none
   outstanding..............................................................              0              0
   Common stock, $.001 par value, 350,000,000 authorized, 20,000 shares issued and outstanding historical; 220,000 shares
     issued and outstanding pro forma ......................................             20            220
   Additional paid-in capital...............................................        202,230      1,902,030
   Retained earnings deficit................................................         (9,750)        (9,750)
                                                                               ------------   ------------
     Total stockholders' equity.............................................        192,500      1,892,500
                                                                               ------------   ------------
     Total capitalization...................................................   $    192,500   $  1,892,500
                                                                               ============   ============

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                               FINANCIAL CONDITION

     Certain statements contained in this "Management's Discussion and Analysis of Our Financial Condition" and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. See "Cautionary Note Regarding Forward-Looking Statements." You should read the following discussion along with our financial statements and the related notes included in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

     We were formed in March 2003 to acquire and manage a diversified portfolio of real estate, primarily located in states west of the Mississippi River. We may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. The advisor has guaranteed payment of all public offering expenses (excluding selling commissions and other fees payable to the managing dealer) in excess of 5.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds.

     We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders until such time as a market for the shares develops:

     The distribution reinvestment program will allow stockholders who purchase shares pursuant to this offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

     The share repurchase program will provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for per prior calendar year.

Shares purchased by us will not be available for resale. During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering.

     The net proceeds of the offering will enable us to purchase properties. It is our policy to acquire properties free and clear of permanent mortgage indebtedness if we deem it advantageous by paying the entire purchase price of each property in cash or for shares, interest in entities that own our properties, or a combination of these means, and to selectively encumber all or some properties. We may, however, acquire properties subject to existing indebtedness. Following acquisition, the proceeds from such loans will be used to acquire additional properties to increase cash flow and provide further diversity. If the offering is not fully sold, our ability to diversify our investments may be diminished. Our advisor expects that the cash to be generated from operations of the properties identified for acquisition, which we intend to acquire if sufficient proceeds are raised in the offering, will be adequate to pay our operating expenses and provide distributions to stockholders.

     Our management will monitor the various qualification tests we must meet to maintain our status as a REIT. We test large ownership of the shares upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests described in the section entitled "Federal Income Tax Considerations -- Federal Income Taxation as a REIT" are met. On an ongoing basis, as we and the advisor perform due diligence on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes.

CAPITAL RESOURCES

     As of the date of this prospectus, we have identified one property in which to invest. If the minimum 200,000 shares are sold, we would not have sufficient resources to acquire the property identified.

     We have rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. We expect to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.

     The number of properties we will acquire will depend upon the amount of the net proceeds of the offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

     The advisor has guaranteed payment of all organization and offering expenses, including selling commissions and the other fees payable to the managing dealer, in excess of 15% of the gross offering proceeds of the offering and all organization and offering expenses, excluding such selling expenses, in excess of 5.5% of the gross offering proceeds. In addition, if we do not sell the minimum offering, neither our sponsor nor our advisor will be reimbursed for any organization and offering expenses.

     As of June 30, 2003, we had incurred $691,911 of offering and organization costs, all of which was advanced by our advisor.

     Certain compensation and fees payable to our advisor for services to be provided to us are limited to maximum amounts. Set forth below is a table describing compensation and fees payable by us to our advisor.

Nonsubordinated payments:

Offering stage:
                          Selling commissions                 7.5% of the sale price for each share
                          Marketing contribution and due      3.0% of the gross offering proceeds
                          diligence allowance
                          Reimbursable expenses and other     We will reimburse our sponsor for
                          expenses of issuance                actual costs incurred, on our behalf, in
                                                              connection with the offering
Acquisition stage:
                          Acquisition expenses                We will reimburse an affiliate of
                                                              our advisor for costs incurred, on
                                                              our behalf, in connection with the
                                                              acquisition of properties
Operational stage
                          Property management fee.  THIS FEE  4.5% of the gross income from the
                          TERMINATES UPON A BUSINESS          properties. (Cannot exceed 90% of
                          COMBINATION WITH OUR PROPERTY       the fee which would be payable to
                          MANAGER                             an unrelated third party)
                          Loan servicing fee                  .08% of the total principal amount
                                                              of the loans being serviced for
                                                              each full year, up to the first
                                                              $100 million and a lesser
                                                              percentage on a sliding scale
                                                              thereafter
                          Reimbursable expenses relating to   The compensation and reimbursements
                          administrative services             to our advisor and its affiliates
                                                              will be approved by a majority of
                                                              our directors
Liquidation stage:
                          Property disposition fee. THIS FEE  Lesser of 3% of sales price or 50%
                          TERMINATES UPON A BUSINESS          of the customary commission which
                          COMBINATION WITH THE ADVISOR        would be paid to a third party
Subordinated payments:
                          Operational stage:
                          Advisor asset management fee.       Not more than 1% per annum of our
                          THIS FEE TERMINATES UPON A          average assets; subordinated to a
                          BUSINESS COMBINATION WITH OUR       non-cumulative, non-compounded return,
                          ADVISOR                             equal to 6% per annum

                          Liquidation stage:
                          Incentive advisory fee. THIS FEE    After our stockholders have first
                          TERMINATES UPON A BUSINESS          received a 10% cumulative, non-
                          COMBINATION WITH OUR ADVISOR        compounded return and a return on
                                                              their net investment, an incentive
                                                              advisory fee equal to 15% on net
                                                              proceeds from the sale of a property
                                                              will be paid to our advisor

     As of the date of this prospectus, we have no current plans to acquire the property manager or advisor. No subscriptions for shares have been received from the public. The only funds received to date are from the advisor's contribution of $200,000 for 20,000 common shares.

RESULTS OF OPERATIONS

     As of the date of this prospectus, we have not yet had any operations. We intend to use the proceeds of this offering as set forth under "Estimated Use of Proceeds," principally to acquire properties. Our primary business objective will be to enhance the performance and value of our properties through management strategies designed to meet the needs of an evolving retail marketplace.

     As we have not acquired any properties yet, our advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to in the prospectus.

     We have paid no distributions yet.

FUNDS FROM OPERATIONS

     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under accounting principles generally accepted in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, also known as "NAREIT", an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions.

INITIAL PROPERTY

     We have the right to acquire a neighborhood center, being the initial property. If sufficient funds are raised in the offering, we will, subject to certain conditions, acquire the initial property from an unaffiliated third party. See "Real Property Investments" for a more detailed description of the initial property.

CRITICAL ACCOUNTING POLICIES

GENERAL.

     The following disclosure pertains to critical accounting policies management believes will be most "critical" to the portrayal of our financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which will be taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

     VALUATION AND ALLOCATION OF INVESTMENT PROPERTY. In order to ascertain the value of an investment property management will take into consideration many factors which require difficult, subjective or complex judgments to be made. These judgments require management to make assumptions when valuing each investment property. Such assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures, and debt financing rates, among others. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, and physical condition, and investor return requirements, among others. Furthermore, at the acquisition date, every property acquired will be supported by an independent appraisal. All of the aforementioned factors are taken as a whole by management in determining the valuation. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results, differ from management's judgment, the valuation could be negatively effected.

     We will allocate the purchase price of the each acquired investment property between land, building and improvements, acquired favorable and unfavorable leases, lease origination value (the market cost avoidance of executing each acquired lease), and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires complex judgments and significant estimates. We use the information contained in the independent appraisal we obtained as the primary basis for the allocation to land and building improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also will allocate a portion of the purchase price to the estimated lease origination value based on estimated lease execution costs for similar leases and consider various factors including geographic location and size of leased space. We also will evaluate each acquired lease based upon current market rates at the acquisition date and consider various factors including geographical location, size and location of leased space within the investment property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is favorable or unfavorable. After an acquired lease is determined to be favorable or unfavorable, we will allocate a portion of the purchase price to such favorable or unfavorable acquired lease based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate" for each individual lease and primarily based upon the credit worthiness of each individual tenant.

     On a quarterly basis, we will conduct an impairment analysis in accordance with Statement of Financial Accounting Standards No. 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss.

     The valuation and allocation of purchase price, and possible subsequent impairment of investment properties is a significant estimate that can and does change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy will be to review all expenses paid and capitalize any item exceeding a threshold deemed to be an upgrade or a tenant improvement that is included in the investment property asset classification. In addition, we will capitalize costs incurred during the development period, including direct costs and indirect costs such as construction, insurance, architectural costs, and legal fees, interest and other financing costs, and real estate taxes. We will cease capitalization of indirect costs once management considers the property is substantially complete and available for occupancy.

     Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements. That portion of the purchase price is allocated to acquired favorable and unfavorable leases will be amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Lease origination value, other leasing costs, and tenant improvements will be amortized on a straight line basis over the life of the related lease as a component of amortization expense.

     Cost capitalization and the estimate of useful lives requires management judgment and includes significant estimates that can and do change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     REVENUE RECOGNITION. We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

     Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. Management makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from management's judgment, the estimated reimbursement could be negatively effected adjusted appropriately.

     In connection with certain acquisitions, we will receive payments under master lease agreements pertaining to some non-revenue producing spaces either at the time or subsequent to the purchase. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of rent and occupancy assumptions utilized in the valuation of the investment property. Master lease payments will be received through a draw of funds escrowed at the time of purchase and will be for a period from one to three years. There is no assurance that upon the expiration of the master leases agreements that the valuation factors pertaining to rent and occupancy assumed by management will be met. Should the actual results differ from management's judgment, the property valuation could be negatively or positively affected.

     VALUATION OF ACCOUNTS AND RENTS RECEIVABLE. Management will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history, and financial strength of the tenant, which taken as a whole determines the valuation.

     REIT STATUS. In order to maintain our status as a REIT, we are required to distribute at least 90% of its REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our

REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

NEW ACCOUNTING PRONOUNCEMENT

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

INFLATION

     Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any retail centers we acquire. Our rental income and operating expenses for any properties to be owned and operated on a triple-net lease basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and property expenses are the responsibility of the tenants. The capital appreciation of properties leased on triple-net lease basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of properties leased on a triple-net-lease basis.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

     We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

     With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

     While this hedging strategy will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

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                            DESCRIPTION OF SECURITIES

     We were formed under the laws of the State of Maryland. Your rights are governed by Maryland law, our articles of incorporation and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our articles of incorporation and bylaws for a full description. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. See "Where You Can Find More Information," below.

AUTHORIZED STOCK

     Our articles of incorporation provide that we may issue up to 350,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon completion of this offering, if 250,000,000 shares are sold, there will be 250,020,000 shares of common stock outstanding and no preferred stock outstanding.

     As permitted by Maryland law, our articles of incorporation contain a provision permitting the board, without any action by the stockholders, to amend our articles of incorporation from time to time, to increase or decrease the aggregate number of shares of stock and the number of shares of stock of any class or series that we have authority to issue. Our articles of incorporation also contain a provision permitting our board of directors, without any action by stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. Nevertheless, certain laws to which we are subject require the approval by a majority of our then outstanding shares to amend our articles of incorporation to increase or decrease the number of shares authorized by our articles of incorporation.

     We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Following amendment of our articles of incorporation to increase the number of our authorized shares, our board would be able to issue the additional common stock or preferred stock without further action by our stockholders.

COMMON STOCK

     Upon issuance of our shares for full payment in accordance with the terms of this offering, all of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restriction on the transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

     Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

     Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities. Our articles of incorporation provide that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

     Under Maryland law and our articles of incorporation, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

     -    share exchanges in which we are the acquiror;

     -    mergers with or into a 90 percent or more owned subsidiary;

     -    mergers in which we do not:

          - reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

          -    amend our articles of incorporation; and

          - issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

     - transfers of less than substantially all of our assets. Our articles of incorporation provide that the sale of two-thirds or more of our assets or the then current fair market value of our properties and mortgages other than in the ordinary course of our business will be considered the sale of substantially all of our assets.

     Our bylaws provide that the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Our articles of incorporation provide that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our articles of incorporation also provide that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

     We will act as our own registrar and transfer agent for our common stock.

PREFERRED STOCK

     Shares of our preferred stock may be issued in the future in one or more series as authorized by our board. Prior to the issuance of shares of any series, our board is required by Maryland law and our articles of incorporation to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. We have no present plans to issue any preferred stock.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our capital stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our capital stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock and debt with conversion privileges even though their exercise or conversion could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

     Our articles of incorporation provide that we will not issue:

     -    common stock which is redeemable at the option of the holder;

     - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

     - options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

     -    stock on a deferred payment basis or similar arrangement.

     Our articles of incorporation also provide that we will not issue nonvoting or assessable common stock or warrants, options or similar evidences of rights to buy stock unless they are issued to the holders of stock ratably, as part of a financing arrangement or as part of a stock plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Our articles of incorporation, subject to some exceptions, contain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate number of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

     Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exception to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

     In addition, our articles of incorporation prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our articles of incorporation further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our articles of incorporation to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our articles of incorporation, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

     Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. a gift, devise or other such transaction), the market price, as defined in our articles of incorporation, of the shares on the day of the event causing the shares to beheld in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then (i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

     In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

     Our articles of incorporation require all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any addition information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES OF INCORPORATION AND BYLAWS

     The following paragraphs summarize some provisions of Maryland law and the material terms of our articles of incorporation and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which the prospectus is a part. See "Where You Can Find More Information."

     BUSINESS COMBINATIONS. Under the Maryland Business Combination Act, an anti-takeover statute, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Following the five-year prohibition period, any such business combination with that interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

     These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our articles of incorporation exempt any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. Therefore, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

     CONTROL SHARE ACQUISITION. Maryland's Control Share Acquisition Act, an anti-takeover statute, prohibits interested stockholders from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation's disinterested stockholders. Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation's disinterested stockholders, whom the Act defines as (1) the acquiring person, (2) the corporation's officers and (3) employees of the corporation who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

     -    one-tenth or more but less than one-third;

     -    one-third or more but less than a majority; or

     -    a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days after that person's demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of our stock. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock.

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                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES

     Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 270,020,000 shares of common stock. This includes:

     -    the 20,000 shares purchased by our advisor;

     and assumes that:

     - we sell all 250,000,000 shares of common stock offered on a best efforts basis in this initial public offering;

     - we sell all 20,000,000 shares to be issued under our distribution reinvestment program described in this offering; and

     - that there is no exercise of options which are expected to be outstanding and exercisable.

     In addition, we have reserved:

     - 75,000 shares for issuance upon exercise of options which may be granted under our independent director stock option plan.

     Subject to the provisions of our articles of incorporation, we could issue an undetermined number of shares of our common or preferred stock in the discretion of our board and without the approval by our stockholders:

     -    directly for equity interests in real properties; or

     - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

     All of the common stock we are offering by this prospectus will be freely tradable in the public market, should a public market develop, which we cannot guarantee, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, all common stock issuable by us in this offering and otherwise will be subject to the restrictions explained under "Description Of Securities - Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

     The common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

     In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We will issue in the aggregate options to purchase 9,000 shares of our common stock to our independent directors, at the exercise price of $8.95 per share, when, and if, we have 90,000 shares of common stock issued and outstanding. One-third of the shares will be exercisable upon their grant. An additional 66,000 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

     Prior to the date of this prospectus, there has been no public market for our common stock. No assurance can be given that a public market for our common stock will develop. We cannot predict the effects that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Risks Related to the Offering." For a description of restrictions on transfers of common stock, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following section regarding registration rights.

REGISTRATION RIGHTS

     In the future we may grant "demand" and/or "piggyback" registration rights to:

     - stockholders receiving our common stock directly in exchange for their equity interests in assets of theirs we would acquire; and

     - persons receiving interests in any real property partnership for their interests in real properties we would acquire.

     "Piggyback" registration rights allow the holder to have his, her or its shares registered along with our shares ONLY at such time(s) in the future when we would choose to register some of our shares for financing purposes - that is, to join with us in the registration of our shares. "Demand" registration rights permit the holder of demand rights to REQUIRE us to register with the SEC his, her or its shares at such time(s) as the holder requests, regardless of any desire by us to register our own shares for financing purposes, even if we do not have sufficient capital resources to effect a registration of shares.

     These rights will be for registration under the Securities Act of any of our common stock acquired by them directly. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties. Our future granting of registration rights could include registration of the subject shares at our expense. If that were the case, our obligation could result in a substantial expense to us at a time when we might not be able to afford such an expense and could also hinder our future attempts to obtain financing.

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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

     Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our articles of incorporation and bylaws at our first board meeting, which was required. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See "Where You Can Find More Information."

     Our articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on March 5, 2003. Our articles of incorporation were filed in Maryland, and provide that we have perpetual existence. The bylaws in their present form became operative when our board approved them on March 5, 2003. Neither our articles of incorporation nor bylaws have an expiration date. As a result, they will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     The stockholders' rights and related matters are governed by our articles of incorporation and bylaws and Maryland law. Some provisions of the articles of incorporation and bylaws, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

     Our bylaws provide that an annual meeting of the stockholders will be held on the date and at such time as our board may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at a meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, will be sufficient, without the necessity for concurrence by the directors, to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or our articles of incorporation.

BOARD OF DIRECTORS

     Our articles of incorporation and bylaws provide that we may not have fewer than three nor more than eleven directors. Our bylaws currently provide that the number of directors shall be seven. Our articles of incorporation require that a majority of our directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor, or our advisor, within the two years prior to their becoming our independent director and who perform no services on our behalf other than as a director. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our articles of incorporation require that our independent directors must nominate replacements to vacancies in independent director positions irrespective of how the vacancy arises. Our bylaws provide that a vacancy on our board caused by an increase in the number of directors may be filled by a majority of the entire board; that when a vacancy occurs as a result of the removal of a director by our stockholders, the vacancy must be filled by a majority vote of our stockholders; and that any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. Our bylaws provide that the majority of members of each committee of our board of directors be comprised of independent directors and that all the members of our audit committee be independent directors.

     Our articles of incorporation provide that a director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. At least one of our independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

     Directors are elected when they receive the majority of votes of holders of shares present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is reached when the stockholders holding a majority of the outstanding shares entitled to vote are present either in person or represented by proxy. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

     The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

     - amend our articles of incorporation, except to increase or decrease authorized stock as permitted by Maryland law;

     - transfer all or substantially all of our assets other than in the ordinary course of business;

     - engage in mergers, consolidations or share exchanges, except in certain circumstances; or

     -    dissolve or liquidate.

     Our articles of incorporation provide that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

     Our articles of incorporation provide that neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

     As permitted by Maryland law, our articles of incorporation provide that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. As a result of this provision, our stockholders will not have any right to dissent under Maryland law to an extraordinary transaction, such as the merger of our company into another company or the sale of all or substantially all of our assets, and in the proceedings to receive a cash payment representing the fair value of their shares of our common stock.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

     If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our articles of incorporation, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

     In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

     Our articles of incorporation may be amended, after approval by our board, by the affirmative vote of a majority of our then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the articles of incorporation and bylaws by a majority vote of our directors present at the board meeting.

DISSOLUTION OR TERMINATION OF THE COMPANY

     As a Maryland corporation, we may be dissolved under Maryland law at any time with the approval of a majority of our outstanding shares of stock. However, we anticipate that by September 15, 2008, our board will determine whether to:

     - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

     -    commence subsequent offerings after completion of the offering.

     If listing our shares of common stock is not feasible by that time, our board may decide to:

     - sell our assets individually, provided, however, that if this action would constitute the sale of all or substantially all of our assets, such an action is approved by the holders of at least a majority of the then-outstanding voting shares of stock;

     -    list our shares of common stock at a future date; or

     - liquidate us within 10 years of such date, provided however, that such an action is approved by the holders of at least a majority of our then-outstanding voting shares of stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board and the proposal of business to be considered by stockholders may be made only:

     -    in accordance with our notice of the meeting;

     -    by or at the direction of our board; or

     - by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

     Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before a meeting of stockholders and nominations for election to the board may be made only:

     -    in accordance with our notice of the meeting;

     -    by or at the direction of our board; or

     - provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A stockholder's notice for an annual meeting must be delivered to our secretary at our principal executive offices:

     - not less than 45 days prior to the first anniversary of the date of mailing of the notice of the previous year's annual meeting; or

     - if the number of directors to be elected is increased and there is no announcement of that fact, at least 70 days before the first anniversary of the date of mailing of the notice of the previous year's annual meeting, or not later than the close of business on the tenth day of our first public announcement.

A stockholder's notice for a special meeting must be delivered to our secretary at our principal executive offices:

     -    not earlier than the ninetieth day prior to the special meeting, and

     -    not later than the close of business on the later of either:

          -    the sixtieth day prior to the special meeting; or

          - the tenth day following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     Our articles of incorporation require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of our then-outstanding shares. Approval by a majority of our then-outstanding shares for a transaction resulting in a roll-up entity is only required, however, until our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of our stockholders.

     A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     -    stockholders' voting rights;

     -    our term and existence;

     -    sponsor or advisor compensation; or

     -    our investment objectives.

     In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal must be included in a prospectus used to offer the securities of a roll-up entity. It must also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets will be appraised in a consistent manner and the appraisal will:

     -    be based on an evaluation of all relevant information;

     - indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

     -    assume an orderly liquidation of our assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

     We may not participate in any proposed roll-up which would:

     - result in the stockholders of the roll-up entity having rights which are more restrictive to stockholders than those provided in our articles of incorporation, including any restriction on the frequency of meetings;

     - result in the stockholders having less comprehensive voting rights than are provided in our articles of incorporation;

     - result in the stockholders having greater liability than provided in our articles of incorporation;

     - result in the stockholders having fewer rights to receive reports than those provided in our articles of incorporation;

     - result in the stockholders having access to records that are more limited than those provided for in our articles of incorporation;

     - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

     - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

     - result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our articles of incorporation; or

     - place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of a majority of our then-outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles of incorporation.

Stockholders who vote "no" on the proposed roll-up will have the choice of:

     -    accepting the securities of the roll-up entity offered; or

     -    one of either:

          - remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

          - receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

     These provisions in our articles of incorporation, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

     The limitations and restrictions set forth below under " -- Limitation on Total Operating Expenses," " -- Transactions with Affiliates," and " -- Restrictions on Borrowing" in this section will be effective until our board determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our articles of incorporation provide that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserve and before any gain from the sale of an our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in our minutes of meetings of our directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash revenues and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

     Our articles of incorporation impose restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

     - SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority or our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable for us. The price to us can be no greater than the cost of the asset to our sponsor, adviser, director or their affiliate. If our price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will our cost for the property exceed its appraised value at the time we acquired it.

     - SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, directors or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable to us.

     - LOANS. We will not make loans to our sponsor, advisor, directors or any of their affiliates except as provided in clauses (4) and (6) under " -- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

     - INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

     - OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

     We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our articles of incorporation provide that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

     approved by a majority of our independent directors;

     - disclosed to our stockholders in our next quarterly report to them, along with justification for such excess; and

     -    subject to approval of our stockholders.

See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in our articles of incorporation have been approved by a majority of independent directors. Our articles of incorporation prohibit our investments in:

     -    any foreign currency or bullion;

     -    short sales; and

     - any security in any entity holding investments or engaging in activities prohibited by our articles of incorporation.

     In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our articles of incorporation:

     (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

     (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

     (3)  We will not invest in contracts for the sale of real estate.

     (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

     (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

     (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

     (7) We will not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

     (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

     (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

     (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

     (11) We will not engage in trading, as compared with investment, activities.

     (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

     (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12). Temporary investments in cash may be in such entities.

     Our independent directors will review our investment policies at least annually to determine whether our policies that we are following are in the best interests of our stockholders. Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.

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                        FEDERAL INCOME TAX CONSIDERATIONS

     We intend to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Duane Morris LLP has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "--Federal Income Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that a corporation and its shareholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2003, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

     Duane Morris LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2003, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Duane Morris LLP and representations made to Duane Morris LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Duane Morris LLP has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Duane Morris LLP's legal judgment and is not binding on the Internal Revenue Service.

FEDERAL INCOME TAXATION AS A REIT

     GENERAL. In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Internal Revenue Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

     Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on such income to the extent we do not distribute it in such year. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain "nonqualifying" income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

     REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

     -    that is managed by one or more trustees or directors;

     - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     - that would be taxable as a domestic corporation but for its status as a REIT;

     -    that is neither a financial institution nor an insurance company;

     - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

     - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and

     - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

     The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

     Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout its existence. For purposes of the 25% Asset Test and the Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

     We, in satisfying the general tests described above, must meet, among others, the following requirements:

- SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities--Restrictions on ownership and transfer."

- ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

          75% ASSET TEST. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares in other qualifying REITs, and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

          When we purchase new real estate properties, we intend that the purchase contracts will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which will allow us to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

          25% ASSET TEST. The remaining 25% of our assets may generally be invested subject to the following restrictions: If we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer.

          Modifications apply to the 25% Asset Test for qualified REIT subsidiaries and taxable REIT subsidiaries. As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

          Additionally, for purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we may also utilize taxable REIT subsidiaries to carry out these functions.

          We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the 25% Asset Test.

     GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

          THE 75% GROSS INCOME TEST. At least 75% of our gross income for the taxable year must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and, (vi) for a limited time, qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% Gross Income Test.

          Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test, described below), subject to the rules discussed below:

     - Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

     - The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

     - Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

     - Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

     With respect to the "usual or customarily rendered" rule, our tenants will receive some services in connection with their leases to the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of the properties, and, therefore, that providing these services will not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test, described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Duane Morris LLP, are not usually or customarily rendered in connection with the rental of space.

     THE 95% GROSS INCOME TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from
(i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

     Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% gross income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

     If we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and
(iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax based upon the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test.

     ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the excess of the net income (after tax) from foreclosure property; less (2) the sum of certain types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declare a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

     If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

     We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

     FAILURE TO QUALIFY AS A REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

     PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

     -    is a real estate asset under the 75% Asset Test;

     -    has been held for at least four years;

     - has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

     - in certain cases, was held for production of rental income for at least four years;

     - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

     - in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

     Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

     TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then to the extent such a distribution exceeds a stockholder's tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

     Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income and receive a credit on their returns for their proportionate share of our tax payments.

     In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

     We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 30%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "--Taxation of Foreign Stockholders" in this section.

     TAXATION OF TAX EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

     Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

     TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

     In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

     Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign shareholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

     We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

     Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. (Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.)

     Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

     Unless the common shares constitute a "U.S. real property interest" under
Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign shareholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

     The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We (or, if shorter, the period during which the REIT is in existence) expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 30%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

     DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "--Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

     STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

     LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

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                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

     In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

          - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

          - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

          - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

          - will be sufficiently liquid for the benefit plan after taking this investment into account; and

          - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

     The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have certain specified relationships to the benefit plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code).

     Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" or "disqualified person" with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the actions of an employee of ours in dealing with our assets could, under certain circumstances, cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus result in our assets being deemed benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

     The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We expect (although no assurances can be given) that the shares will be held by over 100 independent investors and, therefore, should be considered "widely-held."

     The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." One such example under the DOL regulations is that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter of incorporation on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

     The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

          - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

          - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

     In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

          - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standards of ERISA;

          - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

          - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

          - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

     In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

     - have investment discretion with respect to the investment of such assets; or

     - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan.

     Unless an exemption is available for an employer maintaining or contributing to such benefit plans, any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

     See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

                              PLAN OF DISTRIBUTION

GENERAL

     Of the 270,000,000 shares of our common stock offered by this prospectus, we are offering:

     - up to 250,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

     - up to 20,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

     The offering price of our stock is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price of earlier REITs organized by our sponsor, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers. This offering will commence as of the date of this prospectus. If the minimum offering of 200,000 shares is not sold by September 15, 2004, we will cancel this offering and your investment will be returned to you within five business days after cancellation with any interest earned on your investment and with no deduction from your investment. If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, September 15, 2004, unless we elect to extend it to a date no later than September 15, 2005, in states that permit an extension. We reserve the right to terminate this offering at any time.

     Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. Inland Real Estate Corporation raised approximately $679,780,000 in its offering. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. raised approximately $2,156,104,000 in its offering.

     Our sponsor is an affiliate of our dealer manager.

ESCROW CONDITIONS

     If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $2,000,000 within six months from the date of this prospectus. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within six months from the date of this prospectus, the escrow agent will promptly refund your investment, together with your pro rata share of any interest earned. If a refund is made, our sponsor will pay any escrow fees.

     The escrow agreement between us, the managing dealer and the escrow agent provides that escrowed funds will be invested by the escrow agent in an interest bearing account with the power of investment in short term securities issued or guaranteed by the United States Government which can be readily sold, or other investments permitted under the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for.

     The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis within 30 days after the end of the quarter during which you were admitted as a stockholder. After your initial admission as a stockholder in connection with the sale of at least 200,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment.

     The escrow agreement provides that the escrow agent will be appointed as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the managing dealer, and the escrow agent also provides (1) that until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and the escrow holder shall act as a fiduciary to any benefit plan with respect to those assets, and (2) that the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

SUBSCRIPTION PROCESS

     We are offering up to 250,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

     The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request. For at least six years, we shall maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder.

     Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

     The subscription agreement requires you to make the following factual representations:

     - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement (unless your state requires otherwise);

     - You meet the minimum income, net worth and any other applicable suitability standards established for you, as described in "Who May Invest," which appears earlier in this prospectus;

     -    You are purchasing our common stock for your own account; and

     -    You acknowledge that our common stock cannot be readily sold.

     Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

     We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

     - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

     -    you have an apparent understanding of:

          - the fundamental risks and possible financial hazards of this type of investment;

          -    that the shares cannot be readily sold;

          - the role of our advisor in directing or managing your investment in us; and

          -    the tax consequences of your investment; and

     -    you have the financial capability to invest in our common stock.

     By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

     Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7.5% on all of the up to 250,000,000 shares of common stock sold on a best-efforts basis. Of this 7.5% selling commissions, the managing dealer will reallow up to 7% to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2.5% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 250,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.

     The following table shows the compensation payable to our dealer manager.

    TYPE OF COMPENSATION                AMOUNT                ESTIMATED MAXIMUM AMOUNT
                                --------------------------------------------------------
     Selling commissions         7.5% of sale price for
                                      each share                    $ 187,500,000
                                --------------------------------------------------------
Marketing contribution and due    3% of gross offering
    diligence allowance                 proceeds                    $  75,000,000
                                --------------------------------------------------------

     We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

     - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates; and

     - the purchase of common stock under the distribution reinvestment program.

     - No selling commissions will be paid in connection with the following special sales:

     - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

     - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

     - the common stock credited to an investor as a result of a volume discount.

     It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

     We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

     Investors making an initial purchase of at least $250,010 worth of common stock (25,001 shares) through the same soliciting dealer may receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                        AMOUNT OF PURCHASER'S INVESTMENT

     AMOUNT OF SELLING                                    MAXIMUM COMMISSION
      VOLUME DISCOUNT         FROM             TO             PER SHARE
     -----------------    ------------    ------------    ------------------
             1%           $    250,010    $    500,000            6%
             2%           $    500,010    $  1,000,000            5%
             3%           $  1,000,010    $  2,500,000            4%
             4%           $  2,500,010    $  5,000,000            3%
             5%           $  5,000,010    $ 10,000,000            2%
             6%           $ 10,000,010       more than            1%
                                          $ 10,000,000

     Any reduction in the amount of the selling commissions in respect of volume discounts received may be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

     Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. You may combine subscriptions made in this offer with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses may also be combined and purchases by you may be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

     If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

     Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

     If the dollar amount of commissions paid for combined purchases exceeds the maximum commissions for combined purchases, taking the volume discount into effect, the managing dealer will be obligated to return to us, and soliciting dealers will be obligated to return to the managing dealer, any excess commissions received. The managing dealer and we may adjust any future commissions due for any such excess commissions that are not returned.

DEFERRED COMMISSION OPTION

     DETERMINATION OF THE NUMBER OF SHARES TO BE ISSUED AND THE AMOUNT OF THE DEFERRED SELLING COMMISSIONS. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement and based upon a $10 per share deemed value to each share issued, if you elect the deferred commission option, you will pay a 1.5% selling commission upon subscription, of which 1% will be reallowed upon subscription, rather than the 7.5% selling commission, of which 7% is reallowable, and we will deduct an amount equal to up to 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.15 per share will be payable as selling commissions due upon subscription, of which $0.10 per share will be reallowed (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,500 upon subscription ($0.15 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected), of which $1,000 is reallowable. For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000,

$1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer and the deferred commission obligations would be satisfied.

     As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution--Volume Discounts."

     TAXES. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to them with respect to their shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

     SUBSCRIPTION AGREEMENT. If you wish to elect the deferred commission option, you must make the election on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

     AUTHORIZATION TO WITHHOLD CASH DISTRIBUTIONS. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

     ACCELERATION OF DEFERRED COMMISSION OBLIGATION. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

     In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

     - in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

     - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

          - pay to us the unpaid portion of the remaining deferred commission obligation; or

          - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

     LEGEND. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

     MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE. The marketing contribution of 2.5% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

     We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

     - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

     In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

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                                HOW TO SUBSCRIBE

     Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

     - Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

     - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

     - Deliver a check for the full purchase price of the shares being subscribed for, payable to "LNB/Escrow Agent for IWRRET ", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

     - By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

     In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution - Deferred Commission Option."

     A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

     An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

     You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York, and North Carolina. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

     You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

     The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

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                                SALES LITERATURE

     In addition to and apart from this prospectus, we may use certain supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles of incorporation and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

     This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

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             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles of incorporation.

     As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

     Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

     A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

     - issue certificates showing ownership of shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

     - provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

     Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Federal Income Taxation of Stockholders" for a full discussion of the tax effects of dividend distributions.

     As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

     The share repurchase program may, subject to certain restrictions discussed below, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

     During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering. A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program. However, if a stockholder dies, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate.

     We will make repurchases under the share repurchase program, if requested by a stockholder, monthly. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent (5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

     A stockholder may request that his or her shares be repurchased by submitting a written request, and then generally within one week an assignment form is sent for execution by the stockholder or his custodian/trustee along with a request to return the certificate of ownership.

     At the end of each month, the completed requests are reviewed. It is possible that a stockholder may not have his or her entire request honored due to the funds available. If that were to occur, the shares would then be purchased on a "pro rata basis" and the portion of his or her request unfulfilled would then be held until the next month, unless withdrawn.

     We accept shares on a pro rata basis. Consequently, a stockholder might not be able to have us repurchase his or her shares. Therefore, that stockholder might not be able to sell or otherwise liquidate his or her shares and might have to hold his or her shares for an indeterminate period of time.

     Following commencement of our offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. In this regard, we will prepare and file with the SEC annual reports on SEC Form 10-K and quarterly reports on SEC Form 10-Q; we will provide copies of these filings to our stockholders regularly following our filing with the SEC. Additionally, we will amend on a quarterly basis the registration statement of which this prospectus is a part; we will distribute to our stockholders the updated prospectus regularly.

     Any stockholder who wishes us to repurchase his or her shares must beneficially own the shares for at least one year. Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available for repurchase of shares and the other conditions of the plan. The stockholder should direct a written request to Ms. Roberta S. Matlin, Vice President of Administration, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523. The request must state the name of the person/entity who owns the shares, the date of purchase of the subject shares and the number of shares to be repurchased. We will forward an assignment form to the owner of record of the subject shares for execution. The requesting stockholder must properly execute and return the form along with the stock certificate for the shares to be repurchased and evidence that no lien or encumbrance is on the shares. Upon receipt of the form, if satisfactory evidence is not provided, we will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the shares at the cost of $100 to the stockholder, which will be deducted from the proceeds of the repurchase. We use a third party to conduct this UCC search. The repurchase will occur on a prorata basis each month assuming all documentation is complete, including a negative response from a UCC search. If the UCC search determines that a lien exists against the shares, we will charge the requesting stockholder for the UCC search. If we do not have sufficient funds available for repurchase of the entire request or we exceed the share limitation, we will purchase only those shares for which we have sufficient funds available or are below the limitation; and we will place the requesting stockholder's request into the next month until funds become available sufficient to complete the transaction or we do not exceed the limitation.

     If a stockholder wishes to withdraw his or her request to have his or her shares repurchased, the stockholder must notify us in writing. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw prior to the date we send payment to the applicable stockholder. The requesting stockholder will be responsible for payment of the $100 UCC search fee even if that stockholder withdraws his or her request, if we have conducted a UCC search.

     There is no limit on the number of shares that an individual stockholder may request to be repurchased, subject to the limitations regarding availability of funds and the aggregate amount of stock that we are permitted to purchase under the program.

     Payment for repurchased shares from the time of the initial request to receipt of the funds is usually three to four weeks dependent upon receipt of the executed assignment form and certificate of ownership, and completion of a UCC search to ensure that no liens are held against the stock or other satisfactory evidence.

     The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

     We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests would be pro rated, depending upon availability of funds.

     Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. The share repurchase plan will be terminated if the shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.

     Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change at least 30 days in advance, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

     See "Plan of Distribution -- Deferred Commission Option" for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

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                             REPORTS TO STOCKHOLDERS

     Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles of incorporation, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

     The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

     -    audited financial statements;

     - the ratio of the costs of raising capital during the period to the capital raised;

     - the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

     - our total operating expenses, stated as a percentage of the average assets and as a percentage of net income;

     - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

     - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 60 days after the end of the first three fiscal quarters.

     At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

     Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

     - the location and a description of the general character of the property acquired during the quarter;

     - the present or proposed use of the property and its suitability and adequacy for that use;

     -    the terms of any material leases affecting the property;

     - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

     - a statement that title insurance has been or will be obtained on the property acquired.

     - In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

     - on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

     - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

     After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles of incorporation. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles of incorporation or any applicable law or regulation.

     The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

     See "Risk Factors -- Employee Benefit Plan Risks" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix F to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

     We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into agreements to pay our advisor and its affiliates certain fees or other compensation for providing services to us.

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

    TYPE OF COMPENSATION                                                                             ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -------------------------------
                                                        OFFERING STAGE

Selling commissions payable          We will pay a selling commission of 7.5% of the sale   The actual amount depends upon
to the managing dealer and           price for each share (and reallow 7%), subject to      the amount of shares sold.  We
dealers designated by the            reduction for special sales under the circumstances    will not pay selling
managing dealer referred to          as described in the "Plan of Distribution -            commissions if the minimum
as soliciting dealers.               Compensation - We Will Pay For the Sale of Our         offering is not sold.  If only
Neither the managing dealer,         Shares."                                               the minimum offering is sold
the soliciting dealers, nor                                                                 and there are no special sales,
our officers or  directors           We will permit the managing dealer and its             a total of $150,000 in selling
will be offered to purchase          respective officers and employees and certain of its   commissions will be paid.  A
shares of our stock in order         affiliates to purchase shares net of sales             total of $187,500,000 in
to meet the minimum                  commissions and the marketing contribution and due     selling commissions will be
thresholds.                          diligence expense allowance or for $8.95 per share.    paid if the maximum offering is
                                                                                            sold and there are no special
                                     Also, soliciting dealers and their respective          sales.
                                     officers and employees and certain of their
                                     respective affiliates who request and are
                                     entitled to purchase shares net of selling
                                     commissions may make an initial purchase of
                                     shares net of sales commissions or for $9.30 per
                                     share; however, any subsequent purchases of
                                     shares by any such persons are limited to a
                                     maximum discount of 5%.

    TYPE OF COMPENSATION                                                                            ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -------------------------------
Marketing contribution and due       We will pay an amount equal to 2.5% of the gross       The actual amount depends on
diligence expense allowance          offering proceeds to the managing dealer, all or a     the number of shares. If there
paid to the managing dealer          portion of which may be passed on to soliciting        are no special sales,
and soliciting dealers.              dealers, in lieu of reimbursement of specific          approximately the following
                                     expenses associated with marketing. We may pay an      amounts will be paid for the
                                     additional 0.5% of the gross offering proceeds to      marketing contribution and the
                                     the managing dealer, which may be passed on to the     due diligence expense
                                     soliciting dealers, for due diligence expenses. We     allowance:
                                     will not pay the marketing contribution and due
                                     diligence expense allowance in connection with any     -  $60,000 if we sell the
                                     special sales, except those receiving volume              minimum number of shares;
                                     discounts and those described in "Plan of                 or
                                     Distribution - Volume Discounts."
                                                                                            -  $75,000,000 if we sell the
                                                                                               maximum number of shares.

Other expenses of issuance           We expect to incur the following expenses in           All amounts other than the
and distribution                     connection with this offering:                         Securities and Exchange
                                                                                            Commission registration fee
                                     Securities and Exchange                                and the NASD filing fee are
                                     Commission registration                                estimates. The actual amounts
                                       fee                                 $    217,621     of these expenses cannot be
                                     NASD filing fee                       $     30,500     determined at the present
                                     Printing and mailing                                   time. We estimate the total
                                       expenses                            $  3,500,000     amount of the issuance and
                                     Blue Sky fees and                                      distribution expenses to be
                                       expenses                            $    136,000     approximately $14,684,121.
                                     Legal fees and
                                       expenses                            $    650,000
                                     Accounting fees and
                                       expenses                            $    650,000
                                     Advertising and sales
                                       literature                          $  5,000,000
                                     Due diligence                         $  3,000,000
                                     Data Processing fees                  $    500,000
                                     Bank fees and other
                                         administrative
                                         expenses                          $    200,000

                                     We will reimburse our sponsor for actual costs         Expenses of approximately
                                     incurred in connection with the offering on our        $691,911 have been advanced by
                                     behalf.  However, if the aggregate of all offering     our sponsor through June 30,
                                     expenses, including selling commissions, the           2003 in connection with this
                                     marketing contribution and due diligence expense       offering. We may reimburse for
                                     allowance, exceeds 15% of the gross offering           offering expenses advanced:
                                     proceeds, or if the aggregate of all offering          -  $90,000 if we sell the
                                     expenses, excluding the selling expenses, exceeds         minimum offering based on
                                     5.5% of the gross offering proceeds, our advisor or       the 15% limitation; or
                                     its affiliates will promptly pay the excess and we
                                     will have no liability for these expenses at any       -  $14,684,000 if we sell the
                                     time afterward.                                           maximum offering.

                                                                                            If the offering is not
                                                                                            successful, then our sponsor
                                                                                            will be solely responsible for
                                                                                            the organization and offering
                                                                                            expenses to the extent it has
                                                                                            not been reimbursed.

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                       ACQUISITION STAGE

Acquisition expenses paid to         We will pay an amount, estimated to be up to 0.5%      We may pay the following
our advisor and its                  of the total of (1) the gross offering proceeds        amounts for the reimbursement
affiliates.                          from the sale of 250,000,000 shares, (2) the gross     of acquisition expenses:
                                     proceeds from the sale of up to 20,000,000 shares
                                     pursuant to the distribution reinvestment              -  no more than $10,000 if the
                                     programs. The acquisition expenses for any                minimum number of shares
                                     particular property will not exceed 6% of the             are sold; or
                                     gross purchase price of the property.
                                                                                            -  no more than $13,450,000 if
                                     However, if we request additional services, the           the maximum number of
                                     compensation will be provided on separate                 shares are sold and all of
                                     agreed-upon terms and the rate will be approved by        the 20,000,000 shares are
                                     a majority of disinterested directors, including a        sold pursuant to the
                                     majority of the disinterested independent                 distribution reinvestment
                                     directors, as fair and reasonable for us.                 program.

                                                                                            However, the actual amounts
                                                                                            cannot be determined at the
                                                                                            present time.

Interest expenses paid to our        We may borrow money from our advisor and its           The actual amounts are
advisor and its affiliates and       affiliates in order to acquire properties. In such     dependent on actual
Inland Mortgage Corporation in       instances, we will pay our advisor and its             borrowings. Therefore, these
connection with loans.               affiliates customary interest payments.                amounts cannot be determined
                                                                                            at the present time.

                                                                                                ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                        DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Property management fee paid         We will pay a monthly fee of 4.5% of the gross         The actual amounts are
to our property manager,             income from the properties. We will also pay a         dependent upon results of
Inland Western Management            monthly fee for any extra services equal to no         operations and, therefore,
Corp. We will pay the fee for        more than 90% of that which would be payable to an     cannot be determined at the
services in connection with          unrelated party providing the services. The            present time. If we acquire
the rental, leasing, operation       property manager may subcontract its and/or our        the businesses of our advisor
and management of the                property manager, duties for a fee that may be
properties.                          less than the property management fees the fee
                                     provided for in the management will cease.
                                     services agreements.

Advisor asset management fee.        We will pay our advisor an asset management fee        The actual amounts are
We will pay the fee for              after our stockholders have first received a 6%        dependent upon results of
services in connection with          annual return.                                         operations and, therefore,
our day-to-day operations,                                                                  cannot be determined at the
including making strategic                                                                  present time.
decisions, performing
day-to-day operations that
include accounting,

investment advisory services,
risk management services and
tax reduction services and
providing other services as
our board deems appropriate.

                                                                                                    ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                            DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Reimbursable expenses to our         We will reimburse some expenses of the advisor.        The actual amounts are
advisor. These may include           The compensation and reimbursements to our advisor     dependent upon results of
costs of goods and services,         will be approved by a majority of our directors        operations and, therefore,
administrative services and          and a majority of our independent directors as         cannot be determined at the
non-supervisory services             fair and reasonable for us.                            present time.
performed directly for us by
independent parties.

We will reimburse some               Inland Risk and Insurance Management Services          The actual amounts are
expenses of the Inland Risk          charges us $50 per hour for assistance in              dependent upon results of
and Insurance Management             obtaining insurance coverage. Any commissions they     operations and, therefore,
Services for insurance               receive are credited against this hourly rate. We      cannot be determined at the
coverage.                            believe this hourly rate is approximately 90% of       present time.
                                     the rate charged by unaffiliated third parties.
                                     The compensation to this company will be approved
                                     by a majority of our directors and a majority of
                                     our independent directors as fair and reasonable
                                     for us.

We will compensate the Inland        Inland Mortgage Servicing Corporation charges us       The actual amounts are
Mortgage Servicing Corporation       .03% per year on the first billion dollars of          dependent upon results of
and Inland Mortgage Investment       mortgages serviced and .01% thereafter. Inland         operations and, therefore,
Corporation for purchase, sale       Mortgage Investment Corporation charges us .02% of     cannot be determined at the
and servicing of mortgages.          the principal amount of each loan placed. The          present time.
                                     compensation to these companies will be approved
                                     by a majority of our directors and a majority of
                                     our independent directors as fair and reasonable
                                     for us.

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      LIQUIDATION STAGE

Property disposition fee             We may pay a property disposition fee to our           The actual amounts to be
payable to our advisor's             advisor and its affiliates if we sell any of our       received depend upon the sale
affiliates, Inland Real              real property in an amount equal to the lesser of:     price of our properties and,
Estate Sales, Inc. and Inland                                                               therefore, cannot be
Partnership Property Sales           3. 3% of the contract sales price of the property;     determined at the present
Corp.                                   or                                                  time. If we acquire the
                                                                                            advisor, the property
                                                                                            disposition fee will

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                       LIQUIDATION STAGE

                                     4. 50% of the customary commission which would be      cease.
                                        paid to a third party broker for the sale of a
                                        comparable property.

                                     The amount paid, when added to the sums paid to
                                     unaffiliated parties, will not exceed either the
                                     customary commission or an amount equal to 6% of
                                     the contracted for sales price. Payment of such
                                     fees will be made only if the advisor provides a
                                     substantial service in connection with the sale of
                                     the property. See "Management -- Our Advisory
                                     Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

       TYPE OF COMPENSATION                                                                          ESTIMATED MAXIMUM
          AND RECIPIENT                             METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Advisor asset management fee         We pay an annual advisor asset management fee of       The actual amounts to be
payable to our advisor.              not more than 1% of our average assets. Our            received depend upon the sale
                                     average assets means the average of the total book     price of our properties and,
                                     value of our real estate assets plus the total         therefore, cannot be
                                     value of our loans receivables secured by real         determined at the present
                                     estate, before reserves for depreciation or bad        time. If we acquire the
                                     debts or other similar non-cash reserves. We will      advisor, the property
                                     compute our average assets by taking the average       disposition fee will cease.
                                     of these values at the end of each month during
                                     the quarter for which we are calculating the fee.
                                     The fee is payable quarterly in an amount equal
                                     to 1/4 of 1% of average assets as of the last day of
                                     the immediately preceding quarter. For any year in
                                     which we qualify as a REIT, our advisor must
                                     reimburse us for the following amounts if any:

                                     (3) the amounts by which our total operating
                                         expenses, the sum of the advisor asset
                                         management fee plus other operating expenses,
                                         paid during the previous fiscal year exceed
                                         the greater of:

                                     -   2% of our average assets for that fiscal year,
                                         or

                                     -   25% of our net income for that fiscal year.

                                     (4) an amount, which will not exceed the advisor
                                         asset management fee for that year, equal to
                                         any difference between the

                                         total amount of distributions to stockholders
                                         for that year and the 6% annual return on the
                                         net investment of stockholders.

                                     Items such as organization and offering expenses,
                                     property expenses, interest payments, taxes,
                                     non-cash expenditures, the incentive advisory fee
                                     and acquisition expenses are excluded from the
                                     definition of total operating expenses.

                                     See "Management -- Our Advisory Agreement" for an
                                     explanation of circumstances where the excess
                                     amount specified in clause (1) may not need to be
                                     reimbursed.

    TYPE OF COMPENSATION                                                                             ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -----------------------------------
                                                      LIQUIDATION STAGE

Incentive advisory fee               We will pay to the advisor an amount equal to 15%      The actual amounts to be
payable to our advisor.              of the net proceeds from the sale of a property        received depend upon the sale
                                     after the stockholders have first received:            price of our properties and,
                                                                                            therefore, cannot be
                                     (1) a cumulative non-compounded return equal to        determined at the present
                                         10% a year on their net investment; and            time. If we acquire or
                                                                                            consolidate with the business
                                     (2) their net investment.                              conducted by our advisor, the
                                                                                            incentive advisory fee will
                                                                                            terminate.

                                  LEGAL MATTERS

     Duane Morris LLP, Washington, D.C., has passed upon the legality of the common stock and Duane Morris LLP, Philadelphia, Pennsylvania, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Duane Morris LLP is generally referred to in this prospectus as Duane Morris. Duane Morris does not purport to represent our stockholders or potential investors, who should consult their own counsel. Duane Morris also provides legal services to affiliates of our advisor.

     Duane Morris has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS

     The balance sheet of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, and the historical summary of gross income and direct operating expenses of Peoria Station for the year ended December 31, 2002, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing this registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     You can read our registration statement and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 800 SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS

                                       AND

                              FINANCIAL STATEMENTS

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)   Report of Independent Registered Public Accounting Firm                          F-1

     (b)   Balance Sheet at June 30, 2003                                                   F-2

     (c)   Notes to Balance Sheet at June 30, 2003                                          F-3

2.   PEORIA STATION:

     (a)   Report of Independent Registered Public Accounting Firm                          F-8

     (b)   Historical Summary of Gross Income and Direct Operating Expenses for the
           year ended December 31, 2002 and six months ended June 30, 2003
           (unaudited)                                                                      F-9

     (c)   Notes to the Historical Summary of Gross Income and Direct
           Operating Expenses for the year ended December 31, 2002 and
           six months ended June 30, 2003 (unaudited)                                       F-10

                               Report of Independent
                         Registered Public Accounting Firm

Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying balance sheet of Inland Western Retail Real Estate Trust, Inc. (the "Company") as of June 30, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
August 15, 2003

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                                  BALANCE SHEET
                                  June 30, 2003

                                     ASSETS

Cash                                                                $    200,000
Deferred offering costs                                                  684,411
                                                                    ------------

Total assets                                                        $    884,411
                                                                    ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accrued offering expenses                                           $    691,911

Commitments and contingencies (Note 3)

Stockholder's equity:
Preferred stock, $.001 par value,
  10,000,000 shares authorized, none
  outstanding                                                                  -
Common stock, $.001 par value,
  350,000,000 shares authorized, 20,000
  shares issued and outstanding                                               20
Additional paid in capital                                               202,230
Retained earnings deficit                                                 (9,750)
                                                                    ------------

Total stockholders' equity                                               192,500
                                                                    ------------

Total liabilities and stockholders' equity                          $    884,411
                                                                    ============

                    See accompanying notes to balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET

                                  June 30, 2003

(1)  Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and has not commenced operations. The Advisory Agreement (the "Agreement") provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. The Company contemplates the sale of up to 250,000,000 shares of common stock ("Shares") at $10 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission (the "Registration Statement") and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.

The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, monthly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's Board of Directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

(2)  Summary of Significant Accounting Policies

The preparation of a balance sheet requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of June 30, 2003, $7,500 of organizational costs were expensed.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of June 30, 2003, the Company had incurred $691,911 of offering and organization costs, all of which was advanced by the Advisor. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. In the event that the minimum offering is not successful, an Affiliate of the Advisor will bear the related costs of the Offering.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

     Offering stage:

           Selling commissions            7.5% of the sale price for each share

           Marketing contribution         3.0% of the gross offering proceeds
           and due diligence
           allowance

           Reimbursable expenses          We will reimburse our sponsor for
           and other expenses of          actual costs incurred, on our behalf,
           issuance                       in connection with the offering.

      Acquisition stage:

           Acquisition expenses           We will reimburse an affiliate of our
                                          Advisor for costs incurred, on our
                                          behalf, in connection with the
                                          acquisition of properties

      Operational stage:

           Property management fee        4.5% of the gross income from the
           THIS FEE TERMINATES UPON A     properties. (cannot exceed 90% of the
           BUSINESS COMBINATION WITH THE  fee which would be payable to an
           PROPERTY MANAGEMENT COMPANY.   unrelated third party)

           Loan servicing fee             .08% of the total principal amount of
                                          the loans being serviced for each full
                                          year, up to the first $100 million and
                                          a lesser percentage on a sliding scale
                                          thereafter

           Reimbursable expenses          The compensation and reimbursements to
           relating to administrative     our advisor and its affiliates will be
           services                       approved by a majority of our
                                          directors.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

     Liquidation stage:

           Property disposition fee       Lesser of 3% of sales price or 50% of
           THIS FEE TERMINATES UPON       customary the commission which would
           A BUSINESS COMBINATION         be paid to a third party
           WITH THE ADVISOR

Subordinated payments:

     Operational stage:

           Advisor asset management fee   Not more than 1% per annum of our
           THIS FEE TERMINATES UPON A     average assets;  Subordinated to a
           BUSINESS COMBINATION WITH      non-cumulative, non-compounded return,
           THE ADVISOR                    equal to 6% per annum

     Liquidation stage:

           Incentive advisory fee         After the stockholders have first
           THIS FEE TERMINATES UPON A     received a 10% cumulative,
           BUSINESS COMBINATION WITH      non-compounded return and a return on
           THE ADVISOR                    their net investment, an incentive
                                          advisory fee equal to 15% on net
                                          proceeds  from the sale of a property
                                          will be paid to the Advisor.

(3)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2003, we have issued 3,000 options to acquire shares to each of our Independent Directors, for a total of 9,000 options, of which none have been exercised or expired.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $2,250 as expense for the 3,000 options (1,000 options per director) vesting upon the date of grant and will record the remaining $3,150 in expense ratably over the two-year vesting period.

The Company anticipates that the aggregate borrowings related to all of the Company's properties will be limited to certain maximum amounts. See "Investment Objectives and Policies" elsewhere in this Prospectus for a description of such maximum borrowing amounts.

The Company has rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. The Company expects to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.

(4)  New Accounting Pronouncement

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                          Report of Independent
                    Registered Public Accounting Firm

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Peoria Station ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Peoria Station for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.

                                                                        KPMG LLP


Chicago, Illinois
March 10, 2003

                                 PEORIA STATION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

                                                            December 31,           June 30,
                                                               2002            2003 (unaudited)
                                                         ------------------   ------------------
Gross income:
  Base rental income                                     $        1,524,218              779,009
  Operating expense and real estate tax recoveries                  479,053              229,566
                                                         ------------------   ------------------

Total gross income                                                2,003,271            1,008,575
                                                         ------------------   ------------------

Direct operating expenses:
  Operating expenses                                                130,419               59,264
  Real estate taxes                                                 322,362              155,379
  Insurance                                                          26,179               14,923
                                                         ------------------   ------------------

Total direct operating expenses                                     478,960              229,566
                                                         ------------------   ------------------

Excess of gross income over direct operating expenses    $        1,524,310              779,009
                                                         ==================   ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

(1)  Business

Peoria Station (the "Property") is located in Phoenix, Arizona. The Property consists of 140,019 square feet of gross leasable area and was 100% occupied at December 31, 2002. Three tenants account for 66% of base rental revenue. Inland Real Estate Acquisitions, Inc., on behalf of Inland Western Retail Real Estate Trust, Inc. ("IWRRETI"), has signed a purchase and sale agreement for the purchase of the Property from an unaffiliated third-party ("Seller").

(2)  Basis of Presentation and Combination

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2003.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. None of the existing leases include any contingent rentals.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $335,653 for the year ended December 31, 2002.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from three to thirty-one years, in effect at December 31, 2002, are as follows:

                      Year                        Total
                 ---------------             --------------
                      2003                   $    1,563,237
                      2004                        1,765,821
                      2005                        1,611,422
                      2006                        1,513,498
                      2007                        1,331,269
                   Thereafter                    14,420,530
                                             --------------

                     Total                   $   22,205,777
                                             ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                                   APPENDIX A

                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

           Table I         Experience in Raising and Investing Funds (unaudited)

           Table II        Compensation to IREIC and Affiliates (unaudited)

           Table III       Operating Results of Prior Programs (unaudited)

           Table IV        Results of Completed Programs (unaudited)

           Table V         Sales or Disposals of Properties (unaudited)

           Table VI        Acquisition of Properties by Programs* (unaudited)

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. and Inland Real Estate Corporation are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2002. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since no offering closed in the three years prior to December 31, 2002, Table I is not included.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2002 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

                                                                                                   Inland's            Inland
                                                         Inland Retail         Inland Real          Monthly            Monthly
                                                          Real Estate            Estate             Income             Income
                                                           Trust, Inc.         Corporation         Fund, L.P.       Fund II, L. P.
                                                      ----------------------------------------------------------------------------
Date offering commenced                                      02/11/99           10/14/94            08/03/87            08/04/88
Dollar amount raised                                  $     1,217,656            673,860              30,000              25,324
                                                      ==========================================================================
Total amounts paid to general partner or affiliates
   from proceeds of offerings:
   Selling commissions and underwriting fees                  105,809(C)          49,869(C)              273(B)              423(B)
   Other offering expenses (D)                                  5,786              2,350                 116                 230
   Acquisition cost and expense                                   844                925               2,550(E)            1,706(E)
                                                      ==========================================================================
Dollar amount of cash available from
   operations before deducting payments to
   general partner or affiliates (F)                           78,357            201,947               4,867               4,286
                                                      ==========================================================================

Amounts paid to general partner or affiliates
   related to operations: (J)
   Property management fees (G)                                 7,403              3,045                  69                  55
   Advisor asset management fee                                 5,413              2,414                   0                   0
   Accounting services                                            578                 77                  50                  48
   Data processing service                                        229                 43                  27                  27
   Legal services                                                  94                 54                  14                  11
   Mortgage servicing fees                                        253                 50                   0                   0
   Mortgage interest expense                                        0                 27                   0                   0
   Acquisition costs expensed                                      33                138                   0                   0
   Other administrative services                                  849                138                  70                  44
   Property upgrades                                                0                  0                   0                   0
Dollar amount of property sales and
   refinancings before payments to general
   partner and affiliates (H):
   Cash                                                             0              1,314               4,964                   0
   Notes                                                            0                  0                   0                   0
Dollar amounts paid or payable to general
   partner or affiliates from sales and
   refinancings (I):
   Sales commissions                                                0                  0                   0                   0
   Participation in cash distributions                              0                  0                   0                   0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2002 and the figures relating to cash available from operations are for the three years ending December 31, 2002. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2002. The operating results consist of:

       -  The components of taxable income (loss);
       -  Taxable income or loss from operations and property sales;
       - Cash available and source, before and after cash distributions to investors; and
       -  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IREC is included in Table III.

       -  Inland Retail Real Estate Trust, Inc. - currently offering shares
       -  Inland's Monthly Income Fund, L.P. - offering terminated in 1988
       -  Inland Monthly Income Fund II, L.P. - offering terminated in 1990
       -  Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
       -  Inland Mortgage Investors Fund-II, L.P. - offering terminated in 1988
       -  Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)
                         INLAND REAL ESTATE CORPORATION

                                           2002       2001       2000       1999        1998       1997       1996       1995
                                        --------------------------------------------------------------------------------------
Gross revenues                          $ 156,358    155,048    150,892    123,788     73,302     29,422      6,328      1,180
Profit on sale of properties                1,546        467          0          0          0          0          0          0
Less:
  Merger consideration costs (D)                0          0     68,775          0          0          0          0          0
  Operating expenses                       48,967     47,477     47,727     40,303     21,017      8,863      1,873        327
  Interest expense                         34,428     34,797     33,682     25,654     13,422      5,655        597        164
  Program expenses                          5,805      5,367      6,493      7,298      3,114      1,576        449         22
  Depreciation & amortization              29,428     27,208     26,219     20,361     11,663      4,681        957        170
                                        --------------------------------------------------------------------------------------

Net income (loss)-GAAP basis            $  39,276     40,666    (32,004)    30,172     24,086      8,647      2,452        497
                                        ======================================================================================
Taxable income (loss) (A):                      0          0          0          0          0          0          0          0
                                        ======================================================================================

Cash available (deficiency) from
  operations (B)                           69,451     74,062     58,434     53,636     40,142     15,857      5,530        978
Cash available from sales (C)               8,175      2,364          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Total cash available before
  distributions and special items          77,626     76,426     58,434     53,636     40,142     15,857      5,530        978

Less distributions to investors:
  From operations                          61,913     62,367     54,368     48,773     33,454     11,899      3,286        607
  From sales and refinancings                   0        467          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Cash available after distributions
  before special items                     15,713     13,592      4,066      4,863      6,688      3,958      2,244        371
Special items:                                  0          0          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Cash available after distributions
  and special items                     $  15,713     13,592      4,066      4,863      6,688      3,958      2,244        371
                                        ======================================================================================

Tax data per $1,000 invested (A):               0          0          0          0          0          0          0          0
Distribution data per $1,000 invested:
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                          94         93         90         89         88         86         82         78
  Source (on cash basis):
    Sales                                       0          0          0          0          0          0          0          0
    Operations (E)                             94         93         90         89         88         86         82         78
Percent of properties remaining
  unsold(F)                                100.00%
                                        =========

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                          Inland Real Estate Corporation
                                                                 (000's omitted)
                                2002        2001       2000       1999       1998      1997        1996       1995
                             --------------------------------------------------------------------------------------
Net cash provided by
   operating activities per
   the Form 10-K annual
   report or 10-Q quarterly
   report                    $  69,500     74,091     58,505     53,724     40,216     15,924      5,530        978
Principal payments on
   long-term debt                  (49)       (29)       (71)       (88)       (74)       (67)         -          -
                             --------------------------------------------------------------------------------------
                             $  69,451     74,062     58,434     53,636     40,142     15,857      5,530        978
                             ======================================================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

(D) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. IREC issued an aggregate of 6,181,818 shares of its common stock valued at $11.00 per share to Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc. The expense of these shares and additional costs relating to the merger are reported as an operational expense on IREC's Consolidated Statements of Operations.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(E) Distributions by IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                         2002      2001      2000      1999      1998      1997      1996      1995
                      ------------------------------------------------------------------------------
% of Distribution
  representing:
  Ordinary income        69.52     78.33     76.37     73.67     76.22     74.19     83.50     94.24
  Return of Capital      30.48     21.67     23.63     26.33     23.78     25.81     16.50      5.76
                      ------------------------------------------------------------------------------

                        100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00

(F) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any). Sales proceeds from the sale of three properties were used to acquire new properties.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2002 have sold their properties and either hold notes with respect to such sales or have liquidated. Three programs with investment objectives similar to ours have disposed of all of their properties during the five years ended prior to December 31, 2002.

                                                         INLAND MORTGAGE          INLAND MORTGAGE            INLAND MORTGAGE
PROGRAM NAME                                           INVESTORS FUND, L.P.   INVESTORS FUND L.P.- II   INVESTORS FUND III, L.P.
Dollar amount raised                                           10,065                 9,388                      2,837
Number of properties/loans purchased                               15                    13                          7
Date of closing of offering                                     02/87                 08/88                      01/91
Date of first sale of property                                  12/88                 09/89                      06/93
Date of final sale of property                                  03/99                 12/98                      10/98
Tax and distribution data per
  $1,000 invested (A):
   Federal income tax results:
     Ordinary income (loss):
       Operations                                                 547                   633                        419
       Recapture                                                    0                     0                          0
       Capital Gain                                                30                     0                          0
     Deferred Gain:
       Capital                                                      0                     0                          0
       Ordinary                                                     0                     0                          0
     Cash distributions to investors (cash basis):
     Source (on GAAP basis)
       Investment income                                          624                   631                        421
       Return of capital                                          745                   809                        827
     Source (on cash basis)
       Sales                                                      745                   809                        827
       Operations                                                 624                   631                        421


(A) Data per $1,000 invested is presented as of December 31, 2002. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2002. Since January 1, 2000, programs sponsored by affiliates of our advisor had five sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;
     -    Cash invested in properties;
     -    Cash flow (deficiency) generated by the property;
     -    Taxable gain (ordinary and total); and
     -    Terms of notes received at sale.

The entities listed in Table V are Inland's Monthly Income Fund, L.P. and IREC.

     -    Inland Real Estate Corporation - offering terminated in 1999.

                      SALES OR DISPOSALS OF PROPERTIES (A)

                                 (000'S OMITTED)

                                                                      Cash            Selling       Mortgage      Secured
                                                                    Received,       Commissions        at          Notes
                                              Date      Date of   net of Closing  Paid or Payable    Time of     Received
                                            Acquired      Sale       Costs(B)        to Inland        Sale        at Sale
-------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza        10/19/87   07/19/00        3,249             69               0         0
Monthly Income Fund I - Rantoul Walmart      08/05/88   11/17/00        1,715             83             985         0
IREC - Lincoln Park Place                    01/24/97   04/17/01        1,314              0           1,050         0
IREC - Antioch Plaza                            12/95   03/28/02          943              0             875         0
IREC - Shorecrest Plaza                         07/97   06/12/02        3,107              0           2,989         0

                                                Adjust
                                              Resulting                             Partnership
                                                 from          Net      Original      Capital
                                             Application     Selling    Mortgage     Invested
                                               of GAAP        Price     Financing       (C)       Total
-------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza             0            3,180           0        1,967     1,967
Monthly Income Fund I - Rantoul Walmart           0            2,617           0        2,656     2,656
IREC - Lincoln Park Place                         0            2,364           0        1,897     1,897
IREC - Antioch Plaza                              0            1,818         875          753     1,628
IREC - Shorecrest Plaza                           0            6,085       2,978        2,947     5,925

                                        Excess (deficiency) of       Amount of
                                        property operating cash  subsidies included  Total Taxable
                                          receipts over cash     in operating cash     Gain (loss)     Ordinary Income    Capital
                                           expenditures (D)           receipts          from Sale         from Sale     Gain (loss)
-----------------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza             1,092                  0                374                 0                374
Monthly Income Fund I - Rantoul Walmart           2,534                  0                787                 0                787
IREC - Lincoln Park Place                           218                  0                467                 0                467
IREC - Antioch Plaza                                130                  0                  0(E)              0                  0
IREC - Shorecrest Plaza                           1,556                  0                  0(E)              0                  0

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2002. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                                   APPENDIX B

                           DIVIDEND REINVESTMENT PLAN

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

     Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated September 15, 2003 (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

     i. Distributions. As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated September 15, 2003 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

     ii. Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.00 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10.00 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.

     It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP.

     The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

     It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

     iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

     v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

     vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

     vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

     viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

     ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                   APPENDIX C

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                           INSTRUCTIONS TO SUBSCRIBERS

[LOGO]

               Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

                                 A - INVESTMENT

Item (1)a      Enter the dollars and cents amount of the purchase and the number of shares to be purchased. Minimum purchase 300 shares ($3,000).
               Qualified Plans 100 shares ($1,000). (Iowa requires 300 shares
               ($3,000) for IRA accounts; Minnesota requires 200 shares ($2,000) for IRA and qualified accounts).
               Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A
               COMPLETED SUBSCRIPTION AGREEMENT IS REQUIRED FOR EACH INITIAL AND
               ADDITIONAL INVESTMENT.

Item (1)b      Deferred Commission Option: Please check the box if you have agreed with your Soliciting Dealer to elect the Deferred
               Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred Commission
               Option" section of the Prospectus, as supplemented to date.

Item (1)c      Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                              B - TYPE OF OWNERSHIP

               FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, please mail the properly completed and executed Subscription Agreement/Signature Page and your check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" to:
               Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. If you have questions, please call 800-826-8228.

               FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS PROPERLY COMPLETED AND EXECUTED FORM TO THE CUSTODIAN.

Item (2)a      Check the appropriate box to indicate the type of entity that is subscribing. (Entities for non-custodial ownership accounts appear on the left side; entities for custodial ownership accounts appear on the right side.) If this is an additional purchase, this should be completed exactly the same as previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under
               Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership -- check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the "TOD" box and you must fill out the Transfer on Death Form in order to effect the designation.

Item (2)b      Enter the exact name of the custodian or trustee and mailing address. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN,
               PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

Item (2)c      The custodian must complete this box by entering its custodian
               Tax ID number (for tax purposes), custodial account number and its telephone number.

                           C - SUBSCRIBER INFORMATION

Item (3) For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-subscribers enter the names of all subscribers. For custodial ownership accounts, enter FBO the name of the subscriber.

Item (4) Enter mailing address, city, state, and zip code of the subscriber. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2) b.

Item (5) Enter the residence address if different than the mailing address in Item (4). For custodial ownership accounts, enter the residence address of the subscriber.

Item (6)       Enter home telephone, business telephone and email address.

Item (7) Enter birth date of subscriber and co-subscriber, if applicable, or date of incorporation.

Item (8) Enter the Social Security number of subscriber and co-subscriber, if applicable. The subscriber is certifying that this number is correct. For custodial ownership accounts, enter the subscriber's Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9) Check the appropriate box. If the subscriber is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

Item (10)      Check this box if the subscriber is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

                            D - DISTRIBUTION OPTIONS

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS.

Item (11)a     Check if you desire distributions to be mailed to address of record in Section C, Item (4) above.

Item (11)b     Check if you desire to participate in Distribution Reinvestment
               Program.

Item (11)c     If subscriber desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For ACH, indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number, and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS.

Item (12)a     Check if you desire distributions to be mailed to custodian.

Item (12)b     Check if you desire to participate in Distribution Reinvestment
               Program.

                                  E - SIGNATURE

Item (13)      The Subscription Agreement/Signature Page MUST BE EXECUTED by the
               subscriber(s), and if applicable, the trustee or custodian.

                   F - BROKER/DEALER REGISTERED REPRESENTATIVE

Item (14)      Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and e-mail address. Also, enter the name of the broker/dealer, home office address, and B/D Client
               Account number. By executing the Subscription Agreement/Signature
               Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered
               Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
               Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
               The Registered Representative (authorized signature) should sign where provided.

Item (14)a     Check the box to indicate whether the broker/dealer agrees to the
               Deferred Commission Option if the subscriber has elected the deferred Commission Option; the broker/dealer must sign to acknowledge that agreement.

Item (14)b     Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)      Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. NO
               SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. This box must be checked in order for such subscriber(s) to purchase shares net of the selling commissions.

                           SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, the properly completed and executed Subscription Agreement/Signature Page together with a check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" should be mailed to: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523. Attn: Investor Services.

FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS PROPERLY COMPLETED AND EXECUTED FORM TO THE CUSTODIAN.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS

All Certificates representing shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

Lack of Liquidity: There is no current market for the shares and the investors may not be able to sell the securities.

                          SPECIAL SUITABILITY STANDARDS

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES.

IF THE SUBSCRIBER IS A RESIDENT OF MAINE, THE SUBSCRIBER MUST HAVE EITHER: (i) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $200,000; OR (ii) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $50,000.

IF THE SUBSCRIBER IS A RESIDENT OF ARIZONA, CALIFORNIA, IOWA, MASSACHUSETTS, MICHIGAN, MISSOURI, OREGON OR TENNESSEE, THE SUBSCRIBER MUST HAVE EITHER: (i) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.

IN ADDITION, IF THE SUBSCRIBER IS A RESIDENT OF KANSAS, OHIO OR PENNSYLVANIA, THE INVESTMENT MAY NOT EXCEED 10% OF THE INVESTOR'S LIQUID NET WORTH.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, "INLAND" REFERS TO INLAND REAL ESTATE GROUP, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                                  ACH LANGUAGE

I (WE) HEREBY AUTHORIZE INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. ("COMPANY") TO DEPOSIT DISTRIBUTIONS FROM MY (OUR) INTEREST IN STOCK OF THE COMPANY INTO THE ACCOUNT LISTED IN SECTION D OF SUBSCRIPTION AGREEMENT AT THE FINANCIAL INSTITUTION INDICATED IN SECTION D OF SUBSCRIPTION AGREEMENT. I FURTHER AUTHORIZE THE COMPANY TO DEBIT MY ACCOUNT NOTED IN SECTION D OF SUBSCRIPTION AGREEMENT IN THE EVENT THAT THE COMPANY ERRONEOUSLY DEPOSITS ADDITIONAL FUNDS TO WHICH I AM NOT ENTITLED, PROVIDED THAT SUCH DEBIT SHALL NOT EXCEED THE ORIGINAL AMOUNT OF THE ERRONEOUS DEPOSIT. IN THE EVENT THAT I WITHDRAW FUNDS ERRONEOUSLY DEPOSITED INTO MY ACCOUNT BEFORE THE COMPANY REVERSES SUCH DEPOSIT, I AGREE THAT THE COMPANY HAS THE RIGHT TO RETAIN ANY FUTURE DISTRIBUTIONS THAT I AM ENTITLED UNTIL THE ERRONEOUSLY DEPOSITED AMOUNTS ARE RECOVERED BY THE COMPANY.

THIS AUTHORIZATION IS TO REMAIN IN FULL FORCE AND EFFECT UNTIL THE COMPANY HAS RECEIVED WRITTEN NOTICE FROM ME OF THE TERMINATION OF THIS AUTHORIZATION IN TIME TO ALLOW REASONABLE OPPORTUNITY TO ACT ON IT, OR UNTIL THE COMPANY HAS SENT ME WRITTEN NOTICE OF TERMINATION OF THIS AUTHORIZATION.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
         2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60523 ~ 800.826.8228 SUBSCRIPTION AGREEMENT/SIGNATURE PAGE FOR PROSPECTUS DATED ______________

[LOGO]

         PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE
                      TERMS AND CONDITIONS BEFORE SIGNING.
               SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.

                                 A - INVESTMENT

(1)a This subscription is in the amount of $_________________ for the purchase of ________________ shares of Inland Western Retail Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).
       THIS IS AN: / / INITIAL INVESTMENT / / ADDITIONAL INVESTMENT A completed Subscription Agreement is required for each initial and additional investment.

(1)b   / / CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to by the broker/dealer listed on the following page)

(1)c   / / REGISTERED REPRESENTATIVE NAV PURCHASE

                                B - TYPE OF OWNERSHIP

                              NON-CUSTODIAL OWNERSHIP
                 MAKE CHECK PAYABLE TO: LBNA/ESCROW AGENT FOR IWRRET

(2)a   / / INDIVIDUAL OWNERSHIP - one signature required
       / / TOD (FILL OUT TOD FORM TO EFFECT DESIGNATION)
       / / JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign / / COMMUNITY PROPERTY - all parties must sign
       / / TENANTS IN COMMON - all parties must sign
       / / TENANTS BY THE ENTIRETY - all parties must sign
       / / CORPORATE OWNERSHIP - authorized signature required
       / / PARTNERSHIP OWNERSHIP - authorized signature required
       / / LLC OWNERSHIP - authorized signature required
       / / UNIFORM GIFTS TO MINORS ACT - custodian signature required

           STATE OF ________________ A CUSTODIAN FOR______________________
       / / PENSION OR PROFIT SHARING PLAN - trustee signature(s) required
           / / TAXABLE    / / EXEMPT UNDER Section 501A
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________
       / / TRUST - trustee or grantor signature(s) required

           / / TAXABLE  / / GRANTOR A OR B   DATE TRUST ESTABLISHED ______

           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________
       / / ESTATE - personal representative signature required

       / / OTHER (SPECIFY) ______________________________________________

                                 CUSTODIAL OWNERSHIP

       MAKE CHECK PAYABLE TO THE CUSTODIAN LISTED BELOW AND SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN
(2)a   / / TRADITIONAL IRA - custodian signature required
       / / ROTH IRA - custodian signature required
       / / KEOGH - trustee signature required
       / / SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.) - trustee signature required
       / / PENSION OR PROFIT SHARING PLAN - custodian signature required
           / / TAXABLE    / / EXEMPT UNDER Section 501A
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________

       / / OTHER (SPECIFY) _______________________________________________
(2)b
       ___________________________________________________________________
           NAME OF CUSTODIAN OR TRUSTEE

       ___________________________________________________________________
           MAILING ADDRESS

       ___________________________________________________________________
           CITY, STATE, ZIP

(2)c   CUSTODIAN INFORMATION TO BE COMPLETED BY CUSTODIAN LISTED ABOVE

       CUSTODIAN TAX ID #       -

       CUSTODIAL ACCOUNT #

       CUSTODIAN TELEPHONE         -           -

                           C - SUBSCRIBER INFORMATION

(3)    SUBSCRIBER
       / / Mr.   / / Mrs.  / / Ms.
       CO-SUBSCRIBER
       / / Mr.   / / Mrs.  / / Ms.
(4)    MAILING ADDRESS

       CITY, STATE & ZIP CODE

(5)    RESIDENCE ADDRESS
       (if different from above)

       CITY, STATE & ZIP CODE

(6)    HOME TELEPHONE              -    -       BUSINESS TELEPHONE    -       -

       EMAIL ADDRESS

(7)    BIRTH DATE/DATE            /    /  MM/DD/YYYY
       OF INCORPORATION

       CO-SUBSCRIBER BIRTH        /    /  MM/DD/YYYY
       DATE

(8)    SOCIAL SECURITY #           -    -

       CO-SUBSCRIBER SOCIAL        -    -
       SECURITY #

       TAX ID #                        -

(9)    PLEASE INDICATE CITIZENSHIP STATUS
       / / U.S. CITIZEN     / / RESIDENT ALIEN     / / NON-RESIDENT ALIEN

(10)   / / EMPLOYEE OR AFFILIATE

                            D - DISTRIBUTION OPTIONS

                 DISTRIBUTION OPTIONS FOR NON-CUSTODIAL ACCOUNTS

(11)a  / / MAIL TO ADDRESS OF RECORD

(11)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

(11)c  / / DISTRIBUTIONS DIRECTED TO:
           / / VIA MAIL COMPLETE INFORMATION BELOW.
           / / VIA ELECTRONIC DEPOSIT (ACH) COMPLETE INFORMATION BELOW. See ACH
               language on page 2 of the instructions. MUST ENCLOSE VOIDED CHECK
           / / CHECKING    / / SAVINGS

       ___________________________________________________________________
           NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL
       ___________________________________________________________________
           MAILING ADDRESS
       ___________________________________________________________________
           CITY, STATE, ZIP


       BANK ABA # (FOR ACH ONLY)              ACCOUNT NUMBER-MUST BE FILLED IN
       MUST ENCLOSE VOIDED CHECK

                   DISTRIBUTION OPTIONS FOR CUSTODIAL ACCOUNTS

(12)a  / / MAIL TO CUSTODIAL ACCOUNT

(12)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

                                  E - SIGNATURE

(13) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
       The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
       (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the COMPANY RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Does not apply to Minnesota residents.)
       (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page 2 hereof; IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE PURCHASE OF THE SHARES.
       (c) represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
       (d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents)
       (e) if an Affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.

X
---------------------------------             ----------------------------------
SIGNATURE -- REGISTERED OWNER                 DATE

X                                             X
---------------------------------             ----------------------------------
SIGNATURE -- CO-OWNER (IF APPLICABLE)         AUTHORIZED SIGNATURE (CUSTODIAN OR
                                              TRUSTEE IF APPLICABLE)

   A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS
             AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

                   F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)

       NAME OF REGISTERED
       REPRESENTATIVE
       / / Mr.   / / Mrs.   / / Ms.

       MAILING ADDRESS

       CITY, STATE &
       ZIP CODE

       BROKER/DEALER
       NAME

       HOME OFFICE
       MAILING ADDRESS

       CITY, STATE &
       ZIP CODE

       B/D CLIENT
       ACCOUNT NUMBER                #

       B/D REP ID NUMBER             #

                   -           -
       REGISTERED REPRESENTATIVE'S TELEPHONE
       HAVE YOU CHANGED BROKER/DEALERS?  / / YES    / / NO

       ----------------------------------------------------------
       REGISTERED REPRESENTATIVE'S E-MAIL

       X
       ----------------------------------------------------------
       SIGNATURE--REGISTERED REPRESENTATIVE

       X
       ----------------------------------------------------------
       SIGNATURE--BROKER/DEALER (IF APPLICABLE)

(14)a  / / DEFERRED COMMISSION OPTION: Requires broker/dealer signature:
                                                                         ------

(14)b  / / REGISTERED REPRESENTATIVE NAV PURCHASE

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

(15) REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. / / CHECK ONLY IF investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                                   APPENDIX D

[LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)
                THIS FORM IS NOT VALID FOR TRUST OR IRA ACCOUNTS.

                                                       Please mail this form to:
                          Inland Securities Corporation, Attn: Investor Services
Use this form to designate                     2901 Butterfield Road, Oak Brook,
a T.O.D. beneficiary (ies)                                        Illinois 60523
                                                                    800.826.8228


                            A - INVESTOR INFORMATION

1. Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

       ______________________________________________________________________

       ______________________________________________________________________

2.     Social Security number(s) of registered owner(s):
             -      -                     -      -

3.     Daytime phone number:
             -      -

4.     State of Residence:

       ______________________________________________________________________
       Not accepted from residents of Louisiana, New York or North Carolina

                        B - TRANSFER ON DEATH DESIGNATION

I authorize Inland Western Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. Additional beneficiaries may be listed on a separate page.

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

                                  C - SIGNATURE

By signing below, I (we) authorize Inland Western Retail Real Estate Trust, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my
(our) Inland shares. I (we) have reviewed the information set forth below. I
(we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Western Retail Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation.

I (we) further understand that Inland Western Retail Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

X                                                 X
 ------------------  ------------                 -------------------  ---------
 Signature                   Date                 Signature                 Date

                          TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Western Retail Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.
-  Until the death of the account owner(s), the T.O.D. beneficiary(ies) has
   (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where (1) shares are owned by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
-  A minor may not be named as a beneficiary.
- A T.O.D. designation will not be accepted from residents of Louisiana, New York or North Carolina.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.
- A T.O.D. designation may be voided at any time by Inland Western Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

                                   APPENDIX E1

                               LETTER OF DIRECTION

_________________, 2003


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Registered Investment Advisory Fees
     Account No. ______________ ("Account")

You are hereby instructed and authorized by me to deduct advisory fees payable to ________________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland Western Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees (select only one).

     (1)  $________________; OR

     (2) _______________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION

__________________, 20__


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Revocation of Instruction
     Account No. _________ ("Account")

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _________________, my registered investment advisor, pursuant to my letter to you dated _____________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

                                      E2-1

                                   APPENDIX F

                              PRIVACY POLICY NOTICE

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL INFORMATION"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Western Retail Real Estate Trust, Inc.

1.   Information We May Collect

We may collect nonpublic personal information about you from three sources:

          - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

          - Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

          - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.   Persons to Whom We May Disclose Information

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

          - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

          - Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

          -    If we suspect fraud.

          - To protect the security of our records, Web site and telephone customer service center.

          -    Information you have authorized us to disclose.

3.   Protecting Your Information

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

          - Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

          - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

          - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

          - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.   Former Customers

We treat information concerning our former customers the same way we treat information about our current customers.

5.   Keeping You Informed

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this policy by notifying us in writing.

QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth the expenses (other than selling commissions) incurred by us while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts other than the SEC registration fee and NASD filing fee are estimates.

      Securities and Exchange Commission Registration Fee           $             228,621
      NASD Filing Fee                                               $                 935
      Printing and Mailing Expenses                                 $             118,443
      Blue Sky Fees and Expenses                                    $             231,400
      Legal Fees and Expenses                                       $             518,328
      Accounting Fees and Expenses                                  $             447,925
      Advertising and Sales Literature                              $           2,849,107
      Due Diligence                                                 $             344,067
      Transfer agent fees                                           $              98,703
      Data processing fees                                          $              21,953
      Bank fees and other administrative expenses                   $             360,361
                                                                    ---------------------

        Total                                                       $           5,219,843 *

* As of June 30, 2004

ITEM 32. SALES TO SPECIAL PARTIES.

   Our employees and associates and those of our affiliates are permitted to purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance fee or for $8.95 per share.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

   As of September 14, 2004, we have sold the following securities for the following aggregate offering prices: In March 2003, Inland Western Retail Real Estate Advisory Services, Inc., the advisor, purchased from us 20,000 shares for $10 per share, for an aggregate purchase price of $200,000 in connection with our organization. No sales commissions or other consideration was paid in connection with such sales The sales were consummated without registration under the Act in reliance upon Rule 506 of Regulation D and the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

   Options to purchase an aggregate of 15,000 shares at an exercise price of $8.95 per share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 shares as to each of the five independent directors plus options for 500 shares each on the date of the first annual meeting). None of such options have been exercised. Therefore, no shares have been issued in connection with such options.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Article XV of our articles of incorporation provides as follows:

SECTION 3. INDEMNIFICATION

   (a) Subject to paragraphs (b), (c) and (d) of this Section 3, we shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

   (b) As long as we qualify as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) Directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our Net Assets and not from the Stockholders.

   (c) As long as we qualify as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of ours or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of ours were offered or sold as to indemnification for violations of securities laws.

   (d) We may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as we qualify as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

   (e) We shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. We shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

   Our article of incorporation authorize and direct us to indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ to the fullest extent provided by Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

   The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

   To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

   We entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and the Bylaws, as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

   Inapplicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS.

   The following financial statements were previously filed as part of the registration statement in the prospectus and are included herein:

    1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Balance Sheet at June 30, 2003 (audited)

    (c) Notes to Balance Sheet at June 30, 2003 (audited)

2.  PEORIA STATION:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and six months ended June 30, 2003 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and six months ended June 30, 2003 (unaudited)

   The following financial statements are included as part of Post Effective Amendment No. 2 and are incorporated herein by reference:

    1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

    (a) Pro Forma Balance Sheet at September 30, 2003 (unaudited)

    (b) Notes to Pro Forma Balance Sheet at September 30, 2003 (unaudited)

    (c) Pro Forma Statement of Operations for the nine months ended September 30, 2003 (unaudited)

    (d) Notes to Pro Forma Statement of Operations for the nine months ended September 30, 2003 (unaudited)

    (e) Pro Forma Statement of Operations for the year ended December 31, 2003 (unaudited)

    (f) Notes to Pro Forma Statement of Operations for the year ended December 31, 2003 (unaudited)

2.  SHOPS AT PARK PLACE:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

3.  STONY CREEK MARKETPLACE:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2003 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2003 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 3:

1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

    (a) Independent Auditors' Report

    (b) Consolidated Balance Sheet at December 31, 2003 (audited)

    (c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

    (d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

    (e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

    (f) Notes to Consolidated Financial Statements (audited)

    (g) Real Estate and Accumulated Depreciation (Schedule III)

    (h) Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2003

    (i) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2003

    (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

    (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

The following financial statements are included as part of Post Effective Amendment No. 3 and are incorporated herein by reference:

2.  DARIEN TOWNE CENTER:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002

    (d) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

    (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

3.  PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES IN 2003:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

4.  STONY CREEK MARKETPLACE:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

5.  SHOPS AT PARK PLACE:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

6.  SHAW'S SUPERMARKET (NEW BRITAIN):

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

7.  HICKORY RIDGE:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

8.  CORWEST PLAZA:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

    (d) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

    (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

9.  METRO SQUARE CENTER (SUPERVALUE) :

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

10. LARKSPUR LANDING:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

11. NORTH RANCH PAVILION:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12. LA PLAZA DEL NORTE:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

13. MACARTHUR CROSSING:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

14. PROMENADE AT RED CLIFF:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

15. PEORIA CROSSINGS:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

16. DORMAN CENTRE:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

17. HERITAGE TOWNE CROSSING:

    (a) Independent Auditors' Report

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

The following financial statements are included as part of Post Effective Amendment No. 4 and are incorporated herein by reference:

1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

    (a) Consolidated Balance Sheets at March 31, 2004 (unaudited) and December 31, 2003 (audited)

    (b) Consolidated Statements of Operations for the three months ended March 31, 2004 (unaudited) and for the period from March 5, 2003 (inception) to March 31, 2003 (unaudited).

    (c) Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2004 (unaudited)

    (d) Consolidated Statements of Cash Flows for the three months ended March 31, 2004 (unaudited) and for the period from March 5, 2003 (inception) to March 31, 2003 (unaudited).

    (e) Notes to Consolidated Financial Statements (unaudited).

    (f) Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2004

    (g) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2004

    (h) Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2004

    (i) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2004

    (j) Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003

    (k) Notes to Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003.

2.  PARADISE VALLEY MARKETPLACE:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

3.  BEST ON THE BOULEVARD:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

4.  BLUEBONNET PARC:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

5.  NORTH RIVERS TOWN CENTER:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

6.  ARVADA MARKETPLACE AND CONNECTION:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

7.  EASTWOOD TOWNE CENTER:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

8.  WATAUGA PAVILION:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

9.  NORTHPOINTE PLAZA:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

10. PLAZA SANTA FE II:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

11. PINE RIDGE PLAZA:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12. HUEBNER OAKS CENTER:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

13. ALISON'S CORNER:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 1, 2003 (commencement of operations) through December 31, 2003 and the three months ended March 31, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from September 1, 2003 (commencement of operations) through December 31, 2003 and the three months ended March 31, 2004 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 5 and are including herein:

1.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

    (a) Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003 (audited)

    (b) Consolidated Statements of Operations for the three and six months ended June 30, 2004 (unaudited), for the three months ended June 30, 2003, and the period from March 5, 2003 (inception) to June 30, 2003 (unaudited).

    (c) Consolidated Statement of Stockholders' Equity for the six months period ended June 30, 2004 (unaudited)

    (d) Consolidated Statements of Cash Flows for the three and six months ended June 30, 2004 (unaudited), three months ended June 30,2003 and for the period from March 5, 2003 (inception) to June 30, 2003 (unaudited).

    (e) Notes to Consolidated Financial Statements (unaudited).

    (f) Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2004

    (g) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30,
        2004

    (h) Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2004

    (i) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2004

    (j) Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003

    (k) Notes to Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003.

2.  JOHN'S CREEK VILLAGE:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

3.  LAKEWOOD TOWN CENTER:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

4.  FULLERTON METROCENTER:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

5.  DAVIS TOWNE CROSSING:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

6.  NORTHGATE NORTH:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

7.  CRANBERRY SQUARE:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

8.  GATEWAY PLAZA SHOPPING CENTER:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

9.  SAFEWAY PLAZA AT MARYSVILLE:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

10. FORKS TOWN CENTER:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

11. CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTUE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

12. THE SHOPS AT BOARDWALK:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

13. MANCHESTER MEADOWS:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

14. GOVERNOR'S MARKETPLACE:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

14. MITCHELL RANCH PLAZA:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

15. THE COLUMNS:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

16. SAUCON VALLEY SQUARE:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

17. LINCOLN PARK:

    (a) Report of Independent Registered Public Accounting Firm

    (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

    (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December

        31, 2003 and the six months ended June 30, 2004 (unaudited)

18. SHOPPES AT PROMINENCE POINT:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

19. LOW COUNTRY VILLAGE:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

20. SHOPPES AT DALLAS:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

21. DORMAN CENTRE - PHASE II:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

22. VILLAGE SHOPPES AT SIMONTON:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

23. HARVEST TOWN CENTER:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

24. BED, BATH & BEYOND PLAZA:

    (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

    (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

(b) EXHIBITS.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    1.1**********             Form of Dealer Manager Agreement by and between Inland Western Retail Real Estate Trust, Inc. and
                              Inland Securities Corporation.

    1.2**********             Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the Soliciting
                              Dealers.

    3.1**********             First Amended and Restated Articles of Incorporation of Inland Western Retail Real Estate Trust, Inc.

    3.2*                      Bylaws of Inland Western Retail Real Estate Trust, Inc.

    4.1*                      Specimen Certificate for the Shares.

    5**********               Opinion of Duane Morris LLP as to the legality of the Shares being registered.

    8**********               Opinion of Duane Morris LLP as to tax matters.

    10.1**                    Form of Escrow Agreement by and among Inland Western Retail Real Estate Trust, Inc., Inland Securities
                              Corporation and LaSalle Bank National Association.

    10.2**                    Form of Advisory Agreement by and between Inland Western Retail Real Estate Trust, Inc. and Inland
                              Western Retail Real Estate Advisory Services, Inc.

    10.3**                    Form of Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Western Retail Real Estate Trust, Inc. and Inland Western Property Management Corp.

    10.4**                    Property Acquisition Service Agreement by and among Inland Western Retail Real Estate Trust, Inc.,
                              Inland Western Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real
                              Estate Advisory Services, Inc., and Inland Real Estate Acquisitions, Inc.

    10.5*                     Independent Director Stock Option Plan.

    10.6*                     Indemnification Agreement by and between Inland Western Retail Real Estate Trust, Inc. and its
                              directors and executive officers.

    10.7**                    Purchase and Sale Agreement (Re: Peoria Station) dated January 31, 2003.

    10.8***                   Assignment of Purchase and Sale Agreement (Re: Peoria Station) dated June 3, 2003.

    10.9****                  Share Repurchase Plan.

    10.10*****                Agreement for Purchase and Sale (Re: Stony Creek) dated November 11, 2003.

    10.11*****                Real Property Purchase Agreement (Re: Plaza 205 and Mall 205) dated December 3, 2003.

    10.12*****                Amended Real Estate Purchase Contract (Re: Edmond Oklahoma Eckerd Drug Store) dated
                              November 11, 2003.

    10.13*****                Amended Real Estate Purchase Contract (Re: Norman Oklahoma Eckerd Drug Store) dated
                              November 11, 2003.

    10.14******               Sale-Purchase Agreement Contract (Re: Shops at Park Place) dated September 5, 2003.

    10.15******               Assignment of Contract (Re: Shops at Park Place) dated September 23, 2003.

    10.16******               Assignment of Membership Interests (Re: Shops at Park Place) dated October 31, 2003.

    10.17******               Promissory Note (Re: Shops at Park Place) dated October 31, 2003.

    10.18******               Loan Agreement (Re: Shops at Park Place) dated October 31, 2003.

    10.19******               Post Closing Agreement (Re: Shops at Park Place) dated October 31, 2003.

    10.20******               Purchase and Sale Agreement (Re: Darien Towne Center) dated November 12, 2003.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.21******               Purchase and Sale Agreement (Re: Shaws Supermarkets- New Britain) dated November 20, 2003.

    10.22******               Agreement Relating to PetsMart Claims (Re: Darien Towne Center) dated December 18, 2003.

    10.23******               Agreement Relating to Irv's Lease (Re: Darien Towne Center) dated December 18, 2003.

    10.24******               Amended Purchase Agreement (Re: Newnan Crossing) dated December 18, 2003.

    10.25******               Mortgage Note $10M (Re: Darien Towne Center) dated December 19, 2003.

    10.26******               Mortgage Note $6.5M (Re: Darien Towne Center) dated December 19, 2003.

    10.27******               Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (Re: Darien
                              Towne Center) dated December 19, 2003.

    10.28******               Related Agreement (Re: Darien Towne Center) dated December 19, 2003.

    10.29******               Assignment (Re: Darien Towne Center) dated December 19, 2003.

    10.30******               Partial Assignment and Assumption of Purchase and Sale Agreement (Re: Shaws Supermarket - New Britain)
                              dated December 30, 2003.

    10.31******               Amended Purchase Agreement (Re: Pavilion at Kings Grant) dated December 31, 2003.

    10.32******               Post Closing and Indemnity Agreement (Re: Pavilion at Kings Grant) dated December 31, 2003.

    10.33******               Mortgage Note (Re: CorWest Plaza) dated January 1, 2004.

    10.34******               Mortgage, Assignment of Leases and Rents and Security Agreement (Re: CorWest Plaza) dated January 1,
                              2004.

    10.35******               Guaranty Agreement (Re: CorWest Plaza) dated January 1, 2004.

    10.36******               Letter Agreement (Re: Stoney Creek Marketplace) dated January 5, 2004.

    10.37******               Mortgage Note (Re: Stoney Creek Marketplace) dated January 5, 2004.

    10.38******               Mortgage, Assignment of Leases and Rents and Security Agreement (Re: Stoney Creek Marketplace) dated
                              January 5, 2004.

    10.39******               Amended Contract of Sale (Re: La Plaza Del Norte) dated January 16, 2004.

    10.40******               Promissory Note (Re: Hickory Ridge) dated January 23, 2004.

    10.41******               Post Closing Agreement (Re: Hickory Ridge) dated January 2004.

    10.42******               Loan Agreement (Re: Hickory Ridge) dated January 23, 2004.

    10.43******               Amended and Restated Promissory Noted (Re: Shops at Park Place and Shaws Supermarket - New Britain)
                              dated January 2004.

    10.44******               Promissory Note (Re: Shops at Park Place and Shaws Supermarket - New Britain) dated January 2004.

    10.45******               Open-End Mortgage and Security Agreement (Re: Shops at Park Place and Shaws Supermarket - New Britain)
                              dated January 2004.

    10.46******               Loan Agreement (Re: Shops at Park Place and Shaws Supermarket - New Britain) dated January 2004.

    10.47******               Guaranty Agreement Regarding Cross-Collateralization (Re: Shops at Park Place) dated January 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.48******               Guaranty Agreement Regarding Cross-Collateralization (Re: Shaws Supermarket - New Britain) dated
                              January 2004.

    10.49******               Notice of Final Agreement (Re: La Plaza Del Norte) dated February 2004.

    10.50******               Secured Promissory Note Loan No. 753821 (Re: La Plaza Del Norte) dated February 2004.

    10.51******               Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753821 (Re: La Plaza Del Norte)
                              dated February 2004.

    10.52******               Guaranty Loan No, 753821 (Re: La Plaza Del Norte) dated February 2004.

    10.53*******              Amended Purchase and Sale Agreement (Re: CorWest Plaza) dated October 8, 2003.

    10.54*******              Assignment and Assumption of Purchase and Sale Agreement (Re: CorWest Plaza) dated January 5, 2004.

    10.55*******              Amended Purchase and Sale Agreement (Re: Metro Square Center) dated January 16, 2004.

    10.56*******              Assignment and Assumption of Letter Agreement (Re: Metro Square Center) dated January 20, 2004.

    10.57*******              Reinstatement of and Amendment to Purchase and Sale Agreement (Re: North Ranch Pavilions) dated
                              January 14, 2004.

    10.58*******              Assignment and Assumption of Purchase and Sale Agreement (Re: North Ranch Pavilions) dated January 15,
                              2004.

    10.59*******              Letter Agreement (Re: MacArthur Crossing) dated November 20, 2003.

    10.60*******              Assignment of Contract (Re: MacArthur Crossing) dated February 2004.

    10.61*******              Secured Promissory Note Loan No. 753820 (Re: Larkspur Landing) dated January 30, 2004.

    10.62*******              Deed of Trust, Security Agreement and Assignment of Rents (Re: Larkspur Landing) dated January 30,
                              2004.

    10.63*******              Guaranty Loan No. 753820 (Re: Larkspur Landing) dated January 30, 2004.

    10.64*******              Amended Option to Purchase Partnership Interests (Re: Hickory Ridge) dated December 23, 2003.

    10.65*******              Assignment (Re: La Plaza Del Norte) dated January 21, 2004.

    10.66*******              Purchase and Sale Agreement (Re: Larkspur Landing) dated December 12, 2003.

    10.67*******              Assignment (Re: Larkspur Landing) dated January 14, 2004.

    10.68*******              Amended Letter Agreement Offer to Purchase (Re: The Promenade at Red Cliff) dated February 13, 2004.

    10.69********             Agreement of Sale (Re:  Peoria Crossing) dated January, 2004

    10.70********             Letter Agreement to Purchase (Re: Heritage Towne Crossing) dated January 8, 2004.

    10.71*********            Secured Promissory Note Loan No. 753865 (Re: Pavilion at King's Grant) dated April 6, 2004.

    10.72*********            Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753865 (Re: Pavilion at King's
                              Grant) dated April 6, 2004.

    10.73*********            Guaranty Loan No. 753865 (Re: Pavilion at King's Grant) dated April 6, 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.74*********            Guaranty - II Loan No. 753865 (Re: Pavilion at King's Grant) dated April 6, 2004.

    10.75*********            Assignment of Contract (Re: Hickory Ridge) dated January 9, 2004.

    10.76*********            Promissory Note Loan No. 6518303 (Re: Metro Square Center) dated March 26, 2004.

    10.77*********            Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Loan No. 6518303
                              (Re: Metro Square Center) dated March 26, 2004.

    10.78*********            Non-Recourse Guaranty Agreement Loan No. 6518303 (Re: Metro Square Center) dated March 26, 2004.

    10.79*********            Payment Guaranty Agreement Loan No. 6518303 (Re: Metro Square Center) dated March 26, 2004.

    10.80*********            Secured Promissory Note Loan No. 753864 (Re: MacArthur Crossing) dated March 26, 2004.

    10.81*********            Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753864 (Re: MacArthur Crossing)
                              dated March 26, 2004.

    10.82*********            Guaranty Loan No. 753864 (Re: MacArthur Crossing) dated March 26, 2004.

    10.83*********            Promissory Note Loan No. 57968 (Re: Promenade at Red Cliff) dated April 8, 2004.

    10.84*********            Exceptions to Non-Recourse Guaranty Agreement Loan No. 57968 (Re: Promenade at Red Cliff) dated April
                              8, 2004.

    10.85*********            Loan Agreement No. 57968 (Re: Promenade at Red Cliff) dated April 8, 2004.

    10.86*********            Post Closing and Indemnity Agreement (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.87*********            Vacancy Escrow Agreement (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.88*********            General Assignment (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.89*********            Assignment of Contract (Re: Heritage Towne Crossing) dated March 5, 2004.

    10.90*********            Assignment of Contract (Re: Dorman Center) dated December 29, 2003.

    10.91*********            Amended Purchase Agreement (Re: Dorman Center) dated December 10, 2003.

    10.92*********            Dorman Center Pier 1 Escrow (Re: Dorman Center) dated March 4, 2004.

    10.93*********            Dorman Center Escrow (Re: Dorman Center) dated March 4, 2004.

    10.94*********            Mortgage Note Loan No. 6518291 (Re: Dorman Center) dated April 9, 2004.

    10.95*********            Mortgage, Assignment of Leases and Rents and Security Agreement (Re: Dorman Center) dated April 9,
                              2004.

    10.96*********            Transitional Security (Phase II) Reserve Agreement (Re: Dorman Center) dated April 9, 2004,

    10.97*********            Guaranty Agreement Loan No. 6518291 (Re: Dorman Center) dated April 9, 2004.

    10.98*********            Promissory Note: (Re: Heritage Towne Crossing) dated April 26, 2004.

    10.99*********            Promissory Note: (Re: Eckerds - Edmond, OK.) dated April 26, 2004.

    10.100********            Promissory Note: (Re: Eckerds - Norman, OK.) dated April 26, 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.101********            Loan Agreement (Re: Heritage Towne Crossing, Eckerds - Edmond, OK. And Eckerds - Norman, OK.) dated
                              April 26, 2004.

    10.102********            Post-Closing Agreement (Re: Heritage Towne Crossing, Eckerds - Edmond, OK. And Eckerds - Norman, OK.)
                              dated April 26, 2004.

    10.103********            Guaranty Agreement Regarding Cross-Collateralization (Re: Heritage Towne Crossing) dated April 26,
                              2004.

    10.104********            Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Edmond, OK.) dated April 26, 2004.

    10.105********            Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Norman, OK.) dated April 26, 2004.

    10.106********            Assignment of Contract (Re: Promenade at Red Cliff) dated February 13, 2004.

    10.107********            Assignment of Contract (Re: Peoria Crossings) dated March 3, 2004.

    10.108********            Post Closing Agreement (Re: Peoria Crossings) dated March 3, 2004.

    10.109********            Master Lease Escrow Agreement (Re: Peoria Crossings) dated February 4, 2004.

    10.110********            Tax Proration Agreement (Re: Peoria Crossings) dated March 3, 2004.

    10.111********            Promissory Note Loan No. 10023006 (Re: Peoria Crossings) dated March 5, 2004.

    10.112********            Loan Agreement -Loan No. 10023006 (Re: Peoria Crossings) dated March 5, 2004.

    10.113********            Assignment of Contract (Re: Paradise Valley Marketplace) dated April 8, 2004.

    10.114********            Revised Letter Agreement to Purchase (Re: Paradise Valley Marketplace) dated January 21, 2004.

    10.115********            Escrow Agreement (Re: Paradise Valley Marketplace) dated April 8, 2004.

    10.116********            Assignment and Assumption of Purchase and Sale Agreement (Re: Best on the Boulevard) dated April 4,
                              2004.

    10.117********            Post-Closing Agreement (Re: Best on the Boulevard) dated April 14, 2004.

    10.118********            Amended Purchase and Sale Agreement (Re: Best on the Boulevard) dated March 29, 2004.

    10.119********            Assignment and Assumption of Purchase and Sales Agreement (Re: Bluebonnet Parc) dated April 21, 2004.

    10.120********            Escrow Agreement (Re: Bluebonnet Parc) dated April 22, 2004.

    10.121********            Letter Agreement to Purchase (Re: Bluebonnet Parc) dated February 4, 2004.

    10.122********            Loan Agreement (Re: Bluebonnet Parc) dated May 7, 2004.

    10.123********            Assignment and Assumption of Agreement for Purchase and Sale (Re: Alison's Corner) dated April 20,

                              2004.

    10.124********            Post Closing Agreement (Re: Alison's Corner) dated April 28, 2004.

    10.125********            Amended Purchase and Sale Agreement (Re: Alison's Corner) dated April 23, 2004.

    10.126********            Promissory Note (Re: Alison's Corner) dated May 10, 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.127********            Loan Agreement (Re: Alison's Corner) dated May 10, 2004.

    10.128********            Letter Agreement Regarding Escrow (Re: Alison's Corner) dated May 10, 2004.

    10.129********            Post-Closing Agreement (Re: Alison's Corner) dated May 10, 2004.

    10.130********            Assignment and Assumption of Purchase and Sales Agreement (Re: North Rivers Town Center) dated April
                              27, 2004.

    10.131********            Post-Closing Agreement (Re: North Rivers Town Center) dated April 2004.

    10.132********            Amended Agreement for Purchase and Sale (Re: North Rivers Town Center) dated April 26, 2004.

    10.133********            Assignment and Assumption of Purchase and Sales Agreement (Re: Eastwood Towne Center) dated May 12,
                              2004.

    10.134********            Revised Letter Agreement (Re: Eastwood Towne Center) dated March 29, 2004.

    10.135********            Master Fund Escrow Agreement (Eastwood Towne Center) dated May 13, 2004.

    10.136********            Holdback Agreement (Re: Eastwood Towne Center) dated May 13, 2004.

    10.137********            Bill of Sale, Assignment and Assumption of Contracts (Re: Eastwood Towne Center) dated May 13, 2004.

    10.138********            Assignment and Assumption of Purchase and Sales Agreement (Re: Arvada Connection and Arvada
                              Marketplace) dated April 28, 2004.

    10.139********            Bill of Sale, Assignment and Assumption of Contracts (Re: Arvada Connection and Arvada Marketplace)
                              dated April 29, 2004.

    10.140********            Purchase and Sale Agreement (Re: Arvada Connection and Arvada Marketplace) dated March 31, 2004.

    10.141********            Escrow Agreement (Re: Arvada Connection and Arvada Marketplace) dated April 29, 2004.

    10.142********            Redevelopment Agreement (Re: Arvada Connection and Arvada Marketplace) dated April 28, 2004.

    10.143********            Easements With Covenants and Restrictions Affecting Land (Re: Arvada Marketplace) dated April 29,
                              2004.

    10.144********            Assignment of Contract (Re: Watauga Pavilion) dated May 20, 2004.

    10.145********            Amended Purchase and Sale Agreement (Re: Watauga Pavilion) dated May 11, 2004.

    10.146********            Post-Closing Escrow and Master Lease Agreement (Re: Watauga Pavilion) dated May 21, 2004.

    10.147********            CAM Reconciliation Escrow Agreement (Re: Northpointe Plaza) dated May 2004.

    10.148********            Reinstatement of and First Amendment to Agreement of Purchase and Sale (Re: Northpointe Plaza) dated
                              April 2004.

    10.149********            Vacancy Escrow Agreement (Re: Northpointe Plaza) dated May 2004.

    10.150********            Promissory Note - Loan No. 58108 (Re: Paradise Valley Marketplace) dated June 3, 2004.

    10.151********            Loan Agreement - Loan No. 58108 (Re: Paradise Valley Marketplace) dated June 3, 2004.

    10.152********            Promissory Note (Re: North Rivers Town Center) dated June 3, 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.153********            Mortgage and Security Agreement  (Re: North Rivers Town Center) dated June 3, 2004.

    10.154********            Post-Closing Agreement  (Re: North Rivers Town Center) dated June 3, 2004.

    10.155********            Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Kill Devil Hills, NC) dated March 18,
                              2004.

    10.156********            Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Greer, SC) dated April 1, 2004.

    10.157********            Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Columbia, SC) dated March 18, 2004.

    10.158********            Real Estate Purchase and Leaseback Agreement (Re: Eckerds - Crossville, TN) dated March 18, 2004.

    10.159*******             Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Loan No. 58108
                              (Re: Peoria Crossing) dated June 3, 2004.

    10.160*******             Loan Agreement (Re: North Rivers Town) dated June 3, 2004.

    10.161*******             Secured Promissory Note Loan No. 753946 (Re: Arvada Marketplace) dated June 17, 2004.

    10.162*******             Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753946 (Re: Arvada Marketplace)
                              dated June 17, 2004.

    10.163*******             Guaranty Loan No. 753946 (Re: Arvada Marketplace) dated June 17, 2004.

    10.164*******             Mortgage Note Loan No. 6518370 (Re: Eastwood Town Center) dated June 15, 2004.

    10.165*******             Mortgage - Loan No. 6518370 (Re: Eastwood Town Center) dated June 15, 2004.

    10.166*******             Guaranty Agreement Loan No. 6518370 (Re: Eastwood Town Center) dated June 15, 2004.

    10.167*******             Secured Promissory Note Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.

    10.168*******             Deed of Trust, Security Agreement and Assignment of Rents Loan No. 753943 (Re: Watauga Pavilion) dated
                              June 7, 2004.

    10.169*******             Notice of Final Agreement Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.

    10.170*******             Guaranty Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.

    10.171*******             General Assignment (Re: Northpointe Plaza) dated May 25, 2004.

    10.172*******             Post Closing and Indemnity Agreement (Re: Northpointe Plaza) dated May, 2004.

    10.173*******             Promissory Note (Re: Northpointe Plaza) dated June 4, 2004.

    10.174*******             Loan Agreement (Re: Northpointe Plaza) dated June 4, 2004.

    10.175*******             Deed of Trust, Security Agreement and Fixture Filing (Re: Northpointe Plaza) dated June 4, 2004.

    10.176*******             Revised Letter Agreement to Purchase (Re: Plaza Santa Fe) dated December 4, 2004.

    10.177*******             Promissory Note Secured By Leasehold Deed of Trust (Re: Plaza Santa Fe) dated November 22, 2002.

    10.178*******             Leasehold Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement and Fixture
                              Filing Loan No. 31-0900141A (Re: Plaza Santa Fe) dated November, 2002.

    10.179*******             Assignment of Purchase and Sale Agreement (Re: Pine Ridge Plaza) dated June 4, 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.180********            Assignment and Assumption Agreement Purchase and Sale Agreement (Re: Pine Ridge Plaza) dated May 26,
                              2004.

    10.181*******             Amended Purchase and Sale Agreement (Re: Pine Ridge Plaza) dated March 30, 2004.

    10.182*******             Assignment of Contract (Re: Huebner Oaks Center) dated June 8, 2004.

    10.183*******             Agreement of Purchase and Sale (Re: Huebner Oaks Center).

    10.184*******             Secured Promissory Note 1 Loan No. 753971 (Re: Huebner Oaks Center) dated June 22, 2004.

    10.185*******             Secured Promissory Note 2 Loan No. 753972 (Re: Huebner Oaks Center) dated June 22, 2004.

    10.186*******             Deed of Trust, Security Agreement and Assignment of Rents Loan Nos. 753971 and 753972 (Re: Huebner
                              Oaks Center) dated June 22, 2004.

    10.187*******             Guaranty Loan Nos. 753971 and 753972 (Re: Huebner Oaks Center) dated June 22, 2004.

    10.188*******             Notice of Final Agreement Loan Nos. 753971 and 753972 (Huebner Oaks Center) dated June 22, 2004.

    10.189*******             Amended Letter Purchase Agreement (Re: John's Creek Village) dated June 18, 2004.

    10.190*******             Earn-out Agreement (Re: John's Creek Village) dated June 23, 2004.

    10.191*******             Assignment of Contract (Re: Lakewood Towne Center) dated June, 2004.

    10.192*******             Agreement for Purchase and Sale of Real Property and Escrow Instructions (Re: Lakewood Towne Center)
                              dated May 6, 2004.

    10.193*******             Escrow and Leasing Agreement (Re: Lakewood Towne Center) dated June, 2004.

    10.194*******             Commitment Letter Loan Nos. 122498 and 122499 (Re: Lakewood Towne Center) dated June 28, 2004.

    10.195*******             Deed of Trust Note A Loan No. 122498 (Re: Lakewood Towne Center) dated June 28, 2004.

    10.196*******             Deed of Trust Note B Loan No. 122499 (Re: Lakewood Towne Center) dated June 28, 2004.

    10.197*******             Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (Re:
                              Lakewood Towne Center) dated June 28, 2004.

    10.198*******             First Amendment to Escrow and Leasing Agreement Loan Nos. 122498 and 122499 (Re: Lakewood Towne
                              Center) dated June 28, 2004.

    10.199*******             Master Lease Escrow Agreement (Re: Paradise Shoppes at Prominence Point) dated June 30, 2004.

    10.200*******             Assignment of Purchase and Sale Agreement (Re: Northgate North) dated June 24, 2004.

    10.201*******             Amended Agreement to Purchase and Sale Agreement (Re: Northgate North) dated June 23, 2004.

    10.202*******             Escrow Agreement Regarding July Rents (Re: Northgate North) dated June 30, 2004.

    10.203*******             Escrow Agreement Regarding Bassett TI Work/Leasing Commission (Re: Northgate North) dated June, 2004.

    10.204*******             Access Agreement (Re: Northgate North) dated June 30, 2004.

    10.205*******             Post Closing and Indemnity Agreement (Re: Davis Towne Crossing) dated June 30, 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.206*******             Letter Agreement to Purchase (Re: Davis Towne Crossing) dated April 21, 2004.

    10.207                    ** NOT USED

    10.208*******             Assignment of Purchase and Sale Agreement (Re: Fullerton Metrocenter) dated June 24, 2004.

    10.209*******             Post Closing and Indemnity Agreement (Re: Fullerton Metrocenter) dated June, 2004.

    10.210*******             Amended Purchase and Sale Agreement and Joint Escrow Instructions (Re: Fullerton Metrocenter) dated
                              June 30, 2004.

    10.211*******             Assignment and Assumption of Agreement for Purchase and Sale (Re: Low Country Village) datd June 30,
                              2004.

    10.212*******             Post Closing Agreement (Re: Low Country Village) dated June 30, 2004.

    10.213*******             Agreement of Purchase and Sale (Re: Low Country Village) dated May 20, 2004.

    10.214*******             Installment Note (Re: Pacheco Pass) dated June 30, 2004.

    10.215*******             Loan Proceeds Holdback Agreement (Re: Pacheco Pass) dated June 30, 2004.

    10.216*******             Interest Reserve Holdback Agreement (Re: Pacheco Pass) dated June 30, 2004.

    10.217*******             Loan Guaranty Agreement (Secured Note) (Re: Pacheco Pass) dated June 30, 2004.

    10.218*******             Escrow Agreement (Re: Shoppes at Boardwalk) dated July 1, 2004.

    10.219*******             Secured Promissory Note Loan No. 753948 (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.220*******             Deed of Trust, Security Agreement and Assignment of Rents (Re: Shoppes at Boardwalk) dated July 2,
                              2004.

    10.221*******             Guaranty Loan No. 75348 (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.222*******             Property Reserves Agreement Loan No. 753948 (Re: Shoppes at Boardwalk) dated July 2, 2004.

    10.223*******             Master Lease Escrow Agreement (Re: Paradise Shoppes at Dallas) dated July 1, 2004.

    10.224*********           Assignment of Purchase Agreement (Re: Plaza Santa Fe II) dated May 25, 2004

    10.225*********           Assignment of Contract (Re: Eckerds - Greer) dated May 2004

    10.226*********           Assignment of Contract (Re: Eckerds - Kill Devil Hills) dated May 2004

    10.227*********           Assignment of Contract (Re: Eckerds - Crossville) dated May 2004

    10.228*********           Assignment of Contract (Re: Eckerds - Colimbia) dated May 2004

    10.229*********           Promissory Note (Re: Eckerds - Crossville) dated July 21, 2004

    10.230*********           Post-Closing Agreement (Re: Eckerds - Crossville) dated July 21, 2004

    10.231*********           Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds- Crossville) dated July 21, 2004

    10.232*********           Promissory Note (Re: Eckerds - Columbia) dated July 21, 2004

    10.233*********           Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds- Columbia) dated July 21, 2004

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.234*********           Promissory Note (Re: Eckerds - Kill Devil Hills) dated July 21, 2004

    10.235*********           Post-Closing Agreement (Re: Eckerds - Kill Devil Hills) dated July 21, 2004

    10.236*********           Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Kill Devil Hills) dated July 21,
                              2004

    10.237*********           Promissory Note (Re: Eckerds - Greer) dated July 21, 2004

    10.238*********           Guaranty Agreement Regarding Cross-Collateralization (Re: Eckerds - Greer) dated July 21, 2004

    10.239*********           Loan Agreement (Re: Eckerds - Crossville, Columbia, Greer and Kill Devil Hills) dated July 21, 2003

    10.240*********           Promissory Note (Re: Pine Ridge Plaza) dated July 27, 2004

    10.241*********           Loan Agreement (Re: Pine Ridge Plaza) dated July 27, 2004

    10.242*********           Earn-Out Agreement (Re: Johns Creek Village) dated June 23, 2004

    10.243*********           Transitional Security (Phase II) Reserve Agreement (Re: Johns Creek Village) dated June 28, 2004

    10.244*********           Mortgage Note (Re: Johns Creek Village) dated June 28, 2004

    10.245*********           Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement (Re: Johns Creek Village)
                              dated June 28, 2004

    10.246*********           Guaranty Agreement (Re: Johns Creek Village) dated June 28, 2004

    10.247*********           Post-Closing Agreement (Re: Fullerton Metrocenter) dated July 9, 2004

    10.248*********           Promissory Note (Re: Fullerton Metrocenter) dated July 9, 2004

    10.249*********           Loan Agreement (Re: Fullerton Metrocenter) dated July 9, 2004

    10.250*********           Deed of Trust Note (Re: Northgate North) dated July 2004

    10.251*********           Letter Agreement (Re: Northgate North) dated July 14, 2004

    10.252*********           Closing Certificate (Re: Northgate North) dated July 2004

    10.253*********           Limited Payment Guaranty (Re: Northgate North) dated July 2004

    10.254*********           Post-Closing Agreement (Re: Cranberry Square) dated July 2004

    10.255*********           Loan Agreement (Re: Cranberry Square) dated July 2004

    10.256*********           Letter Agreement (Re: Tollgate Marketplace) dated July 21, 2004

    10.257*********           Closing Certificate (Re: Tollgate Marketplace) dated July 21, 2004

    10.258*********           Mortgage Note (Re: Tollgate Marketplace) dated July 21, 2004

    10.259*********           Post Closing Delivery Covenant (Re: Tollgate Marketplace) dated July 21, 2004

    10.260*********           Indemnity Guaranty (Re: Tollgate Marketplace) dated July 21, 2004

    10.261*********           Real Estate Purchase Contract (Re: Wal-Mart Supercenter - Blytheville) dated May 28, 2004

    10.262*********           Letter Agreement (Re: Gateway Village) dated July 21, 2004

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.263*********           Closing Certificate (Re: Gateway Village) dated July 21, 2004

    10.264*********           Mortgage Note A (Re: Gateway Village) dated July 21, 2004

    10.265*********           Mortgage Note B (Re: Gateway Village) dated July 21, 2004

    10.266*********           Indemnity Guaranty (Re: Gateway Village) dated July 21, 2004

    10.267*********           Post Closing Delivery Covenant (Re: Gateway Village, Towson Circle, and Tollgate Marketplace) dated
                              July 21, 2004

    10.268*********           Letter Agreement (Re: Towson Circle) dated July 21, 2004

    10.269*********           Closing Certificate (Re: Towson Circle) dated July 21, 2004

    10.270*********           Mortgage Note A (Re: Towson Circle) dated July 21, 2004

    10.271*********           Mortgage Note B (Re: Towson Circle) dated July 21, 2004

    10.272*********           Indemnity Guaranty (Re: Towson Circle) dated July 21, 2004

    10.273*********           Letter Agreement (Re: Gateway Plaza Shopping Center) dated May 20, 2004

    10.274*********           Promissory Note (Re: Wrangler Company Western Headquarters and Distribution Facility) dated July 26,
                              2004

    10.275*********           Loan Agreement (Re: Wrangler Company Western Headquarters and Distribution Facility) Dated July 26,
                              2004

    10.276*********           Promissory Note (Re: Plaza at Marysville) dated July 30, 2004

    10.277*********           Loan Agreement (Re: Plaza at Marysville) dated July 30, 2004

    10.278*********           Forks Town Center China Moon Escrow (Re: Forks Town Center) dated July 27, 2004

    10.279*********           Earn Out Agreement (Re: Forks Town Center) dated July 27, 2004

    10.280*********           Promissory Note (Re: Academy Sports and Outdoors - Houma) dated August 4, 2004

    10.281*********           Loan Agreement (Re: Academy Sports and Outdoors - Houma) dated August 4, 2004

    10.282*********           Promissory Note (Re: Reisterstown Plaza) dated August 4, 2004

    10.283*********           Letter Agreement (Re: Reisterstown Plaza) dated July 30, 2004

    10.284*********           Loan Agreement (Re: Reisterstown Plaza) dated August 4, 2004

    10.285*********           Guaranty Agreement (Re: Reisterstown Plaza) dated August 4, 2004

    10.286*********           Limited Guaranty Agreement (Re: Reisterstown Plaza) dated August 4, 2004

    10.287*********           Post-Closing Agreement (Re: Reisterstown Plaza) dated August 4, 2004

    10.288*********           Letter Agreement (Re: Wal-Mart Supercenter - Jonesboro) dated June 4, 2004

    10.289*********           Promissory Note (Re: Wal-Mart Supercenter - Jonesboro) dated August 6, 2004

    10.290*********           Loan Agreement (Re: Wal-Mart Supercenter - Jonesboro) dated August 6, 2004

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.291**********          Promissory Note Loan No. 10024997 (Re: Davis Towne Crossing) dated August 9, 2004.

    10.292**********          Loan Agreement No. 10024997 (Re:  Davis Towne Crossing) dated August 9, 2004.

    10.293**********          Promissory Note Loan No. 10024995 (Re:  Shoppes of Prominence Point) dated August 2004.

    10.294**********          Loan Agreement No. 10024995 (Re:  Shoppes of Prominence Point) dated August 2004.

    10.295**********          Assignment of Contract (Re:  Shops at Boardwalk) dated July 1, 2004.

    10.296**********          Letter Agreement to Purchase (Re:  Shops at Boardwalk) dated March 2004.

    10.297**********          Amended Agreement of Sale (Re:  Shops at Boardwalk) dated April 15, 2004.

    10.298**********          Assignment of Contract (Re:  Cranberry Square) dated June 23, 2004.

    10.299**********          Letter Agreement to Purchase (Re:  Cranberry Square) dated April 27, 2004.

    10.300**********          Construction Agreement (Re:  Dorman Center Phase II) dated July 15, 2004.

    10.301**********          Escrow Agreement (Re:  Dorman Center Phase II) dated July 14, 2004.

    10.302**********          Assignment and Assumption of Purchase and Sale Agreement (Re:  Gateway Plaza) dated July 21, 2004.

    10.303**********          Amended Purchase and Sale Agreement (Re:  Gateway Plaza) dated July 15, 2004.

    10.304**********          Letter Agreement to Purchase (Re:  Gateway Plaza) dated May 20, 2004.

    10.305**********          Assignment of Contract (Re:  Plaza at Marysville) dated July 26, 2004.

    10.306**********          Reinstated and Amended Purchase and Sale Agreement (Re:  Plaza at Marysville) dated July 23, 2004.

    10.307**********          Purchase and Sale Agreement (Re:  Plaza at Marysville) dated May 6, 2004.

    10.308**********          Letter Agreement to Purchase (Re:  Forks Town Center) dated August 10, 2004.

    10.309**********          Mortgage Note Loan No. 122483 (Re:  Forks Town Center) dated August 10, 2004.

    10.310**********          Limited Payment Guarantee Agreement Loan No. 122483 (Re:  Forks Town Center) dated August 10, 2004.

    10.311**********          Post-Closing Agreement (Re:  Village Shoppes at Simonton) dated August 9, 2004.

    10.312**********          Escrow and Guarantee Agreement (Re:  Village Shoppes at Simonton) dated August 2004.

    10.313**********          Assignment and Assumption of Purchase and Sale Agreement (Re:  Village Shoppes at Simonton) dated
                              August 2004.

    10.314**********          Letter Agreement to Purchase (Re:  Village Shoppes at Simonton) dated April 30, 2004.

    10.315**********          Secured Promissory Note Loan No. 754044 (Re:  Manchester Meadows) dated August 24, 2004.

    10.316**********          Deed of Trust, Security Agreement and Assignment of Rents (Re:  Manchester Meadows) dated August 24,
                              2004.

    10.317**********          Guaranty Agreement Loan No. 754044 (Re:  Manchester Meadows) dated August 24, 2004.

    10.318**********          Escrow and Guarantee Agreement (Re:  Manchester Meadows) dated August 2004.

       EXHIBIT NO.                                                          DESCRIPTION
       -----------                                                          -----------
    10.319**********          St. Louis Playscapes Escrow and Guarantee Agreement (Re:  Manchester Meadows) dated August 2004.

    10.320**********          Assignment and Assumption of Purchase and Sale Agreement (Re:  Manchester Meadows) dated August 2004.

    10.321**********          Purchase and Sale Agreement (Re:  Manchester Meadows) dated July 13, 2004.

    10.322**********          Amended and Restated Promissory Note Loan No. 10024998 (Re:  Governor's Marketplace) dated August 17,
                              2004.

    10.323**********          Post-Closing Agreement (Re:  Governor's Marketplace) dated August 2004.

    10.324**********          Loan Agreement No. 10024998 (Re:  Governor's Marketplace) dated August 17, 2004.

    10.325**********          Master Lease Escrow Agreement (Re:  Mitchell Ranch Plaza) dated August 23, 2004.

    10.326**********          Agreement of Purchase and Sale (Re:  Mitchell Ranch Plaza) dated July 20, 2004.

    10.327**********          Master Lease Escrow Agreement (Re:  The Columns) dated August 24, 2004.

    10.328**********          Escrow Agreement (Re:  The Columns) dated August 24, 2004.

    23.1                      Consent of KPMG LLP

    23.2*********             Consent of Duane Morris LLP (included in Exhibit 5).

    23.3**********            Consent of Duane Morris LLP (included in Exhibit 8).

    24*                       Power of Attorney (included on signature page to the Registration Statement).

    31.1**********            Rule 13a-15(e)/15d-15(e) Certification by Chief Executive Officer.

    31.2**********            Rule 13a-15(e)/15d-15(e) Certification by Principal Financial Officer.

    31.3**********            Rule 13a-15(e)/15d-15(e) Certification by Principal Accounting Officer.

    32.1**********            Section 1350 Certification by Chief Executive Officer and Principal Accounting Officer and Principal
                                Financial Officer.

    *                         Incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 333-103799)
                              originally filed March 13, 2003.

    **                        Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-11
                              (File No. 333-103799) originally filed May 8, 2003.

    ***                       Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-11
                              (File No. 333-103799) originally filed June 30, 2003.

    ****                      Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-11
                              (File No. 333-103799) originally filed August 20, 2003.

    *****                     Incorporated by reference to Post-Effective Amendment No. 1 to the Company's Registration Statement on
                              Form S-11 (File No. 333-103799) originally filed December 15, 2003.

    ******                    Incorporated by reference to the Company's Annual
                              Report on Form 10-K for the year ended December
                              31, 2003, originally filed February 27, 2004.

    *******                   Incorporated by reference to Post-Effective Amendment No. 3 to the Company's Registration Statement on
                              Form S-11 (File No. 333-103799) originally filed March 15, 2004.

    ********                  Incorporated by reference to the Company's
                              Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, originally filed July 29,
                              2004.

    *********                 Incorporated by reference to Post-Effective Amendment No. 4 to the Company's Registration Statement on
                              Form S-11 (File No. 333-103799) originally filed June 15, 2004.

    **********                Incorporated by reference to Post-Effective Amendment No. 5 to the Company's Registration Statement on
                              Form S-11 (File No. 333-103799) originally filed September  15, 2004.

ITEM 37. UNDERTAKINGS.

1.  The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i). To include any prospectus required by section 10(a)(3) of the Act;

        (ii). To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii). To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant undertakes to send to each Stockholder at least on annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

4. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Commission.

5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

    The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2003. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                                          25,692      04/01              3,304                   -       3,304
Eckerd Drug Store, Chattanooga, TN                            10,908      05/02              2,367                   -       2,367
Michael's, Coon Rapids, MN                                    24,317      07/02              2,808                   -       2,808
Deer Trace, Kohler, WI                                       149,881      07/02             13,281                   -      13,281
Disney, Celebration, FL                                      166,131      07/02             27,281              13,600      13,681
Townes Crossing, Oswego, IL                                  105,989      08/02             12,043                   -      12,043
Park Square, Brooklyn Park, MN                               137,116      08/02              9,873               5,850       4,023
Forest Lake Marketplace, Forest Lake, MN                      93,853      09/02             11,856                   -      11,856
Naper West Ph II, Naperville, IL                              50,000      10/02              3,116                   -       3,116
Walgreens, Jennings, MO                                       15,120      10/02              2,706                   -       2,706
Four Flaggs Annex, Niles, IL                                  21,790      11/02              3,289                   -       3,289
Four Flaggs, Niles, IL                                       306,479      11/02             21,298              12,510       8,788
Brunswick Market Center, Brunswick, OH                       119,540      12/02             13,458                   -      13,458
Medina Marketplace, Medina, OH                                72,781      12/02              9,511                   -       9,511
Shakopee Valley, Shakopee, MN                                146,436      12/02             14,700                   -      14,700
Shops at Orchard Place, Skokie, IL                           164,542      12/02             42,752                   -      42,752
Cub Foods, Hutchinson, MN                                     60,208      01/03              5,388                   -       5,388
Mankato Heights, Mankato, MN                                 129,410      04/03             15,102                   -      15,102
Caton Crossing, Plainfield, IL                                83,792      06/03             11,165                   -      11,165
Village Ten, Coon Rapids, MN                                 211,568      08/03             15,104                   -      15,104
Rochester Marketplace, Rochester, MN                          69,914      09/03              9,371                   -       9,371
University Crossing, Mishawaka, IN                           136,422      10/03             14,913                   -      14,913

Total for Inland Real Estate Corporation                   2,301,889                    $  264,686           $  31,960   $ 232,726
                                                           =========                    ==========           =========   =========

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                                                 0                3,304
Eckerd Drug Store, Chattanooga, TN                                   2                2,369
Michael's, Coon Rapids, MN                                           0                2,808
Deer Trace, Kohler, WI                                               0               13,281
Disney, Celebration, FL                                              0               27,281
Townes Crossing, Oswego, IL                                        319               12,362
Park Square, Brooklyn Park, MN                                     160               10,033
Forest Lake Marketplace, Forest Lake, MN                           (41)              11,815
Naper West Ph II, Naperville, IL                                 1,298                4,414
Walgreens, Jennings, MO                                              6                2,712
Four Flaggs Annex, Niles, IL                                         6                3,295
Four Flaggs, Niles, IL                                           2,645               23,943
Brunswick Market Center, Brunswick, OH                             247               13,705
Medina Marketplace, Medina, OH                                       4                9,515
Shakopee Valley, Shakopee, MN                                       12               14,712
Shops at Orchard Place, Skokie, IL                                (129)              42,623
Cub Foods, Hutchinson, MN                                            7                5,395
Mankato Heights, Mankato, MN                                       (12)              15,090
Caton Crossing, Plainfield, IL                                       7               11,172
Village Ten, Coon Rapids, MN                                         0               15,104
Rochester Marketplace, Rochester, MN                                (7)               9,364
University Crossing, Mishawaka, IN                                  20               14,933

Total for Inland Real Estate Corporation                      $  4,544           $  269,230
                                                              ========           ==========

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Columbia Promenade, Kissimmee, FL                             65,870      01/01              7,440                   -       7,440
K-Mart, Macon, GA                                            102,098      02/01              9,031                   -       9,031
Lowe's Home Improvement Center, Warner Robbins, GA           131,575      02/01              9,431                   -       9,431
West Oaks, Ocoee, FL                                          66,539      03/01             11,221                   -      11,221
PETsMART - Chattanooga, Chattanooga, TN                       26,040      04/01              3,103                   -       3,103
PETsMART - Daytona Beach, Daytona Beach, FL                   26,194      04/01              3,238                   -       3,238
PETsMART - Fredricksburg, Fredricksburg, VA                   26,067      04/01              3,410                   -       3,410
Sand Lake Corners, Orlando, FL                               189,741      05/01             22,256                   -      22,256
Jo-Ann Fabrics, Alpharetta, GA                                44,418      06/01              4,911                   -       4,911
Woodstock Square, Atlanta, GA                                218,819      06/01             27,596                   -      27,596
Chickasaw Trails Shopping Center, Orlando, FL                 75,492      08/01              8,631                   -       8,631
Just for Feet - Daytona, Daytona Beach, FL                    22,255      08/01              3,901                   -       3,901
Skyview Plaza, Orlando, FL                                   281,247      09/01             21,332                   -      21,332
Aberdeen Square, Boynton Beach, FL                            70,555      10/01              6,717                   -       6,717
Anderson Central, Anderson, SC                               223,211      11/01             15,863              11,000       4,863
Brandon Blvd. Shoppes, Brandon, FL                            85,377      11/01              9,482                   -       9,482
Creekwood Crossing, Bradenton, FL                            227,052      11/01             23,616                   -      23,616
Eckerd Drug Store - Greenville, Greenville, SC                10,908      11/01              2,828                   -       2,828
Abernathy Square, Atlanta, GA                                131,649      12/01             24,131                   -      24,131
Citrus Hills, Citrus Hills, FL                                68,927      12/01              6,027                   -       6,027
Douglasville Pavilion, Douglasville, GA                      267,764      12/01             27,377              20,000       7,377
Eckerd Drug Store - Spartanburg, Spartanburg, SC              10,908      12/01              2,807                   -       2,807
Fayetteville Pavilion, Fayetteville, NC                      272,385      12/01             26,898              20,133       6,765
Southlake Pavilion, Morrow, GA                               525,162      12/01             56,377              39,740      16,637
Steeplechase Plaza, Ocala, FL                                 87,380      12/01              8,647                   -       8,647
Venture Pointev, Duluth, GA                                  334,620      12/01             26,533              13,334      13,199
Sarasota Pavilion, Sarasota, FL                              324,140      01/02             42,100                   -      42,100

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Columbia Promenade, Kissimmee, FL                                   (6)               7,434
K-Mart, Macon, GA                                                    -                9,031
Lowe's Home Improvement Center, Warner Robbins, GA                   -                9,431
West Oaks, Ocoee, FL                                                27               11,248
PETsMART - Chattanooga, Chattanooga, TN                              -                3,103
PETsMART - Daytona Beach, Daytona Beach, FL                          -                3,238
PETsMART - Fredricksburg, Fredricksburg, VA                          -                3,410
Sand Lake Corners, Orlando, FL                                     (90)              22,166
Jo-Ann Fabrics, Alpharetta, GA                                       -                4,911
Woodstock Square, Atlanta, GA                                      (56)              27,540
Chickasaw Trails Shopping Center, Orlando, FL                       14                8,645
Just for Feet - Daytona, Daytona Beach, FL                           4                3,905
Skyview Plaza, Orlando, FL                                         624               21,956
Aberdeen Square, Boynton Beach, FL                                 (30)               6,687
Anderson Central, Anderson, SC                                    (111)              15,752
Brandon Blvd. Shoppes, Brandon, FL                                   5                9,487
Creekwood Crossing, Bradenton, FL                                   96               23,712
Eckerd Drug Store - Greenville, Greenville, SC                     (17)               2,811
Abernathy Square, Atlanta, GA                                      280               24,411
Citrus Hills, Citrus Hills, FL                                     191                6,218
Douglasville Pavilion, Douglasville, GA                           (156)              27,221
Eckerd Drug Store - Spartanburg, Spartanburg, SC                    11                2,818
Fayetteville Pavilion, Fayetteville, NC                          1,285               28,183
Southlake Pavilion, Morrow, GA                                   7,413               63,790
Steeplechase Plaza, Ocala, FL                                      457                9,104
Venture Pointev, Duluth, GA                                       (149)              26,384
Sarasota Pavilion, Sarasota, FL                                    182               42,282

                                                                                   PURCHASE PRICE        MORTGAGE
                                                         NUMBER OF     DATE OF    PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                SQUARE FEET   PURCHASE          FEE            OF PURCHASE        PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                         284,224        01/02            21,762                   -      21,762
Universal Plaza, Lauderhill, FL                              49,816        01/02             9,872                   -       9,872
Hairston Crossing, Decatur, GA                               57,884        02/02             6,630                   -       6,630
Just for Feet - Augusta, Augusta, GA                         22,115        02/02             3,054                   -       3,054
Just For Feet - Covington, Covington, LA                     20,116        02/02             3,447                   -       3,447
Logger Head Junction, Sarasota, FL                            4,711        02/02               665                   -         665
Shoppes of Golden Acres, Newport Richey, FL                  76,371        02/02            10,831                   -      10,831
Newnan Pavilion, Newnan, GA                                 481,004        03/02            33,114                   -      33,114
Eisenhower Crossing I & II, Macon, GA                       403,013  11/01,03/02            43,292                   -      43,292
Acworth Avenue Retail Shopping Center, Acworth, GA           16,130   12/00,3/02             2,834                   -       2,834
Crystal Springs Shopping Center, Crystal Springs, FL         67,021        04/02             7,478                   -       7,478
Eckerd Drug Store - Concord, Concord, NC                     10,908        04/02             2,039                   -       2,039
Eckerd Drug Store - Tega Cay, Tega Cay, SC                   13,824        04/02             2,544                   -       2,544
Melbourne Shopping Center, Melbourne, FL                    209,217        04/02             9,842               5,949       3,893
Riverstone Plaza, Canton, GA                                302,024        04/02            31,943                   -      31,943
Target Center, Columbia, SC                                  79,253        04/02             7,673                   -       7,673
Hampton Point, Taylors, SC                                   58,316        05/02             4,526                   -       4,526
Northpoint Marketplace, Spartanburg, SC                     101,982        05/02             8,269                   -       8,269
Oleander Shopping Center, Wilmington, NC                     51,888        05/02             5,221               3,000       2,221
Sharon Greens, Cumming, GA                                   98,317        05/02            13,062                   -      13,062
Bass Pro Outdoor World, Dania Beach, FL                     165,000        06/02            18,220                   -      18,220
Chesterfield Crossings, Richmond, VA,                        68,898        06/02            10,982                   -      10,982
Circuit City-Rome, Rome, GA                                  33,056        06/02             4,476                   -       4,476
Circuit City-Vero Beach, Vero Beach, FL                      33,243        06/02             5,648                   -       5,648
Hillsboro Square, Deerfield Beach, FL                       145,647        06/02            18,985                   -      18,985
Stonebridge Square, Roswell, GA                             160,104        06/02            19,529                   -      19,529
Ward's Crossing, Lynchburg, VA                               80,918        06/02            11,100                   -      11,100
Circuit City Plaza, Orlando, FL                              78,625        07/02            11,518                   -      11,518
Eckerd Drug Store - Woodruff, Woodruff, SC                   13,824        07/02             2,475                   -       2,475
McFarland Plaza, Tuscaloosa, AL                             221,807        07/02            15,259                   -      15,259

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                             10,181               31,943
Universal Plaza, Lauderhill, FL                                      2                9,874
Hairston Crossing, Decatur, GA                                      34                6,664
Just for Feet - Augusta, Augusta, GA                                 3                3,057
Just For Feet - Covington, Covington, LA                             -                3,447
Logger Head Junction, Sarasota, FL                                   -                  665
Shoppes of Golden Acres, Newport Richey, FL                        101               10,932
Newnan Pavilion, Newnan, GA                                      2,623               35,737
Eisenhower Crossing I & II, Macon, GA                             (286)              43,006
Acworth Avenue Retail Shopping Center, Acworth, GA                  16                2,850
Crystal Springs Shopping Center, Crystal Springs, FL               (2)                7,476
Eckerd Drug Store - Concord, Concord, NC                           156                2,195
Eckerd Drug Store - Tega Cay, Tega Cay, SC                         544                3,088
Melbourne Shopping Center, Melbourne, FL                           935               10,777
Riverstone Plaza, Canton, GA                                       243               32,186
Target Center, Columbia, SC                                         20                7,693
Hampton Point, Taylors, SC                                          55                4,581
Northpoint Marketplace, Spartanburg, SC                           (128)               8,141
Oleander Shopping Center, Wilmington, NC                            12                5,233
Sharon Greens, Cumming, GA                                          79               13,141
Bass Pro Outdoor World, Dania Beach, FL                             16               18,236
Chesterfield Crossings, Richmond, VA,                              723               11,705
Circuit City-Rome, Rome, GA                                          6                4,482
Circuit City-Vero Beach, Vero Beach, FL                              9                5,657
Hillsboro Square, Deerfield Beach, FL                            2,565               21,550
Stonebridge Square, Roswell, GA                                  1,653               21,182
Ward's Crossing, Lynchburg, VA                                     (76)              11,024
Circuit City Plaza, Orlando, FL                                      -               11,518
Eckerd Drug Store - Woodruff, Woodruff, SC                         374                2,849
McFarland Plaza, Tuscaloosa, AL                                     21               15,280

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                               256,523      07/02             38,184                   -      38,184
Walk at Highwoods I, Tampa, FL                               133,940      07/02             23,999                   -      23,999
Eckerd Drug Store - Blackstock, Spartanburg, SC               10,908      08/02              2,723                   -       2,723
Forestdale Plaza, Jamestown, NC                               53,239      08/02              6,670                   -       6,670
Sexton Commons, Fuquay Varina, NC                             49,097      08/02              8,023                   -       8,023
Shoppes at Lake Mary, Lake Mary, FL                           69,843      08/02             11,140                   -      11,140
Wakefield Crossing, Raleigh, NC                               75,929      08/02             10,794                   -      10,794
Circuit City-Cary, Cary, NC                                   27,891      09/02              5,650                   -       5,650
Cox Creek, Florence, AL                                      173,934      09/02             19,231              15,287       3,944
Forest Hills Centre, Wilson, NC                               73,280      09/02              6,675                   -       6,675
Golden Gate, Greensboro, NC                                  153,114      10/02             10,545                   -      10,545
Goldenrod Groves, Orlando, FL                                108,944      10/02              9,177                   -       9,177
City Crossing, Warner Robins, GA                             187,099      11/02             14,644                   -      14,644
Clayton Corners, Clayton, NC                                 125,656      11/02             14,994               9,740       5,254
CompUSA Retail Center, Newport News, VA                       47,134      11/02              7,324                   -       7,324
Duvall Village, Bowie, MD                                     82,522      11/02             13,046                   -      13,046
Gateway Plaza - Jacksonville, Jacksonville, NC               101,682      11/02             11,865                   -      11,865
Harundale Plaza, Glen Burnie, MD                             274,160      11/02             24,752                   -      24,752
Jones Bridge Plaza, Norcross, GA                              83,363      11/02              7,525                   -       7,525
Lakewood Ranch, Bradenton, FL                                 69,472      11/02              9,494               4,400       5,094
North Aiken Bi-Lo Center, Aiken, SC                           59,204      11/02              5,816                   -       5,816
Plant City Crossing, Plant City, FL                           85,252      11/02             10,879                   -      10,879
Presidential Commons, Snellville, GA                         372,149      11/02             45,032              26,113      18,919
Rainbow Foods - Garland, Garland, TX                          70,576      11/02              5,098                   -       5,098
Rainbow Foods - Rowlett, Rowlett, TX                          63,117      11/02              4,604                   -       4,604
River Ridge, Birmingham, AL                                  158,755      11/02             26,492                   -      26,492
Rosedale Shopping Center, Huntersville, NC                    94,248      11/02             19,544              13,300       6,244
Shoppes on the Circle, Dothan, AL                            149,085      11/02             15,013              12,210       2,803
Southlake Shopping Center, Cornelius, NC                     131,247      11/02             13,633               7,962       5,671
Village Square at Golf, Boynton Beach, FL                    134,894      11/02             18,537                   -      18,537

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                                   3,077               41,261
Walk at Highwoods I, Tampa, FL                                      72               24,071
Eckerd Drug Store - Blackstock, Spartanburg, SC                      -                2,723
Forestdale Plaza, Jamestown, NC                                   (114)               6,556
Sexton Commons, Fuquay Varina, NC                                 (129)               7,894
Shoppes at Lake Mary, Lake Mary, FL                                 59               11,199
Wakefield Crossing, Raleigh, NC                                   (182)              10,612
Circuit City-Cary, Cary, NC                                          4                5,654
Cox Creek, Florence, AL                                             31               19,262
Forest Hills Centre, Wilson, NC                                     11                6,686
Golden Gate, Greensboro, NC                                         23               10,568
Goldenrod Groves, Orlando, FL                                      741                9,918
City Crossing, Warner Robins, GA                                 3,204               17,848
Clayton Corners, Clayton, NC                                        (5)              14,989
CompUSA Retail Center, Newport News, VA                              5                7,329
Duvall Village, Bowie, MD                                          369               13,415
Gateway Plaza - Jacksonville, Jacksonville, NC                     (24)              11,841
Harundale Plaza, Glen Burnie, MD                                   (40)              24,712
Jones Bridge Plaza, Norcross, GA                                   401                7,926
Lakewood Ranch, Bradenton, FL                                       39                9,533
North Aiken Bi-Lo Center, Aiken, SC                                 13                5,829
Plant City Crossing, Plant City, FL                                (16)              10,863
Presidential Commons, Snellville, GA                                 6               45,038
Rainbow Foods - Garland, Garland, TX                                 5                5,103
Rainbow Foods - Rowlett, Rowlett, TX                                 2                4,606
River Ridge, Birmingham, AL                                         79               26,571
Rosedale Shopping Center, Huntersville, NC                        (122)              19,422
Shoppes on the Circle, Dothan, AL                                   19               15,032
Southlake Shopping Center, Cornelius, NC                           (15)              13,618
Village Square at Golf, Boynton Beach, FL                         (263)              18,274

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Chatham Crossing, Siler City, NC                              32,000      12/02              3,964                   -       3,964
Columbiana Station, Columbia, SC                             270,649      12/02             46,615                   -      46,615
Gateway Plaza - Conway, Conway, SC                            62,428      12/02              6,295                   -       6,295
Lakeview Plaza, Kissimmee, FL                                 54,788      12/02              6,187               3,613       2,574
Meadowmont Village Center, Chapel Hill, NC                   133,471      12/02             26,808                   -      26,808
Shoppes at Citiside, Charlotte, NC                            75,478      12/02              9,706                   -       9,706
Shoppes at New Tampa, Wesley Chapel, FL                      158,342      12/02             19,196                   -      19,196
Camp Hill Center, Harrisburg, PA                              63,350      01/03              7,786                   -       7,786
Eckerd Drug Store - #5018, Amherst, NY                        10,908      01/03              2,805               1,582       1,223
Eckerd Drug Store - #5661, Buffalo, NY                        12,732      01/03              3,145               1,777       1,368
Eckerd Drug Store - #5786, Dunkirk, NY                        10,908      01/03              1,720                 905         815
Eckerd Drug Store - #5797, Cheektowaga, NY                    10,908      01/03              3,756               1,636       2,120
Eckerd Drug Store - #6007, Connelsville, PA                   10,908      01/03              3,503               1,636       1,867
Eckerd Drug Store - #6036, Pittsburgh, PA                     10,908      01/03              3,840               1,636       2,204
Eckerd Drug Store - #6040, Monroeville,PA                     12,738      01/03              5,430               1,911       3,519
Eckerd Drug Store - #6043, Monroeville,PA                     10,908      01/03              3,315               1,637       1,678
Eckerd Drug Store - #6062, Harborcreek, PA                    10,908      01/03              2,527               1,418       1,109
Eckerd Drug Store - #6089, Weirton, WV                        10,908      01/03              2,472               1,374       1,098
Eckerd Drug Store - #6095, Cheswick, PA                       10,908      01/03              2,791               1,571       1,220
Eckerd Drug Store - #6172, New Castle,PA                      10,908      01/03              2,877               1,636       1,241
Eckerd Drug Store - #6193, Erie, PA                           10,908      01/03              2,919               1,636       1,283
Eckerd Drug Store - #6199, Millcreek, PA                      10,908      01/03              3,729               1,637       2,092
Eckerd Drug Store - #6257, Millcreek, PA                      10,908      01/03              1,444                 640         804
Eckerd Drug Store - #6286, Erie, PA                           10,908      01/03              4,193               1,601       2,592
Eckerd Drug Store - #6334, Erie, PA                           10,908      01/03              2,997               1,636       1,361
Eckerd Drug Store - #6392, Penn, PA                           10,908      01/03              2,949               1,636       1,313
Eckerd Drug Store - #6695, Plum Borough, PA                   10,908      01/03              3,669               1,637       2,032
Eckerd Drug Store - Piedmont, Piedmont, SC                    10,908      01/03              1,968                   -       1,968
Market Square, Douglasville, GA                              121,774      01/03             12,905               8,390       4,515
Springfield Park, Lawrenceville, GA                          105,321      01/03             10,924                   -      10,924

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Chatham Crossing, Siler City, NC                                    16                3,980
Columbiana Station, Columbia, SC                                   193               46,808
Gateway Plaza - Conway, Conway, SC                                   -                6,295
Lakeview Plaza, Kissimmee, FL                                       19                6,206
Meadowmont Village Center, Chapel Hill, NC                        (581)              26,227
Shoppes at Citiside, Charlotte, NC                                 326               10,032
Shoppes at New Tampa, Wesley Chapel, FL                           (266)              18,930
Camp Hill Center, Harrisburg, PA                                     5                7,791
Eckerd Drug Store - #5018, Amherst, NY                               -                2,805
Eckerd Drug Store - #5661, Buffalo, NY                               -                3,145
Eckerd Drug Store - #5786, Dunkirk, NY                               -                1,720
Eckerd Drug Store - #5797, Cheektowaga, NY                          (1)               3,755
Eckerd Drug Store - #6007, Connelsville, PA                          -                3,503
Eckerd Drug Store - #6036, Pittsburgh, PA                           (1)               3,839
Eckerd Drug Store - #6040, Monroeville,PA                           (2)               5,428
Eckerd Drug Store - #6043, Monroeville,PA                            -                3,315
Eckerd Drug Store - #6062, Harborcreek, PA                           -                2,527
Eckerd Drug Store - #6089, Weirton, WV                               -                2,472
Eckerd Drug Store - #6095, Cheswick, PA                              -                2,791
Eckerd Drug Store - #6172, New Castle,PA                             -                2,877
Eckerd Drug Store - #6193, Erie, PA                                  -                2,919
Eckerd Drug Store - #6199, Millcreek, PA                            (1)               3,728
Eckerd Drug Store - #6257, Millcreek, PA                             -                1,444
Eckerd Drug Store - #6286, Erie, PA                                 (1)               4,192
Eckerd Drug Store - #6334, Erie, PA                                  -                2,997
Eckerd Drug Store - #6392, Penn, PA                                  -                2,949
Eckerd Drug Store - #6695, Plum Borough, PA                          -                3,669
Eckerd Drug Store - Piedmont, Piedmont, SC                           5                1,973
Market Square, Douglasville, GA                                    787               13,692
Springfield Park, Lawrenceville, GA                                  5               10,929

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                         109,937      01/03             11,439                   -      11,439
Capital Crossing, Raleigh, NC                                 92,248      02/03              9,984                   -       9,984
Colonial Promenade Bardmore Center, Largo, FL                152,667      02/03             17,151                   -      17,151
Commonwealth Center II, Richmond, VA                         165,382      02/03             22,278                   -      22,278
Concord Crossing, Concord, NC                                 55,930      02/03              5,331                   -       5,331
Fountains, Plantation, FL                                    408,807      02/03             44,412                   -      44,412
Marketplace at Mill Creek, Buford, GA                        398,407      02/03             50,118                   -      50,118
Monroe Shopping Center, Monroe, NC                            45,080      02/03              3,548                   -       3,548
Oakley Plaza, Asheville, NC                                  118,727      02/03              9,469                   -       9,469
Overlook at King of Prussia, King of Prussia, PA             186,980      02/03             57,045              30,000      27,045
Paraiso Plaza, Hialeah, FL                                    61,012      02/03              9,481                   -       9,481
Publix Brooker Creek, Palm Harbor, FL                         77,596      02/03              8,719               4,468       4,251
Sheridan Square, Dania, FL                                    67,425      02/03              7,586                   -       7,586
Stonecrest Marketplace, Lithonia, GA                         264,447      02/03             34,742                   -      34,742
Suwanee Crossroads, Suwanee, GA                               69,500      02/03             12,068                   -      12,068
Windsor Court Shopping Center, Windsor Court, CT              78,480      02/03             14,639                   -      14,639
Downtown Short Pump, Richmond, VA                            125,553      03/03             33,515                   -      33,515
Valley Park Commons, Hagerstown, MD                           89,579      03/03             11,317                   -      11,317
Eckerd - Perry Creek, Perry Creek, NC                         10,908      09/02              2,795                   -       2,795
Village Center, Mt. Pleasant, WI                             217,103      03/03             23,987                   -      23,987
Watercolor Crossing, Tallahassee, FL                          43,200      03/03              5,485                   -       5,485
Bi-Lo - Southern Pines, Southern Pines, NC                    57,404      04/03              8,127                   -       8,127
Creeks at Virginia Center, Richmond, VA                      266,266      04/03             39,458              27,804      11,654
Flamingo Falls, Pembroke Pines, FL                           108,565      04/03             23,946                   -      23,946
Glenmark Shopping Center, Morgantown, WV                     122,167      04/03             12,982                   -      12,982
River Run, Miramar, FL                                        93,643      04/03             11,638                   -      11,638
Westside Centre Shopping Center, Huntsville, AL              490,784      04/03             46,015              39,350       6,665
440 Commons, Jersey City, NJ                                 162,533      05/03             18,046                   -      18,046
Barrett Pavilion, Kennesaw, GA                               460,755      05/03             80,183                   -      80,183
Bi-Lo - Asheville, Asheville, NC                              54,319      05/03              7,727                   -       7,727

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                              (248)             11,191
Capital Crossing, Raleigh, NC                                       14               9,998
Colonial Promenade Bardmore Center, Largo, FL                       45              17,196
Commonwealth Center II, Richmond, VA                              (133)             22,145
Concord Crossing, Concord, NC                                        5               5,336
Fountains, Plantation, FL                                            -              44,412
Marketplace at Mill Creek, Buford, GA                               50              50,168
Monroe Shopping Center, Monroe, NC                                   5               3,553
Oakley Plaza, Asheville, NC                                          4               9,473
Overlook at King of Prussia, King of Prussia, PA                    15              57,060
Paraiso Plaza, Hialeah, FL                                          26               9,507
Publix Brooker Creek, Palm Harbor, FL                              146               8,865
Sheridan Square, Dania, FL                                          23               7,609
Stonecrest Marketplace, Lithonia, GA                              (115)             34,627
Suwanee Crossroads, Suwanee, GA                                    (69)             11,999
Windsor Court Shopping Center, Windsor Court, CT                    10              14,649
Downtown Short Pump, Richmond, VA                                 (147)             33,368
Valley Park Commons, Hagerstown, MD                                 12              11,329
Eckerd - Perry Creek, Perry Creek, NC                              (66)              2,729
Village Center, Mt. Pleasant, WI                                   (33)             23,954
Watercolor Crossing, Tallahassee, FL                                 -               5,485
Bi-Lo - Southern Pines, Southern Pines, NC                         (62)              8,065
Creeks at Virginia Center, Richmond, VA                          1,608              41,066
Flamingo Falls, Pembroke Pines, FL                                   -              23,946
Glenmark Shopping Center, Morgantown, WV                           335              13,317
River Run, Miramar, FL                                              (5)             11,633
Westside Centre Shopping Center, Huntsville, AL                  2,035              48,050
440 Commons, Jersey City, NJ                                         9              18,055
Barrett Pavilion, Kennesaw, GA                                     (51)             80,132
Bi-Lo - Asheville, Asheville, NC                                    (1)              7,726

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                            61,705      05/03             11,836                   -      11,836
Bi-Lo - Sylvania, Sylvania, GA                                36,000      05/03              4,407                   -       4,407
Birkdale Village, Charlotte, NC                              653,983      05/03             96,410                   -      96,410
BJ'S Wholesale Club, Charlotte, NC                            99,792      05/03             13,025                   -      13,025
Brick Center Plaza, Brick, NJ                                114,028      05/03             19,451                   -      19,451
East Hanover Plaza, East Hanover, NJ                         122,028      05/03             17,312                   -      17,312
Eckerd Drug Store - #0234, Marietta, GA                       10,880      05/03              2,044               1,161         883
Eckerd Drug Store - #0444, Gainesville, GA                    10,594      05/03              1,986               1,129         857
Eckerd Drug Store - #0818, Ft. Worth, TX                      10,908      05/03              2,691               1,540       1,151
Eckerd Drug Store - #0862, Wichita Falls, TX                   9,504      05/03              2,087               1,203         884
Eckerd Drug Store - #0943, Richardson, TX                     10,560      05/03              2,354               1,338       1,016
Eckerd Drug Store - #0963, Richardson, TX                     10,560      05/03              2,313               1,316         997
Eckerd Drug Store - #0968, Wichita Falls, TX                   9,504      05/03              1,837               1,036         801
Eckerd Drug Store - #0980, Dallas, TX                          9,504      05/03              1,917               1,097         820
Eckerd Drug Store - #2320, Snellville, GA                     10,594      05/03              2,230               1,271         959
Eckerd Drug Store - #2506, Dallas, TX                          9,504      05/03              2,073               1,177         896
Eckerd Drug Store - #3072, Richland Hills, TX                 10,908      05/03              2,663               1,521       1,142
Eckerd Drug Store - #3152, Lake Worth, TX                      9,504      05/03              1,805               1,021         784
Eckerd Drug Store - #3169, River Oaks, TX                     10,908      05/03              2,705               1,546       1,159
Eckerd Drug Store - #3192, Tyler, TX                           9,504      05/03              1,495                 845         650
Eckerd Drug Store - #3338, Kissimmee, FL                      10,880      05/03              2,479               1,407       1,072
Eckerd Drug Store - #3350, Oklahoma City, OK                   9,504      05/03              1,776               1,005         771
Eckerd Drug Store - #3363, Ft. Worth, TX                       9,504      05/03              1,661                 941         720
Eckerd Drug Store - #3449, Lawrenceville, GA                   9,504      05/03              2,061                   -       2,061
Eckerd Drug Store - #3528, Plano, TX                          10,908      05/03              2,535               1,445       1,090
Edgewater Town Center, Edgewater, NJ                          77,446      05/03             27,030                   -      27,030
Goody's Shopping Center, Augusta, GA                          22,560      05/03              2,051                   -       2,051
Heritage Pavilion, Smyrna, GA                                262,961      05/03             40,013                   -      40,013
Hiram Pavilion, Hiram, GA                                    363,618      05/03             36,787                   -      36,787
Killearn Shopping Center, Tallahassee, FL                     94,547      05/03             10,945               4,041       6,904

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                                  10               11,846
Bi-Lo - Sylvania, Sylvania, GA                                       2                4,409
Birkdale Village, Charlotte, NC                                   (897)              95,513
BJ'S Wholesale Club, Charlotte, NC                                   1               13,026
Brick Center Plaza, Brick, NJ                                       13               19,464
East Hanover Plaza, East Hanover, NJ                                 5               17,317
Eckerd Drug Store - #0234, Marietta, GA                              4                2,048
Eckerd Drug Store - #0444, Gainesville, GA                           4                1,990
Eckerd Drug Store - #0818, Ft. Worth, TX                             4                2,695
Eckerd Drug Store - #0862, Wichita Falls, TX                         4                2,091
Eckerd Drug Store - #0943, Richardson, TX                            4                2,358
Eckerd Drug Store - #0963, Richardson, TX                            4                2,317
Eckerd Drug Store - #0968, Wichita Falls, TX                         4                1,841
Eckerd Drug Store - #0980, Dallas, TX                                4                1,921
Eckerd Drug Store - #2320, Snellville, GA                            4                2,234
Eckerd Drug Store - #2506, Dallas, TX                                4                2,077
Eckerd Drug Store - #3072, Richland Hills, TX                        4                2,667
Eckerd Drug Store - #3152, Lake Worth, TX                            4                1,809
Eckerd Drug Store - #3169, River Oaks, TX                            4                2,709
Eckerd Drug Store - #3192, Tyler, TX                                 4                1,499
Eckerd Drug Store - #3338, Kissimmee, FL                             4                2,483
Eckerd Drug Store - #3350, Oklahoma City, OK                         4                1,780
Eckerd Drug Store - #3363, Ft. Worth, TX                             4                1,665
Eckerd Drug Store - #3449, Lawrenceville, GA                         4                2,065
Eckerd Drug Store - #3528, Plano, TX                                 4                2,539
Edgewater Town Center, Edgewater, NJ                                11               27,041
Goody's Shopping Center, Augusta, GA                                 -                2,051
Heritage Pavilion, Smyrna, GA                                        4               40,017
Hiram Pavilion, Hiram, GA                                        1,559               38,346
Killearn Shopping Center, Tallahassee, FL                           80               11,025

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                    227,209      05/03             26,858                   -      26,858
North Hill Commons, Anderson, SC                              42,942      05/03              4,541                   -       4,541
Sandy Plains Village, Roswell, GA                            175,035      05/03             18,055                   -      18,055
Shoppes at Paradise Pointe, Ft Walton Beach, FL               84,070      05/03             11,591                   -      11,591
Sony Theatre Complex, East Hanover, NJ                        70,549      05/03             12,068                   -      12,068
Town & Country, Knoxville, TN                                639,135      05/03             49,812                   -      49,812
Village Crossing, Skokie, IL                                 427,722      05/03             69,443                   -      69,443
West Falls Plaza, West Paterson, NJ                           88,913      05/03             20,980                   -      20,980
CostCo Plaza, White Marsh, MD                                209,841      06/03             16,857                   -      16,857
Denbigh Village Shopping Center, Newport News, VA            311,583      06/03             20,855                   -      20,855
Shoppes at Lake Dow, McDonough, GA                            73,271      06/03             11,014                   -      11,014
Willoughby Hills Shopping Center, Willoughby Hills, OH       359,414      06/03             37,705              14,480      23,225
Cascades Marketplace, Sterling, VA                            98,532      07/03             16,840                   -      16,840
Fayette Pavilion III, Fayetteville, GA                       619,856      07/03             46,308                   -      46,308
Northlake Commons, Palm Beach Gardens, FL                    143,955      07/03             21,643                   -      21,643
Route 22 Retail Shopping Center, Union, NJ                   110,453      07/03             19,054              11,355       7,699
Vision Works, Plantation, FL                                   6,891      07/03              1,732                   -       1,732
Bellevue Place Shopping Center, Nashville, TN                 77,249      08/03             10,884                   -      10,884
Camfield Corners, Charlotte, NC                               69,887      08/03              9,339                   -       9,339
Kensington Place, Murfreesboro, TN                            70,624      08/03              7,167                   -       7,167
Largo Town Center, Upper Marlboro, MD                        270,310      08/03             30,947                   -      30,947
Naugatuck Valley Shopping Center, Waterbury, CT              383,332      08/03             50,452                   -      50,452
Riverdale Shops, West Springfield, MA                        273,928      08/03             42,055                   -      42,055
Spring Mall Center, Springfield, VA                           56,511      08/03             10,481                   -      10,481
Walgreen's, Port Huron, MI                                    14,998      08/03              4,368                   -       4,368
Bank First, Winter Park, FL                                    3,348      09/03                723                   -         723
Carlisle Commons, Carlisle, PA                               393,023      09/03             39,635                   -      39,635
Circuit City - Culver City, Culver City, CA                   32,873      09/03              8,781                   -       8,781
Circuit City - Highland Ranch, Highland Ranch, CO             43,480      09/03              5,628                   -       5,628
Circuit City - Olympia, Olympia, WA                           35,776      09/03              5,632                   -       5,632

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                          265               27,123
North Hill Commons, Anderson, SC                                     1                4,542
Sandy Plains Village, Roswell, GA                                   84               18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL                    (94)              11,497
Sony Theatre Complex, East Hanover, NJ                               5               12,073
Town & Country, Knoxville, TN                                    1,397               51,209
Village Crossing, Skokie, IL                                     6,001               75,444
West Falls Plaza, West Paterson, NJ                                  5               20,985
CostCo Plaza, White Marsh, MD                                        5               16,862
Denbigh Village Shopping Center, Newport News, VA                 (106)              20,749
Shoppes at Lake Dow, McDonough, GA                                 (68)              10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH              22               37,727
Cascades Marketplace, Sterling, VA                                   5               16,845
Fayette Pavilion III, Fayetteville, GA                           2,540               48,848
Northlake Commons, Palm Beach Gardens, FL                          523               22,166
Route 22 Retail Shopping Center, Union, NJ                           -               19,054
Vision Works, Plantation, FL                                         6                1,738
Bellevue Place Shopping Center, Nashville, TN                        5               10,889
Camfield Corners, Charlotte, NC                                      2                9,341
Kensington Place, Murfreesboro, TN                                   -                7,167
Largo Town Center, Upper Marlboro, MD                                7               30,954
Naugatuck Valley Shopping Center, Waterbury, CT                      8               50,460
Riverdale Shops, West Springfield, MA                               34               42,089
Spring Mall Center, Springfield, VA                                  2               10,483
Walgreen's, Port Huron, MI                                           9                4,377
Bank First, Winter Park, FL                                          8                  731
Carlisle Commons, Carlisle, PA                                      10               39,645
Circuit City - Culver City, Culver City, CA                          4                8,785
Circuit City - Highland Ranch, Highland Ranch, CO                    3                5,631
Circuit City - Olympia, Olympia, WA                                  3                5,635

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                    791,373      09/03             88,521                   -      88,521
Kroger - Cincinnati, Cincinnati, OH                           56,634      09/03              7,431                   -       7,431
Kroger - Grand Prairie, Grand Prairie, TX                     64,522      09/03              5,793                   -       5,793
Kroger - Westchester, Westchester, OH                         56,083      09/03              4,670                   -       4,670
Lowe's Home Improvement - Baytown, Baytown, TX               125,357      09/03             11,478                   -      11,478
Lowe's Home Improvement - Cullman, Cullman, AL               101,287      09/03              8,960                   -       8,960
Lowe's Home Improvement - Houston, Houston, TX               131,644      09/03             12,050                   -      12,050
Lowe's Home Improvement - Steubenville, Steubenville, OH     130,497      09/03             11,442                   -      11,442
Southwood Plantation, Tallahassee, FL                         62,700      10/02              7,738                   -       7,738
Super Wal-Mart - Alliance, Alliance, OH                      200,084      09/03             15,879                   -      15,879
Super Wal-Mart - Greenville, Greenville, SC                  200,084      09/03             16,971                   -      16,971
Super Wal-Mart - Winston-Salem, Winston-Salem, NC            204,931      09/03             18,721                   -      18,721
Eckerd - Gaffney, Gaffney, SC                                 13,813      12/02              2,374                   -       2,374
Wal-Mart/Sam's Club, Worcester, MA                           107,929      09/03             11,194                   -      11,194
Bi-Lo at Northside Plaza, Greenwood, SC                       41,581      10/03              4,069                   -       4,069
Cedar Springs Crossing, Spartanburg, SC                       86,581      10/03             10,191                   -      10,191
Clearwater Crossing, Flowery Branch, GA                       90,566      10/03             13,303                   -      13,303
Cortez Plaza, Bradenton, FL                                  286,610      10/03             26,819              16,828       9,991
Houston Square, Warner Robins, GA                             60,799      10/03              5,214                   -       5,214
Lexington Place, Lexington, SC                                83,167      10/03              8,481                   -       8,481
Manchester Broad Street, Manchester, CT                       68,509      10/03             13,119                   -      13,119
Plaza Del Paraiso, Miami, FL                                  82,442      10/03             15,417                   -      15,417
Seekonk Town Center, Seekonk, MA                              80,713      10/03             11,068                   -      11,068
Shoppes of Ellenwood, Ellenwood, GA                           67,721      10/03             10,703                   -      10,703
Shoppes of Lithia, Brandon, FL                                71,430      10/03             12,926                   -      12,926
Crossroads Plaza, Lumberton, NJ                               89,627      11/03             18,232                   -      18,232
Hilliard Rome, Columbus, OH                                  110,772      11/03             17,171              11,883       5,288
Loisdale Center, Springfield, VA                             120,742      11/03             29,051                   -      29,051
Middletown Village, Middletown, RI                            98,161      11/03             17,871                   -      17,871
Shoppes at Oliver's Crossing, Winston-Salem, NC               76,512      11/03             10,386                   -      10,386

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                         (357)              88,164
Kroger - Cincinnati, Cincinnati, OH                                  3                7,434
Kroger - Grand Prairie, Grand Prairie, TX                            7                5,800
Kroger - Westchester, Westchester, OH                                3                4,673
Lowe's Home Improvement - Baytown, Baytown, TX                       7               11,485
Lowe's Home Improvement - Cullman, Cullman, AL                       3                8,963
Lowe's Home Improvement - Houston, Houston, TX                       7               12,057
Lowe's Home Improvement - Steubenville, Steubenville, OH             3               11,445
Southwood Plantation, Tallahassee, FL                                4                7,742
Super Wal-Mart - Alliance, Alliance, OH                              3               15,882
Super Wal-Mart - Greenville, Greenville, SC                          3               16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC                    3               18,724
Eckerd - Gaffney, Gaffney, SC                                      502                2,876
Wal-Mart/Sam's Club, Worcester, MA                                   3               11,197
Bi-Lo at Northside Plaza, Greenwood, SC                              -                4,069
Cedar Springs Crossing, Spartanburg, SC                              -               10,191
Clearwater Crossing, Flowery Branch, GA                              -               13,303
Cortez Plaza, Bradenton, FL                                      1,854               28,673
Houston Square, Warner Robins, GA                                    -                5,214
Lexington Place, Lexington, SC                                       -                8,481
Manchester Broad Street, Manchester, CT                              -               13,119
Plaza Del Paraiso, Miami, FL                                         -               15,417
Seekonk Town Center, Seekonk, MA                                     -               11,068
Shoppes of Ellenwood, Ellenwood, GA                                  -               10,703
Shoppes of Lithia, Brandon, FL                                       -               12,926
Crossroads Plaza, Lumberton, NJ                                      -               18,232
Hilliard Rome, Columbus, OH                                        231               17,402
Loisdale Center, Springfield, VA                                     -               29,051
Middletown Village, Middletown, RI                                   -               17,871
Shoppes at Oliver's Crossing, Winston-Salem, NC                      -               10,386

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE          FEE            OF PURCHASE       PAYMENT
----------------------------------------------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                             46,150      11/03              3,442                   -       3,442
Waterfront Marketplace/Town Center, Homestead, PA            755,407      11/03            113,024              72,035      40,989
Winslow Bay Commons, Mooresville, NC                         255,598      11/03             42,132                   -      42,132
Albertson's at Bloomingdale Hills, Brandon, FL                78,686      12/03              5,856                   -       5,856
Oak Summit, Winston-Salem, NC                                142,739      12/03             13,666                   -      13,666
Paradise Place, West Palm Beach, FL                           69,620      12/03             11,688                   -      11,688
Pointe at Tampa Plams, Tampa, FL                              20,258      12/03              5,282                   -       5,282
Southhampton Village, Tyrone, GA                              77,900      11/02             10,610                   -      10,610
Shoppes on the Ridge                                          91,165      12/02             11,422                   -      11,422
                                                         -------------------------------------------------------------------------
  Total for 2001 through 2003 acquisitions                29,573,733                     3,653,755             497,556   3,156,199
                                                         =========================================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                           N/A      07/03                203                   -         203
Fountains, Plantation, FL                                        N/A      02/03              2,664                   -       2,664
Hiram Pavilion, Hiram, GA                                        N/A      05/03                695                   -         695
Northlake Commons, Palm Beach Gardens, FL                        N/A      07/03                640                   -         640
Redbud Commons Gastonia, NC                                      N/A      06/03              5,101                   -       5,101
Shoppes of Golden Acres II, Newport Richey, FL                   N/A      02/02                189                   -         189
Southhampton Village, Tyrone, GA                                 N/A      11/02                 62                   -          62
Southlake Pavilion, Morrow, GA                                   N/A      12/01                702                   -         702
Turkey Creek II, Knoxville, TN                                   N/A      01/02              1,317                   -       1,317
Watercolor Crossing, Tallahassee, FL                             N/A      03/03              1,028                   -       1,028
Westside Center, Huntsville, AL                                  N/A      04/03              4,888                   -       4,888
                                                         -------------------------------------------------------------------------
  Total for Development projects at 12/31/03                       -                        17,489                   -      17,489
                                                         =========================================================================

                                                         -------------------------------------------------------------------------
GRAND TOTAL                                               31,875,622                     3,935,930             529,516   3,406,414
                                                         =========================================================================

                                                           OTHER CASH
                                                          EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                                 CAPITALIZED (A)       COST(B)
-------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                                    -                3,442
Waterfront Marketplace/Town Center, Homestead, PA                4,694              117,718
Winslow Bay Commons, Mooresville, NC                                 -               42,132
Albertson's at Bloomingdale Hills, Brandon, FL                       -                5,856
Oak Summit, Winston-Salem, NC                                        -               13,666
Paradise Place, West Palm Beach, FL                                  -               11,688
Pointe at Tampa Plams, Tampa, FL                                     -                5,282
Southhampton Village, Tyrone, GA                                     -               10,610
Shoppes on the Ridge                                                 -               11,422
                                                         ----------------------------------
  Total for 2001 through 2003 acquisitions                      59,541            3,713,296
                                                         ==================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                               -                  203
Fountains, Plantation, FL                                            -                2,664
Hiram Pavilion, Hiram, GA                                            -                  695
Northlake Commons, Palm Beach Gardens, FL                            -                  640
Redbud Commons Gastonia, NC                                          -                5,101
Shoppes of Golden Acres II, Newport Richey, FL                       -                  189
Southhampton Village, Tyrone, GA                                     -                   62
Southlake Pavilion, Morrow, GA                                       -                  702
Turkey Creek II, Knoxville, TN                                       -                1,317
Watercolor Crossing, Tallahassee, FL                                 -                1,028
Westside Center, Huntsville, AL                                      -                4,888
                                                         ----------------------------------
  Total for Development projects at 12/31/03                         -               17,489
                                                         ==================================

                                                         ----------------------------------
GRAND TOTAL                                                     64,085            4,000,015
                                                         ==================================

                      ACQUISITION OF PROPERTIES BY PROGRAMS

                                NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 6 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 13th day of October, 2004.


                              INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.


                              By:/s/ Robert D. Parks
                                -------------------------------------------
                                  Robert D. Parks
                                  President, Chief Executive Officer and
                                  Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       NAME                                          CAPACITY                                DATE
                       ----                                          --------                                ----
/s/ Robert D. Parks                                 Chairman and Director                              October 13, 2004
---------------------------------------
Robert D. Parks

/s/ Steven P. Grimes                                Treasurer and Principal financial officer          October 13, 2004
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Steven P. Grimes

/s/ Lori J. Foust                                   Principal accounting officer                       October 13, 2004
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Lori J. Foust

/s/ Brenda G. Gujral                                Director                                           October 13, 2004
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Brenda G. Gujral

                                                    Independent Director                               October 13, 2004
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Frank Catalano

                                                    Independent Director                               October 13, 2004
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Ken Beard

                                                    Independent Director                               October 13, 2004
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Paul R. Gauvreau

                                                    Independent Director                               October 13, 2004
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Gerald M. Gorski

                                                    Independent Director                               October 13, 2004
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Barbara A. Murphy


/s/ Roberta S. Matlin
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* Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.